EXHIBIT 10.1

CREDIT AGREEMENT
among
AMERICAN COMMERCIAL LINES LLC,
JEFFBOAT LLC,
ACL TRANSPORTATION SERVICES LLC,
and
THE LENDERS NAMED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Security Trustee, Lead Arranger, L/C Issuer, Swing Line Lender and
Sole Bookrunner,
BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents,
and
FORTIS CAPITAL CORP.
and
LASALLE BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents
Dated as of April 27, 2007

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

-iii-

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT, dated as of April 27, 2007, is entered into by and among: (1) AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (“ACL”), JEFFBOAT LLC, a Delaware limited liability company (“Jeffboat”), and ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party to this Agreement from time to time (each a “Lender” and collectively, the “Lenders”); (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”)), as security trustee (in such capacity, the “Security Trustee”), as lead arranger (in such capacity, the “Lead Arranger”), as sole bookrunner, as L/C Issuer and as Swing Line Lender; (4) BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as co-syndication agents (in such capacity, the “Co-Syndication Agents”) and (5) FORTIS CAPITAL CORP. and LASALLE BANK NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, the “Co-Documentation Agents”).
RECITALS
     A. The Borrowers have requested that the Lenders provide the credit facility set forth in this Agreement to the Borrowers.
     B. The Lenders are willing to provide such credit facility upon the terms and subject to the conditions set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:
ARTICLE I. INTERPRETATION.
     1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.
     “ACL” shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.
     “ACLTS” shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.
     “Acquired Person” shall mean a Proposed Target that is the subject of a Permitted Acquisition after the Closing Date.
     “Acquired Portion” shall have the meaning given to that term in Section 2.01(b)(v).

     “Adjusted EBITDA” shall mean with respect to the Loan Parties, for any period, (a) Net Income for such period, plus (without duplication) (b) to the extent deducted in determining such Net Income for such period, the sum of the following for such period: (i) Interest Expense for such period, (ii) expense for income taxes for such period, (iii) depreciation and amortization for such period, (iv) non-recurring costs or expenses incurred during such period with respect to a permitted financing or refinancing, Permitted Acquisition or other acquisition approved by the Required Lenders, (v) an amount equal to the non-cash, share-based compensation deducted in accordance with SFAS 123 for such period, (vi) extraordinary non-cash losses or charges for such period (including non-cash transaction expenses, the amortization of debt discounts, losses from impairment of tangible or intangible assets, translation gains or losses) and (vii) additional add backs as may be agreed to in writing by the Administrative Agent (in its sole discretion without the consent of the Required Lenders for any such additional add backs up to $5,000,000 in the aggregate, and otherwise with the consent of the Required Lenders in their reasonable discretion)), and minus (without duplication) (c) to the extent added in determining such Net Income for such period, the sum of the following for such period: (i) extraordinary gains realized during such period and (ii) any non-cash income or non-cash gains during such period, all calculated for the Loan Parties on a consolidated basis, in accordance with GAAP; provided that Adjusted EBITDA of a Joint Venture that is not a wholly-owned Subsidiary shall be included at the amount of the Adjusted EBITDA of such Joint Venture times the Loan Parties’ percentage ownership interest of any such Joint Venture. Pro forma credit shall be given for an Acquired Person’s Adjusted EBITDA as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period.
     “Administrative Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.
     “Administrative Agent’s Fee Letter” shall mean the letter agreement dated as of March 28, 2007, between Parent and the Administrative Agent regarding certain fees payable by the Borrowers to the Administrative Agent as expressly indicated therein.
     “Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, fifteen percent (15%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, managers, joint venturers and partners; provided, however, that in no case shall the Administrative Agent, the Security Trustee or any Lender be deemed to be an Affiliate of any Loan Party for purposes of this Agreement. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” shall mean this Credit Agreement.
     “Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other

Governmental Rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.
     “Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its Euro-Dollar Lending Office.
     “Applicable Margin” shall mean, with respect to each Loan (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i)), the per annum margin which is determined pursuant to the Pricing Grid. The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.
     “Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Assignee Lender” shall have the meaning given to that term in Section 8.05(c).
     “Assignment” shall have the meaning given to that term in Section 8.05(c).
     “Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).
     “Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.
     “Assignor Lender” shall have the meaning given to that term in Section 8.05(c).
     “Base Rate” shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).
     “Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (i) of Section 2.01(d).
     “Borrower” and “Borrowers” shall have the meaning given to such terms in clause (1) of the introductory paragraph hereof.
     “Borrowing” shall mean a Revolving Loan Borrowing or a Swing Line Borrowing, as the context may require.
     “Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in New York, New York and (b) if such Business Day is related to a LIBOR Loan, dealings in Dollar deposits are carried out in the London interbank market.
     “Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).
     “Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such

Person that is required by GAAP to be reported as a non-current asset on such Person’s balance sheet.
     “Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets (including renewals, improvements and replacements, but excluding repairs in the ordinary course that are expensed) computed in accordance with GAAP (including all amounts paid or accrued on Capital Leases and other Indebtedness incurred or assumed to acquire Capital Assets).
     “Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.
     “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral subject to a first priority security interest securing the Obligations, cash or deposit account balances in an amount equal to the L/C Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.
     “Cash Equivalents” shall mean:
          (a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;
          (b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by, or normal business bank accounts with, a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;
          (c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof; provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;
          (d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or

P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations; and
          (e) Shares of any money market, mutual or similar fund that has all or at least 90% of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above.
     “Change of Control” shall mean the occurrence of any one or more of the following:
          (a) The acquisition after the Closing Date of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Securities representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of any Loan Party, or
          (b) The occupation after the Closing Date of a majority of the seats (other than vacant seats) on the board of directors or other governing body of any Loan Party by persons who were neither (i) nominated by the board of directors or other governing body of such Loan Party nor (ii) appointed by directors or members of such other or other governing body so nominated, or
          (c) The acquisition after the Closing Date of direct or indirect control of any Loan Party by any person or group, or
          (d) Parent shall cease to (i) beneficially own and control, directly or indirectly, one hundred percent (100%) of the Equity Securities of Commercial Barge Line Company or a Borrower or (ii) control the board of directors of such Borrower or any other governing body of Commercial Barge Line Company or such Borrower, or
          (e) The Loan Parties shall cease to own directly or indirectly one hundred percent (100%) of the Equity Securities of any Subsidiary of a Borrower, or
          (f) A Loan Party merges or consolidates with or into any other Person (other than another Loan Party to the extent permitted in this Agreement), with the effect that immediately after such transaction the stockholders of such Loan Party immediately prior to such transaction hold less than 75% of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction, or
          (g) All or substantially all of the assets of a Loan Party are sold in a single transaction or series or related transactions to any Person other than another Loan Party, or
          (h) A “change of control” or “change in control” as defined in any document governing Indebtedness of any Loan Party which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof.
          For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
     “Change of Law” shall have the meaning given to that term in Section 2.11(b).
     “Closing Date” shall mean the time and Business Day on which all conditions precedent in Section 3.01 have been satisfied or waived.
     “Co-Documentation Agents” shall have the meaning given to that term in clause (5) of the introductory paragraph hereof.
     “Collateral” shall mean all property in which the Administrative Agent, the Security Trustee or any Lender has a Lien to secure the Obligations or the Guaranty.
     “Commercial Letter of Credit” shall mean any documentary letter of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.
     “Commitment Fee” shall have the meaning given to that term in Section 2.05(b).
     “Commitment Fee Percentage” shall mean, with respect to the Revolving Loan Commitments at any time, the per annum percentage which is used to calculate Commitment Fees for such Revolving Loan Commitments determined pursuant to the Pricing Grid.
     “Communications” shall have the meaning set forth in Section 8.01(b).
     “Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).
     “Confidential Information” shall mean information delivered to any Lender or the Administrative Agent by or on behalf of any Loan Party pursuant to the Credit Documents that is proprietary in nature and that is clearly marked or labeled as being confidential information of such Loan Party and financial statements and information provided pursuant to Section 5.02(d)(ii)(E); provided; however, that such term does not include information that (a) was publicly known or otherwise known to the receiving party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the receiving party or any person acting on its behalf, (c) otherwise becomes known to the receiving party other than through disclosure by any Loan Party or (d) constitutes financial statements delivered to the Lenders and the Administrative Agent under Section 5.01(a) that are otherwise publicly available.
     “Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that

Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture where there is direct recourse against such Person, or (iii) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof (which in the case of contingent indemnity obligations shall be deemed to be zero except to the extent a claim is made or such Person is otherwise required to perform such obligations), and shall, with respect to item (b)(iii) of this definition be marked to market on a current basis.
     “Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, or any other material instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.
     “Control Agreement” a control agreement among a Borrower or a Guarantor, a depository bank or securities intermediary, as the case may be, and the Administrative Agent, substantially in the form of Exhibit N or in such other form as shall be acceptable to the Administrative Agent.
     “Co-Syndication Agents” shall have the meaning given to that term in clause (4) of the introductory paragraph hereof.
     “Credit Documents” shall mean and include this Agreement, the Notes, the Guaranty, the Security Documents, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, all Lender Rate Contracts, the Perfection Certificate, the Environmental Indemnity Agreement, the NRG Intercreditor Agreement, the Administrative Agent’s Fee Letter, all other documents, instruments and agreements delivered to the Administrative Agent, the Security Trustee or any Lender pursuant to Section 3.01 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent, the Security Trustee or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.
     “Credit Event” shall mean the making of any Loan (including a Swing Line Loan); the making of an L/C Credit Extension; the conversion of any Loan into a LIBOR Loan; or the selection of a new Interest Period for any LIBOR Loan.
     “Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.
     “Decreasing Lender” shall have the meaning given to that term in Section 2.01(b)(v).

     “Default” shall mean any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.
     “Default Rate” shall have the meaning given to that term in Section 2.07(c).
     “Defaulting Lender” shall mean a Lender that (a) has failed to fund its portion of any Borrowing, any participations in Letters of Credit or participations in Swing Line Loans required to be funded by it under this Agreement and has continued in such failure for three Business Days after written notice from the Administrative Agent, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a receivership, bankruptcy or insolvency proceeding.
     “Designated Person” shall mean any Person who (i) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (ii) (A) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (B) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (iii)(X) is an agency of the government of a country, (Y) an organization controlled by a country, or (Z) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.
     “Distributions” shall mean the declaration or (without duplication) payment of any distributions or dividends (in cash, property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any membership interests or shares of any class of Equity Securities of any Loan Party or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments, where the amount is calculated with reference to the fair market or equity value of any Loan Party), but excluding distributions or dividends payable solely in membership interests or shares of common stock of any Loan Party.
     “Dollars” and “$” shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.
     “Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(b) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative

Agent as the office at which such Lender’s Base Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans will thereafter be made.
     “Domestic Subsidiary” shall mean each direct or indirect Subsidiary of Parent, Commercial Barge Line Company or a Borrower which is organized under the laws of the United States of America or any state thereof or the District of Columbia.
     “Due Inquiry” shall mean any and all inquiry, investigation and analysis which a reasonably prudent Person would undertake and complete with diligence with the intent of coming to as complete an understanding as reasonably practical of facts or circumstances, and shall include, but shall not be limited to, a review of relevant records in such Person’s possession and inquiry of appropriate employees, officers and directors of such Person’s company.
     “Effective Amount” shall mean (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (A) any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans and (B) with respect to Swing Line Loans, any risk participation amongst the Lenders, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
     “Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, or (iii) a Person that is primarily engaged in the business of commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any Affiliate of a Loan Party.
     “Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys’ fees and consultants’ fees, that are incurred at any time (a) as a result of the existence of any Hazardous Material upon, about or beneath any real property owned by any Loan Party or migrating or threatening to migrate to or from any such real property, (b) arising from any investigation, proceeding or remediation of any location at which the Loan Parties or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, (c) arising in any manner whatsoever out of any violation of

Environmental Laws by any Loan Party or with respect to any Vessel or real property owned or used by any Loan Party, (d) as a result of the existence of any Hazardous Material upon, about or released from (i) any Vessel or (ii) any vessel (other than a Vessel) which is involved in any collision or other accident between a Vessel and such other vessel or (e) as a result of any incident of navigation or operation.
     “Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement, dated as of the date hereof, by the Borrowers and Guarantors in favor of the Administrative Agent, the Security Trustee and the Lenders.
     “Environmental Laws” shall mean all Governmental Rules and Governmental Authorizations relating to the preservation or protection of human health and safety and the environment, including without limitation, the common law as it establishes standards of conduct and duties of care, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Oil Pollution Act, 33 U.S.C. Section 2702 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., each as amended; and including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, land, surface water, groundwater, or any other water, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.
     “Environmental Permits” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
     “Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” shall mean any Person that is treated as a single employer with any Loan Party under Sections 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC).
     “ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
     “Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(b) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans will thereafter be made.
     “Event of Default” shall have the meaning given to that term in Section 6.01.
     “Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).
     “Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.
     “Existing Letters of Credit” means the letters of credit described on Schedule II and previously issued by Bank of America, N.A.
     “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.
     “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.
     “Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements and, in each case, corresponding figures from the comparable budgeted and projected figures for such period, all prepared in reasonable detail and in accordance with GAAP.
     “Fixed Charge Coverage Ratio” shall mean, for any four consecutive fiscal quarter period, (a) the aggregate of Adjusted EBITDA for such period plus operating lease expenses of the Borrowers and their Subsidiaries paid during such period minus the sum of (x) the aggregate amount of all Maintenance Capital Expenditures made during such period, (y) cash taxes required to be paid by a Loan Party during such period, and (z) the aggregate amount of all Distributions made during such period, divided by (b) Fixed Charges for such period.
     “Fixed Charges” shall mean, for any period, the sum, for the Loan Parties (determined on a consolidated basis without duplication), of the following items: (a) cash Interest Expense for such period, (b) payments of principal on Indebtedness scheduled or required to be paid during such period, (c) the portion of payments, other than optional payments, made under Capital Leases that should be treated as payment of principal in accordance with GAAP required to be paid during such period, and (d) operating lease expenses of the Borrowers and their Subsidiaries paid during such period.
     “Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Loan Party or any ERISA Affiliate which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.
     “Foreign Subsidiary” shall mean each direct or indirect Subsidiary of a Borrower or a Guarantor which is organized in a jurisdiction other than the United States of America or any state thereof.
     “Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.
     “Governmental Authority” shall mean any international, domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority (including any tax authority) or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the U.S. Coast Guard, International Maritime Organization, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.
     “Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

     “Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.
     “Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority.
     “Guarantor” shall mean Parent, Commercial Barge Line Company, American Commercial Barge Line LLC and each now existing or hereafter acquired or created direct or indirect Domestic Subsidiary which becomes a party to the Guaranty.
     “Guaranty” shall mean the Guaranty Agreement among Parent, Commercial Barge Line Company, American Commercial Barge Line LLC and each other direct or indirect Domestic Subsidiary party thereto, substantially in the form of Exhibit O. It being understood that as of the Closing Date the Phased-Out Entities that are Domestic Subsidiaries are not required to be party to the Guaranty, subject to Section 5.01(i).
     “Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof (which in the case of the obligations described in clause (d) above shall be deemed to be zero except to the extent a claim is made or such Person is otherwise required to perform such obligations).
     “Hall Street Terminal” shall mean the Hall Street Terminal at North St. Louis, Missouri.
     “Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls, including without limitation, all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

     “Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).
     “ICC” shall have the meaning given to that term in Section 2.02(h).
     “Increasing Lenders” shall have the meaning given to that term in Section 2.01(b)(i).
     “Indebtedness” of any Person shall mean, without duplication:
          (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);
          (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for accounts payable arising in the ordinary course of business that are payable on terms customary in the trade;
          (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement are limited solely to repossession or sale of such property);
          (d) All obligations of such Person as lessee under or with respect to Capital Leases and synthetic leases;
          (e) All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;
          (f) All obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts on a marked to market basis;
          (g) All Unfunded Pension Liabilities of such Person;
          (h) All obligations of such Person with respect to letters of credit, whether drawn or undrawn, contingent or otherwise;
          (i) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) — (h) above and all other Contingent Obligations of such Person; and
          (j) All obligations of other Persons of the types described in clauses (a) — (i) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations;
provided that Indebtedness of a Joint Venture that is not a wholly-owned Subsidiary shall be included at the amount of the Indebtedness of such Joint Venture times the Loan Parties’

percentage ownership interest of any such Joint Venture (the “Equity Adjusted Amount”) unless there is recourse to one or more Loan Parties in respect of such Indebtedness, in which case such Indebtedness shall be included at an amount equal to the greater of (A) the Equity Adjusted Amount and (B) the maximum amount of such recourse (which shall be 100% of such Indebtedness if no maximum amount of recourse is stated)).
     “Indemnitees” shall have the meaning given to that term in Section 8.03.
     “Intellectual Property Security Agreement” shall mean that certain Intellectual Property Security Agreement, dated as of the date hereof, among the Borrowers, each Guarantor party thereto and the Administrative Agent, substantially in the form of Exhibit M.
     “Interest Expense” shall mean, for any period, the sum, for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP, (b) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP and (c) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued during such period (whether or not actually paid or received during such period).
     “Interest Period” shall mean, with respect to each LIBOR Loan, the time periods selected by the Borrowers pursuant to Section 2.01(c), Section 2.01(e) or Section 2.01(f) commencing on the first day of such Loan or the effective date of any conversion to or continuation as a LIBOR Loan and ending on the last day of such time period, and thereafter, each subsequent time period selected by the Borrowers pursuant to Section 2.01(f) that commences on the last day of the immediately preceding time period and ends on the last day of such subsequent time period.
     “Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person and any Guaranty Obligations of such Person with respect to obligations of such other Person and any indebtedness of such Person of the type described in clause (i) of the definition of “Indebtedness” on behalf of any other Person; provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person (other than a Borrower or any Subsidiary) that are current assets and arose from sales of inventory in the ordinary course of such Person’s business, or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.
     “IRC” shall mean the Internal Revenue Code of 1986.
     “Jeffboat” shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

     “Jeffboat Sale and Leaseback Transactions” shall mean sales by Jeffboat of barges or other equipment manufactured by Jeffboat or any other Borrower or Guarantor to a third party, which barges or other equipment are then leased back to a Borrower or a Subsidiary.
     “Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership or other entity (other than a Subsidiary) in which a Loan Party and one or more other Persons who are not Loan Parties have ownership interests. “Joint Venture” shall include any direct or indirect Subsidiary of Parent which Subsidiary is not wholly owned, either directly or indirectly, by Parent.
     “L/C Advance” shall mean, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Revolving Proportionate Share.
     “L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.
     “L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.
     “L/C Issuer” shall mean Wells Fargo (or Trade Bank, as agent for Wells Fargo) in its capacity as issuer of Letters of Credit hereunder (other than the Existing Letters of Credit), or any successor issuer of Letters of Credit hereunder; provided that subject to the terms of this Agreement, with respect to the Existing Letters of Credit only, the L/C Issuer shall mean Bank of America, N.A. in its capacity as the issuer of the Existing Letters of Credit.
     “L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
     “Lead Arranger” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.
     “Lender” and “Lenders” shall have the meaning given to such terms in clause (2) of the introductory paragraph hereof and includes the L/C Issuer, the Swing Line Lender, and each Affiliate of a Lender that is party to a Lender Rate Contract or providing any Lender Bank Products (unless the context otherwise requires).
     “Lender Bank Products” shall mean each and any of the following types of services or facilities extended to the Loan Parties by any Lender or any Affiliate of any Lender: (a) commercial credit cards; (b) cash management services (including controlled disbursement services, ACH transactions, and interstate depository network services), (c) returned items; and (d) foreign exchange services and facilities.
     “Lender Rate Contract(s)” shall mean one or more Rate Contracts with respect to the Indebtedness evidenced by this Agreement between a Borrower or the Borrowers and one or more of the Lenders (or an Affiliate of a Lender, whether or not such Lender subsequently ceases to be a “Lender” hereunder for any reason), on terms acceptable to such Borrower or the Borrowers and that Lender or Lenders (or Affiliate(s)). Each Lender Rate Contract shall be a Credit Document and shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).
     “Letter of Credit” shall mean any letter of credit issued hereunder. A Letter of Credit may be a Commercial Letter of Credit or a Standby Letter of Credit.
     “Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” shall mean the day that is twenty-five days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Sublimit” shall mean an amount equal to the lesser of (a) $35,000,000 and (b) the Total Revolving Loan Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.
     “LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (ii) of Section 2.01(d).
     “LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum appearing on the Telerate Page 3750 (or such other display screen as may replace Page 3750 on Telerate Access Service or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s reasonable discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 a.m. (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by the Administrative Agent as part of such Borrowing. The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans then outstanding as of the effective date of any change in the Reserve Requirement.
     “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge, charter or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.
     “Loan” shall mean a Revolving Loan or a Swing Line Loan.
     “Loan Account” shall have the meaning given to that term in Section 2.08(a).
     “Loan Parties” shall mean, collectively, Parent, Commercial Barge Line Company, the Borrowers and all Subsidiaries of Parent or any of the Borrowers (including American Commercial Barge Line LLC).
     “Maintenance Capital Expenditure” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period for the maintenance, repair, restoration or refurbishment of the Capital Assets of such Person computed in accordance with GAAP, but excluding any such expenditure which adds to, increases or further expands the Capital Assets of such Person.
     “Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.
     “Maritime Administration Financing Indebtedness” shall mean Indebtedness used to finance any vessels or projects of the Loan Parties through the U.S. Government’s Title XI program whereby the U.S. Government provides a full faith and credit guarantee of principal and interest of such Indebtedness.
     “Material Adverse Effect” shall mean any event or circumstance that has or is reasonably expected to result in a material adverse effect on (a) the operations, business or condition (financial or otherwise) of any Borrower individually or the Loan Parties (taken as a whole); (b) the ability of a Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the ability of the Guarantors, collectively, to pay or perform any portion of their obligations in accordance with the terms of the Guaranty; (c) the rights and remedies of the Administrative Agent, the Security Trustee or any Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement; (d) the value of the Collateral, the Administrative Agent’s, the Security Trustee’s or any Lender’s security interest in the Collateral or the perfection or priority of such security interests; or (e) the validity or enforceability of any of the Credit Documents.
     “Material Documents” shall mean (a) the articles of incorporation, certificate of incorporation, certificate of organization, limited liability company agreement, by-laws and other organizational documents of the Loan Parties and (b) the NRG Agreements.
     “Maturity” or “maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by a Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.
     “Maturity Date” shall mean April 27, 2012.

     “Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by a Loan Party or any ERISA Affiliate.
     “Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on Parent, a Borrower or any of their respective Subsidiaries that prohibits Liens on any of its property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the property that is the subject of such Permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations or any guaranty thereof.
     “Net Condemnation Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received by a Loan Party or the Administrative Agent or the Security Trustee as a result of any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), and (ii) provisions for all taxes payable as a result of such condemnation, without regard to the consolidated results of operations of the Loan Parties, taken as a whole.
     “Net Income” shall mean with respect to any fiscal period, the net income (or loss) of the Loan Parties for such period determined on a consolidated basis in accordance with GAAP, consistently applied.
     “Net Insurance Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received by a Loan Party or the Administrative Agent or the Security Trustee under any casualty policy in respect of a covered loss thereunder with respect to any property, minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with the adjustment or settlement of any claims of a Loan Party in respect thereof (including reasonable fees and expenses of counsel) and (ii) provisions for all taxes payable as a result of such event without regard to the consolidated results of operations of Loan Parties, taken as a whole.
     “Net Proceeds” shall mean:
          (a) With respect to any sale of any asset or property by any Person, the aggregate consideration received by such Person from such sale less the sum of (i) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person, (ii) the amount of any Indebtedness (other than the Obligations) which is secured by such asset and is required to be repaid or prepaid by such Person as a result of such sale and (iii) with respect to the exercise by NRG of its option to purchase the Hall Street Terminal and/or not more than 200 barges dedicated or allocable to the performance of the NRG Agreements, all sums that NRG is permitted to set off against the purchase price payable thereunder pursuant to the terms of the NRG Agreements, and with respect to the foreclosure by NRG of the liens against the Hall Street Terminal granted to it under the NRG Agreements, the obligations secured by such liens and all other amounts that pursuant to applicable law are paid from the proceeds of such foreclosure; and
          (b) With respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate consideration received by such Person from such issuance or incurrence less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person.
     “Net Worth” shall mean, as at any date of determination, total stockholders’ equity of the Loan Parties on such date (determined on a consolidated basis without duplication in accordance with GAAP).
     “New Lender” shall have the meaning given to that term in Section 2.01(b)(ii).
     “Non-Consenting Lender” shall have the meaning given to that term in Section 8.04.
     “Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).
     “Note” shall mean a Revolving Loan Note or a Swing Line Note.
     “Notice” shall have the meaning set forth in Section 8.01(b).
     “Notice of Borrowing” shall mean a Notice of Loan Borrowing or a Notice of Swing Line Borrowing.
     “Notice of Conversion” shall have the meaning given to that term in Section 2.01(e).
     “Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(f)(ii).
     “Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(c).
     “Notice of Swing Line Borrowing” shall mean a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit D.
     “NRG” shall mean NRG New Roads Holdings LLC and Louisiana Generating LLC, individually and collectively, and their respective successors and assigns.
     “NRG Agreements” shall mean, collectively, (a) the Coal Transportation Agreement among The Burlington Northern and Santa Fe Railway Company, ACLTS (as successor by merger to American Commercial Line Terminals LLC) and Louisiana Generating LLC pursuant to which The Burlington Northern and Santa Fe Railway Company and ACLTS (as successor by merger to American Commercial Line Terminals LLC) will transport certain tonnages of coal from mines in the Wyoming Powder River Basin to the Big Cajun No. II steam-electric generating plant and coal unloading dock of Louisiana Generating LLC, (b) the Security Side

Letter Agreement among ACL, ACLTS (as successor by merger to American Commercial Line Terminals LLC), American Commercial Barge Line LLC and NRG, (c) the Lease between ACLTS (as successor by merger to American Commercial Line Terminals LLC) and NRG New Roads Holdings LLC covering the Hall Street Terminal, (d) the Terminal Option Agreement between ACLTS (as successor by merger to American Commercial Line Terminals LLC) and NRG New Roads Holdings LLC, (e) the Barge and Tug Option Agreement between ACL and NRG New Roads Holdings LLC, (f) the Deed of Trust granted by ACLTS (as successor by merger to American Commercial Line Terminals LLC) to NRG in respect of the Hall Street Terminal, (g) the Conditional Assignments and Assumptions of Lease, between ACLTS (as successor by merger to American Commercial Line Terminals LLC) and NRG New Roads Holdings LLC with respect to leased properties comprising a portion of the Hall Street Terminal, (h) the Conditional Assignment of Inter Carrier Agreement between ACLTS (as successor by merger to American Commercial Line Terminals LLC) and NRG New Roads Holdings LLC, and (i) the Operations Side Letter Agreement between ACLTS (as successor by merger to American Commercial Line Terminals LLC) and Louisiana Generating LLC, each dated as of December 10, 2004.
     “NRG Intercreditor Agreement” shall mean the Intercreditor Agreement executed by and among Wells Fargo (in its capacity as the Administrative Agent and the Security Trustee), Louisiana Generating LLC and NRG New Roads Holdings LLC, substantially in the form of Exhibit G or such other form as may be approved by the Required Lenders.
     “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by one or more of the Borrowers to the Administrative Agent, the Security Trustee or any Lender (or in the case of any Lender Rate Contract or any Lender Bank Products, any Affiliate of a Lender, as applicable) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against a Borrower or any one or more of the Borrowers, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrowers hereunder and thereunder.
     “Other Taxes” shall have the meaning given to such term in Section 2.12(b).
     “Parent” shall mean American Commercial Lines Inc., a Delaware corporation.
     “Participant” shall have the meaning given to that term in Section 8.05(b).
     “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).
     “PBGC” shall mean the Pension Benefit Guaranty Corporation.

     “Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.
     “Perfection Certificate” shall mean a Perfection Certificate in substantially the form of Exhibit K, appropriately completed and duly executed by the Parent.
     “Permitted Acquisition” shall mean any acquisition permitted under Section 5.02(d)(ii).
     “Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a).
     “Permitted Liens” shall have the meaning given to that term in Section 5.02(b).
     “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.
     “Phased-Out Entities” shall mean American Barge Lines Company, ACL Finance Corp., American Commercial Lines International LLC and ACBL Dominica S.A.
     “Platform” shall have the meaning set forth in Section 8.01(b).
     “Pledged Intercompany Notes” shall have the meaning given to that term in Schedule 3.01(a)(v).
     “Pricing Grid” shall mean,

Pricing Grid
		Applicable	Applicable
		Margin for	Margin for Base	Commitment Fee
Tier	Total Leverage Ratio	LIBOR Loans	Rate Loans	Percentage
1	≥ 2.50	1.50%	0.25%	0.30%
2	≥ 2.00 < 2.50	1.25%	0.00%	0.25%
3	≥ 1.50 < 2.00	1.00%	0.00%	0.20%
4	≥ 1.00 < 1.50	0.75%	0.00%	0.15%
5	< 1.00	0.625%	0.00%	0.125%
     Any increase or decrease in the Applicable Margin and Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall become effective as of the fifth day immediately following the date a quarterly Compliance Certificate is delivered pursuant to Section 5.01(a)(iii); provided, however, that if no quarterly Compliance Certificate is delivered when due in accordance with such Section, then Tier 1 shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrower delivers such Compliance Certificate in form and substance acceptable to the Administrative Agent and thereafter the Applicable Margin shall be based on the Total Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition. Notwithstanding anything to the contrary herein, the Applicable Margin and Commitment Fee Percentage in effect from the Closing Date until the first adjustment to occur after June 30, 2007 shall be determined based upon Tier 5 of the Pricing Grid. If the Total Leverage Ratio reported in the Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin or Commitment Fee Percentage, then at the Administrative Agent’s election the Applicable Margin and Commitment Fee Percentage shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Total Leverage Ratio been correctly reported in such Compliance Certificate.
     “Prime Rate” shall mean the per annum rate of interest most recently announced within Wells Fargo at its principal office in San Francisco, California as its Prime Rate, with the understanding that Wells Fargo’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each such change in the Prime Rate occurs.
     “Proposed Change” shall have the meaning given to that term in Section 8.04.
     “Proposed Target” shall have the meaning given to that term in Section 5.02(d).
     “Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
     “Real Property Security Documents” shall mean (a) each document listed on Schedule 1.01(a), and (b) each deed of trust, mortgage or leasehold deed of trust or leasehold mortgage delivered in accordance with Section 5.01(k) or otherwise in connection with the Credit Documents.
     “Receipt Date” shall have the meaning given to that term in Section 2.06(c)(v).
     “Register” shall have the meaning given to that term in Section 8.05(d).
     “Reduction Notice” shall have the meaning given to that term in Section 2.04(a).
     “Relevant Sale” shall have the meaning given to that term in Section 2.06(c)(iii).
     “Reportable Event” shall have the meaning given to that term in Title IV of ERISA and applicable regulations thereunder.
     “Required Lenders” shall mean, at any time, the Lenders whose Revolving Proportionate Shares then exceed fifty percent (50%) of the total Revolving Proportionate Shares of all Lenders; provided that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time non-Defaulting Lenders having total Revolving Proportionate Shares exceeding fifty percent (50%) of the total Revolving Proportionate Shares of all non-Defaulting Lenders; provided that, in no event shall Required Lenders consist of fewer than two non-Defaulting Lenders at any time at which there shall be at least two non-Defaulting Lenders party to this Agreement.
     “Requirement of Law” applicable to any Person shall mean (a) the articles or certificate of incorporation, certificate of organization, limited liability company agreement, by-laws or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by or obtained from any Governmental Authority or under any Governmental Rule for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.
     “Responsible Officer” shall mean, with respect to a Loan Party, the chief executive officer, president, chief financial officer, vice president, treasurer or director of treasury of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Loan Party (or any Person reasonably believed by the Administrative Agent or the Security Trustee to be a Responsible Officer of a Loan Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent or the Security Trustee to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Revolving Loan” shall have the meaning given to that term in Section 2.01(a).
     “Revolving Loan Borrowing” shall mean a borrowing by the Borrowers consisting of the Revolving Loans made by each of the Lenders to the Borrowers on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.
     “Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed in accordance with this Agreement, such Dollar amount as may be set forth for such Lender in the Register.
     “Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b).

     “Revolving Proportionate Share” shall mean:
          (a) With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and
          (b) With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s pro rata share of the Effective Amount of all L/C Obligations, and (C) such Lender’s pro rata share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.
     The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.
     “Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Borrowers, each Guarantor party thereto and the Administrative Agent , substantially in the form of Exhibit L.
     “Security Documents” shall mean and include the Security Agreement, the Intellectual Property Security Agreement, each Control Agreement, each Real Property Security Document, each Vessel Security Document, each pledge agreement or security agreement delivered in accordance with Section 5.01(i), any deed of trust or mortgage and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings) delivered to the Administrative Agent, the Security Trustee or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Credit Documents.
     “Security Trustee” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.
     “Ship Mortgage Act” means Chapter 313 of Title 46 of the United States Code.
     “Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

     “Standby Letter of Credit” shall mean any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.
     “Subordinated Obligations” shall mean, as of any date of determination (without duplication), any Indebtedness of the Borrowers, Parent or any of their respective Subsidiaries on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Required Lenders and contains such other protective terms with respect to senior debt (such as amount, maturity, amortization, interest rate, covenants, defaults, remedies, payment blockage and terms of subordination) as the Required Lenders may reasonably require.
     “Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of a Loan Party.
     “Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
     “Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.
     “Swing Line Borrowing” shall mean a borrowing of a Swing Line Loan.
     “Swing Line Lender” shall mean Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” shall mean the meaning specified in Section 2.03(a).
     “Swing Line Note” shall have the meaning given to that term in Section 2.08(c).
     “Swing Line Settlement Date” shall mean the fifteenth day of each month and the last Business Day of each month.
     “Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $10,000,000 and (b) the Total Revolving Loan Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

     “Taxes” shall have the meaning given to such term in Section 2.12(a).
     “Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.
     “Total Debt” shall mean all Indebtedness of the Loan Parties on a consolidated basis.
     “Total Leverage Ratio” shall mean, at any time, the ratio of (a) Total Debt at such time, to (b) Adjusted EBITDA for the four quarter period ended as of the end of the most recent fiscal quarter.
     “Total Revolving Loan Commitment” shall mean, at any time, Four Hundred Million Dollars ($400,000,000) or, if such amount is reduced pursuant to Section 2.04(a) or (b), the amount to which so reduced and in effect at such time, or, if such amount is increased pursuant to Section 2.01(b), the amount to which so increased and in effect at such time.
     “Trade Bank” shall mean Wells Fargo HSBC Trade Bank, N.A.
     “Type” shall mean, with respect to any Loan or Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.
     “Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.
     “Unreimbursed Amount” has the meaning set forth in Section 2.02(c)(i).
     “Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.
     “Vessel” or “Vessels” shall mean the towboats, barges and other vessels owned, leased or operated by a Loan Party.
     “Vessel Mortgage” means each first preferred mortgage made or to be made by a Loan Party in favor of the Security Trustee in respect of the documented Vessels owned by such party in substantially the form of Exhibit F.

     “Vessel Security Documents” shall mean (a) each document listed on Schedule 1.01(b) and (b) each ship mortgage or similar document delivered in accordance with Section 5.01(k) or otherwise in connection with the Credit Documents covering vessels owned by a Loan Party.
     “Wells Fargo” shall mean have the meaning given to that term in clause (4) of the introductory paragraph hereof.
     1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, applied in a consistent manner with the principles used in the preparation of the Financial Statements used in Section 4.01(i). If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, other than changes in GAAP that require items to be included in the definition of Indebtedness that were not so required before such change, the Borrowers, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Loan Parties’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrowers, the Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP, as in effect immediately prior to such change.
     1.03. Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
     1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.
     1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean New York, New York time, unless otherwise indicated.
     1.06. Governing Law. Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.
     1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrowers, the Lenders, the Administrative Agent, the Security Trustee and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrowers, any Lender, the Administrative Agent or the Security Trustee.

     1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrowers, the Lenders, the Administrative Agent and the Security Trustee and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including, except to the extent expressly set forth therein, the commitment letter dated as of March 28, 2007 between Parent and the Administrative Agent but excluding the Administrative Agent’s Fee Letter (and the Borrowers hereby agree to be bound by the provisions of such commitment letter that survive the Closing Date and by the provisions of the Administrative Agent’s Fee Letter as if the Borrowers were original signatories thereto).
     1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.
     1.10. References.
          (a) References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.
          (b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby or thereby.
          (c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.
          (d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.
     1.11. Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.
     1.12. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.
     1.13. Joint and Several Obligations. Each of the Borrowers agrees that its obligations and liabilities (including the Obligations) under this Agreement and all other Credit Documents are joint and several obligations. Each Borrower acknowledges and agrees that, for purposes of the Credit Documents, the Borrowers constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement to each other Borrower.
ARTICLE II. CREDIT FACILITY.
     2.01. Loan Facility.
          (a) Revolving Loan Availability. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to advance to the Borrowers from time to time during the period beginning on the Closing Date up to, but not including the Maturity Date such loans in Dollars as the Borrowers may request under this Section 2.01(a) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender at any time outstanding and (B) such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations and all Swing Line Loans at any time outstanding shall not exceed such Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at any time outstanding shall not exceed the Total Revolving Loan Commitment at such time. All Revolving Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrowers may borrow, repay and reborrow Revolving Loans until the Maturity Date.
          (b) Optional Increases.
               (i) On the terms and subject to the conditions set forth below, Borrowers may, at any time before the Maturity Date, increase the Total Revolving Loan Commitment; provided that:

                    (A) after giving effect to the requested increase, the aggregate amount of the increases in the Total Revolving Loan Commitment pursuant to this Section 2.01(b) shall not exceed $200,000,000;
                    (B) all required third party consents and approvals shall have been obtained;
                    (C) prior to the date of any proposed increase, the Total Revolving Loan Commitment shall not have been decreased pursuant to Section 2.04(b);
                    (D) each such increase in the Total Revolving Loan Commitment shall be equal to $25,000,000 or an integral multiple of $5,000,000 in excess thereof;
                    (E) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such increase; and
                    (F) the Borrowers and the Guarantors shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent in connection with such increases in the Total Revolving Loan Commitment (including documents related to the Real Estate Security Documents and insurance endorsements, new or amended Notes, any related fee letters, documents evidencing the increased Revolving Loan Commitment held by any applicable Lender, any joinder agreements related to a New Lender, reaffirmations of the Guaranty, resolutions regarding the increase in the Total Revolving Loan Commitment and related actions taken by Borrowers and the Guarantors, certified as true and correct by a Responsible Officer and legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent).
Any request under this Section 2.01(b) shall be submitted by the Borrowers to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase (and whether such increase shall be an increase in the Total Revolving Loan Commitment) and be accompanied by a certificate of a Responsible Officer stating that no Default or Event of Default exists or will occur as a result of such increase. If any fees are to be paid or offered in connection with such increase, the Administrative Agent (with the consent of the Borrowers) may also specify any fees offered to those Lenders (the “Increasing Lenders”) which agree to increase the amount of their respective Revolving Loan Commitment, which fees may be variable based upon the amount by which any such Lender is willing to increase the amount of its Revolving Loan Commitment; no Lender which is not an Increasing Lender shall be entitled to receive any such fees. No Lender shall have any obligation, express or implied, to offer to increase the amount of its Revolving Loan Commitment. Only the consent of each Increasing Lender shall be required for an increase in the amount of the Total Revolving Loan Commitment pursuant to this Section 2.01(b)(i). No Lender which elects not to increase the amount of its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Lender’s written consent.

               (ii) Each Increasing Lender shall, as soon as practicable after the Borrowers have submitted a request under Section 2.01(b)(i), specify the amount of the proposed increase in its Revolving Loan Commitment which it is willing to offer. To the extent the increased Revolving Loan Commitment of the Increasing Lenders is insufficient or there are no Increasing Lenders, the Borrowers may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.01(b)(ii) (each such new Lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the amount of the Total Revolving Loan Commitment. The Borrowers shall pay a fee to the Administrative Agent solely for the account of the Administrative Agent in connection any such increase as set forth in the Administrative Agent’s Fee Letter. The Borrowers and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Total Revolving Loan Commitment among Increasing Lenders and New Lenders.
               (iii) Each New Lender designated by the Borrowers and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the amount of the Total Revolving Loan Commitment upon its execution of an instrument of joinder (which may contain such modifications to this Agreement and terms and conditions relating thereto as may be necessary to ensure that such Revolving Loan Commitments are treated as Revolving Loan Commitments for all purposes under the Credit Documents), in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent. Each New Lender shall provide the documentation required by Section 2.12(e).
               (iv) Subject to the foregoing, any increase in the Total Revolving Loan Commitment requested by Borrowers shall be effective as of the date proposed by Borrowers (the “Increase Effective Date”) and shall be in the principal amount equal to (i) the amount which the Increasing Lenders are willing to assume as increases to the amount of their Revolving Loan Commitments, plus (ii) the amount offered by the New Lenders with respect to the Total Revolving Loan Commitment, in either case as adjusted by Borrowers and the Administrative Agent pursuant to the last sentence of Section 2.01(b)(ii).
               (v) On or prior to the Increase Effective Date, with respect to any increase in the Total Revolving Loan Commitment, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Revolving Loan Commitments of the Lenders as adjusted pursuant to the last sentence of Section 2.01(b)(ii). Each Lender which is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each Decreasing Lender warrants that it is the legal and beneficial owner of the Revolving Loans assigned by it under this Section 2.01(b)(v) and that such Revolving Loans are held by such Decreasing Lender free and clear of adverse claims), to each Increasing Lender and New Lender participating in the applicable increase in the Total Revolving Loan Commitment, and each applicable Increasing Lender and New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the

Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each applicable Increasing Lender, New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Revolving Proportionate Share (if any) as of such date. Such assignment and acquisition shall be effective on the Increase Effective Date automatically and without any action required on the part of any party other than the payment by the applicable Increasing Lenders and New Lenders to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 p.m. on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date). Each of the Administrative Agent and the Lenders shall adjust its records accordingly to reflect the payment of the Acquired Portion. The payments to be made in respect of the Acquired Portion shall be made by the applicable Increasing Lenders and New Lenders to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the applicable Increasing Lenders and New Lenders pro rata based upon the respective increases in the amount of the Revolving Loan Commitments held by such Lenders on the Increase Effective Date.
               (vi) To the extent any of the Revolving Loans acquired by the applicable Increasing Lenders and New Lenders from the Decreasing Lenders pursuant to Section 2.01(b)(v) above are LIBOR Loans and the Increase Effective Date is not the last day of an Interest Period for such LIBOR Loans, the Decreasing Lenders shall be entitled to compensation from the Borrowers as provided in Section 2.13 (as if the Borrowers had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).
          (c) Notice of Loan Borrowing. The Borrowers shall request each Revolving Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrowers and appropriately completed (or, in the case of a Notice of Loan Borrowing for a Revolving Loan Borrowing, shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Loan Borrowing for such Revolving Loan Borrowing, which may be delivered by facsimile), which specifies, among other things:
               (i) The principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of (A) $3,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Borrowing consisting of Base Rate Loans; or (B) $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of a Borrowing consisting of LIBOR Loans;
               (ii) Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;

               (iii) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by the Borrowers for such LIBOR Loans in accordance with Section 2.01(f); and
               (iv) The date of the requested Revolving Loan Borrowing, which shall be a Business Day.
The Borrowers shall give each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than 1:00 p.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and not later than 1:00 p.m. at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans. Each Notice of Loan Borrowing shall be delivered by first-class mail, facsimile, e-mail or other web-based communication to the Administrative Agent at the office or facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by facsimile, e-mail or other web-based communication. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Lender as part of the requested Revolving Loan Borrowing.
          (d) Interest Rates. The Borrowers shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until paid in full, at one of the following rates per annum:
               (i) During such periods as such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and
               (ii) During such periods as such Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.
All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. The number of Revolving Loan Borrowings consisting of LIBOR Loans shall not exceed eight (8) in the aggregate at any time.
          (e) Conversion of Revolving Loans. Subject to Section 2.13, the Borrowers may convert any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type; provided, however, that any conversion of a Base Rate Loan into a LIBOR Loan shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and any conversion of a LIBOR Loan into a Base Rate Loan shall be in the amount of $3,000,000 or an integral multiple of $500,000 in excess thereof; provided, further, that no Base Rate Loan may be converted into a LIBOR Loan after the occurrence and during the continuance of an Event of Default and provided, further, that any conversion of a LIBOR Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13. The Borrowers shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrowers and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Conversion, which may be delivered by facsimile, e-mail or other web-based communication), which specifies, among other things:
               (i) The Revolving Loan Borrowing which is to be converted, as applicable;
               (ii) The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted;
               (iii) If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Loans, the initial Interest Period selected by the Borrowers for such LIBOR Loans in accordance with Section 2.01(f); and
               (iv) The date of the requested conversion, which shall be a Business Day.
The Borrowers shall give each Notice of Conversion to the Administrative Agent not later than 1:00 p.m. at least three (3) Business Days before the date of the requested conversion of a Base Rate Loan into a LIBOR Loan or at least one (1) Business Day before the date of the requested conversion of a LIBOR Loan into a Base Rate Loan. Each Notice of Conversion shall be delivered by first-class mail or facsimile to the Administrative Agent at the office or to the facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Conversion initially delivered by facsimile. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion relating to Revolving Loans.
          (f) LIBOR Loan Interest Periods.
               (i) The initial and each subsequent Interest Period selected by the Borrowers for a Revolving Loan Borrowing consisting of LIBOR Loans shall be one (1), two (2), three (3), or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Maturity Date; and (D) no LIBOR Loan shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.
               (ii) The Borrowers shall notify the Administrative Agent of the Borrowers’ selection for a new Interest Period for a Revolving Loan Borrowing by an

irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrowers and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Interest Period Selection, which may be delivered by facsimile, e-mail or other web-based communication), not later than 1:00 p.m. at least three (3) Business Days prior to the last day of each Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans; provided, however, that no LIBOR Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default. Each Notice of Interest Period Selection shall be given by first-class mail, facsimile, e-mail or other web-based communication to the office or the facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile. If (A) the Borrowers shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans in accordance with this Section 2.01(f) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan, such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) on the last day of the current Interest Period therefor. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans.
          (g) Scheduled Payments.
               (i) Interest — All Loans. The Borrowers shall pay accrued interest on the unpaid principal amount of each Revolving Loan in arrears (i) in the case of a Base Rate Loan, on the last Business Day of each fiscal quarter, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans, at maturity. All interest that is not paid when due shall be due on demand.
               (ii) Scheduled Principal Payments — Revolving Loans. The Borrowers shall repay the principal amount of the Revolving Loans on the Maturity Date. The Borrowers shall also make the mandatory prepayments required by Section 2.06(c).
     2.02. Letters of Credit.
          (a) The Letter of Credit Commitment.
               (i) On the Closing Date, the Existing Letters of Credit shall be deemed to have been issued hereunder, and each Lender shall thereupon acquire a participation interest therein in accordance with its Revolving Proportionate Share and the terms of this Section. The Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. On the terms and subject to the conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.02, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of a Borrower in support of the obligations of such Borrower or any other Loan Party, and to amend or renew Letters of

Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower in support of the obligations of such Borrower or any other Loan Party; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Total Revolving Loan Commitment at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans would exceed such Lender’s Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the L/C Issuer. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
               (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
                    (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
                    (B) subject to Section 2.02(b)(iii), (1) in the case of any Standby Letter of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal or (2) in the case of any Commercial Letter of Credit, the expiry date of such requested Letter of Credit would occur more than 180 days after the date of issuance or last renewal, in either case unless the Required Lenders have approved such expiry date;
                    (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;
                    (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application; or

                    (E) such Letter of Credit is in a face amount less than $25,000, in the case of a Commercial Letter of Credit, or $100,000, in the case of any other type of Letter of Credit, or denominated in a currency other than Dollars.
               (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
               (iv) The Borrowers shall cause each of the Existing Letters of Credit to replaced by a replacement Letter of Credit issued by Wells Fargo no later than the earlier of (i) the current scheduled expiration date of such Existing Letter of Credit (without giving effect to any extensions or renewals after the Closing Date) and (ii) the date of any proposed amendment or modification of such Existing Letter of Credit. Bank of America, N.A. shall take all actions called for under this Agreement as L/C Issuer of the Existing Letters of Credit with the consent of Wells Fargo if such action is discretionary; provided that the collection of funds and administration of the Existing Letters of Credit shall be performed by Wells Fargo as the L/C Issuer.
          (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.
               (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowers. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m., at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole and reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.
               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Lender upon the issuance of a Letter of Credit.
               (iii) If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 3.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.
               (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements; Funding of Participations.
               (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing; provided, however, that in the case of Commercial Letters of Credit, subsequent notification by routine methods shall be deemed sufficient notice. Not later than 1:00 p.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which may be effected through the debiting of one or more deposit accounts maintained with the Administrative Agent. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Revolving Proportionate Share thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
               (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.02.
               (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such draw under a Letter of Credit.
               (v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
               (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
          (d) Repayment of Participations.
               (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.
               (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
          (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:
               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

               (iii) the existence of any claim, counterclaim, set-off, defense or other right that a Borrowers or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
               (iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
               (v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.
The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
          (f) Role of L/C Issuer. Each of the Borrowers and the Lenders agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.02(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s gross negligence or willful misconduct or the L/C Issuer’s failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
          (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations. The Borrowers hereby grant the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo or other institutions satisfactory to it which accounts, in any case, are the subject of control agreements pursuant to which the Administrative Agent has “control” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. The Lien held by the Administrative Agent in such cash collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (a) no Letters of Credit shall be outstanding, (b) all L/C Obligations shall have been repaid in full and (c) no Default or Event of Default shall have occurred and be continuing.
          (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

          (i) Letter of Credit Fees. The Borrowers shall pay, to the Administrative Agent for the account of each Lender in accordance with its Revolving Proportionate Share, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Loans applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date. Each such fee, when due, shall be fully earned and when paid, shall be non-refundable. If there is any change in the Applicable Margin for LIBOR Loans during any quarter, the Applicable Margin used for the calculation of the Letter of Credit fee shall be the Applicable Margin for LIBOR Loans on each day during such quarter.
          (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit equal to 0.125% of the amount of such Letter of Credit, due and payable upon each L/C Credit Extension with respect to such Letter of Credit; provided, that in the case of an increase in the amount of a Letter of Credit after the issuance thereof, such fronting fee shall be payable only on the increased amount thereof. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment, negotiation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable. For the avoidance of doubt, Bank of America, N.A. acknowledges that the fronting fee payable to it in connection with the issuance of the Existing Letters of Credit has been previously paid in full and that Bank of America, N.A. is not entitled to any other periodic fee under this Section 2..02(j). For the avoidance of doubt, any other fronting fee and the other fees described in this Section 2.02(j) applicable to the Existing Letters of Credit shall be payable to Bank of America, N.A. as the L/C Issuer of the Existing Letters of Credit until the Existing Letters of Credit are replaced as contemplated by this Agreement.
          (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
          (l) Trade Bank as L/C Issuer. The parties hereto acknowledge and agree that, at its option, Wells Fargo, as L/C Issuer may arrange for Letters of Credit to be issued by Trade Bank as agent for Wells Fargo. All parties hereto understand and agree that to the extent any Letters of Credit are issued by Trade Bank as agent for Wells Fargo, (i) Trade Bank is agent only to Wells Fargo and not to the Borrower and has no obligations to the Borrower, (ii) the Letters of Credit issued by Trade Bank will be deemed Letters of Credit issued by the L/C Issuer for all purposes hereunder and (iii) any of the obligations performed or rights exercised pursuant to or in connection with the issuance of any Letter of Credit by Trade Bank shall be deemed obligations performed or rights exercised by Wells Fargo as L/C Issuer. To the extent that the L/C Issuer is required to provide any notices to, or take any other actions for the benefit of, the

Administrative Agent hereunder, with respect to any Letter of Credit issued by Trade Bank, no such notice or action shall be required.
     2.03. Swing Line.
          (a) The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrowers from time to time on any Business Day during the period from the Closing Date up to but not including the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan.
          (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $100,000 or an integral multiple of $25,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by the delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Line Borrowing, appropriately completed and signed by a Responsible Officer of the Borrowers, which notice may be delivered by facsimile, e-mail or web-based communication. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Line Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Line Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in

Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., on the borrowing date specified in such Notice of Swing Line Borrowing, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.
          (c) Refinancing of Swing Line Loans.
               (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably requests the Swing Line Lender to act on its behalf), under this subsection (c), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Revolving Proportionate Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Notice of Loan Borrowing for Revolving Loans promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Revolving Proportionate Share of the amount specified in such Notice of Loan Borrowing for Revolving Loans available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m., on the day specified in such Notice of Loan Borrowing for Revolving Loans, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
               (ii) If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the Notice of Loan Borrowing for Revolving Loans submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.
               (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
               (iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
          (d) Repayment of Participations.
               (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Revolving Proportionate Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.
               (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
          (e) Interest for Account of Swing Line Lender. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Lender’s Revolving Proportionate Share of any Swing Line Loan, interest in respect of such Revolving Proportionate Share shall be solely for the account of the Swing Line Lender. The Borrowers shall pay accrued interest on the unpaid principal amount of each Swing Line Loan on the last Business Day of each fiscal quarter and at maturity.
          (f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.04. Amount Limitations, Commitment Reductions, Etc.
          (a) Optional Reduction or Cancellation of Commitments. The Borrowers may, upon five (5) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of $5,000,000 or an integral multiple of $5,000,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:
               (i) The Borrowers may not reduce the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such reduction, the Effective

Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment as so reduced; and
               (ii) The Borrowers may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.
Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.
          (b) Mandatory Reduction of Commitments.
               (i) Upon written request of the Required Lenders to the Administrative Agent, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Swing Line Loans and the Revolving Loans pursuant to Section 2.06(c)(iii), (iv) or (v) or Section 2.06(d) if the Effective Amount of such Loans was then equal to the amount of such Commitment (but without regard to the actual usage of such Commitment), such reduction to be effective on the Business Day following the Business Day on which the Administrative Agent receives such written request from the Required Lenders.
               (ii) The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Maturity Date.
          (c) Effect of Revolving Loan Commitment Adjustments. From the effective date of any reduction or increase of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced or increased. Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Lenders (except as permitted under Section 2.01(b)). Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.04(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with clause (i) of Section 2.10(a).
     2.05. Fees.
          (a) Administrative Agent’s Fee; Other Fees. The Borrowers shall pay to the Administrative Agent, for its own account, agent’s fees and other compensation in the amounts and at the times set forth in the Administrative Agent’s Fee Letter and any fees set forth in any other fee letter or agreement executed in connection with any increase under Section 2.01(b).
          (b) Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders as provided in clause (iv) of Section 2.10(a), a commitment fee (a “Commitment Fee”) equal to the Commitment Fee Percentage of the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. The Borrowers shall pay the Commitment Fee in arrears on the last Business

Day in each March, June, September and December (commencing June 29, 2007) and on the Maturity Date (or if the Total Revolving Loan Commitment is cancelled on a date prior to the Maturity Date, on such prior date).
     2.06. Prepayments.
          (a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrowers shall pay (i) to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (ii) to such Lender if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all amounts payable to such Lender pursuant to Section 2.13.
          (b) Optional Prepayments.
               (i) At their option, the Borrowers may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Loans, upon one (1) Business Day’s notice from the Borrowers to the Administrative Agent in the case of Base Rate Loans or three (3) Business Days’ notice from the Borrowers to the Administrative Agent in the case of LIBOR Loans, prepay the Base Rate Loans in any Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $3,000,000 or an integral multiple of $500,000 in excess thereof, or in whole and prepay the LIBOR Loans in any Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loan, the Borrowers shall be subject to the payments required by Section 2.13. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. If no Default or Event of Default has occurred and is continuing, all prepayments under this Section 2.06(b) which are applied to reduce the principal amount of the Loans shall be applied to the Loans as directed by the Borrowers. If the Borrowers fail to direct the application of any such prepayments, then such principal prepayments shall be applied first to the accrued but unpaid interest on and then any principal of the Swing Line Loans until paid in full, second to the accrued but unpaid interest on and then any principal of the Revolving Loans until paid in full, and finally to Cash Collateralize the Obligations in an amount equal to the Effective Amount of the L/C Obligations. In each case, to the extent possible, such principal payment shall be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans; provided that if an Event of Default has occurred and is continuing at the time any such prepayment is made, the Lenders shall apply such prepayments to such Obligations as the Administrative Agent may determine in its discretion which determination shall be effective as to all Lenders (but for regulatory purposes, the Lenders may apply such payments internally as they shall determine).

               (ii) At their option, the Borrowers may, upon notice by the Borrowers to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or an integral multiple of $25,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
          (c) Mandatory Prepayments. The Borrowers shall prepay (or Cash Collateralize, as applicable) the Obligations as follows:
               (i) If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrowers shall immediately (A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding and (C) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, in an aggregate principal amount equal to such excess.
               (ii) The Borrowers shall repay each Swing Line Loan on the earlier to occur of (A) the Swing Line Settlement Date occurring after such Swing Line Loan is made and (B) the Maturity Date.
               (iii) If, at any time after the Closing Date during any calendar year (including 2007), any Loan Party sells or otherwise disposes of any assets (other than sales permitted under Sections 5.02(c)), the Borrowers shall, immediately after the completion of each sale or other disposition, prepay the Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to eighty-five percent (85%) of the Net Proceeds from any such sale or disposition; provided that so long as the cash portion of the consideration for any such disposed assets is not less than 90% of all consideration for such disposed assets only the cash portion of such Net Proceeds at the time of sale will be counted for purposes of any prepayment required under this sentence and the remaining consideration shall be counted when received as cash; otherwise 100% of all Net Proceeds (cash and non-cash) shall be counted. Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this clause (iii) with respect to any sale (a “Relevant Sale”) if the Borrowers advise the Administrative Agent in writing at the time the Net Proceeds from such Relevant Sale are received that the applicable Borrower intends to reinvest all or any portion of such Net Proceeds in replacement assets to the extent (A) such Net Proceeds are in fact committed to be reinvested by such Borrower pursuant to a purchase contract providing for the acquisition of such replacement assets that is executed by such Borrower and the related seller within 90 days from the date of such Relevant Sale and (B) the acquisition of such replacement assets occurs within 270 days from the date of such Relevant Sale. If, at any time after the occurrence of a Relevant Sale and prior to the acquisition of the related replacement assets, the 90 or 270-day period provided in clause (A) or (B) of the preceding sentence shall elapse without execution of the related purchase contract (in the case of clause (A)) or the occurrence of the related acquisition (in the case of clause (B)) or a Default or Event of Default shall occur, then the Borrowers shall immediately prepay the outstanding Obligations in the amount and in the manner described in the first sentence of this clause (iii).
               (iv) If, at any time after the Closing Date, any Loan Party issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, the Borrowers shall, immediately after such issuance or incurrence, prepay the outstanding Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Indebtedness.
               (v) Not later than four (4) Business Days following the date of receipt (each a “Receipt Date”) by a Loan Party (or the Administrative Agent or the Security Trustee) of any Net Insurance Proceeds or Net Condemnation Proceeds during any calendar year (including 2007), when added to the Net Insurance Proceeds and Net Condemnation Proceeds received by a Loan Party (or the Administrative Agent or the Security Trustee) during such calendar year, in the aggregate, exceed $25,000,000 for such calendar year, the Borrower shall prepay the outstanding Obligations in the manner set forth in Section 2.06(d) in an amount equal to the aggregate amount of the sum of such excess or such increase in such excess. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this clause (v) with respect to any particular Net Insurance Proceeds or Net Condemnation Proceeds if the Borrower advises the Administrative Agent in writing within four (4) Business Days after the related Receipt Date that it or another Loan Party intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds derived to the extent (A) such Net Insurance Proceeds and Net Condemnation Proceeds are in fact committed to be utilized to repair, restore or replace such assets pursuant to one or more contracts providing for such repair, restoration or replacement that is executed by a Loan Party and the relevant counterparty(ies) within 90 days after the related Receipt Date, (B) such repair, restoration or replacement is completed within 270 days after the related Receipt Date and (C) the Net Insurance Proceeds or Net Condemnation Proceeds are sufficient to defray the entire cost of such repair, restoration or replacement or if not, the Borrower has deposited with the Administrative Agent good funds equal to the difference between the cost of such repair, restoration or replacement and the amount of Net Insurance Proceeds or Net Condemnation Proceeds deposited with the Administrative Agent, and such funds and proceeds will be held by the Administrative Agent and disbursed under procedures established by the Administrative Agent in good faith. If, at any time after the occurrence of a Receipt Date and prior to the completion of the corresponding repair, restoration or replacement, the 90 or 270-day period provided in clause (A) or (B) of the preceding sentence shall elapse without execution of the related contract (in the case of clause (A)) or the completion of the related repair, restoration or replacement (in the case of clause (B)), or the Borrower shall fail to provide and deposit the funds and proceeds required under clause (C) above, or an Event of Default shall occur, then the Borrower shall immediately prepay the outstanding Obligations in the amount and in the manner described in the first sentence of this clause (v). If the Borrower has provided the written notice contemplated by the prior sentence, then until such Net Insurance Proceeds or Net Condemnation Proceeds are needed to pay for the related repair, restoration or replacement such proceeds shall be held by the Administrative Agent as collateral. No right to apply proceeds to repair, restoration or replacement shall exist if any such repair, restoration or replacement cannot reasonably be completed prior to 180 days before the Maturity Date.
               (vi) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.06(c), (A) a certificate signed by the chief financial officer of the Borrowers setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. In the event that the Borrowers shall subsequently determine that the actual amount required to be prepaid was greater than the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrowers shall concurrently therewith deliver to the Administrative Agent a certificate signed by the chief financial officer of the Borrowers demonstrating the derivation of the additional amount resulting in such excess.
          (d) Application of Loan Prepayments. The amount of all required prepayments shall be applied as follows: (A) to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding, (B) then to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (C) otherwise, to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations. Without modifying the order of application of prepayments set forth in the preceding sentence, all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans.
     2.07. Other Payment Terms.
          (a) Place and Manner. All payments to be made by the Borrowers under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrowers shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. The Borrowers shall make all payments under this Agreement or any other Credit Document in lawful money of the United States and in same day or immediately available funds not later than 3:00 p.m. on the date due. The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.
          (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
          (c) Default Rate. Upon the occurrence and during the continuation of any Event of Default, until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrowers shall pay interest on the aggregate, outstanding principal amount of all Obligations hereunder at a per annum rate equal to the otherwise applicable interest rate plus two percent (2.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) (the “Default Rate”) payable on demand. Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable laws.
          (d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings. The proceeds of Collateral will be applied as set forth in the Security Documents.
          (e) Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrowers have made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.
     2.08. Loan Accounts; Notes.
          (a) Loan Accounts. The obligation of the Borrowers to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b) and Section 2.08(c). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrowers hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrowers’ Obligations. The Loan Accounts shall be conclusive absent manifest error as to the matters noted therein. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.
          (b) Revolving Loan Notes. Each Lender’s Revolving Loans shall be evidenced by a promissory note in the form of Exhibit E (individually, a “Revolving Loan Note”) which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. The Borrowers authorize each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by the Borrowers, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrowers’ Obligations. The Borrowers further authorize each Lender to attach to and make a part of such Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Lender designates separate Applicable Lending Offices for Base Rate Loans and LIBOR Loans, such Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit E, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Lender, (x) in the amount of such Lender’s Revolving Loan Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.
          (c) Swing Line Notes. The Swing Line Lender’s Swing Line Loans shall be evidenced by a promissory note in the form of Exhibit H (individually, a “Swing Line Note”) which note shall be (i) payable to the order of the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Closing Date and (iv) otherwise appropriately completed.
     2.09. Loan Funding.
          (a) Lender Funding and Disbursement to the Borrowers. Each Lender shall, before 2:00 p.m. on the date of each Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the initial Loan or Letter of Credit, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the joint account of the Borrowers maintained by the Borrowers on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrowers; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrowers as provided above.

          (b) Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.09(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrowers a corresponding amount. If any Lender does not make the amount of such Lender’s Revolving Proportionate Share of any Borrowing available to the Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to the Administrative Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Borrowing through the third Business Day thereafter and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Revolving Proportionate Share of any Borrowing is not paid to the Administrative Agent by such Lender within three (3) Business Days after the date of such Borrowing, the Borrowers shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrowers until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.
          (c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.
     2.10. Pro Rata Treatment.
          (a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:
               (i) Each Revolving Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;
               (ii) Each payment of principal on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

               (iii) Each payment of interest on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;
               (iv) Each payment of Commitment Fees and Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;
               (v) Each payment of interest (other than interest on Loans) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and
               (vi) All other payments under this Agreement and the other Credit Documents (including, without limitation, fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.
          (b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.
     2.11. Change of Circumstances.
          (a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan, (i) any Lender shall advise the Administrative Agent that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise the Administrative Agent that the rate of interest for such Loan does not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan, the Administrative Agent shall immediately give notice of such condition to the Borrowers and the other Lenders. After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrowers that the circumstances giving rise to such condition no longer exist, the Borrowers’ right to request the making of, conversion to or a new Interest Period for LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans into Base Rate Loans unless such suspension has then ended.
          (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, such Lender shall immediately notify the Administrative Agent and the Borrowers in writing of such Change of Law. Upon receipt of such notice, (i) the Borrowers’ right to request the making of, conversion to or a new Interest Period for LIBOR Loans with respect to such Lender shall be terminated, and (ii) the Borrowers shall, at the request of such Lender, either (A) pursuant to Section 2.01(e), as the case may be, convert any such then outstanding LIBOR Loans of such Lender into Base Rate Loans at the end of the current Interest Period for such LIBOR Loans or (B) immediately repay or convert any such LIBOR Loans of such Lender if such Lender shall notify the Borrowers that such Lender may not lawfully continue to fund and maintain such LIBOR Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans shall be deemed a prepayment thereof for purposes of Section 2.13. After any Lender notifies the Administrative Agent and the Borrowers of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrowers that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan, all Revolving Loans of such Lender shall be Base Rate Loans.
          (c) Increased Costs. If, after the date of this Agreement, any Change of Law:
               (i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan, or shall change the basis of taxation of payments by the Borrowers to any Lender on such a LIBOR Loan or in respect to such a LIBOR Loan under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or
               (ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

               (iii) Shall impose on any Lender any other condition related to any LIBOR Loan or such Lender’s Revolving Loan Commitment;
and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or its Revolving Loan Commitment or to reduce any amount receivable by such Lender hereunder; then the Borrowers shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrowers shall be conclusive absent manifest error. The obligations of the Borrowers under this Section 2.11(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.
          (d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrowers shall pay to such Lender or such Person, within five (5) Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrowers shall be conclusive absent manifest error. The obligations of the Borrowers under this Section 2.11(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.
     2.12. Taxes on Payments.
          (a) Payments Free of Taxes. All payments made by the Borrowers under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary or other taxes, any duties, or any other levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than (x) taxes imposed on or measured by the Administrative Agent’s or any Lender’s overall net income (however denominated), and franchise taxes imposed on the Administrative Agent or such Lender (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (y) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrowers are located) (all such non-excluded taxes, duties, levies, imposts, charges, fees, deductions and withholdings being hereinafter called “Taxes”). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the other Credit Documents, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The obligations of the Borrowers under this Section 2.12 shall survive the payment and performance of the Obligations and the termination of this Agreement.
          (b) In addition, the Borrowers shall pay to the relevant taxing authority in accordance with applicable law, and indemnify and hold the Administrative Agent and the Lenders harmless from, any present or future stamp, documentary, excise, property, sales or similar taxes, charges or levies that arise from the delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).
          (c) The Borrowers shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor, which demand shall contain a reasonably detailed statement of the basis and calculation of the amount demanded.
          (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes pursuant to Section 2.12(a) or (b), the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 8.01(a), the original or a certified copy of a receipt evidencing such payment, to the extent that such receipt is issued therefor or such other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.
          (e) Withholding Exemption Certificates. On or prior to the date of the initial Borrowing or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not organized under the laws of the United States of America or a state thereof shall deliver to the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each such Lender further agrees (i) promptly to notify the Borrowers and the Administrative Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Lender from receiving payments hereunder without any deduction or withholding of such Taxes and (ii) if such Lender has not so notified the Borrowers and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of taxes, then on or before the date that any certificate or other form delivered by such Lender under this Section 2.12(e) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to the Borrowers and the Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction or such taxes, but only if and to the extent such Lender is legally entitled to do so. If (i) there has not occurred any change of circumstances (including any change in any treaty, law or regulation) which would prevent a Lender from receiving payments hereunder without any deduction or withholding of such Taxes, which would present a Lender from doing so and (ii) such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) fails to provide to the Borrowers or the Administrative Agent pursuant to this Section 2.12(e) (or, in the case of an Assignee Lender, Section 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Section 2.12(a) for any Taxes imposed on such Lender primarily as a result of such failure, except to the extent that such Lender (or its assignor, if any) was entitled, at the time such Lender became a Lender hereunder, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a).
          (f) Tax Returns. Nothing contained in this Section 2.12 shall require the Administrative Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).
     2.13. Funding Loss Indemnification. If the Borrowers shall (a) repay, prepay or convert any LIBOR Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Revolving Loans into LIBOR Loans in accordance with a Notice of Conversion delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), the Borrowers shall pay to the appropriate Lender within five (5) Business Days after demand a prepayment fee, failure to borrow fee or failure to convert fee, as the case may be (determined as though 100% of the LIBOR Loan had been funded in the London interbank eurodollar currency market) equal to the sum of:
          (a) $250; plus
          (b) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Rate plus the Applicable Margin for LIBOR Loans if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable

Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus
          (c) all reasonable out-of-pocket expenses incurred by such Lender directly attributable to such payment, prepayment or failure to borrow.
Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be submitted to the Borrowers in writing and shall be presumed conclusive in the absence of manifest error. The obligations of the Borrowers under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.
     2.14. Security.
          (a) Security Documents. The Loans, together with all other Obligations, shall be secured by the Liens granted by the Borrowers under the Security Documents (or, in the case of any Real Property Security Document, the Obligations described in such Real Property Security Document and subject to any limitation specifically set forth therein). All obligations of a Guarantor under the Credit Documents shall be secured by the Liens granted by such Guarantor under the Security Documents. So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract shall be secured by the Lien of the Security Documents (a) on a pari passu basis to the extent of the associated Termination Value, and (b) to the extent of any excess, on a basis which is in all respects subordinated to all other Obligations. Lender Bank Products shall be secured by the Lien of the Security Documents on a basis which is in all respects subordinated to all other Obligations.
          (b) Further Assurances. The Borrowers shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent or the Security Trustee (as applicable) such mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language), control agreements, and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as the Administrative Agent may reasonably request to:
               (i) grant, perfect, maintain, protect and evidence security interests in favor of the Administrative Agent or the Security Trustee, for the benefit of the Administrative Agent, the Security Trustee and the Lenders, in any or all present and future property of the Borrowers and the Guarantors prior to the Liens or other interests of any Person, except for Permitted Liens; and
               (ii) otherwise establish, maintain, protect and evidence the rights provided to the Administrative Agent or the Security Trustee, for the benefit of the Administrative Agent, the Security Trustee and the Lenders, pursuant to the Security Documents.
The Borrowers shall fully cooperate with the Administrative Agent, the Security Trustee and the Lenders and perform all additional acts reasonably requested by the Administrative Agent to effect the purposes of this Section 2.14.

     2.15. Replacement of the Lenders. If (a) any Lender shall become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) any Lender shall continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) any Lender shall suspend its obligation to make or maintain LIBOR Loans pursuant to Section 2.11(b) for a reason which is not applicable to any other Lender, or (d) any Lender shall demand any payment under Section 2.11(c), 2.11(d) or 2.12(a) for a reason which is not applicable to any other Lender, then the Administrative Agent may (or upon the written request of the Borrowers, shall) replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced, with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrowers seek to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrowers (it being expressly agreed that in such circumstances it is the Borrowers’ obligation to identify or locate a replacement Lender that is an Eligible Assignee and is acceptable to the Administrative Agent). Upon receipt by any affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent is exercising the replacement right set forth in this Section 2.15, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned or such other amount is agreed to by such affected Lender and such replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees and other amounts to which it is entitled.
ARTICLE III. CONDITIONS PRECEDENT.
     3.01. Initial Conditions Precedent. The obligations of the Lenders to make the Loans comprising the initial Borrowing are subject to the satisfaction of the conditions set forth on Schedule 3.01 and receipt by the Administrative Agent, on or prior to the Closing Date, of each item listed on Schedule 3.01, each in form and substance satisfactory to the Administrative Agent and each Lender, and with sufficient copies for, the Administrative Agent and each Lender.
     3.02. Conditions Precedent to each Credit Event. The occurrence of each Credit Event (including the initial Borrowing) is subject to the further conditions that:
          (a) The Borrowers shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing, Letter of Credit Application, Notice of Conversion or Notice of Interest Period Selection, as the case may be, for such Credit Event in accordance with this Agreement; and
          (b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

               (i) The representations and warranties of the Loan Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects as of such date);
               (ii) No Default or Event of Default has occurred and is continuing or will result from such Credit Event; and
               (iii) No material adverse change in the operations, business or condition (financial or otherwise) of any Borrower individually or the Loan Parties (taken as a whole) having occurred since December 31, 2006.
     The submission by the Borrowers to the Administrative Agent of each Notice of Borrowing, each Letter of Credit Application, each Notice of Conversion (other than a notice for a conversion to a Base Rate Loan) and each Notice of Interest Period Selection shall be deemed to be a representation and warranty by the Borrowers that each of the statements set forth above in this Section 3.02(b) is true and correct as of the date of such notice.
ARTICLE IV. REPRESENTATIONS AND WARRANTIES.
     4.01. Representations and Warranties. In order to induce the Administrative Agent, the Security Trustee and the Lenders to enter into this Agreement, each Borrower hereby represents and warrants to the Administrative Agent, the Security Trustee and the Lenders for itself and each of the other Loan Parties as follows and agrees that each of said representations and warranties shall be deemed to survive until full, complete and indefeasible payment and performance of the Obligations and shall apply anew to each Borrowing hereunder:
          (a) Due Incorporation, Formation, Qualification, etc. Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate could have a Material Adverse Effect.
          (b) Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.
          (c) Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

          (d) Non-Contravention. The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of loan and letter of credit proceeds) contemplated thereby do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party where such violation, breach or acceleration could result in a Material Adverse Effect; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent and the Security Trustee for the benefit of itself and the Lenders pursuant to this Agreement or the other Credit Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, where such breach could result in a Material Adverse Effect.
          (e) Approvals.
               (i) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the borrowing of Loans, the granting of Liens under the Credit Documents, the execution and delivery of the Credit Documents executed by any Loan Party or the performance or consummation of the transactions contemplated hereby and thereby, except for those which have been made or obtained and are in full force and effect.
               (ii) All Governmental Authorizations required for the operation of the Vessels, the activities of all Loan Parties and the construction, ownership of all property owned, operated or leased by the Loan Parties have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party has received any written notice or other written communications from any Governmental Authority regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, or (ii) any other limitations on the conduct of business by any Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not have, either individually or in the aggregate, a Material Adverse Effect.
               (iii) No Governmental Authorization is required for either (x) the pledge or grant by any Loan Party as applicable of the Liens purported to be created in favor of the Administrative Agent or the Security Trustee in connection herewith or any other Credit Document or (y) the exercise by the Administrative Agent or the Security Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.
               (iv) Each Loan Party’s use and operation of its business properties are in compliance with all applicable Laws, including all applicable land use and zoning laws, except to the extent that non-compliance could not have a Material Adverse Effect.
          (f) No Violation or Default. No Loan Party is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person (including any applicable maritime law) or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, could result in such a violation or default), where, in each case, such violation or default could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
          (g) Litigation. Except as set forth in Schedule 4.01(g), no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or, to the Borrowers’ knowledge, threatened against any Loan Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) could (alone or in the aggregate) have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents or the transactions contemplated thereby.
          (h) Vessels, Real Property, Etc. Schedule 4.01(h)(1) lists completely and correctly as of the date hereof all Vessels owned or leased by the Loan Parties on the Closing Date and such schedule sets forth which are owned and which are leased. Except as set forth on Schedule 4.01(h)(2), each of the Vessels and drydocks owned by any of the Loan Parties has been duly documented under the laws of the United States of America in the name of the Loan Party listed on Schedule 4.01(h)(1) as the owner thereof, and no other action is necessary to establish and perfect such entities’ title to and interest in such Vessels. All real property owned or leased by the Loan Parties is described (by street address) in Schedule 4.01(h)(3) and such schedule sets forth which are owned and which are leased. The Loan Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Loan Parties since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens. Each of the Loan Parties has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases. The real properties owned by the Loan Parties are taxed separately and do not include any other property, and for all purposes the real properties may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.
          (i) Financial Statements. The Financial Statements of the Loan Parties which have been delivered to the Administrative Agent, (i) are in accordance with the books and records of the Loan Parties, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of the Loan Parties as of the date thereof and for the period covered thereby. No Loan Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the audited Financial Statements for the fiscal year ended December 31, 2006 and the fiscal year to date period ended March 31, 2007, furnished by the Parent to the Administrative Agent prior to the date hereof, or in the Financial Statements delivered to the Administrative Agent pursuant to clause (i) or (ii) of Section 5.01(a).
          (j) Creation, Perfection and Priority of Liens.
               (i) As of the Closing Date (or as of the date any Loan Party becomes party to the Credit Documents after the Closing Date, as to such Loan Party), except with respect to Vessels and real property (x) the execution and delivery of the Security Documents by the Loan Parties, together with the filing of any Uniform Commercial Code financing statements and the recording of the U.S. Patent and Trademark Office filings and U.S. Copyright Office filings delivered to the Administrative Agent for filing and recording, and as of the date delivered, the recording of any mortgages or deeds of trust delivered to the Administrative Agent for recording (but not yet recorded), are effective to create in favor of the Administrative Agent for the benefit of itself and the Lenders, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral as of the Closing Date (or as of the date any Loan Party becomes party to the Credit Documents after the Closing Date, as to such Loan Party) (subject only to Permitted Liens), and (y) all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect.
               (ii) Each of the Real Property Security Documents is effective to create in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, a legal, valid, binding and enforceable Lien on, and security interest in, and upon recording all necessary documents in the proper offices, the respective Loan Party’s right, title and interest in and to the real property subject thereto and proceeds thereof, and, each such Real Property Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such real property and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except with respect to Permitted Liens).
               (iii) Upon (A) execution and delivery by each Loan Party of a Vessel Security Document that such Loan Party is a party to and (B)(1) for any Vessel documented in the United States of America and owned by a Loan Party and referenced in such Vessel Security Document, the filing and recording of such Vessel Security Document at the United States Coast Guard National Vessel Documentation Center and (2) for any Vessel registered in a jurisdiction other than the United States of America and owned by a Loan Party and referenced in such Vessel Security Document, registration in accordance with the laws of such jurisdiction, such Vessel Security Document will be a first “preferred mortgage” within the meaning of the Ship Mortgage Act and will qualify for the benefits accorded a “preferred mortgage” thereunder and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interest under such Vessel Security Document or in the mortgaged property described therein.

          (k) ERISA. Except as set forth on Schedule 4.01(k):
               (i) Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan that any Loan Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan. Neither any Loan Party nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan continuation coverage could not have a Material Adverse Effect.
               (ii) Each Pension Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any material liability, fine or penalty. Each Pension Plan, related trust agreement, arrangement and commitment of any Loan Party or any ERISA Affiliate is legally valid and binding and in full force and effect. No Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. No Loan Party or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC with respect to any Pension Plan which would result in the incurrence by any Loan Party or ERISA Affiliate of any material liability.
               (iii) None of the Loan Parties and the ERISA Affiliates has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Loan Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.
               (iv) No Loan Party has (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.
          (l) Margin Stock; Other Regulations. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Borrowers or the Loan Parties (taken as a whole), and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

          (m) Trademarks, Patents, Copyrights and Licenses. The Loan Parties each possess and either own, or have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated. The Loan Parties each conduct their respective businesses without infringement or, to the best of the Borrowers’ knowledge, after Due Inquiry, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Loan Party), except where such infringement or claim of infringement could not have a Material Adverse Effect. There is no infringement or, to the best of the Borrowers’ knowledge, after Due Inquiry, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrowers or any of the other Loan Parties. Each of the patents, trademarks, trade names, service marks and copyrights owned by any Loan Party which is registered with any Governmental Authority is set forth on the schedules to the Intellectual Property Security Agreement.
          (n) Governmental Charges. The Loan Parties have filed or caused to be filed all tax returns which are required to be filed by them. The Loan Parties have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established. Proper and accurate amounts have been withheld by each Loan Party from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. No Loan Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.
          (o) Subsidiaries, Etc. Schedule 4.01(o) (as supplemented by the Borrowers in a notice delivered pursuant to Section 5.01(a)(vii)) sets forth each of the Subsidiaries of each Loan Party, its jurisdiction of organization, the classes of its Equity Securities, the number of Equity Securities of each such class issued and outstanding, the percentages of Equity Securities of each such class owned directly or indirectly by each Loan Party and whether such Loan Party owns such Equity Securities directly or, if not, the Subsidiary of such Loan Party that owns such Equity Securities and the number of Equity Securities and percentages of Equity Securities of each such class owned directly or indirectly by such Loan Party. Except as set forth on Schedule 4.01(o) (as supplemented as set forth above), none of the Loan Parties currently has any Subsidiaries. All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(o) as owned by each Loan Party are owned beneficially and of record by such Loan Party free and clear of all adverse claims.
          (p) Solvency, Etc. Each of the Loan Parties is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent.

          (q) Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of each Borrower, after Due Inquiry, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could have a Material Adverse Effect.
          (r) No Material Adverse Effect. Since December 31, 2006, no event has occurred and no condition exists which, either individually or in the aggregate, could have a Material Adverse Effect.
          (s) Accuracy of Information Furnished.
               (i) The Credit Documents and the other certificates, statements and information (excluding projections) furnished by the Loan Parties to the Administrative Agent, the Security Trustee and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any material misstatement of fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been prepared on a basis consistent with the historical financial statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Loan Parties’ good faith estimates of the future performance of the Loan Parties.
               (ii) The copies of the Material Documents which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete copies of the respective originals thereof, as in effect on the Closing Date, and no amendments or modifications have been made to the Material Documents, except as set forth by documents delivered to the Administrative Agent in accordance with said Section 3.01 or otherwise reasonably approved in writing by the Required Lenders in accordance with Section 5.02(m). None of the Material Documents has been terminated and each of the Material Documents is in full force and effect. None of the Loan Parties is in default in the observance or performance of any of its material obligations under the Material Documents and each Loan Party has taken all action required to be taken as of the Closing Date to keep unimpaired its rights thereunder (other than possible defaults which may be the subject of any litigation referred to in Schedule 4.01(g)).
          (t) Brokerage Commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by Parent, any Borrower or any other Loan Party, and the Borrowers agree to indemnify the Administrative Agent, the Security Trustee and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney’s fees incurred by the Administrative Agent, the Security Trustee and the Lenders in

connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.
          (u) Policies of Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. Schedule 4.01(u) sets forth a true and complete listing of all insurance maintained by the Loan Parties as of the Closing Date. Such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder.
          (v) Agreements with Affiliates and Other Agreements. Except as disclosed on Schedule 4.01(v), no Loan Party has entered into and, as of the date of the applicable Credit Event does not contemplate entering into, any material agreement or contract with any Affiliate of any Loan Party, except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances. No Loan Party is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which if complied with could have a Material Adverse Effect.
          (w) Foreign Assets Control, Etc.
               (i) No Loan Party (A) is, or is controlled by, a Designated Person; (B) has received funds or other property from a Designated Person; or (C) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. No Loan Party engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person. To the extent applicable, each Loan Party and each of its Subsidiaries are in compliance, in all material respects, with the Patriot Act. Each Loan Party has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that (A) no Person who owns any direct or indirect interest in any Loan Party is a Designated Person and (B) funds invested directly or indirectly in any Loan Party by are derived from legal sources.
               (ii) No portion of the proceeds of any Loan, L/C Credit Extension or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable law, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.
               (iii) The Loan Parties are in compliance with the Maritime Transportation Security Act of 2002 (including having vessel and waterfront facility security plans submitted to and approved by the United States Coast Guard).
          (x) Environmental Matters. Except as disclosed in Schedule 4.01(x), and as could not have a Material Adverse Effect,

               (i) no Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws,
               (ii) the Borrowers regularly conduct, in the ordinary course of business, for themselves and the other Loan Parties, periodic reviews of the compliance by each such Loan Party with existing Environmental Laws, claims alleging potential liability under or responsibility for violation of any Environmental Law and prospective changes in Environmental Law that require modifications to properties or operations, and implement corrective measures to achieve and maintain such compliance and identify, management and reduce such liabilities with respect to all of their business, operations and properties, and
               (iii) to the knowledge of the Loan Parties, there is no current violation of Environmental Law, or any change in Environmental Law, that could reasonable be expected to require capital expenditures or changes in operations in order to achieve or maintain compliance with Environmental Laws.
     4.02. Reaffirmation. The Borrowers shall be deemed to have reaffirmed, for the benefit of the Lenders, the Administrative Agent and the Security Trustee, each representation and warranty contained in Article IV on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).
ARTICLE V. COVENANTS.
     5.01. Affirmative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation (other than contingent indemnity obligations to the extent no claim has been asserted) remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrowers will comply, and will cause compliance by the other Loan Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:
          (a) Financial Statements, Reports, etc. The Borrowers shall furnish to the Administrative Agent and each Lender the following, each in such form and such detail as the Administrative Agent or the Required Lenders shall request:
               (i) As soon as available and in no event later than forty-five (45) days after the last day of each calendar quarter (including the last calendar quarter of each Borrowers’ fiscal year), a copy of the Financial Statements of the Loan Parties (prepared on a consolidated and consolidating basis) for such quarter (beginning with the quarter ending March 31, 2007 and thereafter) and for the fiscal year to date, certified by the president or chief financial officer of the Borrowers to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), which Financial Statements shall be accompanied by a narrative from management of the Borrowers which discusses results;

               (ii) As soon as available and in no event later than ninety (90) days after the close of fiscal year 2007 and each fiscal year thereafter, copies of the consolidated and consolidating Financial Statements of the Loan Parties for such year, audited (as to the consolidated Financial Statements) by an independent certified public accountants of recognized national standing, which Financial Statements shall be accompanied by (1) a narrative from management of the Borrowers which discusses results and (2) copies of the unqualified opinions, such accountants covenant compliance calculations and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements and prepared in accordance with GAAP;
               (iii) Contemporaneously with the Financial Statements for each quarter and each year end required by the foregoing clauses (i) and (ii), a compliance certificate of the president or chief financial officer of the Borrowers in substantially the form of Exhibit J (a “Compliance Certificate”) which (A) states that no Default or Event of Default has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and what action the Borrowers propose to take with respect thereto, (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Section 5.03, and (C) sets forth information and computations related to Sections 5.01(i), 5.02(a), 5.02(d) and 5.02(e) of this Agreement and any other provisions of the Credit Documents required to be included in such Compliance Certificate;
               (iv) As soon as possible and in no event later than five (5) Business Days after any Loan Party knows of the occurrence or existence of (A) any ERISA Event, (B) any actual litigation or suits against any Loan Party involving potential monetary damages payable by any Loan Party of $25,000,000 or more (alone or in the aggregate in excess of insurance coverage) or in which injunctive relief or similar relief is sought, which relief, if granted, could have a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could have a Material Adverse Effect, including (I) breach or non-performance of, or any default under, a Contractual Obligation of a Borrower or any Guarantor; (II) any dispute, litigation, investigation, proceeding or suspension between a Borrower or any Guarantor and any Governmental Authority; or (III) the commencement of, or any material development in, any litigation or proceeding affecting a Borrower or any Guarantor, including pursuant to any applicable Environmental Laws; (D) any Default, Event of Default or any default under any Subordinated Obligations, the statement of the president or chief financial officer or treasurer of the Borrowers setting forth details of such event, condition, default, Event of Default or Default and the action which the Borrowers propose to take with respect thereto, or (E) any material change in accounting policies of or financial reporting practices by the applicable Loan Party. Each notice pursuant to this Section 5.01(a)(iv) shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to this Section 5.01(a)(iv) shall describe with particularity any and all provisions of this Agreement or other Credit Document that have been breached;
               (v) As soon as available, and in any event not later than sixty (60) days after the commencement of each fiscal year of the Borrowers, the budget and projected financial statements of the Loan Parties for such fiscal year, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the Loan Parties, all in reasonable detail and in any event to include projected Capital Expenditures and quarterly projections of the Borrowers’ compliance with each of the covenants set forth in Section 5.03 of this Agreement;
               (vi) As soon as possible and in no event later than five (5) Business Days prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.06(c), the statement of the chief financial officer of the Borrowers setting forth the details thereof;
               (vii) As soon as possible and in no event later than thirty (30) after closing, written notice of the establishment or acquisition by a Loan Party of any new Subsidiary or the issuance of any new Equity Securities of any existing Loan Party;
               (viii) As soon as possible and in no event later than fifteen (15) Business Days after the receipt thereof by a Loan Party, a copy of any notice, summons, citations or other written communications concerning any actual or alleged violation of any Environmental Law, applicable maritime laws or liability of a Loan Party for Environmental Damages involving potential monetary liability or damages payable by any Loan Party of $10,000,000 or more (alone or in the aggregate in excess of insurance coverage) or which is reasonably expected to result in a Material Adverse Effect;
               (ix) As soon as possible and in no event later than the earlier of (A) the last day of each calendar quarter and (B) one (1) Business Day after the occurrence of any Event of Default if there has been an acquisition by any Loan Party of any ownership interest in any vessel, a written supplement to Schedule 4.01(h)(1) and (if applicable) Schedule 4.01(h)(2);
               (x) As soon as possible and in no event later than the earlier of (A) the last day of each calendar quarter and (B) one (1) Business Day after the occurrence of any Event of Default if there has been an acquisition by any Loan Party of any leasehold or ownership interest in real property, a written supplement to Schedule 4.01(h)(3);
               (xi) Promptly after the same are available, and in any event within five (5) Business Days after filing with the Securities and Exchange Commission, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent or any of its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which Parent, any Borrower or any of their respective Subsidiaries may file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 5.01(a);
               (xii) Promptly after the reasonable request by any Lender through the Administrative Agent, copies of any other report or other document that was filed by Parent, any Borrower or any of their respective Subsidiaries, with any Governmental Agency;
               (xiii) As soon as possible and in no event later than the due date set forth in the applicable Vessel Mortgage, the notices, reports, documents and other information required to be provided under Section 5(B) or any other section of the applicable Vessel Mortgage; and
               (xiv) Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Borrowers with the terms of this Agreement and the other Credit Documents as the Administrative Agent, the Security Trustee or any Lender may from time to time reasonably request.
The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on one or more Platforms and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state security laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.
The Administrative Agent and the Lenders acknowledge and agree that so long as Parent is a publicly reporting company, filings with respect to its financial statements submitted to the U.S. Securities and Exchange Commission within the time periods required by subsections (a)(i), (a)(ii), and (a)(xi) above shall be deemed to satisfy the requirements for the delivery of such financial statements in subsections (a)(i), (a)(ii), and (a)(xi) above.
          (b) Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.
          (c) Inspections. The Loan Parties shall permit the Administrative Agent, the Security Trustee and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours so long as no Default or Event of Default shall have occurred and be continuing and otherwise at any time as the Administrative Agent, the Security Trustee and any Lender may determine with or without prior notice to the Borrowers, to visit and inspect any of the properties and offices of the Loan Parties, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent, the Security Trustee or any Lender may request, all at the Borrowers’

expense; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall not be responsible for reimbursement for more than one onsite inspection per fiscal year.
          (d) Insurance. The Loan Parties shall:
               (i) Carry and maintain (A) insurance during the term of this Agreement of the types and in the amounts customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker’s compensation, (B) if requested by the Administrative Agent, flood insurance with respect to real property Collateral in amounts and subject to such deductibles and other terms as may be reasonably acceptable to the Administrative Agent, (C) in the case of any Loan Party that engages in any oil or oil-related business (including any business in products related to oil), including without limitation, owning, leasing or chartering any vessel engaged in the transport of oil or related products, oil pollution insurance covering risks in an amount up to and including the maximum amount available on commercially reasonable terms or, if such insurance is not available at reasonable cost after taking into account the level of exposure to which the Loan Parties may be subject, such other amounts as is usually insured against by companies of established repute engaged in the same or similar business from time to time, (D) insurance required by any Real Property Security Document or Vessel Security Document, (E) fire and usual marine risks (including hull and machinery and excess risks), (F) war risks, (G) protection and indemnity risks and (H) any other risks against which the Administrative Agent considers, having regards to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Administrative Agent be reasonable for the Loan Parties to insure and which are specified by the Administrative Agent by notice to the Borrowers;
               (ii) Furnish to the Administrative Agent, upon written request, full information as to the insurance carried;
               (iii) Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is satisfactory to the Administrative Agent; and
               (iv) Obtain and maintain endorsements acceptable to the Administrative Agent for such insurance (including form 438BFU or equivalent) naming the Administrative Agent and the Security Trustee as an additional insured, mortgagee and as lender’s loss payee and including lender’s loss payable endorsements;
               (v) Unless otherwise agreed to by the Administrative Agent with the consent of the Required Lenders, cause each such policy to (A) provide that neither the Borrowers, the Administrative Agent nor any other party shall be a coinsurer thereunder, (B) provide that it shall not be canceled, modified or not renewed (1) by reason of nonpayment of premium upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent, and (2) for any other reason upon not less than thirty (30) days’ prior written notice by the insurer to the Administrative Agent and, in each case, giving the

Administrative Agent the right to cure defaults, (C) provide for at least thirty (30) days’ prior written notice to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed, (D) be primary without right of contribution from any other insurance carried by or on behalf of any Lender, the Security Trustee or the Administrative Agent with respect to any interest in the Collateral, (E) provide that no Person other than the Loan Parties shall have any liability for any premiums with respect thereto and (F) provide that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;
provided, however, that if any Loan Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrowers agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.
          (e) Governmental Charges and Other Indebtedness. Each Loan Party shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien upon the property of such Loan Party and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, could have a Material Adverse Effect, except such taxes, Governmental Charges and Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of the Administrative Agent and no material property of any Loan Party is at impending risk of being seized, levied upon or forfeited.
          (f) Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans (i) to refinance certain existing indebtedness of the Borrowers; (ii) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement, (iii) to finance Permitted Acquisitions, and (iv) (together with Letters of Credit issued hereunder) to provide for the working capital and general corporate purpose needs of the Loan Parties. No part of the proceeds of any Loan or any Letter of Credit shall be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.
          (g) General Business Operations. Except to the extent expressly permitted by this Agreement, each of the Loan Parties shall (i) preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its rights, licenses, leases, qualifications, privileges franchises and other authority reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, would cause or be reasonably expected to result in a Material Adverse Effect, (iv) maintain, preserve and protect all of its rights to enjoy and use its trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations and (v) conduct its business in an orderly manner without voluntary interruption. No Loan Party shall change its jurisdiction of formation.
          (h) Compliance with Laws . Each Loan Party shall comply, and shall cause all other Persons occupying or using such Loan Party’s property to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws, Environmental Permits and all applicable maritime laws), noncompliance with which could have, individually or in the aggregate, a Material Adverse Effect and the inventory of each Loan Party shall comply with the Fair Labor Standards Act.
          (i) New Subsidiaries. The Borrowers shall, at their own expense promptly, and in any event (x) within ten (10) Business Days after the formation or acquisition of any Domestic Subsidiary or any Foreign Subsidiary and (y) within 30 days after the Closing Date with respect to any Phased-Out Entities (except to the extent such Phased-Out Entity has been merged out of existence or dissolved): (A) notify the Administrative Agent of such event in writing (to the extent notice has not already been provided in accordance with Section 5.01(a)(vii)), (B) cause each Domestic Subsidiary and each other Loan Party (other than a Foreign Subsidiary), as applicable, to become a party to the Guaranty, the Environmental Indemnity Agreement, the Security Agreement, the Intellectual Property Security Agreement and each other applicable Security Document in accordance with the terms thereof, execute additional Security Documents if requested by the Administrative Agent and amend the Security Documents as appropriate in light of such event to pledge to the Administrative Agent for the benefit of itself and the Lenders (1) 100% of the Equity Securities of each such Person which becomes a Domestic Subsidiary and (2) 100% of the non-voting Equity Securities (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) and 65% of the voting Equity Securities (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) of each such Person which becomes a Foreign Subsidiary (provided that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by any Loan Party of any additional Equity Securities in any such Foreign Subsidiary to the Administrative Agent, on behalf of itself and the Lenders, under the Security Documents would not result in an increase in the aggregate net consolidated tax liabilities of the Loan Parties, then, promptly after the change in such laws, all such additional Equity Securities shall be so pledged under the Security Documents) and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (C) deliver (or cause the appropriate Person to deliver) to the Administrative Agent all certificates and other instruments constituting Collateral thereunder free and clear of all adverse claims, accompanied by undated powers or other instruments of transfer executed in blank (and take such other steps as may be requested by the Administrative Agent to perfect the Administrative Agent’s first priority Lien in such Collateral consisting of Equity Securities in compliance with any applicable laws of jurisdictions outside of the United States of America), (D) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each new Domestic Subsidiary) required by law or requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Lenders a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent, (E) deliver an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent with respect to each new Domestic Subsidiary, and/or the pledge of the Equity Securities of each Domestic Subsidiary and Foreign Subsidiary and the matters set forth in this Section and (F) deliver to the Administrative Agent the same organization documents, resolutions, certificates, lien searches and other matters set forth in Schedule 3.01(b) and (e) with respect to such New Subsidiary as required to be delivered with respect to the Borrowers on the date hereof, in form and substance satisfactory to Administrative Agent.
          (j) Appraisals. During the existence of an Event of Default or upon the written request of any Lender acting pursuant to any Requirement of Law, the Borrowers agree that the Administrative Agent may, at the expense of the Borrowers, commission an appraisal of any property (i) to which any Loan Party holds legal title (including Vessels) and (ii) which is encumbered by any Security Document; provided that if any such appraisal is conducted due to the written request of any Lender acting pursuant to any Requirement of Law, the Borrowers shall not be obligated to pay for the expense of any such appraisal unless such Requirement of Law applies to Lenders constituting the Required Lenders at such time.
          (k) Additional Collateral.
               (i) If at any time from and after the Closing Date any Loan Party acquires any fee interest in real property, such Loan Party shall deliver to the Administrative Agent, at its own expense, promptly all documentation and information in form and substance reasonably satisfactory to the Administrative Agent (including surveys and environmental reports) to assist the Administrative Agent in obtaining deeds of trust or mortgages on such additional real property and ALTA policies of title insurance, with such endorsements as the Administrative Agent may reasonably require, issued by a company and in form and substance satisfactory to the Administrative Agent, in an amount equal to the principal amount of the Total Revolving Loan Commitment as in effect from time to time, insuring the Administrative Agent’s Lien on such additional real property Collateral to be of first priority, subject only to such exceptions as the Administrative Agent shall approve in its reasonable discretion, with all costs thereof to be paid by the Borrowers.
               (ii) If at any time from and after the Closing Date any Loan Party acquires any Vessel owned by a Loan Party that is documented or in the process of being documented, on a semi- annual basis (by July 15 and January 15 of each calendar year) or more frequently if requested by the Administrative Agent during the continuance of a Default or an Event of Default, such Loan Party shall execute, deliver and record, at its own expense, as soon as possible all documentation and information necessary or appropriate, as determined by the Security Trustee, in form and substance reasonably satisfactory to the Security Trustee to provide the Security Trustee a first priority mortgage on such additional Vessel, subject only to such exceptions as the Administrative Agent shall approve in its reasonable discretion, with all costs thereof to be paid by the Borrowers.

          (l) Vessel Mortgages. The Loan Parties shall within 180 days after the Closing Date (as such time period may be extended by the Administrative Agent in its sole and reasonable discretion up to a total period of 270 days) cause to be delivered to the Administrative Agent (i) evidence in form and substance satisfactory to the Administrative Agent that the Liens in favor of the Security Trustee under the Vessel Security Documents are valid, perfected first priority Liens on all Collateral (consisting of Vessels owned by a Loan Party and referenced in the applicable Vessel Security Document), subject to Permitted Liens and (ii) a favorable written opinion from Thompson Coburn LLP, special counsel for the Borrowers and the Guarantors addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, covering such legal matters as the Administrative Agent may request with respect to the Vessel Security Documents.
          (m) Real Property Documents. The Loan Parties shall within 90 days after the Closing Date (as such time period may be extended by the Administrative Agent in its sole and reasonable discretion up to a total period of 120 days) deliver each of the items listed below, each in form and substance satisfactory to the Administrative Agent:
               (i) Each Real Property Security Document listed on Schedule 1.01(a) in form and substance satisfactory to the Administrative Agent, shall have each been duly executed and in recordable form and shall have been duly recorded; provided that any Real Property Security Document encumbering the Hall Street Terminal Shall not be recorded until the item satisfying clause (vi) below has been delivered to the Administrative Agent;
               (ii) Evidence that upon the filing of appropriate financing statements and the recording of the Real Property Security Documents the Administrative Agent will have a valid, perfected first priority Lien on all real property Collateral, subject to Permitted Liens;
               (iii) ALTA standard coverage lender’s policy of title insurance (or a commitment therefor) insuring the validity and priority of the Real Property Security Documents listed on Schedule 1.01(a) (subject only to such exceptions as the Administrative Agent may approve), in such amounts and with such endorsements as the Administrative Agent may require, issued by a title insurer acceptable to the Administrative Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as the Administrative Agent may require;
               (iv) Flood Certificates with respect to all real property Collateral;
               (v) A favorable written opinion from Baker & Daniels LLP, special counsel for the Borrowers and the Guarantors addressed to the Administrative Agent for the benefit of the Administrative Agent, the Security Trustee and the Lenders, covering such legal matters as the Administrative Agent may request with respect to the Real Property Security Documents; and
               (vi) The NRG Intercreditor Agreement, duly executed by the Administrative Agent, the Security Trustee, Louisiana Generating LLC and NRG New Roads Holdings LLC or, if Louisiana Generating LLC and NRG New Roads Holdings LLC have waived the requirement for the NRG Intercreditor Agreement, the written consent of Louisiana

Generating LLC and NRG New Roads Holdings LLC to the Loan Parties granting Liens on the real property underlying the Hall Street Terminal and the personal property located on such real property in favor of the Administrative Agent under the Security Documents.
          (n) Vessel Documentation. The Loan Parties shall cause all Vessels owned by a Loan Party to be documented with the U.S. Coast Guard (including promptly commencing documentation of any Vessel not documented as of the Closing Date or when acquired) other than Vessels that (i) are obsolete as of the Closing Date, (ii) are scheduled for scrap as of the Closing Date or (iii) have a fair market value of less than $5,000,000 in the aggregate as of the Closing Date or during the term this Agreement.
          (o) Certificates of Documentation. The Loan Parties shall within 30 days after the Closing Date (as such time period may be extended by the Administrative Agent in its sole and reasonable discretion up to a total period of 90 days) deliver to the Administrative Agent copies of certificates of documentation of a recent date for all liquid cargo barges and towboats owned by the Loan Parties as of the Closing Date.
     5.02. Negative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation (other than contingent indemnity obligations to the extent no claim has been asserted) remains unpaid or unperformed, or any portion of any Commitment remains in force, each Borrower will comply, and will cause compliance by the other Loan Parties, with the following negative covenants, unless the Required Lenders shall otherwise consent in writing:
          (a) Indebtedness. None of the Loan Parties shall create, incur, assume or permit to exist any Indebtedness or engage in any off-balance sheet finance transaction or other similar transaction except for the following (“Permitted Indebtedness”):
               (i) Indebtedness of the Loan Parties under the Credit Documents;
               (ii) Indebtedness of the Loan Parties listed in Schedule 5.02(a) and existing on the date of this Agreement and any Indebtedness of the Loan Parties under initial or successive refinancings of any Indebtedness permitted by this clause (ii); provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced and (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to the applicable Loan Party and the Lenders than the Indebtedness being refinanced;
               (iii) Indebtedness of the Loan Parties under each Rate Contract entered into with respect to the Loans; provided that (A) such Rate Contract is entered into in connection with bona fide hedging operations and not for speculation and (B) the aggregate notional principal amount under all such Rate Contracts does not exceed the Effective Amount of the Total Revolving Loan Commitment at any time;
               (iv) Indebtedness of the Loan Parties with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Section 6.01(h));

               (v) Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;
               (vi) Indebtedness owing to any other Loan Parties; provided that the Investment constituting such Indebtedness is permitted by Section 5.02(e)(iii);
               (vii) purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;
               (viii) Subordinated Obligations incurred after the Closing Date; provided that such Indebtedness is on terms and conditions and pursuant to documentation (including rate, tenor, amount, security and subordination) reasonably satisfactory to the Required Lenders and the Required Lenders consent thereto is evidenced in writing; and
               (ix) Maritime Administration Financing Indebtedness and other additional Indebtedness (including Indebtedness of the Loan Parties under Lender Bank Products) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding (to the extent not permitted any other clause of this Section 5.02(a)).
          (b) Liens. No Loan Party shall create, incur, assume or permit to exist any Lien or Negative Pledge on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):
               (i) Liens in favor of the Administrative Agent, the Security Trustee or any Lender securing the Obligations and Negative Pledges under the Credit Documents;
               (ii) Liens listed in Schedule 5.02(b) and existing on the date of this Agreement and any replacement Liens (covering the same or a lesser scope of property) in respect of replacement Indebtedness permitted under Section 5.02(a)(ii);
               (iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith and by appropriate proceedings; provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;
               (iv) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums which are not overdue more than 60 days or are being contested in good faith and by appropriate proceedings; provided that adequate reserves for the payment thereof have been established in accordance with GAAP;
               (v) Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; and

               (vi) Purchase money Liens and associated Negative Pledges on property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 5.02(a)(vii); and
               (vii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or (vi) above; provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;
               (viii) any judgment Lien not giving rise to an Event of Default;
               (ix) leases or subleases granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of any Loan Party;
               (x) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party;
               (xi) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessor, utilities and other service providers;
               (xii) bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;
               (xiii) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Loan Party;
               (xiv) Liens incurred with respect to Subordinated Obligations permitted under Section 5.02(a)(viii) to the extent the Required Lenders expressly permit any such Liens when consenting to any such Subordinated Obligations pursuant to Section 5.02(a)(viii);
               (xv) Liens on the real property subject to any of the Real Property Security Documents identified in the ALTA title policy received by the Administrative Agent (in form and substance satisfactory to the Administrative Agent ) relating to such real property;
               (xvi) Liens incurred with respect to the Indebtedness permitted under Section 5.02(a)(ix);
               (xvii) Liens permitted under the Vessel Mortgages; and
               (xviii) (A) Liens granted by a third party purchaser on such third party purchaser’s interest in a vessel to be constructed by a Loan Party and purchased by such third party purchaser in favor of a third party financier that is financing such purchaser’s purchase of such vessel and (B) Negative Pledges on such vessel to be constructed that are granted by the Loan Parties under the agreement for the construction of such vessel;

provided, however, that the foregoing exceptions shall not permit any Lien in any Equity Securities issued by any Loan Party (other than Parent) and owned by any Loan Party, except for Liens in favor of the Administrative Agent securing the Obligations or any guaranty thereof.
          (c) Asset Dispositions. No Loan Party shall, directly or indirectly, sell, lease, charter, convey, transfer or otherwise dispose (including, without limitation, via any sale and leaseback transaction and via any disposition in connection with the exercise of remedies by NRG with respect to certain liens held by NRG on the Hall Street Terminal which secure certain of ACL’s obligations to NRG) of any of its assets or property, whether now owned or hereafter acquired, except for the following:
               (i) Sales, leases or other dispositions by the Loan Parties of inventory in the ordinary course of their businesses (excluding sales of inventory by any Loan Party, directly or indirectly, to another Loan Party) including any sale by Jeffboat of barges and other equipment in a Jeffboat Sale and Leaseback Transaction;
               (ii) Sales, leases or other dispositions by the Loan Parties of damaged, worn or obsolete equipment in the ordinary course of their businesses for not less than fair market value;
               (iii) Sales or other dispositions by any Loan Party of Investments permitted by clause (i) of Section 5.02(e) for not less than fair market value; provided that no Default or Event of Default shall have occurred and be continuing and the proceeds of such sale or other disposition are retained as working capital with such Loan Party;
               (iv) Sales or other dispositions of assets and property by the Borrowers to any Guarantor (other than Parent or Commercial Barge Line Company) or by any Guarantor to the Borrowers or another Guarantor (other than Parent or Commercial Barge Line Company); provided that the terms of any such sales or other dispositions by or to the Borrowers or any Guarantor are terms which are no less favorable to the Borrowers or any Guarantor than would prevail in the market for similar transactions between unaffiliated parties dealing at arm’s length; and
               (v) Additional sales, leases or other disposition of assets or property by the Loan Parties not to exceed (A) $50,000,000 of assets valued at fair market value in the aggregate per calendar year or (B) $150,000,000 of assets valued at fair market value in the aggregate during the term of this Agreement.
          (d) Mergers, Acquisitions, Etc. No Loan Party shall reorganize, recapitalize or consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:
               (i) (A) the Borrowers and the other Loan Parties (other than Parent or Commercial Barge Line Company) may merge with each other; provided that (A) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such merger and (B) in any such merger involving a Borrower and another Loan Party (other than another Borrower), such Borrower is the surviving Person; and (B) Parent and Commercial

Barge Line Company may merge with each other and American Barge Line Company may merge with and into Commercial Barge Line Company; provided that (A) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such merger and (B) in any such merger involving Parent, Parent is the surviving Person;
               (ii) Acquisitions by a Borrower or a Guarantor of any Person or the assets of a Person as a new Subsidiary or of all or substantially all of the assets of any other Person or identifiable business unit or division of any other Person (in each case, the “Proposed Target”); provided that, unless otherwise agreed to in writing by the Administrative Agent (with the written approval of the Required Lenders) with respect to any of the below requirements in connection with a particular acquisition:
                    (A) No Default or Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition (actually and on a pro forma basis);
                    (B) The property acquired (or the property of the Proposed Target) in such acquisition is ancillary to, reasonably related to, or used or useful in, the same or a similar line of business as the Borrowers and their Subsidiaries;
                    (C) The acquisition of the Proposed Target shall be completed as a result of an arm’s length negotiation (i.e. on a non-hostile basis) (unless otherwise agreed to in writing by the Required Lenders with respect to a particular acquisition as noted above);
                    (D) The acquisition of the Proposed Target shall be consummated, in all material respects, in accordance with all applicable laws and all applicable Governmental Authorizations;
                    (E) For each acquisition where the total consideration exceeds $50,000,000, the Borrowers shall have delivered to the Administrative Agent subject to Section 8.10, (1) (x) financial statements of the subject of such acquisition that is a separate Person (or is an acquisition of all the assets of a Person) to the extent available, but in no event for less than the immediately preceding twelve months or (y) in the case of an acquisition of assets constituting less than all of the assets of a Person, the equivalent of financial statements with respect to such assets or, if no such financial statements are available, an appraisal or other valuation of the assets to be acquired, (2) pro forma financial statements reflecting the combined projected performance of the Loan Parties during the 12 months immediately following consummation of such transaction, certified to the Administrative Agent and the Lenders as being the good faith projections of the Borrowers, in form and detail reasonably acceptable to the Administrative Agent, which projections shall show that such acquisition will not result in any Default or Event of Default hereunder and (3) such additional reasonable information as requested by the Lenders regarding the acquisition;
                    (F) The Borrowers shall be in compliance with the financial covenants set forth in this Agreement on a pro forma basis after giving effect to the acquisition of the Proposed Target as if such acquisition occurred on the last day of the fiscal quarter most recently ended;

                    (G) The Administrative Agent shall prior to the proposed acquisition date have received a Compliance Certificate evidencing pro forma compliance as described in clause (F) above;
                    (H) If a Proposed Target is organized or domiciled under the law of any jurisdiction outside the United States, or a Proposed Target has more than 10% of its assets or annual revenues based in or from outside of the United States (as determined from the most recently available financial information for the Proposed Target), then such Proposed Target’s Adjusted EBITDA shall be discounted for covenant compliance to the extent the Administrative Agent cannot obtain perfected liens on its assets;
                    (I) The Proposed Target shall be owned directly by the Borrowers or, if the Proposed Target remains a separate entity, be a wholly-owned Subsidiary of a Borrower after giving effect to the acquisition;
                    (J) The Administrative Agent and the Security Trustee (as applicable) shall hold a perfected, first priority security interest in and lien on all of the assets acquired by a Borrower or a Guarantor in such transaction (including but not limited to the assets of the Proposed Target, subject only to Permitted Liens and, if the Proposed Target survives such transaction as a separate Subsidiary, any Equity Securities in the Proposed Target to the extent required by Section 5.01(i)); and
                    (K) If such Proposed Target remains a separate Subsidiary, all action required of the Loan Parties under Section 5.01(i) shall be completed substantially concurrently with the consummation of such acquisition or, if requested by the Administrative Agent, such Proposed Target (and any Subsidiary of the Proposed Target acquired as part of the acquisition) shall be a party to the Credit Documents as a borrower substantially concurrently with the consummation of such acquisition pursuant to documentation in form and substance satisfactory to the Administrative Agent.
          (e) Investments. None of the Loan Parties shall make any Investment except for Investments in the following:
               (i) Investments by the Loan Parties in deposit accounts, cash and Cash Equivalents; provided that, for Investments of the Borrower and each Guarantor, such Investments are subject to a Control Agreement (other than up to 10 accounts for all Borrowers and Guarantors in the aggregate where such account have an average aggregate monthly balance of less than $1,000,000);
               (ii) Investments listed in Schedule 5.02(e) existing on the date of this Agreement;
               (iii) Investments by the Loan Parties in each other (other than Parent and Commercial Barge Line Company); provided that any Investments constituting Indebtedness shall be evidenced by one or more Pledged Intercompany Notes subject to a first perfected security interest in favor of the Administrative Agent and in the Administrative Agent’s possession; provided further that Investments (including any loans or advances) by Loan Parties made directly or indirectly in Foreign Subsidiaries may not exceed $30,000,000 in the aggregate at any one time;
               (iv) Investments permitted by Section 5.02(d) and Investments that comply with both Section 5.02(a)(iii) and Section 5.02(l);
               (v) In addition to Investments otherwise expressly permitted by this Section 5.02(e) (provided no Event of Default then exists or results therefrom), Investments by the Borrower and its Domestic Subsidiaries in Joint Ventures which are organized under the laws of the United States of America or any state thereof in an aggregate amount (valued at cost) not to exceed $50,000,000 as to any such Joint Venture or $100,000,000 in the aggregate as to all such Joint Ventures since the date of this Agreement;
               (vi) Loans and advances to employees in the ordinary course of business and in accordance with past practices not to exceed $5,000,000 in the aggregate at any one time;
               (vii) Investments by Parent in treasury Equity Securities of Parent; and
               (viii) Additional Investments not to exceed $5,000,000 in the aggregate at any one time (to the extent not permitted any other clause of this Section 5.02(e)).
          (f) Distributions, Redemptions, Etc. No Loan Party shall reorganize, recapitalize or make any Distributions or set apart any sum for any such purpose except as follows:
               (i) Any Subsidiary of a Borrower may pay dividends on its Equity Securities to a Borrower or any intervening Subsidiary;
               (ii) If no Default or Event of Default shall have occurred and be continuing or would result from a proposed Distribution under this Section 5.02(f)(ii) and so long as any Borrower is a limited liability company or any other pass-through entity for tax purposes, each Borrower may, on a quarterly basis, make cash Distributions to Parent (through any intervening Loan Parties) in an amount equal to the minimum amount necessary to pay for estimated income taxes owing by Parent attributable to the income of such Borrower (less the amount of any prior Distribution for such purpose that was not necessary to pay the actual taxes of such holders);
               (iii) The Borrowers may make Distributions pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrowers and their respective Subsidiaries, including, without limitation, pursuant to any severance packages for management or employees of the Borrowers and their respective Subsidiaries and approved by the board of managers (or other governing body) of the Borrower making such Distribution; and
               (iv) Any Loan Party may make Distributions if (1) no Default or Event of Default has occurred and is continuing or would result from such Distribution; and (2) the Borrowers provide the Administrative Agent a certificate from a Responsible Officer certifying that there is pro forma compliance with the financial covenants in Section 5.03 after giving effect to such Distributions.
          (g) Change in Business. No Loan Party shall engage, either directly or indirectly through Affiliates, in any business substantially different from the business of the Borrowers as of the Closing Date.
          (h) Payments of Indebtedness, Etc. No Loan Party shall:
               (i) prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled payment thereof any Indebtedness (including any Subordinated Obligations) or lease obligations of any Loan Party (other than (A) the Obligations and (B) the prepayment of any Indebtedness incurred in accordance with Section 5.02(a)(vii) so long as no Default or Event of Default exists at the time of such proposed prepayment of any Indebtedness incurred in accordance with Section 5.02(a)(vii) or would result therefrom); or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Indebtedness (including any Subordinated Obligations) of any Loan Party prior to the date when due or otherwise to provide for the defeasance of any such Indebtedness;
               (ii) pay or prepay any principal, premium, interest or any other amount (including sinking fund payments) with respect to any Subordinated Obligation (except payments expressly approved by the Required Lenders in writing), or redeem purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) any Subordinated Obligations; or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Subordinated Obligations prior to the date when due or otherwise to provide for the defeasance of any Subordinated Obligations; or
               (iii) supplement, modify, amend, restate, extend or otherwise change the terms of any document, instrument or agreement evidencing or governing any Subordinated Obligations;
provided, however, that any Loan Party may prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled payment thereof any Indebtedness (including any Subordinated Obligations) or lease obligations of any Loan Party if (1) no Default or Event of Default has occurred and is continuing or would result from such prepayment, redemption, purchase, defeasance, acquisition or other satisfaction of such Indebtedness; (2) with respect to Subordinated Obligations, such prepayment, redemption, purchase, defeasance, acquisition or other satisfaction of such Subordinated Obligations is otherwise permitted under the applicable intercreditor agreement or subordination provisions applicable to such Subordinated Obligations; (3) before and after giving effect to such prepayment, redemption, purchase, defeasance, acquisition or other satisfaction of such Indebtedness, the Total Leverage is less than 2.50 to 1.00; and (4) prior to taking such action the Borrowers provide the Administrative Agent a certificate from a Responsible Officer certifying that the conditions under clauses (1), (2) and (3) above are satisfied and there is pro forma compliance with the financial covenants in Section 5.03 after giving effect to such prepayment, redemption, purchase, defeasance, acquisition or other satisfaction of such Indebtedness.
          (i) ERISA.
               (i) No Loan Party nor any ERISA Affiliate shall (A) adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC involving any Pension Plan or Multiemployer Plan which would subject a Loan Party or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the IRC or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC, where singly or cumulatively, the above could have a Material Adverse Effect.
               (ii) No Loan Party shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.
          (j) Transactions With Affiliates. No Loan Party shall enter into or permit to exist any Contractual Obligation with any Affiliate (other than any other Loan Party) or engage in any other transaction with any Affiliate (other than any other Loan Party) except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons.
          (k) Accounting Changes. No Loan Party shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as required by GAAP.
          (l) Rate Contracts. No Loan Party shall enter into any Rate Contract, except (i) Rate Contracts entered into to hedge or mitigate risks to which the Borrowers or any Subsidiary has actual exposure (other than those in respect of Equity Securities of the Borrowers or any Subsidiary of a Borrower), and (ii) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Borrower or any Subsidiary.
          (m) Amendment of Material Documents. No Loan Party shall agree to amend, modify, supplement or replace any Material Document or any document executed and delivered in connection therewith, in each case in a manner which would adversely affect the interests of the Administrative Agent, the Security Trustee and the Lenders and in any event subject to Section 5.02(h) with respect to Subordinated Obligations.
          (n) Restrictive Agreements. No Loan Party shall agree to any restriction or limitation (other than as set forth in this Agreement or the other Credit Documents) on the making of Distributions or the transferring of asset from any Loan Party to another Loan Party.
          (o) Joint Ventures. No Loan Party shall enter into or maintain any interest in any Joint Venture; provided, however, that the Borrowers may enter into and maintain an interest in:
               (i) the following existing Joint Ventures: BargeLink LLC (owning up to 50% of the Equity Securities of such entity), Bolivar Terminal Company (owning up to 50% of the Equity Securities of such entity), T.T. Barge Services Mile 237 LLC (owning up to 35% of the Equity Securities of such entity), and SSIC Remediation LLC (owning up to 30.29% of the Equity Securities of such entity), and
               (ii) additional Joint Ventures if (A) the aggregate Investment by the Borrowers and their Subsidiaries in all Joint Ventures is permitted by Section 5.02(e)(v), (B) the business of such additional Joint Venture is ancillary to, reasonably related to, or used or useful in, the same or a similar line of business as the Borrowers and their Subsidiaries and (C) such additional Joint Venture is a corporation, limited liability company or other limited liability entity.
          (p) Accounts. No Loan Party shall fail, within 30 days of the Borrowers’ receipt of a written request from the Administrative Agent (as such time period may be extended by the Administrative Agent), to execute and deliver to the Administrative Agent control agreements in form and substance reasonably acceptable to the Administrative Agent with respect to each account of the Loan Parties which is existing as of the Closing Date (to the extent the Borrowers have not already done so) or opened following the Closing Date with any bank, savings association, financial institution or similar financial intermediary in which cash or other property will be deposited (other than with respect to accounts fall within the exception described in Section 5.02(e)(i)).
          (q) Modification. None of the Loan Parties shall make any modification or repairs to, or replacement of, any of the Vessels owned by a Loan Party or equipment installed on such Vessel which would or might materially alter the structure, type or performance characteristics of such Vessel and materially reduce its value.
     5.03. Financial Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrowers will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:
          (a) Total Leverage Ratio. The Borrowers shall not at any time permit the Total Leverage Ratio to be greater than 3.00 to 1.00; provided that if (i) any Permitted Acquisition is consummated after the Closing Date and (ii) as of the closing date of any such Permitted Acquisition the Total Leverage Ratio is actually greater than 2.50 to 1.00 or is greater than 2.50 to 1.00 on a pro forma basis after giving effect to such Permitted Acquisition, the maximum ratio shall be 3.50 to 1.00 for twelve consecutive months beginning on the date of such Permitted Acquisition is consummated (and the maximum ratio shall revert to 3.00 to 1.00 after the end of such twelve month period).
          (b) Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio as at the end of any fiscal quarter to be less than 1.50 to 1.00.
          (c) Minimum Net Worth. The Borrowers shall not permit Net Worth as of the last day of any fiscal quarter (such date to be referred to herein as a “Determination Date”) which occurs after the Closing Date to be less than the sum on such Determination Date of the following:
               (i) $304,854,704.35; plus
               (ii) Fifty percent (50%) of the cumulative sum of the Loan Parties’ annual consolidated Net Income for each fiscal quarter of the Borrower ending after December 31, 2006 through and including the fiscal year ending immediately prior to the Determination Date (excluding any quarter in which net income is negative); plus
               (iii) One-hundred percent (100%) of the Net Proceeds from the issuance of Equity Securities by Parent or any other Loan Party the proceeds of which are received from a Person that is not a Loan Party from and after December 31, 2006.
ARTICLE VI. EVENTS OF DEFAULT.
     6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:
          (a) Non-Payment. Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation (including any amount due in respect thereof under the Guaranty) or (ii) fail to pay within three (3) days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents (including any amount due under any Lender Rate Contract and, to the extent not included in clause (i), the Guaranty); or
          (b) Specific Defaults. Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a), Section 5.01(f), Section 5.01(g), Section 5.01(h), Section 5.01(i), Section 5.01(k), Section 5.01(l), Section 5.01(m), Section 5.02 or Section 5.03; or
          (c) Other Defaults. Any default shall occur under the Guaranty or any Security Document and such default shall continue beyond any period of grace provided with respect thereto; or any Loan Party shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Credit Document (other than Lender Rate Contracts) and such failure shall continue for thirty (30) days after the date of such failure; or

          (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Loan Party to the Administrative Agent, the Security Trustee or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to the Administrative Agent, the Security Trustee or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or
          (e) Cross-Default. (i) Any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $25,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $25,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $25,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or
          (f) Insolvency; Voluntary Proceedings. Any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or
          (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

          (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount of $25,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrowers and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of ten (10) consecutive days; provided that if one or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount of $50,000,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrowers and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances such circumstance shall be an Event of Default whether or not the same has been satisfied, vacated or stayed; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party with an aggregate value in excess of $25,000,000 and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, could have a Material Adverse Effect are rendered, issued or levied; or
          (i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms or shall otherwise cease to be in full force and effect; or
          (j) Security Documents. Any Lien intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, or any Loan Party shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Documents; or
          (k) ERISA. Any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of thirty (30) days or more after notice thereof is provided to the Borrowers by the Administrative Agent, or any Pension Plan shall be terminated within the meaning of Title IV of ERISA by the PBGC or a trustee shall be appointed by the PBGC to administer any Pension Plan; or
          (l) Change of Control. Any Change of Control shall occur; or
          (m) Involuntary Dissolution or Split Up. Any order, judgment or decree shall be entered against a Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

          (n) Lender Rate Contracts. The occurrence of a default by any Loan Party under any Lender Rate Contract and the passage of any applicable grace period in respect thereof; or
          (o) Material Adverse Change. A material adverse change in the operations, business or condition (financial or otherwise) of any Borrower individually or the Loan Parties (taken as a whole) since December 31, 2006 shall have occurred; or
          (p) Guarantors. Any Guarantor shall repudiate or purport to revoke the Guaranty; or
          (q) Designated Person. Any Loan Party shall become a Designated Person; or
          (r) Subordinated Obligations. Any trustee for, or any holder of, any Subordinated Obligations asserts in writing that any such Subordinated Obligations (or any portion thereof) is not subordinated to the Obligations in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations); or any event occurs which gives the holder or holders of such Subordinated Obligations (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligations due before the date on which it otherwise would become due, or the right to require the issuer thereof, to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of any Subordinated Obligations, or a final judgment is entered by a court of competent jurisdiction that any Subordinated Obligations (or any portion thereof) is not subordinated in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations) to the Obligations, or
          (s) NRG Agreements. The occurrence of (i) a Trigger Event (as such term is defined in any one or more of the NRG Agreements), (ii) the passage of any applicable notice period under the NRG Agreements, and (iii) the enforcement or exercise by NRG of its rights under the NRG Agreements in connection with such Trigger Event.
     6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrowers, (a) terminate the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, and/or (b) declare all or a portion of the outstanding Obligations (other than in connection with Lender Rate Contracts) payable by the Borrowers to be immediately due and payable and require that the Borrowers Cash Collateralize the Obligations in an amount equal to 105 % of the then Effective Amount of the L/C Obligations, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding . Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (1) the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrowers to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Administrative Agent as security for the Obligations and (3) all outstanding Obligations payable by the Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent and the Security Trustee may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both. Notwithstanding anything to the contrary in the Credit Documents, all Cash Collateral shall first be applied to the L/C Obligations and then to the remaining obligations in the manner set forth in the Credit Documents.
ARTICLE VII. ADMINISTRATIVE AGENT, THE SECURITY TRUSTEE AND RELATIONS AMONG LENDERS.
     7.01. Appointment, Powers and Immunities.
          (a) Each Lender (on its own behalf and on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) hereby appoints and authorizes Wells Fargo and its successors to act as its administrative agent hereunder and under the other Credit Documents and as security trustee under the Vessel Security Documents with such powers as are expressly delegated to the Administrative Agent and the Security Trustee by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender (on its own behalf and on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) hereby authorizes the Administrative Agent and the Security Trustee to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Co-Syndication Agents, Co-Documentation Agents and Lead Arranger shall not have any duties or responsibilities or any liabilities under this Agreement or any other Credit Documents and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not require the consent of any of the Co-Syndication Agents, Co-Documentation Agents or Lead Arranger in such capacity. The Administrative Agent and the Security Trustee shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender (or any Affiliate of a Lender that is party to a Lender Rate Contract or providing Lender Bank Products) or have any fiduciary duty to any Lender (or any Affiliate of a Lender that is party to a Lender Rate Contract or providing Lender Bank Products). Notwithstanding anything to the contrary contained herein the Administrative Agent and the Security Trustee shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. None of the Administrative Agent, the Security Trustee or any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent and the Security Trustee may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. None of the Administrative Agent, the Security Trustee or any of their respective directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent and the Security Trustee shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or in the absence of such direction such action as the Administrative Agent and the Security Trustee in good faith deems advisable under the circumstances.
          (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
          (c) The Security Trustee shall act on behalf of the Lenders (which, for the avoidance of doubt, includes each Affiliate of a Lender that is party to a Lender Rate Contract or providing any Lender Bank Products as set forth in the definition of “Lender”) with respect to the Vessels pledged as Collateral and Vessel Security Documents; provided, however, that the Security Trustee shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the Security Trustee as fully as if the term “Administrative Agent” as used in this Article VII included the Security Trustee with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Security Trustee.
     7.02. Reliance by the Administrative Agent. The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     7.03. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received a written notice from a Lender or the Borrowers, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”. If the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything to the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.
     7.04. Indemnification. Without limiting the Obligations of the Borrowers hereunder, each Lender agrees to indemnify the Administrative Agent, ratably in accordance with its Revolving Proportionate Share of all Obligations and Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).
     7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Loan Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Loan Party which may come into the possession of the Administrative Agent or that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or any officer, employee or agent of any Loan Party in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document.
     7.06. Resignation of the Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrowers and the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, if not a Lender, shall be reasonably acceptable to the Borrowers; provided, however, that the Borrowers shall have no right to approve a successor Administrative Agent if a Default or Event of Default has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring Administrative Agent shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day even if no successor has been appointed. If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent hereunder. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. The successor Administrative Agent (or if there is no successor one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing Administrative Agent and the then existing Administrative Agent shall be fully released as “L/C Issuer,” “Security Trustee” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing Administrative Agent.
     7.07. Collateral Matters.
          (a) The Administrative Agent and the Security Trustee are each hereby authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.
          (b) The Lenders irrevocably authorize the Administrative Agent and the Security Trustee, at its respective option and in its respective discretion, to release (and to execute and deliver such documents, instruments and agreements as the Administrative Agent and the Security Trustee (as applicable) may deem necessary to release) any Lien granted to or held by the Administrative Agent or the Security Trustee upon any Collateral (i) upon termination of the Revolving Loan Commitments and the full Cash Collateralization of the then outstanding L/C Obligations and the payment in full of all Loans and all other Obligations payable under this Agreement and under the other Credit Documents; (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Credit Documents (including Section 5.02(c)); (iii) constituting property leased to the Loan Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Credit Documents or which will concurrently expire and which has not been and is not intended by the Loan Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04. Upon request by the Administrative Agent or the Security Trustee, the Lenders will confirm in writing the Administrative Agent’s and the Security Trustee’s authority to release particular types or items of Collateral pursuant to this Section 7.07.
          (c) Unless all the Lenders otherwise consent in writing, any and all cash collateral for the Obligations shall be released to the Borrowers, to the extent not applied to the Obligations, only if (i) the Revolving Loan Commitments have been terminated (ii) all Obligations have been paid in full and are no longer outstanding, including, without limitation, any L/C Obligations or any other contingent obligations.
     7.08. Performance of Conditions. For the purpose of determining fulfillment by the Borrower and the other Loan Parties of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article 3 to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Credit Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Revolving Proportionate Share of such Loan or Letter of Credit.
     7.09. The Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with the any Loan Party and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder. With respect to Loans, if any, made by the Administrative Agent in its capacity as a Lender, the Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender, and the terms “Lender” or “Lenders” shall include the Administrative Agent in its capacity as a Lender. The Administrative Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.
     7.10. Collateral Matters/Lender Rate Contracts. Each Lender on its own behalf on behalf of its Affiliates understands and agrees that if the Obligations are repaid as described in Section 7.07, the Collateral will be released as described in Section 7.07 and such Lender and its Affiliates will no longer have the benefits of the Collateral.
     7.11. NRG Intercreditor Agreement. Each of the Lenders from time to time party to this Agreement hereby confirms and reaffirms the irrevocable authority of the Administrative Agent and the Security Trustee to execute, deliver and act on their behalf under, the NRG Intercreditor Agreement and each supplement, modification, amendment, restatement or extension thereto approved by the Required Lenders. Each Lender agrees to be bound by the terms and provisions of the NRG Intercreditor Agreement.
ARTICLE VIII. MISCELLANEOUS.
     8.01. Notices.
          (a) Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrowers, any Lender or the Administrative Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to the Borrowers or to the Administrative Agent, the L/C Issuer or the Swing Line Lender, at its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when sent by facsimile transmission, upon confirmation of receipt; provided, however, that (1) any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person, (2) the e-mail or other web-based communication expressly permitted under Sections 2.01 shall no longer be permitted if the Administrative Agent has notified the Borrowers that it is incapable of receiving such notices and communications by e-mail or other web-based communication and (3) unless the Administrative Agent otherwise prescribes, notices and other web-based communication sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement (it being understood that an “auto-response” shall not constitute any such written acknowledgement)), provided that if such e-mail notice or other web-based communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

The Administrative Agent, the Security Trustee,
the L/C Issuer and
the Swing Line Lender:	For Notices of Borrowing, Notices of Conversion and Notices of Interest Period Selection:

Wells Fargo Bank, National Association
MAC C7300-035
3rd Floor 1700 Lincoln St.
Denver, Colorado 80203-4500
Attention: Gina Chicaferro
Tel. No. (303) 863-6613
Fax No. (303) 863-5533 E-mail: Gina.M.Chicaferro@wellsfargo.com

For all other notices:

Wells Fargo Bank, National Association
300 N. Meridian St., Suite 1600
Indianapolis, IN 46204
Attention: James M. Stehlik, Vice President
Tel. No. (317) 977-1115
Fax No. (317) 977-1118
E-mail: James.Stehlik@wellsfargo.com

The Borrowers:	American Commercial Lines LLC
1701 East Market Street
Jeffersonville, IN 47130
Attention: Kevin S. Boyle, Vice President & Treasurer
Tel. No. (812) 288-1943
Fax No. (812) 288-1722

With copy to:	Baker & Daniels LLP
600 East 96th Street, Suite 600
Indianapolis, IN 46240
Attention: David A. Foster
Tel. No. (317) 569-4686
Fax No. (317) 569-4800
Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrowers to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 1:00 p.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrowers to the Administrative Agent or any Lender to be made by telephone or facsimile, the

Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent or a Lender is such a person.
          (b) The Borrowers agree that the Administrative Agent may make any material delivered by the Borrowers to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrowers or any other Loan Party, or any other materials or matters relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as IntraLinks, or a substantially similar electronic system (the “Platform”). The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.
     8.02. Expenses. The Borrowers shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all reasonable fees and expenses, including reasonable syndication expenses, travel expenses, attorneys’, consultants’ and experts’ fees and expenses, incurred by the Administrative Agent or the Security Trustee in connection with the syndication of the facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder, (b) all reasonable fees and expenses of the Administrative Agent in connection with the use of any Platform and (c) all fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent, the Security Trustee and the Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Administrative Agent’s, the Security Trustee’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Loan Party). The obligations of the Borrowers under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.
     8.03. Indemnification. To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrowers agree to protect, indemnify, defend and hold harmless the Administrative Agent, the Security Trustee, the L/C Issuer, the Swing Line Lender, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys’ fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (a) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by a Borrower of any proceeds of the Loans or the Letters of Credit, (b) any Environmental Damages, (c) any claims for brokerage fees or commissions in connection with the Credit Documents or any transaction contemplated thereby or in connection with a Borrower’s failure to conclude any other financing, and to reimburse each Indemnitee on demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing, (d) any Permitted Acquisition or attempted acquisition, merger, consolidation or takeover (hostile or otherwise) involving any Loan Party or (e) the use of any Platform; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrowers to protect, indemnify, defend or hold harmless any Indemnitee against any such liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses (“Losses”) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnitee or any Losses arising from disputes among one or more Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Administrative Agent, the Security Trustee or any Lender believes is covered by this indemnity, the Administrative Agent, the Security Trustee or such Lender shall give the Borrowers notice of the matter and the Administrative Agent, the Security Trustee or such Lender may select its own counsel or request that the Borrowers defend such suit, claim or demand, with legal counsel satisfactory to the Administrative Agent, the Security Trustee or such Lender as the case may be, at the Borrowers’ sole cost and expense; provided, however, that the Administrative Agent, the Security Trustee or such Lender shall not be required to so notify the Borrowers and the Administrative Agent or such Lender shall have the right to defend, at the Borrowers’ sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s, the Security Trustee’s or such Lender’s business or that of its Affiliates. The Administrative Agent, the Security Trustee or such Lender may also require the Borrowers to defend the matter. Notwithstanding the foregoing provisions, the Indemnitees will be entitled to employ counsel separate from counsel for the Borrowers and for any other party in such action if any such Indemnitee reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Borrowers not advisable, all at the Borrowers’ expense. In the event an Indemnitee (or any of its officers, directors or employees)

appears as a witness in any action or proceeding brought against the Borrowers in which an Indemnitee is not named as a defendant, the Borrowers agree to reimburse such Indemnitee for all out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness. Any failure or delay of the Administrative Agent, the Security Trustee or any Lender to notify the Borrowers of any such suit, claim or demand shall not relieve the Borrowers of their obligations under this Section 8.03. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence of willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. The obligations of the Borrowers under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.
     8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrowers and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however, that:
          (a) Any amendment, waiver or consent which would (i) amend the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, (ii) increase the Total Revolving Loan Commitment (other than pursuant to Section 2.01(b)), (iii) extend the Maturity Date, (iv) reduce the principal of or interest on any Loan or L/C Borrowing or any fees or other amounts payable for the account of the Lenders hereunder (provided that it is understood that any additional add backs agreed to pursuant to clause (b)(vii) of the definition of Adjusted EBITDA shall not be deemed to be a reduction of interest), (v) extend any date fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of the Lenders, (vi) amend this Section 8.04 or Section 2.10, or (vii) release any Borrower or Guarantor, must be in writing and signed or approved in writing by all of the Lenders (or the Administrative Agent on behalf of all of the Lenders with the written approval of all of the Lenders);
          (b) Any amendment, waiver or consent which releases any substantial part of the Collateral must be in writing and signed or approved in writing by all Lenders (or the Administrative Agent on behalf of all of the Lenders with the written approval of all of the Lenders), except that (i) any release in connection with a sale or other disposition of Collateral authorized by Section 5.02(c) shall not require the approval of any Lenders and (ii) any amendment, waiver or consent which modifies the terms of Section 5.02(c) (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders);

          (c) Any amendment, waiver or consent which increases or decreases the Revolving Proportionate Share of any Lender must be in writing and signed by such Lender;
          (d) Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;
          (e) Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;
          (f) Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent;
          (g) Any amendment, waiver or consent which affects the rights or obligations of the Security Trustee must be in writing and signed by the Security Trustee; and
          (h) Any additional add backs agreed to pursuant to clause (b)(vii) of the definition of Adjusted EBITDA shall not require the consent of the Required Lenders except as specifically set forth in such clause (b)(vii) and such clause may not be amended or modified without the prior written consent of the Administrative Agent.
No failure or delay by the Administrative Agent, the Security Trustee or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Credit Document on payment of a fee by the Borrowers.
In connection with any such proposed amendment, modification, waiver or termination requiring the consent of all Lenders (such proposed amendment, modification, waiver or termination, a “Proposed Change”), if the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 8.04 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender and provided no Event of Default has occurred and is continuing, at the Borrowers request, the Lender that is acting as the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this paragraph, the Revolving Loan Commitments, the Revolving Loans, L/C Advances, and participations in Swing Line Loans) for an amount equal to the principal balance of all Revolving Loans, L/C Advances and aggregate amounts funded under Section 2.03(c)(ii) in respect of Swing Line Loans, by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (or such other amounts as may be agreed upon by the Non-Consenting Lender and the assignee). In such event, such Non-Consenting Lender agrees to execute an Assignment Agreement to reflect such purchase and sale, but regardless of whether such Assignment Agreement is executed, such Non-Consenting Lender’s rights hereunder, except rights under Section 8.03 with respect to actions prior to such date, shall cease from and after the date of tender by the purchaser of the amount of the purchase price.
     8.05. Successors and Assigns.
          (a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, the Security Trustee, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of the Administrative Agent, the Security Trustee and each Lender. Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.
          (b) Participations. Any Lender may, without notice to or consent of the Borrowers, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans). In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in clause (i), (ii), (iii), (iv), (v) or (vii) of Section 8.04(a) or Section 8.04(b) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. The Borrowers agree that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b). The Borrowers also agree that any Lender which has transferred any participating interest in its Commitment or

Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11, 2.12 and 2.13, as if such Lender had not made such transfer.
          (c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this subsection (c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit I (an “Assignment Agreement”) (which Assignment Agreement shall include an acknowledgment by the Assignee party thereto that it has received a copy of and is subject to the terms of the NRG Intercreditor Agreement), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:
               (i) Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrowers (which consent of the Administrative Agent and the Borrowers shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof or Approved Fund as to such Lender;
               (ii) Without the written consent of (1) the Administrative Agent, (2) if such Assignment would result in the Assignee Lender becoming a Lender, the L/C Issuer and the Swing Line Lender, and (3) if no Event of Default has occurred and is continuing, the Borrowers (which consents shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender (I) that is less than Five Million Dollars ($5,000,000) in the aggregate or (II) if, after giving effect to such Assignment, the Commitment or Loans of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000) (except that, in each case, a Lender may make an Assignment which reduces its Commitment or Loans to zero without the written consent of the Borrowers and the Administrative Agent except to the extent such written consent is required by clause (i) above and clause (iii) below); and
               (iii) Without the written consent of the Administrative Agent and, if no Default or Event of Default has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender’s Revolving Loans, Revolving Loan Commitment and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents.
Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note of the Assignor Lender thereunder, a new Revolving Loan Note to each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note to the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it). Each such new Revolving Loan Note shall be dated the Closing Date, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrowers marked “Replaced”. Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, but only if and to the extent such Lender is legally entitled to do so and if such Lender is unable to, such Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.15) shall not be entitled to indemnification for Taxes under Section 2.12 greater than that to which its assignor was entitled immediately preceding such Assignment.
Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Revolving Loan Commitment and Loans pursuant to subsection (c) above, Wells Fargo may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days’ notice to the Borrowers, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or the termination of the Swing Line, as the case may be. Wells Fargo shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)). If Wells Fargo terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.03(c).
It is intended that no Lender (other than the Lender serving as the Administrative Agent) have a Revolving Loan Commitment (or if the Revolving Loan Commitments have been terminated, principal amount of the Obligations) (collectively, a “Revolving Loan Hold Level”) that is equal to or greater than the Revolving Loan Hold Level of the Lender serving as the Administrative Agent. If at any time any Lender (other than the Lender serving as the Administrative Agent) shall have a Revolving Loan Hold Level that is equal to or greater than the Revolving Loan Hold Level of the Lender serving as the Administrative Agent (as such Revolving Loan Hold Level of the Lender serving as the Administrative Agent was in effect on the Closing Date or if increased, as in effect from time to time), such Lender shall notify the Borrowers and the Administrative Agent in writing of such circumstance. The Borrowers shall have the right to request that such Lender use commercially reasonable efforts to assign that portion of its Revolving Loan Hold Level and related interests which is equal to or exceeds the Administrative Agent’s Revolving Loan Hold Level (as in effect on the Closing date, or if increased, as in effect at such time), as contemplated in this Section 8.05(c) (with the registration and processing fee related to any assignment requested under this paragraph to be paid or waived by the Administrative Agent and the reasonable costs related to the preparation of each Assignment Agreement by the Administrative Agent’s legal counsel for any assignment requested under this paragraph to be paid by the Administrative Agent) to Eligible Assignees, so as to cause such Lender’s Revolving Loan Hold Level to be less than the Revolving Loan Hold Level of the Lender serving as the Administrative Agent (as such Revolving Loan Hold Level of the Lender serving as the Administrative Agent was in effect on the Closing Date or if increased, as in effect at such time).
Notwithstanding anything set forth in this Section 8.5(c) to the contrary, in no event shall any Lender be required to assign its Revolving Loan Hold Level and related interests if such Lender would incur a loss as a result of such assignment.
          (d) Register. The Administrative Agent shall maintain at its address referred to in Section 8.01 a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers. The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the

Borrowers a revised Schedule I reflecting the names, addresses and Revolving Loan Commitment or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means (including pursuant to a joinder as contemplated by Section 2.01(b).
          (f) Confidentiality. Subject to Section 8.10, the Administrative Agent, the Security Trustee and the Lenders may disclose the Credit Documents and any financial or other information relating to the Loan Parties to each other or to any potential Participant or Assignee Lender.
          (g) Pledges to Federal Reserve Banks; Other Pledges of Notes. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents. In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.
          (h) Assignments by Wells Fargo. Notwithstanding any provision in this Section 8.05 to the contrary, no Assignment by Wells Fargo shall be subject to the requirements set forth in clauses (i), (ii) and (iii) of the proviso of Section 8.05(c) until the syndication of the Revolving Loan Commitments and the Loans has been completed in accordance with the terms and subject to the limitations in the Administrative Agent’s Fee Letter, and no registration or processing fee shall be payable in connection with any such Assignment by Wells Fargo.
          (i) True Sale. All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in clause (b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrowers or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).

     8.06. Setoff; Security Interest.
          (a) Setoffs By Lenders. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrowers, any such notice and consent being expressly waived by the Borrowers to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrowers. The aforesaid right of set-off may be exercised by such Lender against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers or against anyone else claiming through or against the Borrowers or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
          (b) Security Interest. As security for the Obligations, the Borrowers hereby grant to the Administrative Agent, the Security Trustee and each Lender, for the benefit of the Administrative Agent, the Security Trustee and the Lenders, a continuing security interest in any and all deposit accounts or moneys of a Borrower now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.
     8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.
     8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
     8.09. Jury Trial. EACH OF THE BORROWERS, THE LENDERS, THE ADMINISTRATIVE AGENT AND THE SECURITY TRUSTEE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.
     8.10. Confidentiality. Neither any Lender nor the Administrative Agent nor the Security Trustee shall disclose to any Person any Confidential Information, except that any Lender, the Security Trustee or the Administrative Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its

Affiliates; (b) to any other Lender, the Trade Bank, the Security Trustee or the Administrative Agent; (c) which is otherwise known or available to the public or which is otherwise known to the receiving party prior to the time such Confidential Information was delivered to any Lender, the Security Trustee or the Administrative Agent; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, the Security Trustee or the Administrative Agent; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by the Lenders, the Security Trustee and the Administrative Agent of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lender, the Security Trustee or the Administrative Agent; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; or (i) otherwise with the prior consent of such Loan Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Credit Documents. Nothing in this Section 8.10 shall limit the use of any Platform as described in Section 8.01(b).
     8.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
     8.12. Consent to Jurisdiction. Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. In addition, the Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of any State (each a “Real Property State”) where any real property described in any Real Property Security Agreement is located and the courts of the United States of America located in any such Real Property State and agrees that any legal action, suit or proceeding arising out of or relating to any Real Property Security Agreement related to real property located in a Real Property State may be brought against such party in any such courts in such Real Property State. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Borrowers agree that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the parties to this Agreement irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York or any Real Property State to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.
     8.13. Relationship of Parties. The relationship between the Borrowers, on the one hand, and the Lenders, the Security Trustee and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrowers and lenders. None of the Lenders, the Security Trustee or the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrowers or any of their Affiliates; nor shall the Lenders nor the Administrative Agent nor the Security Trustee under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrowers or any of their Affiliates, or to owe any fiduciary duty to the Borrowers or any of their Affiliates. The Lenders, the Security Trustee and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrowers or any of their Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrowers or any of their Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent, the Security Trustee or any Lender or the operations of the Borrowers or any of their Affiliates. The Borrowers and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender, the Security Trustee or the Administrative Agent in connection with such matters is solely for the protection of the Lenders, the Security Trustee and the Administrative Agent and neither the Borrowers nor any of their Affiliates is entitled to rely thereon.
     8.14. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.
     8.15. Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, each Borrower hereby agrees that it shall not seek from the Lenders, the Security Trustee or the Administrative Agent punitive damages under any theory of liability.
     8.16. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.
     8.17. Clarification. Notwithstanding anything to the contrary, the parties hereto understand and agree that Wells Fargo is acting in various capacities under this Agreement and the other Credit Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Wells Fargo sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Wells Fargo may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Credit Documents in accordance with its past practice.
     8.18. Waivers and Agreements of Borrowers. While not intended by the parties hereto, if it is determined that any Borrower is a surety of any other Borrower:
          (a) Without limiting the provisions of Section 1.13, the covenants, agreements and obligations of each Borrower set forth herein are joint and several and shall be primary obligations of such Borrower, and such obligations shall be absolute, unconditional and irrevocable, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, foreseeable or unforeseeable.
          (b) Each Borrower hereby waives (i) any right of redemption with respect to the Collateral after the sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations and (ii) any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, the Security Trustee or any Lender to (A) proceed against any other Borrower or any other Person, (B) proceed against or exhaust any other collateral or security for any of the Obligations or (C) pursue any remedy in the Administrative Agent’s, the Security Trustee’s or any Lender’s power whatsoever. Each Borrower hereby waives any defense based on or arising out of any defense of any other Borrower or any other Person other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of any other Borrower or any other Person, or the enforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower other than payment in full of the Obligations. The Administrative Agent and the Security Trustee may, at its respective election, foreclose on any security held by the Administrative Agent or the Security Trustee by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or the Security Trustee may have against any other Borrower or any other Person, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations have been paid in full. Each Borrower waives all rights and defenses arising out of an election of remedies by the Administrative Agent or the Security Trustee, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against the other Borrower.
[The first signature page follows.]

     IN WITNESS WHEREOF, the Borrowers, the Lenders, the Administrative Agent, the Security Trustee, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWERS:

AMERICAN COMMERCIAL LINES LLC,
a Delaware limited liability company

By:

Name:

Title:

JEFFBOAT LLC,
a Delaware limited liability company

By:

Name:

Title:

ACL TRANSPORTATION SERVICES LLC,
a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)

By:

Name:

Title:

ADMINISTRATIVE AGENT, SECURITY TRUSTEE, L/C ISSUER AND SWING LINE LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Security Trustee, L/C Issuer and Swing Line Lender

By:

Name:

Title:

THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

BANK OF AMERICA, N.A.

By:

Name:

Title:

BRANCH BANKING AND TRUST COMPANY

By:

Name:

Title:

FIFTH THIRD BANK

By:

Name:

Title:

FORTIS CAPITAL CORP.

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A.

By:

Name:

Title:

LASALLE BANK NATIONAL ASSOCIATION

By:

Name:

Title:

NATIONAL CITY BANK

By:

Name:

Title:

PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

SUNTRUST BANK

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

WACHOVIA BANK, N.A.

By:

Name:

Title:

SCHEDULE I
THE LENDERS
Part A

	Revolving Loan	Revolving
Name of Lender	Commitment	Proportionate Share
Bank of America, N.A.	$40,000,000	10.00000000%
Branch Banking and Trust Company	$35,000,000	8.75000000%
Fifth Third Bank	$25,000,000	6.25000000%
Fortis Capital Corp.	$40,000,000	10.00000000%
JPMorgan Chase Bank, N.A.	$40,000,000	10.00000000%
LaSalle Bank National Association	$40,000,000	10.00000000%
National City Bank	$30,000,000	7.50000000%
PNC Bank, National Association	$20,000,000	5.00000000%
SunTrust Bank	$20,000,000	5.00000000%
U.S. Bank National Association	$25,000,000	6.25000000%
Wachovia Bank, N.A.	$35,000,000	8.75000000%
Wells Fargo Bank, National Association	$50,000,000	12.50000000%
Total	$400,000,000	100.00%

1

Part B
BANK OF AMERICA, N.A.
as a Lender
Notices:
Bank of America, N.A.
231 S. LaSalle Street
Chicago, Illinois 60697
Attn: Adam Goettsche, SVP
Telephone: (312) 828-5470
Facsimile:  (312) 974-2109
Domestic and Euro-Dollar Lending Office:
Bank of America, N.A.
231 S. LaSalle Street
Chicago, Illinois 60697
Attn: Adam Goettsche, SVP
Telephone: (312) 828-5470
Facsimile:  (312) 974-2109
BRANCH BANKING AND TRUST COMPANY
as a Lender
Notices:
Branch Banking and Trust Company
2600 Eastpoint Parkway, Suite 103
Louisville, Kentucky 40223
Attn: Johnny L. Perry
Telephone: (502) 614-4250
Facsimile:  (502) 614-4259
Domestic and Euro-Dollar Lending Office:
Branch Banking and Trust Company
2600 Eastpoint Parkway, Suite 103
Louisville, Kentucky 40223
Attn: Johnny L. Perry
Telephone: (502) 614-4250
Facsimile:  (502) 614-4259

2

FIFTH THIRD BANK
as a Lender
Notices:
Fifth Third Bank
251 N Illinois, Suite 1000
Indianapolis, Indiana 46204
Attention: David W. O’Neal
Telephone: (317) 383-2288
Facsimile:  (317) 383-2320
Domestic and Euro-Dollar Lending Office:
Fifth Third Bank
251 N Illinois, Suite 1000
Indianapolis, Indiana 46204
Attention: David W. O’Neal
Telephone: (317) 383-2288
Facsimile:  (317) 383-2320
FORTIS CAPITAL CORP.
as a Lender
Notices:
Fortis Capital Corp.
520 Madison Avenue, 3rd Floor
New York, New York 10022
Attn: Tobias Backer
Telephone: (212) 340-5372
Facsimile:  (212) 340-5370
Domestic and Euro-Dollar Lending Office:
Fortis Capital Corp.
520 Madison Avenue, 3rd Floor
New York, New York 10022
Attn: Tobias Backer
Telephone: (212) 340-5372
Facsimile:  (212) 340-5370

3

JPMORGAN CHASE BANK, N.A.
as a Lender
Notices:
JPMorgan Chase Bank, N.A.
416 W. Jefferson Street
Louisville, Kentucky 40202
Attention: Joe Brenner
Telephone: (502) 566-2789
Facsimile:  (502) 566-8339
Domestic and Euro-Dollar Lending Office:
JPMorgan Chase Bank, N.A.
416 W. Jefferson Street
Louisville, Kentucky 40202
Attention: Joe Brenner
Telephone: (502) 566-2789
Facsimile:  (502) 566-8339
LASALLE BANK NATIONAL ASSOCIATION
as a Lender
Notices:
LaSalle Bank National Association
30 South Meridian Street, Suite 800
Indianapolis, Indiana 46204
Attention: Andrew Crask
Telephone: (317) 916-2227
Facsimile:  (317) 756-7021
Domestic and Euro-Dollar Lending Office:
LaSalle Bank National Association
30 South Meridian Street, Suite 800
Indianapolis, Indiana 46204
Attention: Andrew Crask
Telephone: (317) 916-2227
Facsimile:  (317) 756-7021

4

NATIONAL CITY BANK
as a Lender
Notices:
National City Bank
101 W. Washington Street, Suite 200E
Indianapolis, Indiana 46255
Attn: Tracy Venable
Telephone: (317) 267-7066
Facsimile:  (317) 267-6249
Domestic and Euro-Dollar Lending Office:
National City Bank
101 W. Washington Street, Suite 200E
Indianapolis, Indiana 46255
Attn: Tracy Venable
Telephone: (317) 267-7066
Facsimile:  (317) 267-6249
PNC BANK, NATIONAL ASSOCIATION
as a Lender
Notices:
PNC Bank, National Association
500 West Jefferson Street
Louisville, Kentucky 40202
Attn: Chester A. Misbach, Jr.
Telephone: (502) 581-3247
Facsimile:  (502) 581-3355
Domestic and Euro-Dollar Lending Office:
PNC Bank, National Association
500 West Jefferson Street
Louisville, Kentucky 40202
Attn: Chester A. Misbach, Jr.
Telephone: (502) 581-3247
Facsimile:  (502) 581-3355

5

SUNTRUST BANK
as a Lender
Notices:
SunTrust Bank
201 4th Avenue North, 3rd Floor
Nashville, TN 37219
Attention: Bill Crawford
Telephone: (615) 748-4629
Facsimile:  (615) 748-5269
Domestic and Euro-Dollar Lending Office:
SunTrust Bank
201 4th Avenue North, 3rd Floor
Nashville, TN 37219
Attention: Bill Crawford
Telephone: (615) 748-4629
Facsimile:  (615) 748-5269
U.S. BANK NATIONAL ASSOCIATION
as a Lender
Notices:
U.S. Bank National Association
One Financial Square
Louisville, Kentucky 40202
Attn: David A. Wombwell
Telephone: (502) 562-6685
Facsimile:  (502) 562-6460
Domestic and Euro-Dollar Lending Office:
U.S. Bank National Association
One Financial Square
Louisville, Kentucky 40202
Attn: David A. Wombwell
Telephone: (502) 562-6685
Facsimile:  (502) 562-6460

6

WACHOVIA BANK, N.A.
as a Lender
Notices:
Wachovia Bank, N.A.
230 4th Avenue North
Nashville, TN 37219
Attention: Bradford Vieira
Telephone: (615) 525-2393
Facsimile:  (615) 525-2399
Domestic and Euro-Dollar Lending Office:
Wachovia Bank, N.A.
230 4th Avenue North
Nashville, TN 37219
Attention: Bradford Vieira
Telephone: (615) 525-2393
Facsimile:  (615) 525-2399
WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender
Notices:
Wells Fargo Bank, National Association
300 N. Meridian St., Suite 1600
Indianapolis, IN 46204
Attention: James M. Stehlik, Vice President
Tel. No. (317) 977-1115
Fax No. (317) 977-1118
Domestic and Euro-Dollar Lending Office:
Wells Fargo Bank, National Association
300 N. Meridian St., Suite 1600
Indianapolis, IN 46204
Attention: James M. Stehlik, Vice President
Tel. No. (317) 977-1115
Fax No. (317) 977-1118

7

SCHEDULE II
EXISTING LETTERS OF CREDIT

Beneficiary	Instrument Number	Amount	Expiry Date
Village of Lemont	68015279	$125,000.00	10/31/07
Signal Mutual Indemnity Association	7420310	$2,175,592.00	12/31/07

1

SCHEDULE 1.01(a)
Real Property Security Documents
Such mortgages, deeds of trust, security documents and other real property documents reasonably requested by the Administrative Agent in connection with the Loan Parties granting a first priority lien on real property owned by the Loan Parties, subject to Permitted Liens; provided that no lien will be required on the real property known as “Merrimac Island,” which is unimproved land consisting of an island located in the County of Dakota, Minnesota.

1

SCHEDULE 1.01(b)
Vessel Security Documents
1.	Vessel Mortgage, duly executed by ACL

2.	Assignment of Earnings, duly executed by ACL

3.	Assignment of Insurances, duly executed by ACL

4.	Vessel Mortgage, duly executed by ACLTS

5.	Assignment of Earnings, duly executed by ACLTS

6.	Assignment of Insurances, duly executed by ACLTS

1

SCHEDULE 3.01
Conditions Precedent
          (a) Principal Credit Documents.
               (i) This Agreement, duly executed by the Borrowers, each Lender, the Administrative Agent and the Security Trustee (with the aggregate amount of Revolving Loan Commitments equaling at least $400,000,000);
               (ii) A Revolving Loan Note payable to each Lender, each duly executed by the Borrowers;
               (iii) A Swing Line Note payable to the Swing Line Lender in the principal amount of the Swing Line Sublimit, duly executed by the Borrowers;
               (iv) The Guaranty, duly executed by each Guarantor;
               (v) The Security Agreement in form and substance satisfactory to the Administrative Agent, duly executed by the Borrowers and each Guarantor, together with (A) original demand promissory notes from each of Loan Parties evidencing intercompany advances pledged to the Administrative Agent pursuant to the Security Agreement (collectively, the “Pledged Intercompany Notes”), (B) the original certificates (if any) representing all of the outstanding Equity Securities of each Borrower and each Domestic Subsidiary and all non-voting Equity Securities of each Foreign Subsidiary, and 65% of the outstanding voting Equity Securities of each Foreign Subsidiary, in each case pledged to the Administrative Agent pursuant to the Security Agreement (or any other pledge or security agreement), together with undated stock or membership powers duly executed by Parent, Commercial Barge Line Company, a Borrower or other appropriate Loan Party, as applicable, in blank and attached thereto; and (C) all other collateral listed on Schedule I of the Security Agreement;
               (vi) The Intellectual Property Security Agreement, duly executed by the Borrowers;
               (vii) A completed Perfection Certificate, duly executed by the Parent;
               (viii) Each Vessel Security Document listed on Schedule 1.01(b) in form and substance satisfactory to the Administrative Agent, shall have each been duly executed and recorded in all appropriate jurisdictions (including, without limitation, with the United States Coast Guard National Vessel Documentation Center);
               (ix) The Environmental Indemnity Agreement, duly executed by the Borrowers and the Guarantor.
          (b) Borrowers’ Organizational Documents.
               (i) The certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of each

1

Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation or formation;
               (ii) A certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, certifying that (A) attached thereto is a true and correct copy of the limited liability company agreement or bylaws of such Borrower as in effect on the Closing Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the members or board of directors of such Borrower and continuing in effect, which authorize the execution, delivery and performance by such Borrower of this Agreement and the other Credit Documents executed or to be executed by such Borrower and the consummation of the transactions contemplated hereby and thereby; and (C) there are no proceedings for the dissolution or liquidation of such Borrower;
               (iii) A certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of such Borrower authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by such Borrower;
               (iv) Certificates of good standing (or comparable certificates) for each Borrower, certified as of a recent date prior to the Closing Date by the Secretaries of State (or comparable official) of Delaware, any other state where significant business is conducted; principal office location and each state in which such Borrower is qualified to do business; and
               (v) Certificates of the Franchise Tax Board, Secretary of State or comparable official of the same states referenced in clause (iv) above for the applicable Borrower), dated as of a date close to the Closing Date, stating that such Borrower is in good tax standing under the laws of such states.
          (c) Guarantor Organizational Documents.
               (i) The certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation or formation;
               (ii) A certificate of good standing (or comparable certificate) for each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation or formation and state in which the Guarantor is qualified to do business;
               (iii) Certificates of the Franchise Tax Board, Secretary of State or comparable official of the state of incorporation or formation of each Guarantor and each state in which such Guarantor is qualified to do business, dated as of a date close to the Closing Date, stating that such Guarantor is in good tax standing under the laws of such states.
               (iv) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Closing Date, certifying that (A) attached

2

thereto is a true and correct copy of the bylaws, partnership agreement, limited liability company agreement or comparable document of such Guarantor as in effect on the Closing Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Guarantor (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by such Guarantor of the Credit Documents to be executed by such Guarantor and the consummation of the transactions contemplated thereby; and (C) there are no proceedings for the dissolution or liquidation of such Guarantor; and
               (v) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of such Guarantor authorized to execute, deliver and perform the Credit Documents to be executed by such Guarantor.
          (d) Financial Statements, Financial Condition, Etc.
               (i) A copy of (and the Administrative Agent’s and Required Lenders’ satisfactory review of) the projected financial statements of the Loan Parties by fiscal year for each of the fiscal years through the Maturity Date together with narrative assumptions, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the Loan Parties, all in reasonable detail and in any event to include quarterly projections of the Borrowers’ compliance with each of the covenants set forth in Section 5.03 of this Agreement;
               (ii) A certificate of each Loan Party as to the financial condition and solvency of such Loan Party on a pro forma basis after giving effect to the transactions contemplated hereby and the Borrowings necessary to pay all fees, costs and other expenses related hereto, in form and substance satisfactory to the Administrative Agent certified by the chief financial officer of each such Loan Party; and
               (iii) Such other financial, business and other information regarding the Borrowers or any other Loan Party as the Administrative Agent, the Security Trustee, the L/C Issuer, the Swing Line Lender or any Lender may request.
          (e) Collateral Documents; Related Matters.
               (i) Evidence that (A) upon the filing of appropriate financing statements the Administrative Agent will have a valid, perfected first priority Lien on all Collateral (other than real property and Vessels), subject to Permitted Liens and (B) each Vessel Security Document will qualify for the benefits accorded a “preferred mortgage” under the Ship Mortgage Act;
               (ii) Based on available information as of closing (which shall include representations, warranties and disclosures from the Borrowers), the Administrative Agent shall be satisfied that (A) upon the filing and recording of the Vessel Security Documents the Security Trustee will have a valid, perfected first priority Lien on all Collateral (consisting of Vessels owned by a Loan Party), subject to Permitted Liens and (B) each Vessel Security Document will qualify for the benefits accorded a “preferred mortgage” under the Ship Mortgage Act (provided

3

that search results on the vessels and their owners from the U.S. Coast Guard and evidence of recordation of the mortgage(s) on vessels from the U.S. Coast Guard will not be required for closing);
               (iii) Evidence that all existing Indebtedness of the Loan Parties has been or concurrently with the Closing Date is being repaid in full (other than Indebtedness described on Schedule 5.02(a), but including the Indebtedness under that certain Amended and Restated Loan Agreement, dated as of February 11, 2005, among certain Loan Parties, as borrowers, Bank of America, N.A., as administrative agent and collateral agent, as amended) and a satisfactory arrangement concerning the termination of the Liens securing such Indebtedness;
               (iv) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to subsection (e)(i) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Administrative Agent in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement to be prior or (b) for which the Administrative Agent has received a termination statement or has made arrangements satisfactory to the Administrative Agent concerning the termination of the Liens securing such Indebtedness pursuant to subsection (e)(iv) above;
               (v) Appropriate documents for filing with the United States Patent and Trademark Office, the United States Copyright Office and all other filings necessary to perfect the security interests granted to the Administrative Agent by the Security Documents, all appropriately completed and duly executed by the applicable Loan Party and, where appropriate, notarized;
               (vi) A Power of Attorney in the form of Attachment 4 to the Intellectual Property Security Agreement, dated the Closing Date and otherwise appropriately completed, duly executed by the Borrowers and each Guarantor and notarized;
               (vii) A marine insurance brokers opinion satisfactory to it opining as to the adequacy of the insurance on the Vessels owned by the Loan Parties;
               (viii) Such other documents, instruments and agreements as the Administrative Agent may request to establish and perfect the Liens granted to the Administrative Agent, the Security Trustee or any Lender in this Agreement, the Security Documents and the other Credit Documents; and
               (ix) Such other evidence as the Administrative Agent may request to establish that the Liens granted to the Administrative Agent, the Security Trustee or any Lender in this Agreement, the Security Documents and the other Credit Documents are or upon the proper filings shall be perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by this Agreement to be prior.
          (f) Opinions.

4

               (i) A favorable written opinion from Baker & Daniels LLP and, special counsel for the Borrowers and the Guarantors, dated the Closing Date, addressed to the Administrative Agent for the benefit of the Administrative Agent, the Security Trustee and the Lenders, covering such legal matters as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent.
               (ii) Evidence that a favorable written opinion from Thompson Coburn LLP, special counsel for the Borrowers and the Guarantors addressed to the Administrative Agent for the benefit of the Administrative Agent, the Security Trustee and the Lenders, covering such legal matters as the Administrative Agent may request with respect to the Vessel Security Documents shall be delivered to the Administrative Agent promptly after filing of the Fleet Mortgages on the Closing Date.
          (g) Other Items.
               (i) A duly completed and timely delivered Notice of Loan Borrowing for Revolving Loans;
               (ii) Due diligence satisfactory to the Administrative Agent and the Lenders shall have been completed;
               (iii) The flow of funds, the capital and ownership structure (including operating agreements, articles of incorporation, articles of formation, limited liability company agreements and by-laws), equity agreements and management of the Loan Parties, shall be reasonably satisfactory to Administrative Agent and Lenders;
               (iv) A certificate of financial responsibility, issued by the U.S. Coast Guard in respect of each Vessel owned by the Loan Parties and off-shore or on-shore facility required under applicable law;
               (v) Original certificates of insurance, lender’s loss payable endorsements naming the Administrative Agent and the Security Trustee as mortgagee, loss payee and additional insured, as required by Section 5.01(d) of this Agreement;
               (vi) No material adverse change in the operations, business or condition (financial or otherwise) of any Borrower individually or the Loan Parties (taken as a whole) having occurred since December 31, 2006.
               (vii) There shall not exist any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could materially and adversely affect the Loan Parties, any transaction contemplated hereby or the ability of any Loan Party to perform its obligations under the Credit Documents or the ability of the Lenders to exercise their rights thereunder;
               (viii) There shall not exist (A) any order, decree, judgment, ruling or injunction which restrains any part of the consummation of the transaction contemplated under this Agreement in the manner contemplated by the Credit Documents; or (B) any litigation shall

5

be pending or threatened against any Loan Party as of the Closing Date which could have a Material Adverse Effect;
               (ix) Copies of all Rate Contracts to which the Borrowers or any Loan Party is a party;
               (x) A certificate of the president or chief financial officer of the Borrowers, addressed to the Administrative Agent and dated the Closing Date, certifying that:
                    (A) The representations and warranties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date);
                    (B) No Default or Event of Default has occurred and is continuing as of such date; and
                    (C) Each Loan Party has obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to have been obtained prior to the Closing Date in connection with the transactions herein and the continued operation of the business conducted by the Loan Parties in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization or consent is in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not have a Material Adverse Effect. All applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing is pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion has expired;
               (xi) A certified copy of each of the Material Documents (including all exhibits, appendices, schedules, annexes and attachments thereto and amendments and assignments thereof), duly executed by each party thereto;
               (xii) All fees and expenses payable to the Administrative Agent, the Security Trustee and the Lenders on or prior to the Closing Date (including all fees payable to the Administrative Agent pursuant to the Administrative Agent’s Fee Letter);
               (xiii) All fees and expenses of counsel to the Administrative Agent, the Security Trustee invoiced through the Closing Date; and
               (xiv) Such other evidence as the Administrative Agent, the Security Trustee or any Lender may request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.

6

Schedule 4.01(g) Litigation
None.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.
Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Asset Value
1	CHEM 254	American Commercial Lines LLC	1070021	21	Jumbo	[*]
2	CHEM 255	American Commercial Lines LLC	1070022	22	Jumbo	[*]
3	CHEM 256	American Commercial Lines LLC	1070023	23	Jumbo	[*]
4	TA 2001	American Commercial Lines LLC	630049	49	Inactive in Use	[*]
5	HINES 434	American Commercial Lines LLC	630051	51	Oversized	[*]
6	RICHARD A BAKER	American Commercial Lines LLC	580067	67	Boat	[*]
7	CHEM 92	American Commercial Lines LLC	520084	84	Non-COI	[*]
8	CHEM 93	American Commercial Lines LLC	520085	85	Jumbo	[*]
9	ACBL 3135	American Commercial Lines LLC	630130	130	Hopper- Owned	[*]
10	ACBL 3136	American Commercial Lines LLC	630131	131	Hopper- Owned	[*]
11	ACBL 3137	American Commercial Lines LLC	630132	132	Hopper- Owned	[*]
12	ACBL 3138	American Commercial Lines LLC	630133	133	Hopper- Owned	[*]
13	ACBL 3139	American Commercial Lines LLC	630134	134	Hopper- Owned	[*]
14	ACBL 3140	American Commercial Lines LLC	630135	135	Hopper- Owned	[*]
15	WALLY ROLLER	American Commercial Lines LLC	560135	135	Boat	[*]
16	ACBL 3141	American Commercial Lines LLC	630136	136	Hopper- Owned	[*]
17	ACBL 3142	American Commercial Lines LLC	630137	137	Hopper- Owned	[*]
18	ACBL 3143	American Commercial Lines LLC	630138	138	Hopper- Owned	[*]
19	ACBL 3144	American Commercial Lines LLC	630139	139	Hopper- Owned	[*]
20	TTBL 4030	American Commercial Lines LLC	630141	141	Hopper- Owned	[*]
21	TTBL 4031	American Commercial Lines LLC	630142	142	Hopper- Owned	[*]
22	TTBL 4032	American Commercial Lines LLC	630143	143	Hopper- Owned	[*]
23	TTBL 4033	American Commercial Lines LLC	630144	144	Hopper- Owned	[*]
24	TTBL 4034	American Commercial Lines LLC	630145	145	Hopper- Owned	[*]
25	TTBL 4035	American Commercial Lines LLC	630146	146	Hopper- Owned	[*]
26	TTBL 4036	American Commercial Lines LLC	630147	147	Hopper- Owned	[*]
27	TTBL 4037	American Commercial Lines LLC	630148	148	Hopper- Owned	[*]
28	TTBL 4038	American Commercial Lines LLC	630149	149	Hopper- Owned	[*]
29	TTBL 4039	American Commercial Lines LLC	630150	150	Inactive in Use	[*]
30	TTBL 4040	American Commercial Lines LLC	630151	151	Hopper- Owned	[*]
31	TTBL 4041	American Commercial Lines LLC	630152	152	Hopper- Owned	[*]
32	TTBL 4042	American Commercial Lines LLC	630153	153	Hopper- Owned	[*]
33	TTBL 4043	American Commercial Lines LLC	630154	154	Hopper- Owned	[*]
34	TTBL 4044	American Commercial Lines LLC	630155	155	Hopper- Owned	[*]
35	CHEM 95	American Commercial Lines LLC	520159	159	Inactive in Use	[*]
36	ACBL 4000	American Commercial Lines LLC	630160	160	Hopper- Owned	[*]
37	J. W. HERSHEY	American Commercial Lines LLC	500160	160	Boat	[*]
38	SCNO 7702B	American Commercial Lines LLC	580205	205	Hopper- Owned	[*]
39	SCNO 7703B	American Commercial Lines LLC	580206	206	Hopper- Owned	[*]
40	SCNO 7704B	American Commercial Lines LLC	580207	207	Inactive in Use	[*]
41	SCNO 7707B	American Commercial Lines LLC	580210	210	Inactive in Use	[*]
42	SCNO 7709B	American Commercial Lines LLC	580212	212	Inactive in Use	[*]
43	SCNO 7710B	American Commercial Lines LLC	580213	213	Hopper- Owned	[*]
44	SCNO 7713B	American Commercial Lines LLC	580216	216	Hopper- Owned	[*]
45	SCNO 7714B	American Commercial Lines LLC	580217	217	Hopper- Owned	[*]
46	SCNO 7716B	American Commercial Lines LLC	580219	219	Inactive in Use	[*]
47	SCNO 7717B	American Commercial Lines LLC	580220	220	Hopper- Owned	[*]
48	SCNO 7718B	American Commercial Lines LLC	580221	221	Hopper- Owned	[*]
49	SCNO 7719B	American Commercial Lines LLC	580222	222	Hopper- Owned	[*]
50	SCNO 7720B	American Commercial Lines LLC	580223	223	Hopper- Owned	[*]
51	CHEM 276	American Commercial Lines LLC	1170224	224	Tanker Box Jumbo (10k bbl)	[*]
52	CHEM 277	American Commercial Lines LLC	1170225	225	Tanker Box Jumbo (10k bbl)	[*]
53	CHEM 96	American Commercial Lines LLC	520228	228	Inactive	[*]
54	CHEM 97	American Commercial Lines LLC	520229	229	Jumbo	[*]
55	CHEM 250	American Commercial Lines LLC	1020251	251	Jumbo	[*]
56	CHEM 251	American Commercial Lines LLC	1020252	252	Jumbo	[*]
57	CHEM 252	American Commercial Lines LLC	1020253	253	Jumbo	[*]
58	N.M.S. NO. 1481	American Commercial Lines LLC	600253	253	Jumbo	[*]
59	CHEM 253	American Commercial Lines LLC	1020254	254	Jumbo	[*]
60	ACBL 2078	American Commercial Lines LLC	640255	255	Hopper- Owned	[*]
61	N.M.S. NO. 1483	American Commercial Lines LLC	600255	255	Jumbo	[*]
62	ACBL 2079	American Commercial Lines LLC	640256	256	Hopper- Owned	[*]
63	N.M.S. NO. 1510	American Commercial Lines LLC	600256	256	Inactive	[*]
64	ACBL 2080	American Commercial Lines LLC	640257	257	Hopper- Owned	[*]
65	N.M.S. NO. 1511	American Commercial Lines LLC	600257	257	Inactive	[*]
66	ACBL 2084	American Commercial Lines LLC	640261	261	Hopper- Owned	[*]
67	ACBL 4323	American Commercial Lines LLC	600262	262	Hopper- Owned	[*]
68	ACBL 2086	American Commercial Lines LLC	640263	263	Hopper- Owned	[*]
69	ACBL 2089	American Commercial Lines LLC	640266	266	Hopper- Owned	[*]
70	ACBL 2091	American Commercial Lines LLC	640268	268	Hopper- Owned	[*]
71	ACBL 2092	American Commercial Lines LLC	640269	269	Hopper- Owned	[*]
72	ACBL 2093	American Commercial Lines LLC	640270	270	Hopper- Owned	[*]
73	ACBL 2097	American Commercial Lines LLC	640274	274	Hopper- Owned	[*]
74	ACBL 2098	American Commercial Lines LLC	640275	275	Hopper- Owned	[*]
75	ACBL 2099	American Commercial Lines LLC	640276	276	Hopper- Owned	[*]
76	ACBL 2100	American Commercial Lines LLC	640277	277	Hopper- Owned	[*]
77	ACBL 2104	American Commercial Lines LLC	640281	281	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
78	JAKE HUFFTY	American Commercial Lines LLC	630290	290	Boat	[*]
79	CHEM 200	American Commercial Lines LLC	500309	309	Jumbo	[*]
80	CHEM 201	American Commercial Lines LLC	500310	310	Non-COI	[*]
81	CHEM 202	American Commercial Lines LLC	500311	311	Non-COI	[*]
82	CHEM 203	American Commercial Lines LLC	500312	312	Jumbo	[*]
83	CHEM 204	American Commercial Lines LLC	500313	313	Jumbo	[*]
84	CHEM 205	American Commercial Lines LLC	500314	314	Non-COI	[*]
85	ACBL 4339	American Commercial Lines LLC	620315	315	Hopper- Owned	[*]
86	CHEM 206	American Commercial Lines LLC	500315	315	Jumbo	[*]
87	CHEM 207	American Commercial Lines LLC	500316	316	Non-COI	[*]
88	CHEM 208	American Commercial Lines LLC	500317	317	Jumbo	[*]
89	603	American Commercial Lines LLC	920332	332	Inactive in Use	[*]
90	JEFFBOAT	American Commercial Lines LLC	640345	345	Boat	[*]
91	965	American Commercial Lines LLC	920348	348	Jumbo	[*]
92	966	American Commercial Lines LLC	920349	349	Jumbo	[*]
93	CHEM 1105 ex 967	American Commercial Lines LLC	920350	350	Jumbo	[*]
94	CHEM 1101 ex 968	American Commercial Lines LLC	920351	351	Jumbo	[*]
95	969	American Commercial Lines LLC	920352	352	Jumbo	[*]
96	ACBL 427	American Commercial Lines LLC	640352	352	Hopper- Owned	[*]
97	970	American Commercial Lines LLC	920353	353	Jumbo	[*]
98	ACBL 424	American Commercial Lines LLC	640353	353	Hopper- Owned	[*]
99	971	American Commercial Lines LLC	920354	354	Jumbo	[*]
100	972	American Commercial Lines LLC	920355	355	Inactive in Use	[*]
101	CHEM 151	American Commercial Lines LLC	960355	355	Jumbo	[*]
102	CHEM 152	American Commercial Lines LLC	960356	356	Jumbo	[*]
103	NM 979	American Commercial Lines LLC	920356	356	Inactive in Use	[*]
104	CHEM 153	American Commercial Lines LLC	960357	357	Jumbo	[*]
105	VECTURIAN	American Commercial Lines LLC	680357	357	Boat	[*]
106	1307	American Commercial Lines LLC	920359	359	Hopper- Owned	[*]
107	CHEM 154	American Commercial Lines LLC	960360	360	Jumbo	[*]
108	1309	American Commercial Lines LLC	920361	361	Hopper- Owned	[*]
109	1315	American Commercial Lines LLC	920367	367	Inactive in Use	[*]
110	1316	American Commercial Lines LLC	920368	368	Inactive in Use	[*]
111	627	American Commercial Lines LLC	920380	380	Hopper- Owned	[*]
112	629	American Commercial Lines LLC	920382	382	Hopper- Owned	[*]
113	632	American Commercial Lines LLC	920385	385	Hopper- Owned	[*]
114	633	American Commercial Lines LLC	920386	386	Hopper- Owned	[*]
115	WTT 1008	American Commercial Lines LLC	630386	386	Hopper- Owned	[*]
116	634	American Commercial Lines LLC	920387	387	Hopper- Owned	[*]
117	ANITA DOMINO	American Commercial Lines LLC	540391	391	Boat	[*]
118	ACL 9700B	American Commercial Lines LLC	1050421	421	Hopper- Owned	[*]
119	ACL 9701B	American Commercial Lines LLC	1050422	422	Hopper- Owned	[*]
120	ACL 9702B	American Commercial Lines LLC	1050423	423	Hopper- Owned	[*]
121	ACL 9703B	American Commercial Lines LLC	1050424	424	Hopper- Owned	[*]
122	CHEM 145	American Commercial Lines LLC	630424	424	Jumbo	[*]
123	ACL 9704B	American Commercial Lines LLC	1050425	425	Hopper- Owned	[*]
124	ACL 9705B	American Commercial Lines LLC	1050426	426	Hopper- Owned	[*]
125	ACL 9706B	American Commercial Lines LLC	1050427	427	Hopper- Owned	[*]
126	ACBL 1830	American Commercial Lines LLC	580430	430	Hopper- Owned	[*]
127	ACBL 1831	American Commercial Lines LLC	580431	431	Inactive in Use	[*]
128	ACBL 1833	American Commercial Lines LLC	580433	433	Hopper- Owned	[*]
129	ACBL 1836	American Commercial Lines LLC	580436	436	Hopper- Owned	[*]
130	ACBL 3000	American Commercial Lines LLC	580437	437	Hopper- Owned	[*]
131	ACBL 3001	American Commercial Lines LLC	580438	438	Hopper- Owned	[*]
132	ACBL 3003	American Commercial Lines LLC	580440	440	Hopper- Owned	[*]
133	ACBL 3004	American Commercial Lines LLC	580441	441	Hopper- Owned	[*]
134	ACBL 3007	American Commercial Lines LLC	580444	444	Hopper- Owned	[*]
135	ACBL 3008	American Commercial Lines LLC	580445	445	Hopper- Owned	[*]
136	NM 978	American Commercial Lines LLC	590445	445	Jumbo	[*]
137	ACBL 4152	American Commercial Lines LLC	630471	471	Hopper- Owned	[*]
138	ACL 9500B	American Commercial Lines LLC	1030477	477	Hopper- Owned	[*]
139	ACL 9501B	American Commercial Lines LLC	1030478	478	Hopper- Owned	[*]
140	ACL 9502B	American Commercial Lines LLC	1030479	479	Hopper- Owned	[*]
141	ACL 9503B	American Commercial Lines LLC	1030480	480	Hopper- Owned	[*]
142	ACL 9504B	American Commercial Lines LLC	1030481	481	Hopper- Owned	[*]
143	ACL 9505B	American Commercial Lines LLC	1030482	482	Hopper- Owned	[*]
144	ACL 9506B	American Commercial Lines LLC	1030483	483	Hopper- Owned	[*]
145	ACL 9507B	American Commercial Lines LLC	1030484	484	Hopper- Owned	[*]
146	ACL 9508B	American Commercial Lines LLC	1030485	485	Hopper- Owned	[*]
147	ACL 9509B	American Commercial Lines LLC	1030486	486	Hopper- Owned	[*]
148	AARON CHARLES MCKINNEY	American Commercial Lines LLC	650496	496	Boat	[*]
149	VL 7701	American Commercial Lines LLC	580501	501	Hopper- Owned	[*]
150	VL 7702	American Commercial Lines LLC	580502	502	Hopper- Owned	[*]
151	ACBL 4214	American Commercial Lines LLC	600507	507	Hopper- Owned	[*]
152	ACBL 4217	American Commercial Lines LLC	600510	510	Inactive in Use	[*]
153	ACBL 4219	American Commercial Lines LLC	600512	512	Inactive in Use	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
154	ACBL 4222	American Commercial Lines LLC	600515	515	Inactive in Use	[*]
155	NL 261	American Commercial Lines LLC	550523	523	Inactive in Use	[*]
156	NL 264	American Commercial Lines LLC	550526	526	Inactive in Use	[*]
157	ACBL 4325	American Commercial Lines LLC	630542	542	Hopper- Owned	[*]
158	R H ONEILL	American Commercial Lines LLC	570554	554	Boat	[*]
159	CHEM 179	American Commercial Lines LLC	1050557	557	Jumbo	[*]
160	RF 811	American Commercial Lines LLC	580599	599	Inactive in Use	[*]
161	RF 814	American Commercial Lines LLC	580602	602	Inactive	[*]
162	ACL 9971B	American Commercial Lines LLC	1090631	631	Hopper- Owned	[*]
163	ACL 9972B	American Commercial Lines LLC	1090632	632	Hopper- Owned	[*]
164	ACL 9973B	American Commercial Lines LLC	1090633	633	Hopper- Owned	[*]
165	ACL 9974B	American Commercial Lines LLC	1090634	634	Hopper- Owned	[*]
166	ACL 9975B	American Commercial Lines LLC	1090635	635	Hopper- Owned	[*]
167	ELIZABETH DEWEY	American Commercial Lines LLC	980668	668	Boat	[*]
168	ACBL 3145	American Commercial Lines LLC	630711	711	Hopper- Owned	[*]
169	ACBL 3146	American Commercial Lines LLC	630712	712	Hopper- Owned	[*]
170	ACBL 3147	American Commercial Lines LLC	630713	713	Hopper- Owned	[*]
171	ACBL 3148	American Commercial Lines LLC	630714	714	Hopper- Owned	[*]
172	ACBL 3149	American Commercial Lines LLC	630715	715	Hopper- Owned	[*]
173	VL 7801	American Commercial Lines LLC	600715	715	Hopper- Owned	[*]
174	ACBL 3150	American Commercial Lines LLC	630716	716	Hopper- Owned	[*]
175	ACBL 3151	American Commercial Lines LLC	630717	717	Hopper- Owned	[*]
176	ACBL 3152	American Commercial Lines LLC	630718	718	Hopper- Owned	[*]
177	ACBL 3153	American Commercial Lines LLC	630719	719	Hopper- Owned	[*]
178	ACBL 3154	American Commercial Lines LLC	630720	720	Hopper- Owned	[*]
179	ACBL 1383	American Commercial Lines LLC	580730	730	Hopper- Owned	[*]
180	ACBL 1384	American Commercial Lines LLC	580731	731	Hopper- Owned	[*]
181	ACBL 1385	American Commercial Lines LLC	580732	732	Hopper- Owned	[*]
182	4907	American Commercial Lines LLC	550733	733	Oversized	[*]
183	ACBL 1386	American Commercial Lines LLC	580733	733	Hopper- Owned	[*]
184	4630	American Commercial Lines LLC	550734	734	Oversized	[*]
185	ACBL 1387	American Commercial Lines LLC	580734	734	Hopper- Owned	[*]
186	ACBL 1388	American Commercial Lines LLC	580735	735	Hopper- Owned	[*]
187	CHEM 1601	American Commercial Lines LLC	550735	735	Oversized	[*]
188	ACBL 1389	American Commercial Lines LLC	580736	736	Hopper- Owned	[*]
189	LCD 4931	American Commercial Lines LLC	550736	736	Oversized	[*]
190	942	American Commercial Lines LLC	550738	738	Inactive in Use	[*]
191	ACBL 1391	American Commercial Lines LLC	580738	738	Hopper- Owned	[*]
192	TROJAN WARRIOR	American Commercial Lines LLC	570738	738	Boat	[*]
193	943	American Commercial Lines LLC	550739	739	Jumbo	[*]
194	ACBL 1392	American Commercial Lines LLC	580739	739	Hopper- Owned	[*]
195	ACBL 1393	American Commercial Lines LLC	580740	740	Hopper- Owned	[*]
196	ACBL 1394	American Commercial Lines LLC	580741	741	Hopper- Owned	[*]
197	ACBL 1395	American Commercial Lines LLC	580742	742	Hopper- Owned	[*]
198	DM 2573	American Commercial Lines LLC	550742	742	Inactive in Use	[*]
199	ACBL 1396	American Commercial Lines LLC	580743	743	Hopper- Owned	[*]
200	ACBL 1397	American Commercial Lines LLC	580744	744	Hopper- Owned	[*]
201	DM 2577	American Commercial Lines LLC	550744	744	Inactive in Use	[*]
202	ACBL 3010	American Commercial Lines LLC	580745	745	Hopper- Owned	[*]
203	NL 134	American Commercial Lines LLC	600745	745	Inactive in Use	[*]
204	ACBL 3011	American Commercial Lines LLC	580746	746	Hopper- Owned	[*]
205	ACBL 3012	American Commercial Lines LLC	580747	747	Hopper- Owned	[*]
206	NL 136	American Commercial Lines LLC	600747	747	Hopper- Owned	[*]
207	ACBL 3013	American Commercial Lines LLC	580748	748	Hopper- Owned	[*]
208	ACBL 3014	American Commercial Lines LLC	580749	749	Hopper- Owned	[*]
209	ACBL 3015	American Commercial Lines LLC	580750	750	Hopper- Owned	[*]
210	ACBL 3016	American Commercial Lines LLC	580751	751	Hopper- Owned	[*]
211	ACBL 3017	American Commercial Lines LLC	580752	752	Hopper- Owned	[*]
212	ACBL 3018	American Commercial Lines LLC	580753	753	Hopper- Owned	[*]
213	ACBL 3019	American Commercial Lines LLC	580754	754	Hopper- Owned	[*]
214	ACBL 3020	American Commercial Lines LLC	580755	755	Hopper- Owned	[*]
215	ACBL 3021	American Commercial Lines LLC	580756	756	Hopper- Owned	[*]
216	1848	American Commercial Lines LLC	550758	758	Inactive in Use	[*]
217	ACBL 3023	American Commercial Lines LLC	580758	758	Hopper- Owned	[*]
218	ACBL 3024	American Commercial Lines LLC	580759	759	Inactive in Use	[*]
219	ACL 9510B	American Commercial Lines LLC	1030794	794	Hopper- Owned	[*]
220	ACL 9511B	American Commercial Lines LLC	1030795	795	Hopper- Owned	[*]
221	ACL 9512B	American Commercial Lines LLC	1030796	796	Hopper- Owned	[*]
222	ACL 9513B	American Commercial Lines LLC	1030810	810	Hopper- Owned	[*]
223	ACL 9514B	American Commercial Lines LLC	1030811	811	Hopper- Owned	[*]
224	ACL 9515B	American Commercial Lines LLC	1030812	812	Hopper- Owned	[*]
225	ACL 9516B	American Commercial Lines LLC	1030813	813	Hopper- Owned	[*]
226	CHEM 176	American Commercial Lines LLC	1040819	819	Jumbo	[*]
227	ACBL 4329	American Commercial Lines LLC	640823	823	Hopper- Owned	[*]
228	ACBL 4330	American Commercial Lines LLC	640824	824	Hopper- Owned	[*]
229	ACBL 4340	American Commercial Lines LLC	640825	825	Hopper- Owned	[*]
230	ACBL 4341	American Commercial Lines LLC	640826	826	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
231	TTBL 4005	American Commercial Lines LLC	600833	833	Hopper- Owned	[*]
232	TTBL 4006	American Commercial Lines LLC	600834	834	Hopper- Owned	[*]
233	TTBL 4007	American Commercial Lines LLC	600835	835	Hopper- Owned	[*]
234	V 014 B	American Commercial Lines LLC	510852	852	Inactive in Use	[*]
235	V 017 B	American Commercial Lines LLC	510855	855	Inactive in Use	[*]
236	ACBL 3265	American Commercial Lines LLC	970864	864	Hopper- Owned	[*]
237	ACBL 3266	American Commercial Lines LLC	970865	865	Hopper- Owned	[*]
238	ACBL 3267	American Commercial Lines LLC	970866	866	Hopper- Owned	[*]
239	ACBL 3268	American Commercial Lines LLC	970867	867	Hopper- Owned	[*]
240	ACBL 3269	American Commercial Lines LLC	970868	868	Hopper- Owned	[*]
241	NM 120	American Commercial Lines LLC	560887	887	Hopper- Owned	[*]
242	CAPT. DONALD CREPPEL	American Commercial Lines LLC	630902	902	Boat	[*]
243	S.C. & N.O. 1462	American Commercial Lines LLC	290963	963	Inactive in Use	[*]
244	GLENN W. MCKINNEY	American Commercial Lines LLC	500965	965	Boat	[*]
245	S.C. & N.O. 1467	American Commercial Lines LLC	290968	968	Inactive in Use	[*]
246	BILL CARNEAL	American Commercial Lines LLC	610971	971	Boat	[*]
247	ACBL 300	American Commercial Lines LLC	641005	1005	Hopper- Owned	[*]
248	ACBL 307	American Commercial Lines LLC	641006	1006	Hopper- Owned	[*]
249	ACBL 305	American Commercial Lines LLC	641008	1008	Hopper- Owned	[*]
250	ATC 906	American Commercial Lines LLC	631017	1017	Hopper- Owned	[*]
251	ATC 908	American Commercial Lines LLC	631019	1019	Hopper- Owned	[*]
252	ATC 909	American Commercial Lines LLC	631020	1020	Hopper- Owned	[*]
253	ATC 910	American Commercial Lines LLC	631021	1021	Hopper- Owned	[*]
254	DONALD E. CLARK	American Commercial Lines LLC	621035	1035	Boat	[*]
255	ACBL 4326	American Commercial Lines LLC	631041	1041	Hopper- Owned	[*]
256	VLX 7730	American Commercial Lines LLC	581051	1051	Hopper- Owned	[*]
257	VLX 7734	American Commercial Lines LLC	581055	1055	Inactive in Use	[*]
258	SCC 800	American Commercial Lines LLC	951057	1057	Inactive in Use	[*]
259	VLX 7736	American Commercial Lines LLC	581057	1057	Hopper- Owned	[*]
260	SCC 801	American Commercial Lines LLC	951058	1058	Jumbo	[*]
261	VLX 7740	American Commercial Lines LLC	581061	1061	Inactive in Use	[*]
262	VLX 7744	American Commercial Lines LLC	581065	1065	Hopper- Owned	[*]
263	VLX 7745	American Commercial Lines LLC	581066	1066	Inactive in Use	[*]
264	VLX 7749	American Commercial Lines LLC	581070	1070	Inactive in Use	[*]
265	MIKE CHARLEVILLE	American Commercial Lines LLC	631078	1078	Boat	[*]
266	ACBL 1239	American Commercial Lines LLC	511086	1086	Inactive in Use	[*]
267	ACBL 1240	American Commercial Lines LLC	511087	1087	Inactive in Use	[*]
268	ACBL 5010	American Commercial Lines LLC	621119	1119	Hopper- Owned	[*]
269	ACBL 5011	American Commercial Lines LLC	621120	1120	Hopper- Owned	[*]
270	ACBL 5012	American Commercial Lines LLC	621121	1121	Hopper- Owned	[*]
271	ACBL 5013	American Commercial Lines LLC	621122	1122	Hopper- Owned	[*]
272	ACBL 5014	American Commercial Lines LLC	621123	1123	Hopper- Owned	[*]
273	ACBL 5015	American Commercial Lines LLC	621124	1124	Hopper- Owned	[*]
274	ACBL 5016	American Commercial Lines LLC	621125	1125	Hopper- Owned	[*]
275	ACBL 5017	American Commercial Lines LLC	621126	1126	Hopper- Owned	[*]
276	ACBL 5018	American Commercial Lines LLC	621127	1127	Hopper- Owned	[*]
277	ACBL 5019	American Commercial Lines LLC	621128	1128	Hopper- Owned	[*]
278	ACBL 5020	American Commercial Lines LLC	621129	1129	Hopper- Owned	[*]
279	ACBL 5021	American Commercial Lines LLC	621130	1130	Hopper- Owned	[*]
280	ACBL 5023	American Commercial Lines LLC	621132	1132	Hopper- Owned	[*]
281	ACBL 5024	American Commercial Lines LLC	621133	1133	Hopper- Owned	[*]
282	ACBL 6018	American Commercial Lines LLC	621134	1134	Hopper- Owned	[*]
283	ACBL 6019	American Commercial Lines LLC	621135	1135	Hopper- Owned	[*]
284	ACL 97004	American Commercial Lines LLC	1051135	1135	Hopper- Owned	[*]
285	ACL 97005	American Commercial Lines LLC	1051136	1136	Hopper- Owned	[*]
286	ACBL 6021	American Commercial Lines LLC	621137	1137	Hopper- Owned	[*]
287	ACL 97006	American Commercial Lines LLC	1051137	1137	Hopper- Owned	[*]
288	ACBL 6022	American Commercial Lines LLC	621138	1138	Hopper- Owned	[*]
289	ACL 97007	American Commercial Lines LLC	1051138	1138	Hopper- Owned	[*]
290	ACBL 6023	American Commercial Lines LLC	621139	1139	Hopper- Owned	[*]
291	ACL 97008	American Commercial Lines LLC	1051139	1139	Hopper- Owned	[*]
292	ACBL 6024	American Commercial Lines LLC	621140	1140	Hopper- Owned	[*]
293	ACL 97009	American Commercial Lines LLC	1051140	1140	Hopper- Owned	[*]
294	ACBL 6025	American Commercial Lines LLC	621141	1141	Hopper- Owned	[*]
295	ACL 9707B	American Commercial Lines LLC	1051141	1141	Hopper- Owned	[*]
296	ACBL 6026	American Commercial Lines LLC	621142	1142	Hopper- Owned	[*]
297	ACL 9708B	American Commercial Lines LLC	1051142	1142	Hopper- Owned	[*]
298	ACBL 6027	American Commercial Lines LLC	621143	1143	Hopper- Owned	[*]
299	ACL 9709B	American Commercial Lines LLC	1051143	1143	Hopper- Owned	[*]
300	ACBL 6028	American Commercial Lines LLC	621144	1144	Hopper- Owned	[*]
301	ACL 9710B	American Commercial Lines LLC	1051144	1144	Hopper- Owned	[*]
302	ACBL 6029	American Commercial Lines LLC	621145	1145	Hopper- Owned	[*]
303	ACL 9711B	American Commercial Lines LLC	1051145	1145	Hopper- Owned	[*]
304	ACBL 6030	American Commercial Lines LLC	621146	1146	Hopper- Owned	[*]
305	ACL 9712B	American Commercial Lines LLC	1051146	1146	Hopper- Owned	[*]
306	ACBL 6031	American Commercial Lines LLC	621147	1147	Hopper- Owned	[*]
307	ACL 9713B	American Commercial Lines LLC	1051147	1147	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
308	ACBL 6032	American Commercial Lines LLC	621148	1148	Hopper- Owned	[*]
309	ACL 9714B	American Commercial Lines LLC	1051148	1148	Hopper- Owned	[*]
310	ACBL 6033	American Commercial Lines LLC	621149	1149	Hopper- Owned	[*]
311	ACL 9715B	American Commercial Lines LLC	1051149	1149	Hopper- Owned	[*]
312	ACBL 6034	American Commercial Lines LLC	621150	1150	Hopper- Owned	[*]
313	ACL 9716B	American Commercial Lines LLC	1051150	1150	Hopper- Owned	[*]
314	ACBL 6035	American Commercial Lines LLC	621151	1151	Hopper- Owned	[*]
315	ACBL 6036	American Commercial Lines LLC	621152	1152	Hopper- Owned	[*]
316	HINES 403 B	American Commercial Lines LLC	631152	1152	Oversized	[*]
317	ACBL 6037	American Commercial Lines LLC	621153	1153	Hopper- Owned	[*]
318	ACBL 6038	American Commercial Lines LLC	621154	1154	Hopper- Owned	[*]
319	ACBL 6039	American Commercial Lines LLC	621155	1155	Hopper- Owned	[*]
320	ACBL 6040	American Commercial Lines LLC	621156	1156	Hopper- Owned	[*]
321	ACBL 6042	American Commercial Lines LLC	621158	1158	Hopper- Owned	[*]
322	ACBL 6043	American Commercial Lines LLC	621159	1159	Hopper- Owned	[*]
323	ACBL 6044	American Commercial Lines LLC	621160	1160	Hopper- Owned	[*]
324	ACBL 6045	American Commercial Lines LLC	621161	1161	Hopper- Owned	[*]
325	ACBL 6046	American Commercial Lines LLC	621162	1162	Hopper- Owned	[*]
326	ACBL 6047	American Commercial Lines LLC	621163	1163	Hopper- Owned	[*]
327	ACBL 6048	American Commercial Lines LLC	621164	1164	Hopper- Owned	[*]
328	ACBL 6049	American Commercial Lines LLC	621165	1165	Hopper- Owned	[*]
329	VL 7751	American Commercial Lines LLC	581201	1201	Inactive	[*]
330	VL 7752	American Commercial Lines LLC	581202	1202	Hopper- Owned	[*]
331	VL 7755	American Commercial Lines LLC	581205	1205	Inactive in Use	[*]
332	CHEM 257	American Commercial Lines LLC	1071207	1207	Jumbo	[*]
333	VL 7757	American Commercial Lines LLC	581207	1207	Hopper- Owned	[*]
334	CHEM 258	American Commercial Lines LLC	1071208	1208	Jumbo	[*]
335	VL 7758	American Commercial Lines LLC	581208	1208	Inactive in Use	[*]
336	CHEM 259	American Commercial Lines LLC	1071209	1209	Jumbo	[*]
337	VL 7759	American Commercial Lines LLC	581209	1209	Inactive in Use	[*]
338	WARREN W. HINES	American Commercial Lines LLC	651210	1210	Boat	[*]
339	VL 7766	American Commercial Lines LLC	581216	1216	Inactive in Use	[*]
340	VL 7767	American Commercial Lines LLC	581217	1217	Inactive in Use	[*]
341	VL 7774	American Commercial Lines LLC	581224	1224	Inactive in Use	[*]
342	VL 7775	American Commercial Lines LLC	581225	1225	Inactive in Use	[*]
343	VL 7779	American Commercial Lines LLC	581229	1229	Inactive in Use	[*]
344	VL 7782	American Commercial Lines LLC	581232	1232	Hopper- Owned	[*]
345	VL 7787	American Commercial Lines LLC	581237	1237	Inactive in Use	[*]
346	ACBL 2711	American Commercial Lines LLC	521239	1239	Inactive in Use	[*]
347	ACBL 2719	American Commercial Lines LLC	521247	1247	Inactive in Use	[*]
348	ACBL 325X	American Commercial Lines LLC	601300	1300	Hopper- Owned	[*]
349	MISS KAE-D	American Commercial Lines LLC	581300	1300	Boat	[*]
350	ACBL 326X	American Commercial Lines LLC	601301	1301	Hopper- Owned	[*]
351	ACBL 327X	American Commercial Lines LLC	601302	1302	Hopper- Owned	[*]
352	ACBL 328X	American Commercial Lines LLC	601303	1303	Hopper- Owned	[*]
353	ACBL 329X	American Commercial Lines LLC	601304	1304	Hopper- Owned	[*]
354	ACBL 330X	American Commercial Lines LLC	601305	1305	Hopper- Owned	[*]
355	N.M.S. NO. 1408	American Commercial Lines LLC	591305	1305	Inactive	[*]
356	ACBL 331X	American Commercial Lines LLC	601306	1306	Hopper- Owned	[*]
357	N.M.S. NO. 1409	American Commercial Lines LLC	591306	1306	Inactive in Use	[*]
358	ACBL 333X	American Commercial Lines LLC	601308	1308	Hopper- Owned	[*]
359	ACBL 334X	American Commercial Lines LLC	601309	1309	Hopper- Owned	[*]
360	HINES 425B	American Commercial Lines LLC	961310	1310	Oversized	[*]
361	ACBL 1840	American Commercial Lines LLC	601380	1380	Hopper- Owned	[*]
362	ACBL 1841	American Commercial Lines LLC	601381	1381	Hopper- Owned	[*]
363	ACBL 1842	American Commercial Lines LLC	601382	1382	Hopper- Owned	[*]
364	ACBL 1843	American Commercial Lines LLC	601383	1383	Hopper- Owned	[*]
365	ACBL 1844	American Commercial Lines LLC	601384	1384	Hopper- Owned	[*]
366	ACBL 1845	American Commercial Lines LLC	601385	1385	Hopper- Owned	[*]
367	ACBL 1846	American Commercial Lines LLC	601386	1386	Hopper- Owned	[*]
368	ACBL 1847	American Commercial Lines LLC	601387	1387	Hopper- Owned	[*]
369	ACBL 1848	American Commercial Lines LLC	601388	1388	Hopper- Owned	[*]
370	JAMES ERMER	American Commercial Lines LLC	641398	1398	Boat	[*]
371	ACL 9993B	American Commercial Lines LLC	1091403	1403	Hopper- Owned	[*]
372	ACL 9994B	American Commercial Lines LLC	1091404	1404	Hopper- Owned	[*]
373	ACL 9995B	American Commercial Lines LLC	1091405	1405	Hopper- Owned	[*]
374	TPC 346	American Commercial Lines LLC	601441	1441	Hopper- Owned	[*]
375	TPC 347	American Commercial Lines LLC	601442	1442	Hopper- Owned	[*]
376	SCNO 7903	American Commercial Lines LLC	601463	1463	Hopper- Owned	[*]
377	SCNO 7905	American Commercial Lines LLC	601465	1465	Hopper- Owned	[*]
378	SCNO 7906	American Commercial Lines LLC	601466	1466	Hopper- Owned	[*]
379	SCNO 7907	American Commercial Lines LLC	601467	1467	Hopper- Owned	[*]
380	SCNO 7908	American Commercial Lines LLC	601468	1468	Hopper- Owned	[*]
381	SCNO 7909	American Commercial Lines LLC	601469	1469	Hopper- Owned	[*]
382	SCNO 7913	American Commercial Lines LLC	601473	1473	Hopper- Owned	[*]
383	SCNO 7914	American Commercial Lines LLC	601474	1474	Hopper- Owned	[*]
384	SCNO 7916	American Commercial Lines LLC	601476	1476	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
385	SCNO 7918	American Commercial Lines LLC	601478	1478	Hopper- Owned	[*]
386	SCNO 7919	American Commercial Lines LLC	601479	1479	Hopper- Owned	[*]
387	SCNO 7922B	American Commercial Lines LLC	601482	1482	Hopper- Owned	[*]
388	SCNO 7923B	American Commercial Lines LLC	601483	1483	Hopper- Owned	[*]
389	SCNO 7924B	American Commercial Lines LLC	601484	1484	Hopper- Owned	[*]
390	SCNO 7925B	American Commercial Lines LLC	601485	1485	Hopper- Owned	[*]
391	SCNO 7926B	American Commercial Lines LLC	601486	1486	Hopper- Owned	[*]
392	SCNO 7927B	American Commercial Lines LLC	601487	1487	Hopper- Owned	[*]
393	SCNO 7929B	American Commercial Lines LLC	601489	1489	Hopper- Owned	[*]
394	SCNO 7930B	American Commercial Lines LLC	601490	1490	Hopper- Owned	[*]
395	SCNO 7931B	American Commercial Lines LLC	601491	1491	Hopper- Owned	[*]
396	SCNO 7932B	American Commercial Lines LLC	601492	1492	Hopper- Owned	[*]
397	SCNO 7933B	American Commercial Lines LLC	601493	1493	Hopper- Owned	[*]
398	SCNO 7934B	American Commercial Lines LLC	601494	1494	Hopper- Owned	[*]
399	SCNO 7935B	American Commercial Lines LLC	601495	1495	Hopper- Owned	[*]
400	DM 3001	American Commercial Lines LLC	641538	1538	Hopper- Owned	[*]
401	DM 3002	American Commercial Lines LLC	641539	1539	Hopper- Owned	[*]
402	DM 3003	American Commercial Lines LLC	641540	1540	Hopper- Owned	[*]
403	DM 3004	American Commercial Lines LLC	641541	1541	Hopper- Owned	[*]
404	DM 3005	American Commercial Lines LLC	641542	1542	Hopper- Owned	[*]
405	DM 3006	American Commercial Lines LLC	641543	1543	Hopper- Owned	[*]
406	DM 3007	American Commercial Lines LLC	641544	1544	Hopper- Owned	[*]
407	DM 3008	American Commercial Lines LLC	641545	1545	Hopper- Owned	[*]
408	DM 3009	American Commercial Lines LLC	641546	1546	Hopper- Owned	[*]
409	DM 3010	American Commercial Lines LLC	641547	1547	Hopper- Owned	[*]
410	DM 3011	American Commercial Lines LLC	641548	1548	Hopper- Owned	[*]
411	DM 3012	American Commercial Lines LLC	641549	1549	Hopper- Owned	[*]
412	DM 3013	American Commercial Lines LLC	641550	1550	Hopper- Owned	[*]
413	DM 3014	American Commercial Lines LLC	641551	1551	Hopper- Owned	[*]
414	DM 3015	American Commercial Lines LLC	641552	1552	Hopper- Owned	[*]
415	DM 3016	American Commercial Lines LLC	641553	1553	Hopper- Owned	[*]
416	DM 3017	American Commercial Lines LLC	641554	1554	Hopper- Owned	[*]
417	DM 3018	American Commercial Lines LLC	641555	1555	Hopper- Owned	[*]
418	DM 3019	American Commercial Lines LLC	641556	1556	Hopper- Owned	[*]
419	AL WEAVER ex MIKE MARLIER	American Commercial Lines LLC	551557	1557	Boat	[*]
420	DM 3020	American Commercial Lines LLC	641557	1557	Hopper- Owned	[*]
421	DM 3021	American Commercial Lines LLC	641558	1558	Hopper- Owned	[*]
422	DM 3022	American Commercial Lines LLC	641559	1559	Hopper- Owned	[*]
423	DM 3023	American Commercial Lines LLC	641560	1560	Hopper- Owned	[*]
424	DM 3024	American Commercial Lines LLC	641561	1561	Hopper- Owned	[*]
425	DM 3025	American Commercial Lines LLC	641562	1562	Hopper- Owned	[*]
426	DM 3026	American Commercial Lines LLC	641563	1563	Hopper- Owned	[*]
427	DM 3027	American Commercial Lines LLC	641564	1564	Hopper- Owned	[*]
428	DM 3028	American Commercial Lines LLC	641565	1565	Hopper- Owned	[*]
429	ACBL 402	American Commercial Lines LLC	631566	1566	Hopper- Owned	[*]
430	DM 3029	American Commercial Lines LLC	641566	1566	Hopper- Owned	[*]
431	ACBL 403	American Commercial Lines LLC	631567	1567	Hopper- Owned	[*]
432	DM 3030	American Commercial Lines LLC	641567	1567	Hopper- Owned	[*]
433	DM 3031	American Commercial Lines LLC	641568	1568	Hopper- Owned	[*]
434	DM 3032	American Commercial Lines LLC	641569	1569	Hopper- Owned	[*]
435	DM 3033	American Commercial Lines LLC	641570	1570	Hopper- Owned	[*]
436	DM 3034	American Commercial Lines LLC	641571	1571	Hopper- Owned	[*]
437	ACBL 408	American Commercial Lines LLC	631572	1572	Hopper- Owned	[*]
438	DM 3035	American Commercial Lines LLC	641572	1572	Hopper- Owned	[*]
439	DM 3036	American Commercial Lines LLC	641573	1573	Hopper- Owned	[*]
440	DM 3037	American Commercial Lines LLC	641574	1574	Hopper- Owned	[*]
441	DM 3038	American Commercial Lines LLC	641575	1575	Hopper- Owned	[*]
442	DM 3039	American Commercial Lines LLC	641576	1576	Hopper- Owned	[*]
443	DM 3040	American Commercial Lines LLC	641577	1577	Hopper- Owned	[*]
444	ACBL 4132	American Commercial Lines LLC	631581	1581	Hopper- Owned	[*]
445	ACBL 4133	American Commercial Lines LLC	631582	1582	Hopper- Owned	[*]
446	ACBL 4345	American Commercial Lines LLC	631585	1585	Hopper- Owned	[*]
447	ACBL 4346	American Commercial Lines LLC	631586	1586	Hopper- Owned	[*]
448	ACBL 4147	American Commercial Lines LLC	631587	1587	Hopper- Owned	[*]
449	ACBL 4148	American Commercial Lines LLC	631588	1588	Hopper- Owned	[*]
450	ACBL 4347	American Commercial Lines LLC	631589	1589	Hopper- Owned	[*]
451	SUNFLOWER	American Commercial Lines LLC	551589	1589	Boat	[*]
452	ACBL 4149	American Commercial Lines LLC	631590	1590	Hopper- Owned	[*]
453	CCT 007	American Commercial Lines LLC	571597	1597	Inactive in Use	[*]
454	ACBL 4251	American Commercial Lines LLC	641603	1603	Hopper- Owned	[*]
455	CCT 13	American Commercial Lines LLC	571603	1603	Inactive in Use	[*]
456	JAMES G. HINES	American Commercial Lines LLC	561613	1613	Boat	[*]
457	WTT 0801	American Commercial Lines LLC	631618	1618	Hopper- Owned	[*]
458	WTT 0802	American Commercial Lines LLC	631619	1619	Hopper- Owned	[*]
459	WTT 0803	American Commercial Lines LLC	631620	1620	Hopper- Owned	[*]
460	WTT 0804	American Commercial Lines LLC	631621	1621	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
461	JOSEPH M. HAMILTON ex PERE MARQUETTE	American Commercial Lines LLC	571622	1622	Boat	[*]
462	WTT 0805	American Commercial Lines LLC	631622	1622	Hopper- Owned	[*]
463	WTT 0807	American Commercial Lines LLC	631624	1624	Hopper- Owned	[*]
464	WTT 0808	American Commercial Lines LLC	631625	1625	Hopper- Owned	[*]
465	WTT 0809	American Commercial Lines LLC	631626	1626	Hopper- Owned	[*]
466	WTT 0810	American Commercial Lines LLC	631627	1627	Hopper- Owned	[*]
467	WTT 0811	American Commercial Lines LLC	631628	1628	Hopper- Owned	[*]
468	WTT 0812	American Commercial Lines LLC	631629	1629	Hopper- Owned	[*]
469	WTT 0813	American Commercial Lines LLC	631630	1630	Hopper- Owned	[*]
470	WTT 0814	American Commercial Lines LLC	631631	1631	Hopper- Owned	[*]
471	DERRELLL MCKINNEY	American Commercial Lines LLC	641632	1632	Boat	[*]
472	WTT 0815	American Commercial Lines LLC	631632	1632	Hopper- Owned	[*]
473	WTT 0816	American Commercial Lines LLC	631633	1633	Hopper- Owned	[*]
474	WTT 0817	American Commercial Lines LLC	631634	1634	Hopper- Owned	[*]
475	WTT 0818	American Commercial Lines LLC	631635	1635	Hopper- Owned	[*]
476	WTT 0820	American Commercial Lines LLC	631637	1637	Hopper- Owned	[*]
477	WTT 0821	American Commercial Lines LLC	631638	1638	Hopper- Owned	[*]
478	WTT 0822	American Commercial Lines LLC	631639	1639	Hopper- Owned	[*]
479	WTT 0823	American Commercial Lines LLC	631640	1640	Hopper- Owned	[*]
480	WTT 0824	American Commercial Lines LLC	631641	1641	Hopper- Owned	[*]
481	WTT 0825	American Commercial Lines LLC	631642	1642	Hopper- Owned	[*]
482	WTT 0826	American Commercial Lines LLC	631643	1643	Hopper- Owned	[*]
483	WTT 0827	American Commercial Lines LLC	631644	1644	Hopper- Owned	[*]
484	WTT 0829	American Commercial Lines LLC	631646	1646	Hopper- Owned	[*]
485	WTT 0830	American Commercial Lines LLC	631647	1647	Hopper- Owned	[*]
486	WTT 0832	American Commercial Lines LLC	631649	1649	Hopper- Owned	[*]
487	WTT 0833	American Commercial Lines LLC	631650	1650	Hopper- Owned	[*]
488	WTT 0834	American Commercial Lines LLC	631651	1651	Hopper- Owned	[*]
489	WTT 0835	American Commercial Lines LLC	631652	1652	Hopper- Owned	[*]
490	WTT 0836	American Commercial Lines LLC	631653	1653	Hopper- Owned	[*]
491	WTT 0837	American Commercial Lines LLC	631654	1654	Hopper- Owned	[*]
492	WTT 0838	American Commercial Lines LLC	631655	1655	Hopper- Owned	[*]
493	WTT 0839	American Commercial Lines LLC	631656	1656	Hopper- Owned	[*]
494	WTT 0840	American Commercial Lines LLC	631657	1657	Hopper- Owned	[*]
495	WTT 0841	American Commercial Lines LLC	631658	1658	Hopper- Owned	[*]
496	WTT 0842	American Commercial Lines LLC	631659	1659	Hopper- Owned	[*]
497	WTT 0843	American Commercial Lines LLC	631660	1660	Hopper- Owned	[*]
498	WTT 0844	American Commercial Lines LLC	631661	1661	Hopper- Owned	[*]
499	WTT 0845	American Commercial Lines LLC	631662	1662	Hopper- Owned	[*]
500	WTT 0846	American Commercial Lines LLC	631663	1663	Hopper- Owned	[*]
501	WTT 0847	American Commercial Lines LLC	631664	1664	Hopper- Owned	[*]
502	WTT 0848	American Commercial Lines LLC	631665	1665	Hopper- Owned	[*]
503	CHEM 155	American Commercial Lines LLC	981666	1666	Jumbo	[*]
504	WTT 0849	American Commercial Lines LLC	631666	1666	Hopper- Owned	[*]
505	WTT 0850	American Commercial Lines LLC	631667	1667	Hopper- Owned	[*]
506	ACBL 4300	American Commercial Lines LLC	631669	1669	Hopper- Owned	[*]
507	ACBL 4301	American Commercial Lines LLC	631670	1670	Hopper- Owned	[*]
508	TA 2004B	American Commercial Lines LLC	631673	1673	Hopper- Owned	[*]
509	TA 2006B	American Commercial Lines LLC	631675	1675	Hopper- Owned	[*]
510	TA 2008B	American Commercial Lines LLC	631677	1677	Inactive in Use	[*]
511	CCT 189	American Commercial Lines LLC	621684	1684	Hopper- Owned	[*]
512	CCT 190	American Commercial Lines LLC	621685	1685	Hopper- Owned	[*]
513	CCT 192	American Commercial Lines LLC	621687	1687	Hopper- Owned	[*]
514	CCT 193	American Commercial Lines LLC	621688	1688	Hopper- Owned	[*]
515	CCT 282	American Commercial Lines LLC	641692	1692	Hopper- Owned	[*]
516	CCT 283	American Commercial Lines LLC	641693	1693	Hopper- Owned	[*]
517	CCT 284	American Commercial Lines LLC	641694	1694	Hopper- Owned	[*]
518	ACL 01163	American Commercial Lines LLC	1121695	1695	Fiberglass Lift Covers, Rake Hull	[*]
519	CCT 285	American Commercial Lines LLC	641695	1695	Hopper- Owned	[*]
520	ACL 01164	American Commercial Lines LLC	1121696	1696	Fiberglass Lift Covers, Rake Hull	[*]
521	CCT 286	American Commercial Lines LLC	641696	1696	Hopper- Owned	[*]
522	ACL 01165	American Commercial Lines LLC	1121697	1697	Fiberglass Lift Covers, Rake Hull	[*]
523	ACL 01166	American Commercial Lines LLC	1121698	1698	Fiberglass Lift Covers, Rake Hull	[*]
524	ACL 01170	American Commercial Lines LLC	1121699	1699	Fiberglass Lift Covers, Rake Hull	[*]
525	ACL 01171	American Commercial Lines LLC	1121700	1700	Fiberglass Lift Covers, Rake Hull	[*]
526	ACL 01172	American Commercial Lines LLC	1121701	1701	Fiberglass Lift Covers, Rake Hull	[*]
527	ACL 01173	American Commercial Lines LLC	1121702	1702	Fiberglass Lift Covers, Rake Hull	[*]
528	ACL 01174	American Commercial Lines LLC	1121703	1703	Fiberglass Lift Covers, Rake Hull	[*]
529	ACL 01175	American Commercial Lines LLC	1121704	1704	Fiberglass Lift Covers, Rake Hull	[*]
530	ACL 01176	American Commercial Lines LLC	1121705	1705	Fiberglass Lift Covers, Rake Hull	[*]
531	ACL 01177	American Commercial Lines LLC	1121706	1706	Fiberglass Lift Covers, Rake Hull	[*]
532	ACL 01178	American Commercial Lines LLC	1121707	1707	Fiberglass Lift Covers, Rake Hull	[*]
533	ACL 01179	American Commercial Lines LLC	1121708	1708	Fiberglass Lift Covers, Rake Hull	[*]
534	ACL 01180	American Commercial Lines LLC	1121709	1709	Fiberglass Lift Covers, Rake Hull	[*]
535	ACL 01181	American Commercial Lines LLC	1121710	1710	Fiberglass Lift Covers, Rake Hull	[*]
536	ACL 01182	American Commercial Lines LLC	1121711	1711	Fiberglass Lift Covers, Rake Hull	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
537	ACL 01183	American Commercial Lines LLC	1121712	1712	Fiberglass Lift Covers, Rake Hull	[*]
538	ACL 01184	American Commercial Lines LLC	1121713	1713	Fiberglass Lift Covers, Rake Hull	[*]
539	ACL 01185	American Commercial Lines LLC	1121714	1714	Fiberglass Lift Covers, Rake Hull	[*]
540	HINES 436	American Commercial Lines LLC	661714	1714	Oversized	[*]
541	ACL 01186	American Commercial Lines LLC	1121715	1715	Fiberglass Lift Covers, Rake Hull	[*]
542	ACL 01187	American Commercial Lines LLC	1121716	1716	Fiberglass Lift Covers, Rake Hull	[*]
543	ACL 01188	American Commercial Lines LLC	1121717	1717	Fiberglass Lift Covers, Rake Hull	[*]
544	ACL 01189	American Commercial Lines LLC	1121718	1718	Fiberglass Lift Covers, Rake Hull	[*]
545	ACL 01190	American Commercial Lines LLC	1121719	1719	Fiberglass Lift Covers, Rake Hull	[*]
546	ACL 01191	American Commercial Lines LLC	1121720	1720	Fiberglass Lift Covers, Rake Hull	[*]
547	ACBL 4080	American Commercial Lines LLC	621721	1721	Hopper- Owned	[*]
548	ACL 01192	American Commercial Lines LLC	1121721	1721	Fiberglass Lift Covers, Rake Hull	[*]
549	ACL 01193	American Commercial Lines LLC	1121722	1722	Fiberglass Lift Covers, Rake Hull	[*]
550	ACL 01194	American Commercial Lines LLC	1121723	1723	Fiberglass Lift Covers, Rake Hull	[*]
551	ACL 01195	American Commercial Lines LLC	1121724	1724	Fiberglass Lift Covers, Rake Hull	[*]
552	ACL 01196	American Commercial Lines LLC	1121725	1725	Fiberglass Lift Covers, Rake Hull	[*]
553	ACL 01197	American Commercial Lines LLC	1121726	1726	Fiberglass Lift Covers, Rake Hull	[*]
554	ACL 01198	American Commercial Lines LLC	1121727	1727	Fiberglass Lift Covers, Rake Hull	[*]
555	ACL 01199	American Commercial Lines LLC	1121728	1728	Fiberglass Lift Covers, Rake Hull	[*]
556	ACL 01700	American Commercial Lines LLC	1121729	1729	Fiberglass Lift Covers, Rake Hull	[*]
557	ACL 01701	American Commercial Lines LLC	1121730	1730	Fiberglass Lift Covers, Rake Hull	[*]
558	ACL 01702	American Commercial Lines LLC	1121731	1731	Fiberglass Lift Covers, Rake Hull	[*]
559	ACL 01703	American Commercial Lines LLC	1121732	1732	Fiberglass Lift Covers, Rake Hull	[*]
560	ACL 01704	American Commercial Lines LLC	1121733	1733	Fiberglass Lift Covers, Rake Hull	[*]
561	ACL 01705	American Commercial Lines LLC	1121734	1734	Fiberglass Lift Covers, Rake Hull	[*]
562	ACL 01706	American Commercial Lines LLC	1121735	1735	Fiberglass Lift Covers, Rake Hull	[*]
563	ACL 01707	American Commercial Lines LLC	1121736	1736	Fiberglass Lift Covers, Rake Hull	[*]
564	ACL 01708	American Commercial Lines LLC	1121737	1737	Fiberglass Lift Covers, Rake Hull	[*]
565	ACL 01709	American Commercial Lines LLC	1121738	1738	Fiberglass Lift Covers, Rake Hull	[*]
566	ACL 01710	American Commercial Lines LLC	1121739	1739	Fiberglass Lift Covers, Rake Hull	[*]
567	ACL 01711	American Commercial Lines LLC	1121740	1740	Fiberglass Lift Covers, Rake Hull	[*]
568	ACL 01712	American Commercial Lines LLC	1121741	1741	Fiberglass Lift Covers, Rake Hull	[*]
569	ACL 01713	American Commercial Lines LLC	1121742	1742	Fiberglass Lift Covers, Rake Hull	[*]
570	ACL 01714	American Commercial Lines LLC	1121743	1743	Fiberglass Lift Covers, Rake Hull	[*]
571	ACL 01715	American Commercial Lines LLC	1121744	1744	Fiberglass Lift Covers, Rake Hull	[*]
572	ACL 01716	American Commercial Lines LLC	1121745	1745	Fiberglass Lift Covers, Rake Hull	[*]
573	ACL 01717	American Commercial Lines LLC	1121746	1746	Fiberglass Lift Covers, Rake Hull	[*]
574	ACL 01718	American Commercial Lines LLC	1121747	1747	Fiberglass Lift Covers, Rake Hull	[*]
575	ACL 01719	American Commercial Lines LLC	1121748	1748	Fiberglass Lift Covers, Rake Hull	[*]
576	ACL 01720	American Commercial Lines LLC	1121749	1749	Fiberglass Lift Covers, Rake Hull	[*]
577	ACL 01721	American Commercial Lines LLC	1121750	1750	Fiberglass Lift Covers, Rake Hull	[*]
578	ACL 01722	American Commercial Lines LLC	1121751	1751	Fiberglass Lift Covers, Rake Hull	[*]
579	ACL 01723	American Commercial Lines LLC	1121752	1752	Fiberglass Lift Covers, Rake Hull	[*]
580	ACL 01724	American Commercial Lines LLC	1121753	1753	Fiberglass Lift Covers, Rake Hull	[*]
581	JUDI	American Commercial Lines LLC	641764	1764	Boat	[*]
582	ACBL 4302	American Commercial Lines LLC	631794	1794	Hopper- Owned	[*]
583	ACBL 4303	American Commercial Lines LLC	631795	1795	Hopper- Owned	[*]
584	FRANK HAENDIGES	American Commercial Lines LLC	551830	1830	Boat	[*]
585	ACBL 4343	American Commercial Lines LLC	631858	1858	Hopper- Owned	[*]
586	ACBL 4344	American Commercial Lines LLC	631859	1859	Hopper- Owned	[*]
587	KELLY HOLSTON	American Commercial Lines LLC	641865	1865	Boat	[*]
588	DM 1301	American Commercial Lines LLC	531866	1866	Inactive in Use	[*]
589	DM 1302	American Commercial Lines LLC	531867	1867	Inactive in Use	[*]
590	DM 1303	American Commercial Lines LLC	531868	1868	Inactive in Use	[*]
591	DM 1306	American Commercial Lines LLC	531871	1871	Inactive in Use	[*]
592	LEWIS A. ENLOW	American Commercial Lines LLC	561873	1873	Boat	[*]
593	ACBL 4209	American Commercial Lines LLC	621879	1879	Hopper- Owned	[*]
594	ACBL 4210	American Commercial Lines LLC	621880	1880	Hopper- Owned	[*]
595	ACBL 4211	American Commercial Lines LLC	621881	1881	Hopper- Owned	[*]
596	ACBL 4245	American Commercial Lines LLC	621883	1883	Hopper- Owned	[*]
597	CHEM 300	American Commercial Lines LLC	511889	1889	Oversized	[*]
598	CHEM 302	American Commercial Lines LLC	511891	1891	Oversized	[*]
599	CHEM 303	American Commercial Lines LLC	511892	1892	Oversized	[*]
600	ACBL 2915	American Commercial Lines LLC	571931	1931	Hopper- Owned	[*]
601	ACBL 2917	American Commercial Lines LLC	571933	1933	Inactive in Use	[*]
602	ACBL 2918	American Commercial Lines LLC	571934	1934	Hopper- Owned	[*]
603	ACBL 2923	American Commercial Lines LLC	571939	1939	Hopper- Owned	[*]
604	ACBL 2928	American Commercial Lines LLC	571944	1944	Hopper- Owned	[*]
605	ACBL 2930	American Commercial Lines LLC	571946	1946	Hopper- Owned	[*]
606	ACBL 2931	American Commercial Lines LLC	571947	1947	Hopper- Owned	[*]
607	ACBL 2936	American Commercial Lines LLC	571952	1952	Inactive in Use	[*]
608	ACBL 2938	American Commercial Lines LLC	571954	1954	Hopper- Owned	[*]
609	ACBL 3270	American Commercial Lines LLC	971954	1954	Hopper- Owned	[*]
610	ACBL 2939	American Commercial Lines LLC	571955	1955	Inactive in Use	[*]
611	ACBL 2940	American Commercial Lines LLC	571956	1956	Hopper- Owned	[*]
612	ACBL 3272	American Commercial Lines LLC	971956	1956	Hopper- Owned	[*]
613	ACBL 3273	American Commercial Lines LLC	971957	1957	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
614	TTBL 4009	American Commercial Lines LLC	611977	1977	Hopper- Owned	[*]
615	TTBL 4010	American Commercial Lines LLC	611978	1978	Hopper- Owned	[*]
616	TTBL 4011	American Commercial Lines LLC	611979	1979	Hopper- Owned	[*]
617	TTBL 4012	American Commercial Lines LLC	611980	1980	Hopper- Owned	[*]
618	TTBL 4013	American Commercial Lines LLC	611981	1981	Hopper- Owned	[*]
619	906	American Commercial Lines LLC	501985	1985	Inactive in Use	[*]
620	ACL 9717B	American Commercial Lines LLC	1052005	2005	Hopper- Owned	[*]
621	ACL 9718B	American Commercial Lines LLC	1052006	2006	Hopper- Owned	[*]
622	ACL 9719B	American Commercial Lines LLC	1052007	2007	Hopper- Owned	[*]
623	ACL 9720B	American Commercial Lines LLC	1052008	2008	Hopper- Owned	[*]
624	ACL 9721B	American Commercial Lines LLC	1052009	2009	Hopper- Owned	[*]
625	S.C. & N.O. 1498	American Commercial Lines LLC	502009	2009	Inactive in Use	[*]
626	ACL 9722B	American Commercial Lines LLC	1052013	2013	Hopper- Owned	[*]
627	S.C. & N.O. 2405	American Commercial Lines LLC	502015	2015	Inactive in Use	[*]
628	ACL 9723B	American Commercial Lines LLC	1052016	2016	Hopper- Owned	[*]
629	ACL 9724B	American Commercial Lines LLC	1052018	2018	Hopper- Owned	[*]
630	ACL 9725B	American Commercial Lines LLC	1052020	2020	Hopper- Owned	[*]
631	ACL 9726B	American Commercial Lines LLC	1052023	2023	Hopper- Owned	[*]
632	ACL 9737B	American Commercial Lines LLC	1052037	2037	Hopper- Owned	[*]
633	ACL 9738B	American Commercial Lines LLC	1052038	2038	Hopper- Owned	[*]
634	ACL 9739B	American Commercial Lines LLC	1052039	2039	Hopper- Owned	[*]
635	ACL 9740B	American Commercial Lines LLC	1052040	2040	Hopper- Owned	[*]
636	ACL 9741B	American Commercial Lines LLC	1052041	2041	Hopper- Owned	[*]
637	ACL 9742B	American Commercial Lines LLC	1052042	2042	Hopper- Owned	[*]
638	ACL 9743B	American Commercial Lines LLC	1052043	2043	Hopper- Owned	[*]
639	ACL 9744B	American Commercial Lines LLC	1052044	2044	Hopper- Owned	[*]
640	ACL 9745B	American Commercial Lines LLC	1052045	2045	Hopper- Owned	[*]
641	ACL 9746B	American Commercial Lines LLC	1052046	2046	Hopper- Owned	[*]
642	ACL 9727B	American Commercial Lines LLC	1052047	2047	Hopper- Owned	[*]
643	ACL 9728B	American Commercial Lines LLC	1052048	2048	Hopper- Owned	[*]
644	ACL 9729B	American Commercial Lines LLC	1052049	2049	Hopper- Owned	[*]
645	ACL 9730B	American Commercial Lines LLC	1052050	2050	Hopper- Owned	[*]
646	ACL 9731B	American Commercial Lines LLC	1052051	2051	Hopper- Owned	[*]
647	ACL 9732B	American Commercial Lines LLC	1052052	2052	Hopper- Owned	[*]
648	ACL 9733B	American Commercial Lines LLC	1052053	2053	Hopper- Owned	[*]
649	ACL 9734B	American Commercial Lines LLC	1052054	2054	Hopper- Owned	[*]
650	ACL 9735B	American Commercial Lines LLC	1052055	2055	Hopper- Owned	[*]
651	ACL 9736B	American Commercial Lines LLC	1052056	2056	Hopper- Owned	[*]
652	RON SHANKIN	American Commercial Lines LLC	562078	2078	Boat	[*]
653	CHEM 1126	American Commercial Lines LLC	632079	2079	Jumbo	[*]
654	DELMAR JAEGER	American Commercial Lines LLC	582087	2087	Boat	[*]
655	ACBL 4134	American Commercial Lines LLC	632102	2102	Hopper- Owned	[*]
656	ACL 06600	American Commercial Lines LLC	1182130	2130	Steel Roll Covers, Box Hull	[*]
657	ACL 06601	American Commercial Lines LLC	1182131	2131	Steel Roll Covers, Box Hull	[*]
658	ACL 06602	American Commercial Lines LLC	1182132	2132	Steel Roll Covers, Box Hull	[*]
659	ACL 06603	American Commercial Lines LLC	1182133	2133	Steel Roll Covers, Box Hull	[*]
660	ACL 06604	American Commercial Lines LLC	1182134	2134	Steel Roll Covers, Box Hull	[*]
661	ACL 06605	American Commercial Lines LLC	1182135	2135	Steel Roll Covers, Box Hull	[*]
662	ACL 06606	American Commercial Lines LLC	1182136	2136	Steel Roll Covers, Box Hull	[*]
663	ACL 06607	American Commercial Lines LLC	1182137	2137	Steel Roll Covers, Box Hull	[*]
664	ACL 06608	American Commercial Lines LLC	1182138	2138	Steel Roll Covers, Box Hull	[*]
665	ACL 06609	American Commercial Lines LLC	1182139	2139	Steel Roll Covers, Box Hull	[*]
666	ACL 06610	American Commercial Lines LLC	1182140	2140	Steel Roll Covers, Box Hull	[*]
667	ACL 06611	American Commercial Lines LLC	1182141	2141	Steel Roll Covers, Box Hull	[*]
668	ACL 06612	American Commercial Lines LLC	1182142	2142	Steel Roll Covers, Box Hull	[*]
669	ACL 06613	American Commercial Lines LLC	1182143	2143	Steel Roll Covers, Box Hull	[*]
670	ACL 06614	American Commercial Lines LLC	1182144	2144	Steel Roll Covers, Box Hull	[*]
671	ACL 06615	American Commercial Lines LLC	1182145	2145	Steel Roll Covers, Box Hull	[*]
672	ACL 06616	American Commercial Lines LLC	1182146	2146	Steel Roll Covers, Box Hull	[*]
673	ACL 06617	American Commercial Lines LLC	1182147	2147	Steel Roll Covers, Box Hull	[*]
674	ACL 06618	American Commercial Lines LLC	1182148	2148	Steel Roll Covers, Box Hull	[*]
675	ACL 06619	American Commercial Lines LLC	1182149	2149	Steel Roll Covers, Box Hull	[*]
676	ACL 06620	American Commercial Lines LLC	1182150	2150	Steel Roll Covers, Box Hull	[*]
677	ACL 06621	American Commercial Lines LLC	1182151	2151	Steel Roll Covers, Box Hull	[*]
678	ACL 06622	American Commercial Lines LLC	1182152	2152	Steel Roll Covers, Box Hull	[*]
679	ACL 06623	American Commercial Lines LLC	1182153	2153	Steel Roll Covers, Box Hull	[*]
680	ACL 06624	American Commercial Lines LLC	1182154	2154	Steel Roll Covers, Box Hull	[*]
681	ACL 06625	American Commercial Lines LLC	1182155	2155	Steel Roll Covers, Box Hull	[*]
682	ACL 06626	American Commercial Lines LLC	1182156	2156	Steel Roll Covers, Box Hull	[*]
683	ACL 06627	American Commercial Lines LLC	1182157	2157	Steel Roll Covers, Box Hull	[*]
684	ACL 06628	American Commercial Lines LLC	1182158	2158	Steel Roll Covers, Box Hull	[*]
685	ACL 06629	American Commercial Lines LLC	1182159	2159	Steel Roll Covers, Box Hull	[*]
686	ACL 06630	American Commercial Lines LLC	1182160	2160	Steel Roll Covers, Box Hull	[*]
687	ACL 06631	American Commercial Lines LLC	1182162	2162	Steel Roll Covers, Box Hull	[*]
688	ACL 06632	American Commercial Lines LLC	1182163	2163	Steel Roll Covers, Box Hull	[*]
689	ACL 06633	American Commercial Lines LLC	1182164	2164	Steel Roll Covers, Box Hull	[*]
690	ACL 06634	American Commercial Lines LLC	1182165	2165	Steel Roll Covers, Box Hull	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
691	ACL 06635	American Commercial Lines LLC	1182166	2166	Steel Roll Covers, Box Hull	[*]
692	YAZOO CITY	American Commercial Lines LLC	542166	2166	Boat	[*]
693	ACL 06636	American Commercial Lines LLC	1182167	2167	Steel Roll Covers, Box Hull	[*]
694	ACL 06637	American Commercial Lines LLC	1182168	2168	Steel Roll Covers, Box Hull	[*]
695	ACL 06638	American Commercial Lines LLC	1182169	2169	Steel Roll Covers, Box Hull	[*]
696	ACL 06639	American Commercial Lines LLC	1182170	2170	Steel Roll Covers, Box Hull	[*]
697	ACL 06640	American Commercial Lines LLC	1182171	2171	Steel Roll Covers, Box Hull	[*]
698	ACL 06641	American Commercial Lines LLC	1182172	2172	Steel Roll Covers, Box Hull	[*]
699	ACL 06642	American Commercial Lines LLC	1182173	2173	Steel Roll Covers, Box Hull	[*]
700	ACL 06643	American Commercial Lines LLC	1182175	2175	Steel Roll Covers, Box Hull	[*]
701	ACL 06644	American Commercial Lines LLC	1182176	2176	Steel Roll Covers, Box Hull	[*]
702	ACL 06645	American Commercial Lines LLC	1182177	2177	Steel Roll Covers, Box Hull	[*]
703	ACL 06646	American Commercial Lines LLC	1182178	2178	Steel Roll Covers, Box Hull	[*]
704	ACL 06647	American Commercial Lines LLC	1182179	2179	Steel Roll Covers, Box Hull	[*]
705	ACL 06648	American Commercial Lines LLC	1182181	2181	Steel Roll Covers, Box Hull	[*]
706	ACL 06649	American Commercial Lines LLC	1182182	2182	Steel Roll Covers, Box Hull	[*]
707	ACBL 3026	American Commercial Lines LLC	582185	2185	Hopper- Owned	[*]
708	ACBL 3028	American Commercial Lines LLC	582187	2187	Hopper- Owned	[*]
709	ACBL 3029	American Commercial Lines LLC	582188	2188	Hopper- Owned	[*]
710	ACBL 3030	American Commercial Lines LLC	582189	2189	Hopper- Owned	[*]
711	ACBL 3031	American Commercial Lines LLC	582190	2190	Hopper- Owned	[*]
712	ACBL 3032	American Commercial Lines LLC	582191	2191	Hopper- Owned	[*]
713	ACBL 3033	American Commercial Lines LLC	582192	2192	Hopper- Owned	[*]
714	ACBL 3034	American Commercial Lines LLC	582193	2193	Hopper- Owned	[*]
715	ACBL 3035	American Commercial Lines LLC	582194	2194	Hopper- Owned	[*]
716	ACBL 3037	American Commercial Lines LLC	582196	2196	Hopper- Owned	[*]
717	ACBL 3038	American Commercial Lines LLC	582197	2197	Hopper- Owned	[*]
718	ACBL 3039	American Commercial Lines LLC	582198	2198	Hopper- Owned	[*]
719	ACBL 3040	American Commercial Lines LLC	582199	2199	Hopper- Owned	[*]
720	ACBL 3041	American Commercial Lines LLC	582200	2200	Hopper- Owned	[*]
721	ACBL 3042	American Commercial Lines LLC	582201	2201	Hopper- Owned	[*]
722	ACBL 3043	American Commercial Lines LLC	582202	2202	Hopper- Owned	[*]
723	ACBL 3045	American Commercial Lines LLC	582204	2204	Hopper- Owned	[*]
724	CCT 334	American Commercial Lines LLC	562204	2204	Hopper- Owned	[*]
725	ACBL 3046	American Commercial Lines LLC	582205	2205	Hopper- Owned	[*]
726	ACBL 3047	American Commercial Lines LLC	582206	2206	Hopper- Owned	[*]
727	ACBL 3048	American Commercial Lines LLC	582207	2207	Hopper- Owned	[*]
728	CCT 337	American Commercial Lines LLC	562207	2207	Hopper- Owned	[*]
729	ACBL 3049	American Commercial Lines LLC	582208	2208	Hopper- Owned	[*]
730	ACBL 3050	American Commercial Lines LLC	582209	2209	Hopper- Owned	[*]
731	CCT 339	American Commercial Lines LLC	562209	2209	Hopper- Owned	[*]
732	CHEM 213	American Commercial Lines LLC	512209	2209	Jumbo	[*]
733	CCT 340	American Commercial Lines LLC	562210	2210	Hopper- Owned	[*]
734	CHEM 214	American Commercial Lines LLC	512210	2210	Jumbo	[*]
735	ACBL 3052	American Commercial Lines LLC	582211	2211	Hopper- Owned	[*]
736	CHEM 215	American Commercial Lines LLC	512211	2211	Non-COI	[*]
737	ACBL 3053	American Commercial Lines LLC	582212	2212	Hopper- Owned	[*]
738	CCT 342	American Commercial Lines LLC	562212	2212	Hopper- Owned	[*]
739	ACBL 3054	American Commercial Lines LLC	582213	2213	Hopper- Owned	[*]
740	ACBL 3056	American Commercial Lines LLC	582215	2215	Hopper- Owned	[*]
741	ACBL 3057	American Commercial Lines LLC	582216	2216	Hopper- Owned	[*]
742	CCT 346	American Commercial Lines LLC	562216	2216	Hopper- Owned	[*]
743	ACBL 3058	American Commercial Lines LLC	582217	2217	Hopper- Owned	[*]
744	ACBL 3059	American Commercial Lines LLC	582218	2218	Hopper- Owned	[*]
745	CCT 348	American Commercial Lines LLC	562218	2218	Inactive	[*]
746	ACBL 3060	American Commercial Lines LLC	582219	2219	Hopper- Owned	[*]
747	CCT 350	American Commercial Lines LLC	562220	2220	Hopper- Owned	[*]
748	CCT 351	American Commercial Lines LLC	562221	2221	Hopper- Owned	[*]
749	ACBL 3063	American Commercial Lines LLC	582222	2222	Hopper- Owned	[*]
750	CCT 353	American Commercial Lines LLC	562223	2223	Hopper- Owned	[*]
751	ACBL 3066	American Commercial Lines LLC	582225	2225	Hopper- Owned	[*]
752	ACBL 3067	American Commercial Lines LLC	582226	2226	Hopper- Owned	[*]
753	ACBL 3068	American Commercial Lines LLC	582227	2227	Inactive in Use	[*]
754	ACBL 3069	American Commercial Lines LLC	582228	2228	Hopper- Owned	[*]
755	ACBL 3070	American Commercial Lines LLC	582229	2229	Hopper- Owned	[*]
756	ACBL 3071	American Commercial Lines LLC	582230	2230	Hopper- Owned	[*]
757	CCT 360	American Commercial Lines LLC	562230	2230	Hopper- Owned	[*]
758	ACBL 3072	American Commercial Lines LLC	582231	2231	Inactive in Use	[*]
759	ACBL 3073	American Commercial Lines LLC	582232	2232	Hopper- Owned	[*]
760	ACBL 3074	American Commercial Lines LLC	582233	2233	Hopper- Owned	[*]
761	ACBL 3075	American Commercial Lines LLC	582234	2234	Hopper- Owned	[*]
762	ACBL 3076	American Commercial Lines LLC	582235	2235	Hopper- Owned	[*]
763	ACBL 3077	American Commercial Lines LLC	582236	2236	Hopper- Owned	[*]
764	ACBL 3078	American Commercial Lines LLC	582237	2237	Hopper- Owned	[*]
765	ACBL 3079	American Commercial Lines LLC	582238	2238	Hopper- Owned	[*]
766	HINES 444	American Commercial Lines LLC	992305	2305	Oversized	[*]
767	LOYD MURPHY	American Commercial Lines LLC	552330	2330	Boat	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
768	1472	American Commercial Lines LLC	532356	2356	Inactive in Use	[*]
769	TTBL 4206	American Commercial Lines LLC	602374	2374	Hopper- Owned	[*]
770	TTBL 4207	American Commercial Lines LLC	602375	2375	Hopper- Owned	[*]
771	ACBL 4314	American Commercial Lines LLC	612383	2383	Hopper- Owned	[*]
772	ACBL 4317	American Commercial Lines LLC	612384	2384	Hopper- Owned	[*]
773	ACBL 4316	American Commercial Lines LLC	612388	2388	Hopper- Owned	[*]
774	ACBL 4309	American Commercial Lines LLC	612389	2389	Hopper- Owned	[*]
775	ACBL 4310	American Commercial Lines LLC	612390	2390	Hopper- Owned	[*]
776	ACBL 4319	American Commercial Lines LLC	612392	2392	Hopper- Owned	[*]
777	ACBL 4312	American Commercial Lines LLC	612393	2393	Hopper- Owned	[*]
778	ACBL 4320	American Commercial Lines LLC	612394	2394	Hopper- Owned	[*]
779	ACBL 4321	American Commercial Lines LLC	612395	2395	Hopper- Owned	[*]
780	ACBL 4322	American Commercial Lines LLC	612396	2396	Hopper- Owned	[*]
781	ACBL 4313	American Commercial Lines LLC	612397	2397	Hopper- Owned	[*]
782	VLB 75102	American Commercial Lines LLC	562411	2411	Inactive in Use	[*]
783	ACBL 4063	American Commercial Lines LLC	612420	2420	Hopper- Owned	[*]
784	ACBL 4046	American Commercial Lines LLC	612422	2422	Hopper- Owned	[*]
785	ACBL 4061	American Commercial Lines LLC	612423	2423	Hopper- Owned	[*]
786	ACBL 4059	American Commercial Lines LLC	612424	2424	Hopper- Owned	[*]
787	ACBL 4052	American Commercial Lines LLC	612425	2425	Hopper- Owned	[*]
788	ACBL 4053	American Commercial Lines LLC	612426	2426	Hopper- Owned	[*]
789	ACBL 4070	American Commercial Lines LLC	612427	2427	Hopper- Owned	[*]
790	ACBL 4048	American Commercial Lines LLC	612429	2429	Hopper- Owned	[*]
791	ACBL 4049	American Commercial Lines LLC	612430	2430	Hopper- Owned	[*]
792	ACBL 4050	American Commercial Lines LLC	612432	2432	Hopper- Owned	[*]
793	ACBL 4051	American Commercial Lines LLC	612433	2433	Hopper- Owned	[*]
794	ACBL 4127	American Commercial Lines LLC	612434	2434	Hopper- Owned	[*]
795	ACBL 4128	American Commercial Lines LLC	612435	2435	Hopper- Owned	[*]
796	S.C. & N.O. 1479	American Commercial Lines LLC	292435	2435	Inactive in Use	[*]
797	ACBL 4129	American Commercial Lines LLC	612436	2436	Hopper- Owned	[*]
798	ACBL 4130	American Commercial Lines LLC	612437	2437	Hopper- Owned	[*]
799	ACBL 4131	American Commercial Lines LLC	612438	2438	Hopper- Owned	[*]
800	ACBL 4342	American Commercial Lines LLC	622461	2461	Hopper- Owned	[*]
801	MV 6671	American Commercial Lines LLC	502476	2476	Inactive in Use	[*]
802	ACBL 4356	American Commercial Lines LLC	602514	2514	Hopper- Owned	[*]
803	ACBL 4327	American Commercial Lines LLC	602523	2523	Hopper- Owned	[*]
804	HINES 426	American Commercial Lines LLC	592548	2548	Oversized	[*]
805	CHEM 184	American Commercial Lines LLC	1062577	2577	Jumbo	[*]
806	CHEM 185	American Commercial Lines LLC	1062578	2578	Jumbo	[*]
807	CHEM 278	American Commercial Lines LLC	1172585	2585	Tanker Box Jumbo (10k bbl)	[*]
808	CHEM 279	American Commercial Lines LLC	1172586	2586	Tanker Box Jumbo (10k bbl)	[*]
809	CHEM 280	American Commercial Lines LLC	1172587	2587	Tanker Box Jumbo (10k bbl)	[*]
810	CHEM 281	American Commercial Lines LLC	1172588	2588	Tanker Box Jumbo (10k bbl)	[*]
811	CHEM 282	American Commercial Lines LLC	1172589	2589	Tanker Box Jumbo (10k bbl)	[*]
812	MARVIN E. NORMAN	American Commercial Lines LLC	612604	2604	Boat	[*]
813	BOB STITH	American Commercial Lines LLC	642652	2652	Boat	[*]
814	AGS 1106	American Commercial Lines LLC	632676	2676	Hopper- Owned	[*]
815	PAM D	American Commercial Lines LLC	512698	2698	Boat	[*]
816	N.M.S. NO. 1485	American Commercial Lines LLC	602719	2719	Inactive	[*]
817	N.M.S. NO. 1486	American Commercial Lines LLC	602720	2720	Jumbo	[*]
818	N.M.S. NO. 1487	American Commercial Lines LLC	602721	2721	Jumbo	[*]
819	ACBL 1420	American Commercial Lines LLC	682748	2748	Hopper- Owned	[*]
820	ACBL 1421	American Commercial Lines LLC	682749	2749	Hopper- Owned	[*]
821	ACBL 1422	American Commercial Lines LLC	682750	2750	Hopper- Owned	[*]
822	ACBL 1423	American Commercial Lines LLC	682751	2751	Hopper- Owned	[*]
823	ACBL 1424	American Commercial Lines LLC	682752	2752	Hopper- Owned	[*]
824	ACBL 1425	American Commercial Lines LLC	682753	2753	Hopper- Owned	[*]
825	ACBL 1426	American Commercial Lines LLC	682754	2754	Hopper- Owned	[*]
826	ACBL 1427	American Commercial Lines LLC	682755	2755	Hopper- Owned	[*]
827	ACBL 1428	American Commercial Lines LLC	682756	2756	Hopper- Owned	[*]
828	ACBL 1429	American Commercial Lines LLC	682757	2757	Hopper- Owned	[*]
829	ACBL 1430	American Commercial Lines LLC	682758	2758	Hopper- Owned	[*]
830	ACBL 1431	American Commercial Lines LLC	682759	2759	Hopper- Owned	[*]
831	ACBL 1432	American Commercial Lines LLC	682760	2760	Hopper- Owned	[*]
832	ACBL 1433	American Commercial Lines LLC	682761	2761	Hopper- Owned	[*]
833	ACBL 1434	American Commercial Lines LLC	682762	2762	Hopper- Owned	[*]
834	ACBL 1435	American Commercial Lines LLC	682763	2763	Hopper- Owned	[*]
835	ACBL 1436	American Commercial Lines LLC	682764	2764	Hopper- Owned	[*]
836	CHEM 147	American Commercial Lines LLC	562764	2764	Jumbo	[*]
837	ACBL 1437	American Commercial Lines LLC	682765	2765	Hopper- Owned	[*]
838	CHEM 148	American Commercial Lines LLC	562765	2765	Jumbo	[*]
839	ACBL 1438	American Commercial Lines LLC	682766	2766	Hopper- Owned	[*]
840	CHEM 149	American Commercial Lines LLC	562766	2766	Jumbo	[*]
841	ACBL 1439	American Commercial Lines LLC	682767	2767	Hopper- Owned	[*]
842	ACBL 1440	American Commercial Lines LLC	682768	2768	Hopper- Owned	[*]
843	ACBL 1441	American Commercial Lines LLC	682769	2769	Hopper- Owned	[*]
844	ACBL 1442	American Commercial Lines LLC	682770	2770	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
845	ACBL 1443	American Commercial Lines LLC	682771	2771	Hopper- Owned	[*]
846	ACBL 1444	American Commercial Lines LLC	682772	2772	Hopper- Owned	[*]
847	ACBL 1445	American Commercial Lines LLC	682774	2774	Hopper- Owned	[*]
848	A.A. MCKINNEY	American Commercial Lines LLC	292775	2775	Boat	[*]
849	ACBL 1446	American Commercial Lines LLC	682775	2775	Hopper- Owned	[*]
850	ACBL 1447	American Commercial Lines LLC	682776	2776	Hopper- Owned	[*]
851	ACBL 1448	American Commercial Lines LLC	682777	2777	Hopper- Owned	[*]
852	ACBL 1449	American Commercial Lines LLC	682778	2778	Hopper- Owned	[*]
853	ACBL 1450	American Commercial Lines LLC	682779	2779	Hopper- Owned	[*]
854	ACBL 1451	American Commercial Lines LLC	682780	2780	Hopper- Owned	[*]
855	ACBL 1452	American Commercial Lines LLC	682781	2781	Hopper- Owned	[*]
856	ACBL 1453	American Commercial Lines LLC	682782	2782	Hopper- Owned	[*]
857	ACBL 1454	American Commercial Lines LLC	682783	2783	Hopper- Owned	[*]
858	ACBL 3255	American Commercial Lines LLC	682784	2784	Hopper- Owned	[*]
859	ACBL 3257	American Commercial Lines LLC	682786	2786	Hopper- Owned	[*]
860	ACBL 3258	American Commercial Lines LLC	682787	2787	Hopper- Owned	[*]
861	ACBL 3260	American Commercial Lines LLC	682789	2789	Hopper- Owned	[*]
862	ACBL 3261	American Commercial Lines LLC	682790	2790	Hopper- Owned	[*]
863	ACBL 3262	American Commercial Lines LLC	682791	2791	Hopper- Owned	[*]
864	ACBL 3263	American Commercial Lines LLC	682792	2792	Hopper- Owned	[*]
865	ACBL 3264	American Commercial Lines LLC	682793	2793	Hopper- Owned	[*]
866	W O WATSON	American Commercial Lines LLC	552799	2799	Boat	[*]
867	VLB 8103	American Commercial Lines LLC	632855	2855	Hopper- Owned	[*]
868	VLB 8104	American Commercial Lines LLC	632856	2856	Hopper- Owned	[*]
869	CHEM 216	American Commercial Lines LLC	512871	2871	Jumbo	[*]
870	CHEM 217	American Commercial Lines LLC	512872	2872	Non-COI	[*]
871	CHEM 218	American Commercial Lines LLC	512873	2873	Jumbo	[*]
872	CHEM 219	American Commercial Lines LLC	512874	2874	Jumbo	[*]
873	CHEM 220	American Commercial Lines LLC	512875	2875	Jumbo	[*]
874	CHEM 221	American Commercial Lines LLC	512876	2876	Jumbo	[*]
875	VLB 8126	American Commercial Lines LLC	632878	2878	Hopper- Owned	[*]
876	WBC 11	American Commercial Lines LLC	612885	2885	Jumbo	[*]
877	M/V JAMES W BUKY	American Commercial Lines LLC	582892	2892	Boat	[*]
878	WENDY L	American Commercial Lines LLC	652922	2922	Boat	[*]
879	LAURA MCKINNEY	American Commercial Lines LLC	582933	2933	Boat	[*]
880	ACBL 4338	American Commercial Lines LLC	622954	2954	Hopper- Owned	[*]
881	ACBL 4354	American Commercial Lines LLC	622955	2955	Hopper- Owned	[*]
882	ACBL 4355	American Commercial Lines LLC	622957	2957	Hopper- Owned	[*]
883	SONNY IVEY	American Commercial Lines LLC	572994	2994	Boat	[*]
884	CHEM 120	American Commercial Lines LLC	593014	3014	Jumbo	[*]
885	CHEM 121	American Commercial Lines LLC	593015	3015	Jumbo	[*]
886	CHEM 122	American Commercial Lines LLC	593016	3016	Jumbo	[*]
887	CHEM 123	American Commercial Lines LLC	593017	3017	Jumbo	[*]
888	CHEM 124	American Commercial Lines LLC	593018	3018	Jumbo	[*]
889	CHEM 125	American Commercial Lines LLC	593019	3019	Jumbo	[*]
890	CHEM 126	American Commercial Lines LLC	593020	3020	Jumbo	[*]
891	VL 7501	American Commercial Lines LLC	563020	3020	Inactive in Use	[*]
892	CHEM 127	American Commercial Lines LLC	593021	3021	Jumbo	[*]
893	CHEM 128	American Commercial Lines LLC	593022	3022	Jumbo	[*]
894	CHEM 129	American Commercial Lines LLC	593023	3023	Jumbo	[*]
895	VL 7504	American Commercial Lines LLC	563023	3023	Inactive in Use	[*]
896	CHEM 130	American Commercial Lines LLC	593024	3024	Jumbo	[*]
897	CHEM 131	American Commercial Lines LLC	593025	3025	Jumbo	[*]
898	CHEM 132	American Commercial Lines LLC	593026	3026	Jumbo	[*]
899	CHEM 133	American Commercial Lines LLC	593027	3027	Jumbo	[*]
900	DM 2309	American Commercial Lines LLC	543120	3120	Inactive in Use	[*]
901	2431	American Commercial Lines LLC	543134	3134	Inactive in Use	[*]
902	2438	American Commercial Lines LLC	543141	3141	Inactive in Use	[*]
903	ACBL 1255	American Commercial Lines LLC	523151	3151	Inactive in Use	[*]
904	ACBL 1258	American Commercial Lines LLC	523154	3154	Inactive in Use	[*]
905	CCT 264B	American Commercial Lines LLC	563314	3314	Inactive in Use	[*]
906	FLOYD H. BLASKE	American Commercial Lines LLC	503329	3329	Boat	[*]
907	SCNO 7936B	American Commercial Lines LLC	603336	3336	Hopper- Owned	[*]
908	SCNO 7937B	American Commercial Lines LLC	603337	3337	Hopper- Owned	[*]
909	SCNO 7938B	American Commercial Lines LLC	603338	3338	Hopper- Owned	[*]
910	SCNO 7939B	American Commercial Lines LLC	603339	3339	Hopper- Owned	[*]
911	SCNO 7940B	American Commercial Lines LLC	603340	3340	Hopper- Owned	[*]
912	ACBL 2820	American Commercial Lines LLC	543342	3342	Inactive in Use	[*]
913	ACBL 2824	American Commercial Lines LLC	543346	3346	Inactive in Use	[*]
914	HINES 413B	American Commercial Lines LLC	543355	3355	Oversized	[*]
915	ACL 06100	American Commercial Lines LLC	1193370	3370	Fiberglass Lift Covers, Rake Hull	[*]
916	ACL 06101	American Commercial Lines LLC	1193371	3371	Fiberglass Lift Covers, Rake Hull	[*]
917	ACL 06102	American Commercial Lines LLC	1193372	3372	Fiberglass Lift Covers, Rake Hull	[*]
918	ACL 06103	American Commercial Lines LLC	1193373	3373	Fiberglass Lift Covers, Rake Hull	[*]
919	ACL 06104	American Commercial Lines LLC	1193374	3374	Fiberglass Lift Covers, Rake Hull	[*]
920	ACL 06105	American Commercial Lines LLC	1193375	3375	Fiberglass Lift Covers, Rake Hull	[*]
921	ACL 06106	American Commercial Lines LLC	1193376	3376	Fiberglass Lift Covers, Rake Hull	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
922	ACL 06107	American Commercial Lines LLC	1193377	3377	Fiberglass Lift Covers, Rake Hull	[*]
923	ACL 06108	American Commercial Lines LLC	1193378	3378	Fiberglass Lift Covers, Rake Hull	[*]
924	ACL 06109	American Commercial Lines LLC	1193380	3380	Fiberglass Lift Covers, Rake Hull	[*]
925	ACL 06110	American Commercial Lines LLC	1193381	3381	Fiberglass Lift Covers, Rake Hull	[*]
926	ACL 06111	American Commercial Lines LLC	1193382	3382	Fiberglass Lift Covers, Rake Hull	[*]
927	ACL 06112	American Commercial Lines LLC	1193383	3383	Fiberglass Lift Covers, Rake Hull	[*]
928	ACL 06113	American Commercial Lines LLC	1193384	3384	Fiberglass Lift Covers, Rake Hull	[*]
929	ACL 06114	American Commercial Lines LLC	1193385	3385	Fiberglass Lift Covers, Rake Hull	[*]
930	ACL 06115	American Commercial Lines LLC	1193386	3386	Fiberglass Lift Covers, Rake Hull	[*]
931	ACL 06116	American Commercial Lines LLC	1193387	3387	Fiberglass Lift Covers, Rake Hull	[*]
932	ACL 06117	American Commercial Lines LLC	1193389	3389	Fiberglass Lift Covers, Rake Hull	[*]
933	ACL 06118	American Commercial Lines LLC	1193390	3390	Fiberglass Lift Covers, Rake Hull	[*]
934	ACL 06119	American Commercial Lines LLC	1193391	3391	Fiberglass Lift Covers, Rake Hull	[*]
935	ACBL 4139	American Commercial Lines LLC	643444	3444	Hopper- Owned	[*]
936	ACBL 4145	American Commercial Lines LLC	643445	3445	Hopper- Owned	[*]
937	LARRY Y. STRAIN	American Commercial Lines LLC	623460	3460	Boat	[*]
938	HINES 430	American Commercial Lines LLC	603463	3463	Oversized	[*]
939	SCNO 1307	American Commercial Lines LLC	503463	3463	Jumbo	[*]
940	SCNO 1308	American Commercial Lines LLC	503464	3464	Jumbo	[*]
941	DENNIS HENDRIX	American Commercial Lines LLC	583466	3466	Boat	[*]
942	SCNO 8101	American Commercial Lines LLC	633481	3481	Hopper- Owned	[*]
943	SCNO 8102	American Commercial Lines LLC	633482	3482	Hopper- Owned	[*]
944	SCNO 8103	American Commercial Lines LLC	633483	3483	Hopper- Owned	[*]
945	SCNO 8104	American Commercial Lines LLC	633484	3484	Hopper- Owned	[*]
946	SCNO 8105	American Commercial Lines LLC	633485	3485	Hopper- Owned	[*]
947	SCNO 8106	American Commercial Lines LLC	633486	3486	Hopper- Owned	[*]
948	SCNO 8107	American Commercial Lines LLC	633487	3487	Hopper- Owned	[*]
949	SCNO 8108	American Commercial Lines LLC	633488	3488	Hopper- Owned	[*]
950	SCNO 8109	American Commercial Lines LLC	633489	3489	Hopper- Owned	[*]
951	SCNO 8110	American Commercial Lines LLC	633490	3490	Hopper- Owned	[*]
952	SCNO 8111	American Commercial Lines LLC	633491	3491	Hopper- Owned	[*]
953	SCNO 8112	American Commercial Lines LLC	633492	3492	Hopper- Owned	[*]
954	SCNO 8113	American Commercial Lines LLC	633493	3493	Hopper- Owned	[*]
955	SCNO 8114	American Commercial Lines LLC	633494	3494	Hopper- Owned	[*]
956	SCNO 8115	American Commercial Lines LLC	633495	3495	Hopper- Owned	[*]
957	SCNO 8116	American Commercial Lines LLC	633496	3496	Hopper- Owned	[*]
958	SCNO 8117	American Commercial Lines LLC	633497	3497	Hopper- Owned	[*]
959	CHEM 161	American Commercial Lines LLC	993498	3498	Jumbo	[*]
960	SCNO 8118	American Commercial Lines LLC	633498	3498	Hopper- Owned	[*]
961	CHEM 162	American Commercial Lines LLC	993499	3499	Jumbo	[*]
962	JANIE CHARLEY	American Commercial Lines LLC	553499	3499	Boat	[*]
963	SCNO 8119	American Commercial Lines LLC	633499	3499	Hopper- Owned	[*]
964	CHEM 163	American Commercial Lines LLC	993500	3500	Jumbo	[*]
965	SCNO 8120	American Commercial Lines LLC	633500	3500	Hopper- Owned	[*]
966	CHEM 164	American Commercial Lines LLC	993501	3501	Jumbo	[*]
967	SCNO 8121	American Commercial Lines LLC	633501	3501	Hopper- Owned	[*]
968	SCNO 8122	American Commercial Lines LLC	633502	3502	Hopper- Owned	[*]
969	SCNO 8123	American Commercial Lines LLC	633503	3503	Hopper- Owned	[*]
970	SCNO 8124	American Commercial Lines LLC	633504	3504	Hopper- Owned	[*]
971	SCNO 8125	American Commercial Lines LLC	633505	3505	Hopper- Owned	[*]
972	SCNO 8126	American Commercial Lines LLC	633506	3506	Hopper- Owned	[*]
973	SCNO 8128	American Commercial Lines LLC	633508	3508	Hopper- Owned	[*]
974	SCNO 8129	American Commercial Lines LLC	633509	3509	Hopper- Owned	[*]
975	SCNO 8130	American Commercial Lines LLC	633510	3510	Hopper- Owned	[*]
976	SCNO 8131	American Commercial Lines LLC	633511	3511	Hopper- Owned	[*]
977	SCNO 8132	American Commercial Lines LLC	633512	3512	Hopper- Owned	[*]
978	SCNO 8133	American Commercial Lines LLC	633513	3513	Hopper- Owned	[*]
979	SCNO 8134	American Commercial Lines LLC	633514	3514	Hopper- Owned	[*]
980	SCNO 8135	American Commercial Lines LLC	633515	3515	Hopper- Owned	[*]
981	SCNO 8136	American Commercial Lines LLC	633516	3516	Hopper- Owned	[*]
982	SCNO 8137	American Commercial Lines LLC	633517	3517	Hopper- Owned	[*]
983	SCNO 8138	American Commercial Lines LLC	633518	3518	Hopper- Owned	[*]
984	SCNO 8139	American Commercial Lines LLC	633519	3519	Hopper- Owned	[*]
985	SCNO 8140	American Commercial Lines LLC	633520	3520	Hopper- Owned	[*]
986	SCNO 8141	American Commercial Lines LLC	633521	3521	Hopper- Owned	[*]
987	SCNO 8142	American Commercial Lines LLC	633522	3522	Hopper- Owned	[*]
988	SCNO 8143	American Commercial Lines LLC	633523	3523	Hopper- Owned	[*]
989	SCNO 8144	American Commercial Lines LLC	633524	3524	Hopper- Owned	[*]
990	SCNO 8145	American Commercial Lines LLC	633525	3525	Hopper- Owned	[*]
991	SCNO 8146	American Commercial Lines LLC	633526	3526	Hopper- Owned	[*]
992	SCNO 8147	American Commercial Lines LLC	633527	3527	Hopper- Owned	[*]
993	SCNO 8148	American Commercial Lines LLC	633528	3528	Hopper- Owned	[*]
994	SCNO 8149	American Commercial Lines LLC	633529	3529	Hopper- Owned	[*]
995	SCNO 8150	American Commercial Lines LLC	633530	3530	Hopper- Owned	[*]
996	SCNO 8151	American Commercial Lines LLC	633531	3531	Hopper- Owned	[*]
997	SCNO 8152	American Commercial Lines LLC	633532	3532	Hopper- Owned	[*]
998	SCNO 8153	American Commercial Lines LLC	633533	3533	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
999	SCNO 8154	American Commercial Lines LLC	633534	3534	Hopper- Owned	[*]
1000	SCNO 8155	American Commercial Lines LLC	633535	3535	Hopper- Owned	[*]
1001	SCNO 8157	American Commercial Lines LLC	633537	3537	Hopper- Owned	[*]
1002	SCNO 8158	American Commercial Lines LLC	633538	3538	Hopper- Owned	[*]
1003	SCNO 8159	American Commercial Lines LLC	633539	3539	Hopper- Owned	[*]
1004	SCNO 8160	American Commercial Lines LLC	633540	3540	Hopper- Owned	[*]
1005	ACL 96006	American Commercial Lines LLC	1043597	3597	Hopper- Owned	[*]
1006	ACL 96007	American Commercial Lines LLC	1043598	3598	Hopper- Owned	[*]
1007	ACL 96008	American Commercial Lines LLC	1043599	3599	Hopper- Owned	[*]
1008	ACL 96009	American Commercial Lines LLC	1043600	3600	Hopper- Owned	[*]
1009	ACL 96010	American Commercial Lines LLC	1043601	3601	Hopper- Owned	[*]
1010	ACL 96011	American Commercial Lines LLC	1043602	3602	Hopper- Owned	[*]
1011	ACL 96012	American Commercial Lines LLC	1043603	3603	Hopper- Owned	[*]
1012	ACL 96013	American Commercial Lines LLC	1043604	3604	Hopper- Owned	[*]
1013	ACBL 3095	American Commercial Lines LLC	593605	3605	Hopper- Owned	[*]
1014	ACL 96014	American Commercial Lines LLC	1043605	3605	Hopper- Owned	[*]
1015	ACBL 3096	American Commercial Lines LLC	593606	3606	Hopper- Owned	[*]
1016	ACL 96015	American Commercial Lines LLC	1043606	3606	Hopper- Owned	[*]
1017	ACBL 3097	American Commercial Lines LLC	593607	3607	Hopper- Owned	[*]
1018	ACBL 3098	American Commercial Lines LLC	593608	3608	Hopper- Owned	[*]
1019	ACL 96016	American Commercial Lines LLC	1043608	3608	Hopper- Owned	[*]
1020	ACBL 3099	American Commercial Lines LLC	593609	3609	Hopper- Owned	[*]
1021	ACL 96017	American Commercial Lines LLC	1043609	3609	Hopper- Owned	[*]
1022	ACBL 3100	American Commercial Lines LLC	593610	3610	Hopper- Owned	[*]
1023	ACL 96018	American Commercial Lines LLC	1043610	3610	Hopper- Owned	[*]
1024	ACBL 3101	American Commercial Lines LLC	593611	3611	Hopper- Owned	[*]
1025	ACL 96019	American Commercial Lines LLC	1043611	3611	Hopper- Owned	[*]
1026	ACL 96020	American Commercial Lines LLC	1043612	3612	Hopper- Owned	[*]
1027	ACBL 3103	American Commercial Lines LLC	593613	3613	Hopper- Owned	[*]
1028	ACL 96021	American Commercial Lines LLC	1043613	3613	Hopper- Owned	[*]
1029	ACL 96022	American Commercial Lines LLC	1043614	3614	Hopper- Owned	[*]
1030	ACL 96023	American Commercial Lines LLC	1043615	3615	Hopper- Owned	[*]
1031	ACL 96024	American Commercial Lines LLC	1043616	3616	Hopper- Owned	[*]
1032	ACL 96025	American Commercial Lines LLC	1043618	3618	Hopper- Owned	[*]
1033	ACL 96026	American Commercial Lines LLC	1043621	3621	Hopper- Owned	[*]
1034	ACL 96027	American Commercial Lines LLC	1043622	3622	Hopper- Owned	[*]
1035	ACL 96028	American Commercial Lines LLC	1043623	3623	Hopper- Owned	[*]
1036	ACL 96029	American Commercial Lines LLC	1043624	3624	Hopper- Owned	[*]
1037	ACL 96030	American Commercial Lines LLC	1043625	3625	Hopper- Owned	[*]
1038	ACL 96031	American Commercial Lines LLC	1043626	3626	Hopper- Owned	[*]
1039	ACL 96032	American Commercial Lines LLC	1043627	3627	Hopper- Owned	[*]
1040	ACL 96033	American Commercial Lines LLC	1043628	3628	Hopper- Owned	[*]
1041	ACL 96034	American Commercial Lines LLC	1043629	3629	Hopper- Owned	[*]
1042	ACL 96035	American Commercial Lines LLC	1043630	3630	Hopper- Owned	[*]
1043	CHEM 306	American Commercial Lines LLC	553630	3630	Oversized	[*]
1044	ACBL 429	American Commercial Lines LLC	633639	3639	Hopper- Owned	[*]
1045	ACBL 431	American Commercial Lines LLC	633641	3641	Hopper- Owned	[*]
1046	ACBL 432	American Commercial Lines LLC	633642	3642	Hopper- Owned	[*]
1047	CHEM 304	American Commercial Lines LLC	523659	3659	Oversized	[*]
1048	HINES 418	American Commercial Lines LLC	553673	3673	Oversized	[*]
1049	HINES 420	American Commercial Lines LLC	553674	3674	Oversized	[*]
1050	BILL ELMER	American Commercial Lines LLC	533705	3705	Boat	[*]
1051	ACBL 4336	American Commercial Lines LLC	613727	3727	Hopper- Owned	[*]
1052	TTBL 4015	American Commercial Lines LLC	613736	3736	Hopper- Owned	[*]
1053	TTBL 4016	American Commercial Lines LLC	613737	3737	Hopper- Owned	[*]
1054	TTBL 4017	American Commercial Lines LLC	613738	3738	Hopper- Owned	[*]
1055	TTBL 4018	American Commercial Lines LLC	613739	3739	Hopper- Owned	[*]
1056	ACBL 4140	American Commercial Lines LLC	643756	3756	Hopper- Owned	[*]
1057	ACBL 4141	American Commercial Lines LLC	643757	3757	Hopper- Owned	[*]
1058	ACBL 4142	American Commercial Lines LLC	643758	3758	Hopper- Owned	[*]
1059	ACBL 4143	American Commercial Lines LLC	643759	3759	Hopper- Owned	[*]
1060	ACBL 4144	American Commercial Lines LLC	643760	3760	Hopper- Owned	[*]
1061	NM 1001	American Commercial Lines LLC	963767	3767	Jumbo	[*]
1062	NM 1002	American Commercial Lines LLC	963768	3768	Jumbo	[*]
1063	NM 1003	American Commercial Lines LLC	963769	3769	Jumbo	[*]
1064	NM 1004	American Commercial Lines LLC	963770	3770	Jumbo	[*]
1065	NM 1005	American Commercial Lines LLC	963771	3771	Jumbo	[*]
1066	NM 1006	American Commercial Lines LLC	963772	3772	Jumbo	[*]
1067	NM 1007	American Commercial Lines LLC	963773	3773	Jumbo	[*]
1068	NM 1008	American Commercial Lines LLC	963774	3774	Jumbo	[*]
1069	NM 1009	American Commercial Lines LLC	963775	3775	Jumbo	[*]
1070	NM 1010	American Commercial Lines LLC	963776	3776	Jumbo	[*]
1071	NM 1011	American Commercial Lines LLC	963777	3777	Jumbo	[*]
1072	NM 1012	American Commercial Lines LLC	963778	3778	Jumbo	[*]
1073	NM 1013	American Commercial Lines LLC	963779	3779	Jumbo	[*]
1074	NM 1014	American Commercial Lines LLC	963780	3780	Jumbo	[*]
1075	NM 1015	American Commercial Lines LLC	963781	3781	Jumbo	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1076	MAC 223B	American Commercial Lines LLC	623782	3782	Hopper- Owned	[*]
1077	NM 1016	American Commercial Lines LLC	963782	3782	Jumbo	[*]
1078	NM 1017	American Commercial Lines LLC	963783	3783	Jumbo	[*]
1079	NM 1018	American Commercial Lines LLC	963784	3784	Jumbo	[*]
1080	NM 1019	American Commercial Lines LLC	963785	3785	Jumbo	[*]
1081	NM 1020	American Commercial Lines LLC	963786	3786	Jumbo	[*]
1082	SCNO 1323	American Commercial Lines LLC	523793	3793	Inactive in Use	[*]
1083	AGS 420B	American Commercial Lines LLC	633794	3794	Hopper- Owned	[*]
1084	SCNO 1324	American Commercial Lines LLC	523794	3794	Non-COI	[*]
1085	SCNO 1325	American Commercial Lines LLC	523795	3795	Non-COI	[*]
1086	SCNO 1326	American Commercial Lines LLC	523796	3796	Inactive in Use	[*]
1087	ACL 9747B	American Commercial Lines LLC	1053819	3819	Hopper- Owned	[*]
1088	ACL 9748B	American Commercial Lines LLC	1053820	3820	Hopper- Owned	[*]
1089	ACL 9749B	American Commercial Lines LLC	1053821	3821	Hopper- Owned	[*]
1090	ACL 9750B	American Commercial Lines LLC	1053822	3822	Hopper- Owned	[*]
1091	ACBL 4150	American Commercial Lines LLC	643831	3831	Hopper- Owned	[*]
1092	CHEM 307	American Commercial Lines LLC	553851	3851	Oversized	[*]
1093	CHEM 403	American Commercial Lines LLC	553852	3852	Oversized	[*]
1094	CHEM 404	American Commercial Lines LLC	553853	3853	Oversized	[*]
1095	CHEM 405	American Commercial Lines LLC	553854	3854	Oversized	[*]
1096	CHEM 406	American Commercial Lines LLC	553855	3855	Oversized	[*]
1097	CHEM 407	American Commercial Lines LLC	553856	3856	Oversized	[*]
1098	CHEM 408	American Commercial Lines LLC	553857	3857	Oversized	[*]
1099	CHEM 500	American Commercial Lines LLC	553858	3858	Oversized	[*]
1100	DM 2801	American Commercial Lines LLC	633859	3859	Hopper- Owned	[*]
1101	REGINA ANN	American Commercial Lines LLC	623859	3859	Boat	[*]
1102	DM 2802	American Commercial Lines LLC	633860	3860	Hopper- Owned	[*]
1103	ACBL 4241	American Commercial Lines LLC	613861	3861	Hopper- Owned	[*]
1104	DM 2803	American Commercial Lines LLC	633861	3861	Hopper- Owned	[*]
1105	DM 2804	American Commercial Lines LLC	633862	3862	Hopper- Owned	[*]
1106	DM 2805	American Commercial Lines LLC	633863	3863	Hopper- Owned	[*]
1107	ACBL 4304	American Commercial Lines LLC	623864	3864	Hopper- Owned	[*]
1108	DM 2806	American Commercial Lines LLC	633864	3864	Hopper- Owned	[*]
1109	DM 2807	American Commercial Lines LLC	633865	3865	Hopper- Owned	[*]
1110	DM 2808	American Commercial Lines LLC	633866	3866	Hopper- Owned	[*]
1111	DM 2809	American Commercial Lines LLC	633867	3867	Hopper- Owned	[*]
1112	DM 2810	American Commercial Lines LLC	633868	3868	Hopper- Owned	[*]
1113	DM 2811	American Commercial Lines LLC	633869	3869	Hopper- Owned	[*]
1114	DM 2812	American Commercial Lines LLC	633870	3870	Hopper- Owned	[*]
1115	DM 2813	American Commercial Lines LLC	633871	3871	Hopper- Owned	[*]
1116	DM 2814	American Commercial Lines LLC	633872	3872	Hopper- Owned	[*]
1117	DM 2815	American Commercial Lines LLC	633873	3873	Hopper- Owned	[*]
1118	DM 2816	American Commercial Lines LLC	633874	3874	Hopper- Owned	[*]
1119	DM 2817	American Commercial Lines LLC	633875	3875	Hopper- Owned	[*]
1120	S.C. & N.O. 7325B	American Commercial Lines LLC	553875	3875	Inactive in Use	[*]
1121	DM 2818	American Commercial Lines LLC	633876	3876	Hopper- Owned	[*]
1122	DELL BUTCHER	American Commercial Lines LLC	503877	3877	Boat	[*]
1123	DM 2820	American Commercial Lines LLC	633878	3878	Hopper- Owned	[*]
1124	ACBL 2748	American Commercial Lines LLC	523884	3884	Inactive in Use	[*]
1125	ACBL 435	American Commercial Lines LLC	653896	3896	Hopper- Owned	[*]
1126	ACBL 411	American Commercial Lines LLC	633897	3897	Hopper- Owned	[*]
1127	ACBL 436	American Commercial Lines LLC	653897	3897	Hopper- Owned	[*]
1128	ACBL 437	American Commercial Lines LLC	653898	3898	Hopper- Owned	[*]
1129	ACBL 438	American Commercial Lines LLC	653899	3899	Hopper- Owned	[*]
1130	ACBL 414	American Commercial Lines LLC	633900	3900	Hopper- Owned	[*]
1131	ACBL 439	American Commercial Lines LLC	653900	3900	Hopper- Owned	[*]
1132	ACBL 440	American Commercial Lines LLC	653901	3901	Hopper- Owned	[*]
1133	ACBL 441	American Commercial Lines LLC	653902	3902	Hopper- Owned	[*]
1134	ACBL 442	American Commercial Lines LLC	653903	3903	Hopper- Owned	[*]
1135	ACBL 418	American Commercial Lines LLC	633904	3904	Hopper- Owned	[*]
1136	ACBL 443	American Commercial Lines LLC	653904	3904	Hopper- Owned	[*]
1137	ACBL 419	American Commercial Lines LLC	633905	3905	Hopper- Owned	[*]
1138	ACBL 444	American Commercial Lines LLC	653905	3905	Hopper- Owned	[*]
1139	ACBL 445	American Commercial Lines LLC	653906	3906	Hopper- Owned	[*]
1140	ACBL 500	American Commercial Lines LLC	653907	3907	Hopper- Owned	[*]
1141	ACBL 501	American Commercial Lines LLC	653908	3908	Hopper- Owned	[*]
1142	ACBL 502	American Commercial Lines LLC	653909	3909	Hopper- Owned	[*]
1143	ACBL 503	American Commercial Lines LLC	653910	3910	Hopper- Owned	[*]
1144	ACBL 504	American Commercial Lines LLC	653911	3911	Hopper- Owned	[*]
1145	ACBL 505	American Commercial Lines LLC	653912	3912	Hopper- Owned	[*]
1146	ACBL 506	American Commercial Lines LLC	653913	3913	Hopper- Owned	[*]
1147	ACBL 507	American Commercial Lines LLC	653914	3914	Hopper- Owned	[*]
1148	ACBL 508	American Commercial Lines LLC	653915	3915	Hopper- Owned	[*]
1149	VL 8201	American Commercial Lines LLC	643915	3915	Hopper- Owned	[*]
1150	ACBL 509	American Commercial Lines LLC	653916	3916	Hopper- Owned	[*]
1151	ACBL 510	American Commercial Lines LLC	653917	3917	Hopper- Owned	[*]
1152	ACBL 511	American Commercial Lines LLC	653918	3918	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1153	ACBL 512	American Commercial Lines LLC	653919	3919	Hopper- Owned	[*]
1154	ACBL 513	American Commercial Lines LLC	653920	3920	Hopper- Owned	[*]
1155	ACBL 514	American Commercial Lines LLC	653921	3921	Hopper- Owned	[*]
1156	ACBL 4123	American Commercial Lines LLC	633994	3994	Hopper- Owned	[*]
1157	ACBL 4124	American Commercial Lines LLC	633995	3995	Hopper- Owned	[*]
1158	ACBL 4125	American Commercial Lines LLC	633996	3996	Hopper- Owned	[*]
1159	ACBL 4126	American Commercial Lines LLC	633997	3997	Hopper- Owned	[*]
1160	V 823B	American Commercial Lines LLC	513998	3998	Inactive in Use	[*]
1161	V 824 B	American Commercial Lines LLC	513999	3999	Inactive in Use	[*]
1162	JAMES E. NIVIN	American Commercial Lines LLC	564006	4006	Boat	[*]
1163	TOM BEHRINGER	American Commercial Lines LLC	584006	4006	Boat	[*]
1164	ACBL 110	American Commercial Lines LLC	604010	4010	Hopper- Owned	[*]
1165	ACBL 111	American Commercial Lines LLC	604011	4011	Hopper- Owned	[*]
1166	ACBL 113	American Commercial Lines LLC	604013	4013	Hopper- Owned	[*]
1167	ACBL 114	American Commercial Lines LLC	604014	4014	Hopper- Owned	[*]
1168	ACBL 410	American Commercial Lines LLC	604015	4015	Hopper- Owned	[*]
1169	ACBL 116	American Commercial Lines LLC	604016	4016	Hopper- Owned	[*]
1170	ACBL 117	American Commercial Lines LLC	604017	4017	Hopper- Owned	[*]
1171	CMA 112	American Commercial Lines LLC	524017	4017	Inactive in Use	[*]
1172	ACBL 121	American Commercial Lines LLC	604021	4021	Hopper- Owned	[*]
1173	ACBL 406	American Commercial Lines LLC	604022	4022	Hopper- Owned	[*]
1174	ACBL 124	American Commercial Lines LLC	604024	4024	Hopper- Owned	[*]
1175	ACBL 3200	American Commercial Lines LLC	604025	4025	Hopper- Owned	[*]
1176	ACBL 3201	American Commercial Lines LLC	604026	4026	Hopper- Owned	[*]
1177	ACBL 3202	American Commercial Lines LLC	604027	4027	Hopper- Owned	[*]
1178	VLB 75116	American Commercial Lines LLC	564027	4027	Inactive in Use	[*]
1179	ACBL 3203	American Commercial Lines LLC	604028	4028	Hopper- Owned	[*]
1180	ACBL 3204	American Commercial Lines LLC	604029	4029	Hopper- Owned	[*]
1181	ACBL 3205	American Commercial Lines LLC	604030	4030	Hopper- Owned	[*]
1182	ACBL 3206	American Commercial Lines LLC	604031	4031	Hopper- Owned	[*]
1183	ACBL 3207	American Commercial Lines LLC	604032	4032	Hopper- Owned	[*]
1184	ACBL 3208	American Commercial Lines LLC	604033	4033	Hopper- Owned	[*]
1185	ACBL 3209	American Commercial Lines LLC	604034	4034	Hopper- Owned	[*]
1186	ACBL 3210	American Commercial Lines LLC	604035	4035	Hopper- Owned	[*]
1187	VLB 75109	American Commercial Lines LLC	564035	4035	Inactive in Use	[*]
1188	ACBL 3211	American Commercial Lines LLC	604036	4036	Hopper- Owned	[*]
1189	ACBL 3212	American Commercial Lines LLC	604037	4037	Hopper- Owned	[*]
1190	ACBL 3214	American Commercial Lines LLC	604039	4039	Hopper- Owned	[*]
1191	ACBL 3215	American Commercial Lines LLC	604040	4040	Hopper- Owned	[*]
1192	VLB 75114	American Commercial Lines LLC	564040	4040	Inactive in Use	[*]
1193	ROBERT SHELTON	American Commercial Lines LLC	644041	4041	Boat	[*]
1194	ACBL 3217	American Commercial Lines LLC	604042	4042	Hopper- Owned	[*]
1195	ACBL 3218	American Commercial Lines LLC	604043	4043	Hopper- Owned	[*]
1196	ACBL 3219	American Commercial Lines LLC	604044	4044	Hopper- Owned	[*]
1197	ACBL 3220	American Commercial Lines LLC	604045	4045	Hopper- Owned	[*]
1198	ACBL 3221	American Commercial Lines LLC	604046	4046	Hopper- Owned	[*]
1199	ACBL 3222	American Commercial Lines LLC	604047	4047	Hopper- Owned	[*]
1200	ACBL 3223	American Commercial Lines LLC	604048	4048	Hopper- Owned	[*]
1201	ACBL 3224	American Commercial Lines LLC	604049	4049	Hopper- Owned	[*]
1202	ACBL 5025	American Commercial Lines LLC	624057	4057	Hopper- Owned	[*]
1203	ACBL 5026	American Commercial Lines LLC	624058	4058	Hopper- Owned	[*]
1204	ACBL 5027	American Commercial Lines LLC	624059	4059	Hopper- Owned	[*]
1205	ACL 00582	American Commercial Lines LLC	1114059	4059	Steel Roll Covers, Rake Hull	[*]
1206	ACBL 5028	American Commercial Lines LLC	624060	4060	Hopper- Owned	[*]
1207	ACL 00583	American Commercial Lines LLC	1114060	4060	Steel Roll Covers, Rake Hull	[*]
1208	ACBL 5029	American Commercial Lines LLC	624061	4061	Hopper- Owned	[*]
1209	ACL 00584	American Commercial Lines LLC	1114061	4061	Steel Roll Covers, Rake Hull	[*]
1210	ACBL 5030	American Commercial Lines LLC	624062	4062	Hopper- Owned	[*]
1211	ACL 01500	American Commercial Lines LLC	1114062	4062	Steel Roll Covers, Rake Hull	[*]
1212	ACBL 5031	American Commercial Lines LLC	624063	4063	Hopper- Owned	[*]
1213	ACL 01501	American Commercial Lines LLC	1114063	4063	Steel Roll Covers, Rake Hull	[*]
1214	HINES 407B	American Commercial Lines LLC	544063	4063	Oversized	[*]
1215	ACBL 5032	American Commercial Lines LLC	624064	4064	Hopper- Owned	[*]
1216	ACL 01502	American Commercial Lines LLC	1114064	4064	Steel Roll Covers, Rake Hull	[*]
1217	ACBL 5033	American Commercial Lines LLC	624065	4065	Hopper- Owned	[*]
1218	ACL 01503	American Commercial Lines LLC	1114065	4065	Steel Roll Covers, Rake Hull	[*]
1219	VL 7185	American Commercial Lines LLC	534065	4065	Inactive in Use	[*]
1220	ACBL 5034	American Commercial Lines LLC	624066	4066	Hopper- Owned	[*]
1221	ACL 01504	American Commercial Lines LLC	1114066	4066	Steel Roll Covers, Rake Hull	[*]
1222	ACBL 5035	American Commercial Lines LLC	624067	4067	Hopper- Owned	[*]
1223	ACL 01505	American Commercial Lines LLC	1114067	4067	Steel Roll Covers, Rake Hull	[*]
1224	ACBL 5036	American Commercial Lines LLC	624068	4068	Hopper- Owned	[*]
1225	ACL 01506	American Commercial Lines LLC	1114068	4068	Steel Roll Covers, Rake Hull	[*]
1226	ACBL 5037	American Commercial Lines LLC	624069	4069	Hopper- Owned	[*]
1227	ACL 01507	American Commercial Lines LLC	1114069	4069	Steel Roll Covers, Rake Hull	[*]
1228	ACBL 5038	American Commercial Lines LLC	624070	4070	Hopper- Owned	[*]
1229	ACL 01508	American Commercial Lines LLC	1114070	4070	Steel Roll Covers, Rake Hull	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1230	ACBL 5039	American Commercial Lines LLC	624071	4071	Hopper- Owned	[*]
1231	ACL 01509	American Commercial Lines LLC	1114071	4071	Steel Roll Covers, Rake Hull	[*]
1232	ACBL 3125	American Commercial Lines LLC	624072	4072	Hopper- Owned	[*]
1233	ACL 01510	American Commercial Lines LLC	1114072	4072	Steel Roll Covers, Rake Hull	[*]
1234	ACBL 3126	American Commercial Lines LLC	624073	4073	Hopper- Owned	[*]
1235	ACL 01511	American Commercial Lines LLC	1114073	4073	Steel Roll Covers, Rake Hull	[*]
1236	ACBL 3127	American Commercial Lines LLC	624074	4074	Hopper- Owned	[*]
1237	ACL 01512	American Commercial Lines LLC	1114074	4074	Steel Roll Covers, Rake Hull	[*]
1238	ACBL 3128	American Commercial Lines LLC	624075	4075	Hopper- Owned	[*]
1239	ACL 01513	American Commercial Lines LLC	1114075	4075	Steel Roll Covers, Rake Hull	[*]
1240	ACBL 3129	American Commercial Lines LLC	624076	4076	Hopper- Owned	[*]
1241	ACL 01514	American Commercial Lines LLC	1114076	4076	Steel Roll Covers, Rake Hull	[*]
1242	ACBL 3130	American Commercial Lines LLC	624077	4077	Hopper- Owned	[*]
1243	ACL 01515	American Commercial Lines LLC	1114077	4077	Steel Roll Covers, Rake Hull	[*]
1244	ACBL 3131	American Commercial Lines LLC	624078	4078	Hopper- Owned	[*]
1245	ACL 01100	American Commercial Lines LLC	1114078	4078	Fiberglass Lift Covers, Rake Hull	[*]
1246	ACBL 3132	American Commercial Lines LLC	624079	4079	Hopper- Owned	[*]
1247	ACL 01101	American Commercial Lines LLC	1114079	4079	Fiberglass Lift Covers, Rake Hull	[*]
1248	ACBL 3133	American Commercial Lines LLC	624080	4080	Hopper- Owned	[*]
1249	ACL 01102	American Commercial Lines LLC	1114080	4080	Fiberglass Lift Covers, Rake Hull	[*]
1250	ACL 01103	American Commercial Lines LLC	1114081	4081	Fiberglass Lift Covers, Rake Hull	[*]
1251	ACL 01104	American Commercial Lines LLC	1114082	4082	Fiberglass Lift Covers, Rake Hull	[*]
1252	ACL 01105	American Commercial Lines LLC	1114083	4083	Fiberglass Lift Covers, Rake Hull	[*]
1253	ACL 01106	American Commercial Lines LLC	1114084	4084	Fiberglass Lift Covers, Rake Hull	[*]
1254	ACL 01107	American Commercial Lines LLC	1114085	4085	Fiberglass Lift Covers, Rake Hull	[*]
1255	ACL 01108	American Commercial Lines LLC	1114086	4086	Fiberglass Lift Covers, Rake Hull	[*]
1256	ACL 01109	American Commercial Lines LLC	1114087	4087	Fiberglass Lift Covers, Rake Hull	[*]
1257	ACL 01110	American Commercial Lines LLC	1114088	4088	Fiberglass Lift Covers, Rake Hull	[*]
1258	ACL 01111	American Commercial Lines LLC	1114089	4089	Fiberglass Lift Covers, Rake Hull	[*]
1259	ACL 01112	American Commercial Lines LLC	1114090	4090	Fiberglass Lift Covers, Rake Hull	[*]
1260	ACL 01113	American Commercial Lines LLC	1114091	4091	Fiberglass Lift Covers, Rake Hull	[*]
1261	ACL 01114	American Commercial Lines LLC	1114092	4092	Fiberglass Lift Covers, Rake Hull	[*]
1262	ACL 01115	American Commercial Lines LLC	1114093	4093	Fiberglass Lift Covers, Rake Hull	[*]
1263	ACL 01116	American Commercial Lines LLC	1114094	4094	Fiberglass Lift Covers, Rake Hull	[*]
1264	ACL 01117	American Commercial Lines LLC	1114095	4095	Fiberglass Lift Covers, Rake Hull	[*]
1265	ACL 01118	American Commercial Lines LLC	1114096	4096	Fiberglass Lift Covers, Rake Hull	[*]
1266	ACL 01119	American Commercial Lines LLC	1114097	4097	Fiberglass Lift Covers, Rake Hull	[*]
1267	ACL 01120	American Commercial Lines LLC	1114098	4098	Fiberglass Lift Covers, Rake Hull	[*]
1268	ACL 01121	American Commercial Lines LLC	1114099	4099	Fiberglass Lift Covers, Rake Hull	[*]
1269	ACL 01122	American Commercial Lines LLC	1114100	4100	Fiberglass Lift Covers, Rake Hull	[*]
1270	ACL 01123	American Commercial Lines LLC	1114101	4101	Fiberglass Lift Covers, Rake Hull	[*]
1271	ACL 01124	American Commercial Lines LLC	1114102	4102	Fiberglass Lift Covers, Rake Hull	[*]
1272	ACL 01125	American Commercial Lines LLC	1114103	4103	Fiberglass Lift Covers, Rake Hull	[*]
1273	ACL 01126	American Commercial Lines LLC	1114104	4104	Fiberglass Lift Covers, Rake Hull	[*]
1274	ACL 01127	American Commercial Lines LLC	1114105	4105	Fiberglass Lift Covers, Rake Hull	[*]
1275	ACL 01128	American Commercial Lines LLC	1114106	4106	Fiberglass Lift Covers, Rake Hull	[*]
1276	ACL 01129	American Commercial Lines LLC	1114107	4107	Fiberglass Lift Covers, Rake Hull	[*]
1277	ACL 01520	American Commercial Lines LLC	1114108	4108	Steel Roll Covers, Rake Hull	[*]
1278	ACL 01521	American Commercial Lines LLC	1114109	4109	Steel Roll Covers, Rake Hull	[*]
1279	ACL 01522	American Commercial Lines LLC	1114110	4110	Steel Roll Covers, Rake Hull	[*]
1280	ACL 01523	American Commercial Lines LLC	1114111	4111	Steel Roll Covers, Rake Hull	[*]
1281	ACL 01524	American Commercial Lines LLC	1114112	4112	Steel Roll Covers, Rake Hull	[*]
1282	ACL 01525	American Commercial Lines LLC	1114113	4113	Steel Roll Covers, Rake Hull	[*]
1283	ACL 01526	American Commercial Lines LLC	1114114	4114	Steel Roll Covers, Rake Hull	[*]
1284	ACL 01527	American Commercial Lines LLC	1114115	4115	Steel Roll Covers, Rake Hull	[*]
1285	ACL 01528	American Commercial Lines LLC	1114116	4116	Steel Roll Covers, Rake Hull	[*]
1286	ACL 01529	American Commercial Lines LLC	1114117	4117	Steel Roll Covers, Rake Hull	[*]
1287	ACL 01530	American Commercial Lines LLC	1114118	4118	Steel Roll Covers, Rake Hull	[*]
1288	ACL 01531	American Commercial Lines LLC	1114119	4119	Steel Roll Covers, Rake Hull	[*]
1289	ACL 01532	American Commercial Lines LLC	1114120	4120	Steel Roll Covers, Rake Hull	[*]
1290	ACL 01533	American Commercial Lines LLC	1114121	4121	Steel Roll Covers, Rake Hull	[*]
1291	ACL 01534	American Commercial Lines LLC	1114122	4122	Steel Roll Covers, Rake Hull	[*]
1292	ACL 01535	American Commercial Lines LLC	1114123	4123	Steel Roll Covers, Rake Hull	[*]
1293	HINES 431B	American Commercial Lines LLC	554123	4123	Oversized	[*]
1294	ACL 01536	American Commercial Lines LLC	1114124	4124	Steel Roll Covers, Rake Hull	[*]
1295	ACL 01537	American Commercial Lines LLC	1114125	4125	Steel Roll Covers, Rake Hull	[*]
1296	ACL 01538	American Commercial Lines LLC	1114126	4126	Steel Roll Covers, Rake Hull	[*]
1297	ACL 01539	American Commercial Lines LLC	1114127	4127	Steel Roll Covers, Rake Hull	[*]
1298	ACL 01540	American Commercial Lines LLC	1114128	4128	Steel Roll Covers, Rake Hull	[*]
1299	ACL 01541	American Commercial Lines LLC	1114129	4129	Steel Roll Covers, Rake Hull	[*]
1300	ACL 01542	American Commercial Lines LLC	1114130	4130	Steel Roll Covers, Rake Hull	[*]
1301	ACL 01543	American Commercial Lines LLC	1114131	4131	Steel Roll Covers, Rake Hull	[*]
1302	ACL 01544	American Commercial Lines LLC	1114132	4132	Steel Roll Covers, Rake Hull	[*]
1303	ACL 01545	American Commercial Lines LLC	1114133	4133	Steel Roll Covers, Rake Hull	[*]
1304	ACL 01546	American Commercial Lines LLC	1114134	4134	Steel Roll Covers, Rake Hull	[*]
1305	ACL 01547	American Commercial Lines LLC	1114135	4135	Steel Roll Covers, Rake Hull	[*]
1306	ACL 01548	American Commercial Lines LLC	1114136	4136	Steel Roll Covers, Rake Hull	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1307	ACL 01549	American Commercial Lines LLC	1114137	4137	Steel Roll Covers, Rake Hull	[*]
1308	ACBL 335X	American Commercial Lines LLC	614165	4165	Hopper- Owned	[*]
1309	ACBL 336X	American Commercial Lines LLC	614166	4166	Hopper- Owned	[*]
1310	ACBL 337X	American Commercial Lines LLC	614167	4167	Hopper- Owned	[*]
1311	ACBL 338X	American Commercial Lines LLC	614168	4168	Hopper- Owned	[*]
1312	ACBL 339X	American Commercial Lines LLC	614169	4169	Hopper- Owned	[*]
1313	ACBL 340X	American Commercial Lines LLC	614170	4170	Hopper- Owned	[*]
1314	ACBL 341X	American Commercial Lines LLC	614171	4171	Hopper- Owned	[*]
1315	ACBL 342X	American Commercial Lines LLC	614172	4172	Hopper- Owned	[*]
1316	ACBL 343X	American Commercial Lines LLC	614173	4173	Hopper- Owned	[*]
1317	CHEM 194	American Commercial Lines LLC	1174173	4173	Tanker Rake Jumbo (10k bbl)	[*]
1318	ACBL 344X	American Commercial Lines LLC	614174	4174	Hopper- Owned	[*]
1319	CHEM 195	American Commercial Lines LLC	1174174	4174	Tanker Rake Jumbo (10k bbl)	[*]
1320	ACBL 345X	American Commercial Lines LLC	614175	4175	Hopper- Owned	[*]
1321	CHEM 196	American Commercial Lines LLC	1174175	4175	Tanker Rake Jumbo (10k bbl)	[*]
1322	ACBL 346X	American Commercial Lines LLC	614176	4176	Hopper- Owned	[*]
1323	CHEM 198	American Commercial Lines LLC	1174176	4176	Tanker Rake Jumbo (10k bbl)	[*]
1324	ACBL 347X	American Commercial Lines LLC	614177	4177	Hopper- Owned	[*]
1325	CHEM 700	American Commercial Lines LLC	1174177	4177	Tanker Box Jumbo (10k bbl)	[*]
1326	ACBL 348X	American Commercial Lines LLC	614178	4178	Hopper- Owned	[*]
1327	CHEM 199	American Commercial Lines LLC	1174178	4178	Tanker Rake Jumbo (10k bbl)	[*]
1328	ACBL 349X	American Commercial Lines LLC	614179	4179	Hopper- Owned	[*]
1329	CHEM 197	American Commercial Lines LLC	1174179	4179	Tanker Rake Jumbo (10k bbl)	[*]
1330	ACBL 350X	American Commercial Lines LLC	614180	4180	Hopper- Owned	[*]
1331	ACBL 351X	American Commercial Lines LLC	614181	4181	Hopper- Owned	[*]
1332	ACBL 352X	American Commercial Lines LLC	614182	4182	Hopper- Owned	[*]
1333	ACBL 353X	American Commercial Lines LLC	614183	4183	Hopper- Owned	[*]
1334	VL 08135	American Commercial Lines LLC	634183	4183	Hopper- Owned	[*]
1335	ACBL 1860	American Commercial Lines LLC	614185	4185	Hopper- Owned	[*]
1336	ACBL 5040	American Commercial Lines LLC	624185	4185	Hopper- Owned	[*]
1337	ACBL 1861	American Commercial Lines LLC	614186	4186	Hopper- Owned	[*]
1338	ACBL 5041	American Commercial Lines LLC	624186	4186	Hopper- Owned	[*]
1339	ACBL 1862	American Commercial Lines LLC	614187	4187	Hopper- Owned	[*]
1340	ACBL 5042	American Commercial Lines LLC	624187	4187	Hopper- Owned	[*]
1341	VL 08139	American Commercial Lines LLC	634187	4187	Hopper- Owned	[*]
1342	ACBL 1863	American Commercial Lines LLC	614188	4188	Hopper- Owned	[*]
1343	ACBL 5043	American Commercial Lines LLC	624188	4188	Hopper- Owned	[*]
1344	VL 08140	American Commercial Lines LLC	634188	4188	Hopper- Owned	[*]
1345	ACBL 1864	American Commercial Lines LLC	614189	4189	Hopper- Owned	[*]
1346	ACBL 5044	American Commercial Lines LLC	624189	4189	Hopper- Owned	[*]
1347	VL 8141	American Commercial Lines LLC	634189	4189	Hopper- Owned	[*]
1348	ACBL 1865	American Commercial Lines LLC	614190	4190	Hopper- Owned	[*]
1349	ACBL 5045	American Commercial Lines LLC	624190	4190	Hopper- Owned	[*]
1350	ACBL 1866	American Commercial Lines LLC	614191	4191	Hopper- Owned	[*]
1351	ACBL 5046	American Commercial Lines LLC	624191	4191	Hopper- Owned	[*]
1352	ACBL 1867	American Commercial Lines LLC	614192	4192	Hopper- Owned	[*]
1353	ACBL 5047	American Commercial Lines LLC	624192	4192	Hopper- Owned	[*]
1354	ACBL 1868	American Commercial Lines LLC	614193	4193	Hopper- Owned	[*]
1355	ACBL 5048	American Commercial Lines LLC	624193	4193	Hopper- Owned	[*]
1356	VL 8145	American Commercial Lines LLC	634193	4193	Hopper- Owned	[*]
1357	ACBL 1869	American Commercial Lines LLC	614194	4194	Hopper- Owned	[*]
1358	ACBL 5049	American Commercial Lines LLC	624194	4194	Hopper- Owned	[*]
1359	VL 8146	American Commercial Lines LLC	634194	4194	Hopper- Owned	[*]
1360	ACBL 1400	American Commercial Lines LLC	624195	4195	Hopper- Owned	[*]
1361	ACBL 3110	American Commercial Lines LLC	614195	4195	Hopper- Owned	[*]
1362	ACBL 1401	American Commercial Lines LLC	624196	4196	Hopper- Owned	[*]
1363	ACBL 3111	American Commercial Lines LLC	614196	4196	Hopper- Owned	[*]
1364	VL 8148	American Commercial Lines LLC	634196	4196	Inactive in Use	[*]
1365	ACBL 1402	American Commercial Lines LLC	624197	4197	Hopper- Owned	[*]
1366	ACBL 3112	American Commercial Lines LLC	614197	4197	Hopper- Owned	[*]
1367	ACBL 1403	American Commercial Lines LLC	624198	4198	Hopper- Owned	[*]
1368	ACBL 3113	American Commercial Lines LLC	614198	4198	Hopper- Owned	[*]
1369	VL 8150	American Commercial Lines LLC	634198	4198	Hopper- Owned	[*]
1370	ACBL 1404	American Commercial Lines LLC	624199	4199	Hopper- Owned	[*]
1371	ACBL 3114	American Commercial Lines LLC	614199	4199	Hopper- Owned	[*]
1372	VL 8151	American Commercial Lines LLC	634199	4199	Hopper- Owned	[*]
1373	ACBL 3115	American Commercial Lines LLC	614200	4200	Hopper- Owned	[*]
1374	VL 8152	American Commercial Lines LLC	634200	4200	Hopper- Owned	[*]
1375	ACBL 3116	American Commercial Lines LLC	614201	4201	Hopper- Owned	[*]
1376	ACBL 3117	American Commercial Lines LLC	614202	4202	Hopper- Owned	[*]
1377	ACBL 3118	American Commercial Lines LLC	614203	4203	Hopper- Owned	[*]
1378	ACBL 3119	American Commercial Lines LLC	614204	4204	Hopper- Owned	[*]
1379	VL 8156	American Commercial Lines LLC	634204	4204	Hopper- Owned	[*]
1380	ACBL 3121	American Commercial Lines LLC	614206	4206	Hopper- Owned	[*]
1381	ACBL 3122	American Commercial Lines LLC	614207	4207	Hopper- Owned	[*]
1382	ACBL 3123	American Commercial Lines LLC	614208	4208	Hopper- Owned	[*]
1383	ACBL 3124	American Commercial Lines LLC	614209	4209	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1384	VL 8168	American Commercial Lines LLC	634216	4216	Hopper- Owned	[*]
1385	VL 8169	American Commercial Lines LLC	634217	4217	Hopper- Owned	[*]
1386	VL 8170	American Commercial Lines LLC	634218	4218	Hopper- Owned	[*]
1387	VL 8177	American Commercial Lines LLC	634225	4225	Hopper- Owned	[*]
1388	VL 8179	American Commercial Lines LLC	634227	4227	Hopper- Owned	[*]
1389	VL 8180	American Commercial Lines LLC	634228	4228	Hopper- Owned	[*]
1390	VL 8184	American Commercial Lines LLC	634232	4232	Hopper- Owned	[*]
1391	VL 8189	American Commercial Lines LLC	634237	4237	Hopper- Owned	[*]
1392	VL 8191	American Commercial Lines LLC	634239	4239	Hopper- Owned	[*]
1393	VL 8192	American Commercial Lines LLC	634240	4240	Hopper- Owned	[*]
1394	VL 8194	American Commercial Lines LLC	634242	4242	Hopper- Owned	[*]
1395	VL 81400	American Commercial Lines LLC	634243	4243	Hopper- Owned	[*]
1396	VL 81401	American Commercial Lines LLC	634244	4244	Hopper- Owned	[*]
1397	VL 81402	American Commercial Lines LLC	634245	4245	Hopper- Owned	[*]
1398	VL 81403	American Commercial Lines LLC	634246	4246	Hopper- Owned	[*]
1399	VL 81404	American Commercial Lines LLC	634247	4247	Hopper- Owned	[*]
1400	VL 81405	American Commercial Lines LLC	634248	4248	Hopper- Owned	[*]
1401	EVAN WHARTON	American Commercial Lines LLC	554249	4249	Boat	[*]
1402	VL 81406	American Commercial Lines LLC	634249	4249	Hopper- Owned	[*]
1403	VL 81408	American Commercial Lines LLC	634251	4251	Hopper- Owned	[*]
1404	VL 81409	American Commercial Lines LLC	634252	4252	Hopper- Owned	[*]
1405	VL 81410	American Commercial Lines LLC	634253	4253	Hopper- Owned	[*]
1406	VL 81411	American Commercial Lines LLC	634254	4254	Hopper- Owned	[*]
1407	VL 81412	American Commercial Lines LLC	634255	4255	Hopper- Owned	[*]
1408	VL 81413	American Commercial Lines LLC	634256	4256	Hopper- Owned	[*]
1409	VL 81414	American Commercial Lines LLC	634257	4257	Hopper- Owned	[*]
1410	VL 81415	American Commercial Lines LLC	634258	4258	Hopper- Owned	[*]
1411	VL 81416	American Commercial Lines LLC	634259	4259	Hopper- Owned	[*]
1412	VL 81417	American Commercial Lines LLC	634260	4260	Hopper- Owned	[*]
1413	VL 81418	American Commercial Lines LLC	634261	4261	Hopper- Owned	[*]
1414	VL 81419	American Commercial Lines LLC	634262	4262	Hopper- Owned	[*]
1415	VL 81420	American Commercial Lines LLC	634263	4263	Inactive in Use	[*]
1416	VL 81421	American Commercial Lines LLC	634264	4264	Hopper- Owned	[*]
1417	VL 81422	American Commercial Lines LLC	634265	4265	Hopper- Owned	[*]
1418	VL 81423	American Commercial Lines LLC	634266	4266	Hopper- Owned	[*]
1419	VL 81424	American Commercial Lines LLC	634267	4267	Hopper- Owned	[*]
1420	VL 81425	American Commercial Lines LLC	634268	4268	Hopper- Owned	[*]
1421	VL 81426	American Commercial Lines LLC	634269	4269	Hopper- Owned	[*]
1422	VL 81427	American Commercial Lines LLC	634270	4270	Hopper- Owned	[*]
1423	VL 81428	American Commercial Lines LLC	634271	4271	Hopper- Owned	[*]
1424	VL 81429	American Commercial Lines LLC	634272	4272	Hopper- Owned	[*]
1425	VL 81280	American Commercial Lines LLC	634273	4273	Hopper- Owned	[*]
1426	ABC 307	American Commercial Lines LLC	594274	4274	Inactive in Use	[*]
1427	VL 81281	American Commercial Lines LLC	634274	4274	Hopper- Owned	[*]
1428	VL 81282	American Commercial Lines LLC	634275	4275	Hopper- Owned	[*]
1429	ABC 309	American Commercial Lines LLC	594276	4276	Hopper- Owned	[*]
1430	VL 81283	American Commercial Lines LLC	634276	4276	Hopper- Owned	[*]
1431	ABC 310	American Commercial Lines LLC	594277	4277	Hopper- Owned	[*]
1432	VL 81284	American Commercial Lines LLC	634277	4277	Hopper- Owned	[*]
1433	ABC 311	American Commercial Lines LLC	594278	4278	Hopper- Owned	[*]
1434	VL 81285	American Commercial Lines LLC	634278	4278	Hopper- Owned	[*]
1435	VL 81286	American Commercial Lines LLC	634279	4279	Hopper- Owned	[*]
1436	VL 81287	American Commercial Lines LLC	634280	4280	Hopper- Owned	[*]
1437	VL 81288	American Commercial Lines LLC	634281	4281	Hopper- Owned	[*]
1438	ABC 315	American Commercial Lines LLC	594282	4282	Hopper- Owned	[*]
1439	VL 81289	American Commercial Lines LLC	634282	4282	Hopper- Owned	[*]
1440	ABC 316	American Commercial Lines LLC	594283	4283	Inactive in Use	[*]
1441	VL 81291	American Commercial Lines LLC	634284	4284	Hopper- Owned	[*]
1442	VL 81292	American Commercial Lines LLC	634285	4285	Hopper- Owned	[*]
1443	VL 81293	American Commercial Lines LLC	634286	4286	Hopper- Owned	[*]
1444	VL 81294	American Commercial Lines LLC	634287	4287	Hopper- Owned	[*]
1445	VL 81295	American Commercial Lines LLC	634288	4288	Hopper- Owned	[*]
1446	SHANNON HOLSTON	American Commercial Lines LLC	554289	4289	Boat	[*]
1447	VL 81296	American Commercial Lines LLC	634289	4289	Hopper- Owned	[*]
1448	VL 81297	American Commercial Lines LLC	634290	4290	Hopper- Owned	[*]
1449	VL 81298	American Commercial Lines LLC	634291	4291	Hopper- Owned	[*]
1450	VL 81299	American Commercial Lines LLC	634292	4292	Hopper- Owned	[*]
1451	VL 81430	American Commercial Lines LLC	634293	4293	Hopper- Owned	[*]
1452	VL 81431	American Commercial Lines LLC	634294	4294	Hopper- Owned	[*]
1453	VL 81432	American Commercial Lines LLC	634295	4295	Hopper- Owned	[*]
1454	VL 81433	American Commercial Lines LLC	634296	4296	Hopper- Owned	[*]
1455	VL 81434	American Commercial Lines LLC	634297	4297	Hopper- Owned	[*]
1456	VL 81435	American Commercial Lines LLC	634298	4298	Hopper- Owned	[*]
1457	VL 81436	American Commercial Lines LLC	634299	4299	Hopper- Owned	[*]
1458	VL 81437	American Commercial Lines LLC	634300	4300	Hopper- Owned	[*]
1459	VL 81438	American Commercial Lines LLC	634301	4301	Hopper- Owned	[*]
1460	VL 81439	American Commercial Lines LLC	634302	4302	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1461	VL 81440	American Commercial Lines LLC	634303	4303	Hopper- Owned	[*]
1462	VL 81441	American Commercial Lines LLC	634304	4304	Hopper- Owned	[*]
1463	VL 81442	American Commercial Lines LLC	634305	4305	Hopper- Owned	[*]
1464	VL 81443	American Commercial Lines LLC	634306	4306	Hopper- Owned	[*]
1465	VL 81444	American Commercial Lines LLC	634307	4307	Hopper- Owned	[*]
1466	JANE G. HUFFMAN	American Commercial Lines LLC	564321	4321	Boat	[*]
1467	HINES 409B	American Commercial Lines LLC	544347	4347	Oversized	[*]
1468	EU-5	American Commercial Lines LLC	524352	4352	Inactive in Use	[*]
1469	MEL OLIVER	American Commercial Lines LLC	614387	4387	Boat	[*]
1470	VLX 7645	American Commercial Lines LLC	554398	4398	Inactive in Use	[*]
1471	VLX 7647	American Commercial Lines LLC	554401	4401	Inactive in Use	[*]
1472	ACBL 4306	American Commercial Lines LLC	624403	4403	Hopper- Owned	[*]
1473	TTBL 4002	American Commercial Lines LLC	594435	4435	Hopper- Owned	[*]
1474	TTBL 4003	American Commercial Lines LLC	594436	4436	Inactive in Use	[*]
1475	MV 6611	American Commercial Lines LLC	504446	4446	Inactive in Use	[*]
1476	VLX 7550	American Commercial Lines LLC	564450	4450	Hopper- Owned	[*]
1477	VLX 7554	American Commercial Lines LLC	564454	4454	Inactive in Use	[*]
1478	VLX 7555	American Commercial Lines LLC	564455	4455	Inactive in Use	[*]
1479	VLX 7561	American Commercial Lines LLC	564461	4461	Inactive in Use	[*]
1480	VLX 7563	American Commercial Lines LLC	564463	4463	Inactive in Use	[*]
1481	ACBL 221	American Commercial Lines LLC	644469	4469	Hopper- Owned	[*]
1482	ACBL 222	American Commercial Lines LLC	644470	4470	Hopper- Owned	[*]
1483	VLX 7570	American Commercial Lines LLC	564470	4470	Inactive in Use	[*]
1484	ACBL 223	American Commercial Lines LLC	644471	4471	Hopper- Owned	[*]
1485	VLX 7571	American Commercial Lines LLC	564471	4471	Inactive in Use	[*]
1486	ACBL 224	American Commercial Lines LLC	644472	4472	Hopper- Owned	[*]
1487	ACBL 225	American Commercial Lines LLC	644473	4473	Hopper- Owned	[*]
1488	ACBL 226	American Commercial Lines LLC	644474	4474	Hopper- Owned	[*]
1489	VLX 7574	American Commercial Lines LLC	564474	4474	Inactive in Use	[*]
1490	ACBL 227	American Commercial Lines LLC	644475	4475	Hopper- Owned	[*]
1491	VLX 7575	American Commercial Lines LLC	564475	4475	Inactive in Use	[*]
1492	ACBL 228	American Commercial Lines LLC	644476	4476	Hopper- Owned	[*]
1493	ACBL 229	American Commercial Lines LLC	644477	4477	Hopper- Owned	[*]
1494	ACBL 355X	American Commercial Lines LLC	644478	4478	Hopper- Owned	[*]
1495	CHEM 146	American Commercial Lines LLC	594478	4478	Jumbo	[*]
1496	VL 7112	American Commercial Lines LLC	534478	4478	Inactive in Use	[*]
1497	ACBL 356X	American Commercial Lines LLC	644479	4479	Hopper- Owned	[*]
1498	ACBL 298	American Commercial Lines LLC	1064480	4480	Hopper- Owned	[*]
1499	ACBL 357X	American Commercial Lines LLC	644480	4480	Hopper- Owned	[*]
1500	ACBL 358X	American Commercial Lines LLC	644481	4481	Hopper- Owned	[*]
1501	ACBL 359X	American Commercial Lines LLC	644482	4482	Hopper- Owned	[*]
1502	ACBL 360X	American Commercial Lines LLC	644483	4483	Hopper- Owned	[*]
1503	ACBL 361X	American Commercial Lines LLC	644484	4484	Hopper- Owned	[*]
1504	ACBL 362X	American Commercial Lines LLC	644485	4485	Hopper- Owned	[*]
1505	ACBL 363X	American Commercial Lines LLC	644486	4486	Hopper- Owned	[*]
1506	ACBL 364X	American Commercial Lines LLC	644487	4487	Hopper- Owned	[*]
1507	CHEM 110	American Commercial Lines LLC	584490	4490	Jumbo	[*]
1508	CHEM 111	American Commercial Lines LLC	584491	4491	Jumbo	[*]
1509	SER 105 B	American Commercial Lines LLC	544491	4491	Inactive in Use	[*]
1510	SER 106 B	American Commercial Lines LLC	544492	4492	Hopper- Owned	[*]
1511	CHEM 113	American Commercial Lines LLC	584493	4493	Jumbo	[*]
1512	SER 107 B	American Commercial Lines LLC	544493	4493	Hopper- Owned	[*]
1513	CHEM 114	American Commercial Lines LLC	584494	4494	Jumbo	[*]
1514	SER 108 B	American Commercial Lines LLC	544494	4494	Hopper- Owned	[*]
1515	CHEM 115	American Commercial Lines LLC	584495	4495	Jumbo	[*]
1516	CHEM 116	American Commercial Lines LLC	584496	4496	Jumbo	[*]
1517	SER 110 B	American Commercial Lines LLC	544496	4496	Hopper- Owned	[*]
1518	CHEM 117	American Commercial Lines LLC	584497	4497	Jumbo	[*]
1519	CHEM 118	American Commercial Lines LLC	584498	4498	Jumbo	[*]
1520	CHEM 119	American Commercial Lines LLC	584499	4499	Jumbo	[*]
1521	ACBL 3080	American Commercial Lines LLC	584500	4500	Hopper- Owned	[*]
1522	SER 114 B	American Commercial Lines LLC	544500	4500	Inactive in Use	[*]
1523	ACBL 3081	American Commercial Lines LLC	584501	4501	Hopper- Owned	[*]
1524	ACBL 3083	American Commercial Lines LLC	584503	4503	Hopper- Owned	[*]
1525	ACBL 3084	American Commercial Lines LLC	584504	4504	Hopper- Owned	[*]
1526	ACBL 3085	American Commercial Lines LLC	584505	4505	Hopper- Owned	[*]
1527	ACBL 3086	American Commercial Lines LLC	584506	4506	Hopper- Owned	[*]
1528	ACBL 3087	American Commercial Lines LLC	584507	4507	Hopper- Owned	[*]
1529	FER 121 B	American Commercial Lines LLC	544507	4507	Inactive in Use	[*]
1530	ACBL 3088	American Commercial Lines LLC	584508	4508	Hopper- Owned	[*]
1531	SER 122 B	American Commercial Lines LLC	544508	4508	Hopper- Owned	[*]
1532	ACBL 3089	American Commercial Lines LLC	584509	4509	Hopper- Owned	[*]
1533	CC 62	American Commercial Lines LLC	594509	4509	Hopper- Owned	[*]
1534	FER 123 B	American Commercial Lines LLC	544509	4509	Inactive in Use	[*]
1535	ACBL 3090	American Commercial Lines LLC	584510	4510	Hopper- Owned	[*]
1536	ACBL 3091	American Commercial Lines LLC	584511	4511	Hopper- Owned	[*]
1537	CC 64	American Commercial Lines LLC	594511	4511	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1538	FER 125 B	American Commercial Lines LLC	544511	4511	Hopper- Owned	[*]
1539	ACBL 3092	American Commercial Lines LLC	584512	4512	Hopper- Owned	[*]
1540	CC 65	American Commercial Lines LLC	594512	4512	Hopper- Owned	[*]
1541	SER 126 B	American Commercial Lines LLC	544512	4512	Hopper- Owned	[*]
1542	ACBL 3093	American Commercial Lines LLC	584513	4513	Hopper- Owned	[*]
1543	ACBL 2071	American Commercial Lines LLC	634514	4514	Hopper- Owned	[*]
1544	ACBL 3094	American Commercial Lines LLC	584514	4514	Hopper- Owned	[*]
1545	ACBL 301	American Commercial Lines LLC	634515	4515	Hopper- Owned	[*]
1546	CC 68	American Commercial Lines LLC	594515	4515	Hopper- Owned	[*]
1547	SER 129 B	American Commercial Lines LLC	544515	4515	Hopper- Owned	[*]
1548	ACBL 302	American Commercial Lines LLC	634516	4516	Hopper- Owned	[*]
1549	SER 130 B	American Commercial Lines LLC	544516	4516	Hopper- Owned	[*]
1550	ACBL 303	American Commercial Lines LLC	634517	4517	Hopper- Owned	[*]
1551	ACBL 304	American Commercial Lines LLC	634518	4518	Hopper- Owned	[*]
1552	ACBL 2074	American Commercial Lines LLC	634519	4519	Hopper- Owned	[*]
1553	SER 133 B	American Commercial Lines LLC	544519	4519	Hopper- Owned	[*]
1554	ACBL 306	American Commercial Lines LLC	634520	4520	Hopper- Owned	[*]
1555	SER 134 B	American Commercial Lines LLC	544520	4520	Hopper- Owned	[*]
1556	ACBL 2072	American Commercial Lines LLC	634521	4521	Hopper- Owned	[*]
1557	ACBL 308	American Commercial Lines LLC	634522	4522	Hopper- Owned	[*]
1558	CC 75	American Commercial Lines LLC	594522	4522	Hopper- Owned	[*]
1559	ACBL 309	American Commercial Lines LLC	634523	4523	Hopper- Owned	[*]
1560	CC 76	American Commercial Lines LLC	594523	4523	Inactive in Use	[*]
1561	SER 138 B	American Commercial Lines LLC	544524	4524	Hopper- Owned	[*]
1562	ACBL 311	American Commercial Lines LLC	634525	4525	Hopper- Owned	[*]
1563	SER 139 B	American Commercial Lines LLC	544525	4525	Inactive in Use	[*]
1564	ACBL 312	American Commercial Lines LLC	634526	4526	Hopper- Owned	[*]
1565	SER 140 B	American Commercial Lines LLC	544526	4526	Inactive in Use	[*]
1566	SER 141 B	American Commercial Lines LLC	544527	4527	Inactive in Use	[*]
1567	ACBL 314	American Commercial Lines LLC	634528	4528	Hopper- Owned	[*]
1568	SER 142	American Commercial Lines LLC	544528	4528	Hopper- Owned	[*]
1569	ACBL 315	American Commercial Lines LLC	634529	4529	Hopper- Owned	[*]
1570	ACBL 316	American Commercial Lines LLC	634530	4530	Hopper- Owned	[*]
1571	SER 148	American Commercial Lines LLC	544534	4534	Hopper- Owned	[*]
1572	SER 149	American Commercial Lines LLC	544535	4535	Hopper- Owned	[*]
1573	ACBL 4076	American Commercial Lines LLC	594563	4563	Inactive in Use	[*]
1574	DEL WILKINS	American Commercial Lines LLC	624582	4582	Boat	[*]
1575	CGB 260B	American Commercial Lines LLC	594588	4588	Hopper- Owned	[*]
1576	W. J. BARTA	American Commercial Lines LLC	554601	4601	Boat	[*]
1577	NORB WHITLOCK ex LILY M. FRIEDMAN	American Commercial Lines LLC	554602	4602	Boat	[*]
1578	DE LA SALLE	American Commercial Lines LLC	614608	4608	Boat	[*]
1579	THRUSTON B. MORTON	American Commercial Lines LLC	594624	4624	Boat	[*]
1580	921	American Commercial Lines LLC	524631	4631	Inactive	[*]
1581	922	American Commercial Lines LLC	524632	4632	Inactive in Use	[*]
1582	TATOR BUG	American Commercial Lines LLC	544649	4649	Boat	[*]
1583	ACBL 4307	American Commercial Lines LLC	624665	4665	Hopper- Owned	[*]
1584	ED	American Commercial Lines LLC	634667	4667	Boat	[*]
1585	ABC 320	American Commercial Lines LLC	594699	4699	Hopper- Owned	[*]
1586	ABC 401B	American Commercial Lines LLC	594700	4700	Hopper- Owned	[*]
1587	ABC 403B	American Commercial Lines LLC	594702	4702	Hopper- Owned	[*]
1588	ABC 404B	American Commercial Lines LLC	594703	4703	Hopper- Owned	[*]
1589	ABC 405B	American Commercial Lines LLC	594704	4704	Hopper- Owned	[*]
1590	ABC 406B	American Commercial Lines LLC	594705	4705	Hopper- Owned	[*]
1591	ABC 407B	American Commercial Lines LLC	594706	4706	Hopper- Owned	[*]
1592	ABC 408B	American Commercial Lines LLC	594707	4707	Hopper- Owned	[*]
1593	ABC 410B	American Commercial Lines LLC	594709	4709	Hopper- Owned	[*]
1594	ABC 412B	American Commercial Lines LLC	594711	4711	Hopper- Owned	[*]
1595	ABC 413B	American Commercial Lines LLC	594712	4712	Hopper- Owned	[*]
1596	ABC 414B	American Commercial Lines LLC	594713	4713	Hopper- Owned	[*]
1597	ABC 416B	American Commercial Lines LLC	594715	4715	Hopper- Owned	[*]
1598	ACBL 1467	American Commercial Lines LLC	974717	4717	Hopper- Owned	[*]
1599	ABC 420B	American Commercial Lines LLC	594719	4719	Hopper- Owned	[*]
1600	ACBL 1469	American Commercial Lines LLC	974719	4719	Hopper- Owned	[*]
1601	ABC 421B	American Commercial Lines LLC	594720	4720	Hopper- Owned	[*]
1602	ABC 422B	American Commercial Lines LLC	594721	4721	Hopper- Owned	[*]
1603	ACBL 1471	American Commercial Lines LLC	974721	4721	Hopper- Owned	[*]
1604	ABC 423B	American Commercial Lines LLC	594722	4722	Hopper- Owned	[*]
1605	ABC 424B	American Commercial Lines LLC	594723	4723	Hopper- Owned	[*]
1606	ABC 426B	American Commercial Lines LLC	594725	4725	Hopper- Owned	[*]
1607	ABC 427B	American Commercial Lines LLC	594726	4726	Hopper- Owned	[*]
1608	ABC 428B	American Commercial Lines LLC	594727	4727	Hopper- Owned	[*]
1609	ACBL 4331	American Commercial Lines LLC	614727	4727	Hopper- Owned	[*]
1610	ACBL 4334	American Commercial Lines LLC	614728	4728	Hopper- Owned	[*]
1611	ACBL 4335	American Commercial Lines LLC	614729	4729	Hopper- Owned	[*]
1612	CHEM 90	American Commercial Lines LLC	514788	4788	Jumbo	[*]
1613	CHEM 91	American Commercial Lines LLC	514789	4789	Jumbo	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1614	910	American Commercial Lines LLC	504804	4804	Inactive in Use	[*]
1615	JACK D. WOFFORD	American Commercial Lines LLC	504813	4813	Boat	[*]
1616	ACBL 1405	American Commercial Lines LLC	634843	4843	Hopper- Owned	[*]
1617	ACBL 1408	American Commercial Lines LLC	634846	4846	Hopper- Owned	[*]
1618	ACBL 1409	American Commercial Lines LLC	634847	4847	Hopper- Owned	[*]
1619	ACBL 1410	American Commercial Lines LLC	634848	4848	Hopper- Owned	[*]
1620	ACBL 1411	American Commercial Lines LLC	634849	4849	Hopper- Owned	[*]
1621	ACBL 1412	American Commercial Lines LLC	634850	4850	Hopper- Owned	[*]
1622	ACBL 1414	American Commercial Lines LLC	634852	4852	Hopper- Owned	[*]
1623	ACBL 4350	American Commercial Lines LLC	624891	4891	Hopper- Owned	[*]
1624	WILLIAM L. KLUNK	American Commercial Lines LLC	504892	4892	Boat	[*]
1625	TTBL 4108	American Commercial Lines LLC	634948	4948	Hopper- Owned	[*]
1626	TTBL 4110	American Commercial Lines LLC	634950	4950	Hopper- Owned	[*]
1627	TTBL 4111	American Commercial Lines LLC	634951	4951	Hopper- Owned	[*]
1628	TTBL 4112	American Commercial Lines LLC	634952	4952	Hopper- Owned	[*]
1629	TTBL 4113	American Commercial Lines LLC	634953	4953	Hopper- Owned	[*]
1630	TTBL 4114	American Commercial Lines LLC	634954	4954	Hopper- Owned	[*]
1631	TTBL 4109	American Commercial Lines LLC	634955	4955	Hopper- Owned	[*]
1632	TTBL 4116	American Commercial Lines LLC	634956	4956	Hopper- Owned	[*]
1633	TTBL 4117	American Commercial Lines LLC	634957	4957	Hopper- Owned	[*]
1634	TTBL 4118	American Commercial Lines LLC	634958	4958	Hopper- Owned	[*]
1635	TTBL 4115	American Commercial Lines LLC	634960	4960	Hopper- Owned	[*]
1636	CGB 121	American Commercial Lines LLC	604996	4996	Hopper- Owned	[*]
1637	NORMANIA	American Commercial Lines LLC	545007	5007	Boat	[*]
1638	ACL 99003	American Commercial Lines LLC	1075105	5015	Hopper- Owned	[*]
1639	SCNO 8001	American Commercial Lines LLC	615015	5015	Hopper- Owned	[*]
1640	SCNO 8002	American Commercial Lines LLC	615016	5016	Hopper- Owned	[*]
1641	SCNO 8003	American Commercial Lines LLC	615017	5017	Hopper- Owned	[*]
1642	SCNO 8004	American Commercial Lines LLC	615018	5018	Hopper- Owned	[*]
1643	SCNO 8005	American Commercial Lines LLC	615019	5019	Hopper- Owned	[*]
1644	SCNO 8006	American Commercial Lines LLC	615020	5020	Hopper- Owned	[*]
1645	SCNO 8007	American Commercial Lines LLC	615021	5021	Hopper- Owned	[*]
1646	SCNO 8008	American Commercial Lines LLC	615022	5022	Hopper- Owned	[*]
1647	SCNO 8009	American Commercial Lines LLC	615023	5023	Hopper- Owned	[*]
1648	SCNO 8010	American Commercial Lines LLC	615024	5024	Hopper- Owned	[*]
1649	SCNO 8011	American Commercial Lines LLC	615025	5025	Hopper- Owned	[*]
1650	SCNO 8012	American Commercial Lines LLC	615026	5026	Hopper- Owned	[*]
1651	SCNO 8013	American Commercial Lines LLC	615027	5027	Hopper- Owned	[*]
1652	SCNO 8014	American Commercial Lines LLC	615028	5028	Hopper- Owned	[*]
1653	SCNO 8015	American Commercial Lines LLC	615029	5029	Inactive in Use	[*]
1654	SCNO 8016	American Commercial Lines LLC	615030	5030	Hopper- Owned	[*]
1655	SCNO 8018	American Commercial Lines LLC	615032	5032	Hopper- Owned	[*]
1656	SCNO 8019	American Commercial Lines LLC	615033	5033	Hopper- Owned	[*]
1657	SCNO 8020	American Commercial Lines LLC	615034	5034	Hopper- Owned	[*]
1658	SCNO 8021	American Commercial Lines LLC	615035	5035	Hopper- Owned	[*]
1659	SCNO 8022	American Commercial Lines LLC	615036	5036	Hopper- Owned	[*]
1660	SCNO 8023	American Commercial Lines LLC	615037	5037	Hopper- Owned	[*]
1661	SCNO 8024	American Commercial Lines LLC	615038	5038	Hopper- Owned	[*]
1662	SCNO 8025	American Commercial Lines LLC	615039	5039	Hopper- Owned	[*]
1663	SCNO 8026	American Commercial Lines LLC	615040	5040	Hopper- Owned	[*]
1664	SCNO 8027	American Commercial Lines LLC	615041	5041	Hopper- Owned	[*]
1665	SCNO 8028	American Commercial Lines LLC	615042	5042	Hopper- Owned	[*]
1666	SCNO 8030	American Commercial Lines LLC	615044	5044	Hopper- Owned	[*]
1667	SCNO 8031	American Commercial Lines LLC	615045	5045	Hopper- Owned	[*]
1668	ACBL 4357	American Commercial Lines LLC	595046	5046	Hopper- Owned	[*]
1669	SCNO 8032	American Commercial Lines LLC	615046	5046	Hopper- Owned	[*]
1670	SCNO 8033	American Commercial Lines LLC	615047	5047	Hopper- Owned	[*]
1671	SCNO 8034	American Commercial Lines LLC	615048	5048	Hopper- Owned	[*]
1672	SCNO 8035	American Commercial Lines LLC	615049	5049	Hopper- Owned	[*]
1673	SCNO 8037	American Commercial Lines LLC	615051	5051	Hopper- Owned	[*]
1674	SCNO 8038	American Commercial Lines LLC	615052	5052	Hopper- Owned	[*]
1675	SCNO 8039	American Commercial Lines LLC	615053	5053	Hopper- Owned	[*]
1676	SCNO 8041	American Commercial Lines LLC	615055	5055	Hopper- Owned	[*]
1677	SCNO 8042	American Commercial Lines LLC	615056	5056	Hopper- Owned	[*]
1678	SCNO 8043	American Commercial Lines LLC	615057	5057	Hopper- Owned	[*]
1679	SCNO 8044	American Commercial Lines LLC	615058	5058	Hopper- Owned	[*]
1680	SCNO 8045	American Commercial Lines LLC	615059	5059	Hopper- Owned	[*]
1681	SCNO 8046	American Commercial Lines LLC	615060	5060	Hopper- Owned	[*]
1682	SCNO 8047	American Commercial Lines LLC	615061	5061	Hopper- Owned	[*]
1683	SCNO 8048	American Commercial Lines LLC	615062	5062	Hopper- Owned	[*]
1684	SCNO 8049	American Commercial Lines LLC	615063	5063	Hopper- Owned	[*]
1685	SCNO 8050	American Commercial Lines LLC	615064	5064	Hopper- Owned	[*]
1686	DM 1285	American Commercial Lines LLC	555074	5074	Inactive in Use	[*]
1687	HINES 428	American Commercial Lines LLC	595095	5095	Oversized	[*]
1688	ACL 99000	American Commercial Lines LLC	1075101	5101	Hopper- Owned	[*]
1689	ACL 99001	American Commercial Lines LLC	1075103	5103	Hopper- Owned	[*]
1690	ACL 99002	American Commercial Lines LLC	1075104	5104	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1691	ACL 99004	American Commercial Lines LLC	1075106	5106	Hopper- Owned	[*]
1692	ACL 99005	American Commercial Lines LLC	1075108	5108	Hopper- Owned	[*]
1693	CHEM 100	American Commercial Lines LLC	555108	5108	Non-COI	[*]
1694	ACL 99006	American Commercial Lines LLC	1075109	5109	Hopper- Owned	[*]
1695	CHEM 101	American Commercial Lines LLC	555109	5109	Inactive in Use	[*]
1696	DM 974	American Commercial Lines LLC	595109	5109	Jumbo	[*]
1697	CHEM 102	American Commercial Lines LLC	555110	5110	Inactive in Use	[*]
1698	CHEM 103	American Commercial Lines LLC	555111	5111	Inactive in Use	[*]
1699	ACL 99007	American Commercial Lines LLC	1075112	5112	Hopper- Owned	[*]
1700	CHEM 104	American Commercial Lines LLC	555112	5112	Inactive	[*]
1701	ACL 99008	American Commercial Lines LLC	1075113	5113	Hopper- Owned	[*]
1702	CHEM 105	American Commercial Lines LLC	555113	5113	Jumbo	[*]
1703	ACL 99009	American Commercial Lines LLC	1075114	5114	Hopper- Owned	[*]
1704	CHEM 107	American Commercial Lines LLC	555115	5115	Jumbo	[*]
1705	CHEM 108	American Commercial Lines LLC	555116	5116	Jumbo	[*]
1706	CHEM 109	American Commercial Lines LLC	555117	5117	Inactive in Use	[*]
1707	ACBL 3275	American Commercial Lines LLC	965123	5123	Hopper- Owned	[*]
1708	ACBL 3276	American Commercial Lines LLC	965124	5124	Hopper- Owned	[*]
1709	ACBL 3277	American Commercial Lines LLC	965125	5125	Hopper- Owned	[*]
1710	CHEM 266	American Commercial Lines LLC	1085125	5125	Jumbo	[*]
1711	ACBL 3278	American Commercial Lines LLC	965126	5126	Hopper- Owned	[*]
1712	CHEM 267	American Commercial Lines LLC	1085126	5126	Jumbo	[*]
1713	ACBL 3279	American Commercial Lines LLC	965127	5127	Hopper- Owned	[*]
1714	ACBL 3280	American Commercial Lines LLC	965128	5128	Hopper- Owned	[*]
1715	ACBL 3282	American Commercial Lines LLC	965130	5130	Hopper- Owned	[*]
1716	ACBL 3283	American Commercial Lines LLC	965131	5131	Hopper- Owned	[*]
1717	ACBL 3284	American Commercial Lines LLC	965132	5132	Hopper- Owned	[*]
1718	CHEM 268	American Commercial Lines LLC	1085133	5133	Jumbo	[*]
1719	ACBL 3286	American Commercial Lines LLC	965134	5134	Hopper- Owned	[*]
1720	CHEM 269	American Commercial Lines LLC	1085134	5134	Jumbo	[*]
1721	ACBL 3287	American Commercial Lines LLC	965135	5135	Hopper- Owned	[*]
1722	ACBL 3291	American Commercial Lines LLC	965138	5138	Hopper- Owned	[*]
1723	ACBL 3292	American Commercial Lines LLC	965140	5140	Hopper- Owned	[*]
1724	ACBL 3295	American Commercial Lines LLC	965143	5143	Hopper- Owned	[*]
1725	ACBL 3296	American Commercial Lines LLC	965144	5144	Hopper- Owned	[*]
1726	ACBL 3297	American Commercial Lines LLC	965145	5145	Hopper- Owned	[*]
1727	ACBL 3299	American Commercial Lines LLC	965147	5147	Hopper- Owned	[*]
1728	ACBL 3302	American Commercial Lines LLC	965150	5150	Hopper- Owned	[*]
1729	ACBL 3303	American Commercial Lines LLC	965151	5151	Hopper- Owned	[*]
1730	ACBL 3304	American Commercial Lines LLC	965152	5152	Hopper- Owned	[*]
1731	HARRY M. MACK	American Commercial Lines LLC	565154	5154	Boat	[*]
1732	SUE ELLEN	American Commercial Lines LLC	615166	5166	Boat	[*]
1733	ACBL 4073	American Commercial Lines LLC	615230	5230	Inactive in Use	[*]
1734	D.O. DONHAM	American Commercial Lines LLC	575251	5251	Boat	[*]
1735	HINES 435B	American Commercial Lines LLC	955272	5272	Oversized	[*]
1736	HINES 423B	American Commercial Lines LLC	955273	5273	Oversized	[*]
1737	HINES 442	American Commercial Lines LLC	955274	5274	Oversized	[*]
1738	HINES 440	American Commercial Lines LLC	955275	5275	Oversized	[*]
1739	ACBL 2871	American Commercial Lines LLC	555278	5278	Hopper- Owned	[*]
1740	AGS 0974	American Commercial Lines LLC	615286	5286	Hopper- Owned	[*]
1741	ACBL 2880	American Commercial Lines LLC	555287	5287	Inactive in Use	[*]
1742	DORIS MCKINNEY	American Commercial Lines LLC	545297	5297	Boat	[*]
1743	ACBL 2892	American Commercial Lines LLC	565396	5396	Inactive in Use	[*]
1744	ACBL 2893	American Commercial Lines LLC	565397	5397	Hopper- Owned	[*]
1745	ACBL 2894	American Commercial Lines LLC	565398	5398	Hopper- Owned	[*]
1746	ACBL 2895	American Commercial Lines LLC	565399	5399	Inactive in Use	[*]
1747	ACBL 2898	American Commercial Lines LLC	565402	5402	Inactive in Use	[*]
1748	ACBL 2899	American Commercial Lines LLC	565403	5403	Hopper- Owned	[*]
1749	944	American Commercial Lines LLC	555404	5404	Jumbo	[*]
1750	945	American Commercial Lines LLC	555405	5405	Jumbo	[*]
1751	946	American Commercial Lines LLC	555406	5406	Jumbo	[*]
1752	947	American Commercial Lines LLC	555407	5407	Jumbo	[*]
1753	948	American Commercial Lines LLC	555408	5408	Jumbo	[*]
1754	ACBL 2904	American Commercial Lines LLC	565408	5408	Hopper- Owned	[*]
1755	949	American Commercial Lines LLC	555409	5409	Jumbo	[*]
1756	950	American Commercial Lines LLC	555410	5410	Jumbo	[*]
1757	ACBL 2906	American Commercial Lines LLC	565410	5410	Inactive in Use	[*]
1758	951	American Commercial Lines LLC	555411	5411	Jumbo	[*]
1759	952	American Commercial Lines LLC	555412	5412	Inactive	[*]
1760	ACBL 2908	American Commercial Lines LLC	565412	5412	Inactive in Use	[*]
1761	953	American Commercial Lines LLC	555413	5413	Jumbo	[*]
1762	ACBL 2909	American Commercial Lines LLC	565413	5413	Inactive in Use	[*]
1763	ACBL 2910	American Commercial Lines LLC	565414	5414	Hopper- Owned	[*]
1764	ACBL 2943	American Commercial Lines LLC	575463	5463	Hopper- Owned	[*]
1765	ACBL 2944	American Commercial Lines LLC	575464	5464	Inactive in Use	[*]
1766	ACBL 2945	American Commercial Lines LLC	575465	5465	Hopper- Owned	[*]
1767	1402	American Commercial Lines LLC	295467	5467	Inactive in Use	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1768	ACBL 2678	American Commercial Lines LLC	515468	5468	Inactive in Use	[*]
1769	ACBL 2948	American Commercial Lines LLC	575468	5468	Hopper- Owned	[*]
1770	ACBL 2949	American Commercial Lines LLC	575469	5469	Hopper- Owned	[*]
1771	ACBL 2684	American Commercial Lines LLC	515474	5474	Inactive in Use	[*]
1772	ACBL 2954	American Commercial Lines LLC	575474	5474	Hopper- Owned	[*]
1773	ACBL 2958	American Commercial Lines LLC	575478	5478	Hopper- Owned	[*]
1774	ACBL 2959	American Commercial Lines LLC	575479	5479	Hopper- Owned	[*]
1775	ACBL 2961	American Commercial Lines LLC	575481	5481	Hopper- Owned	[*]
1776	ACBL 2966	American Commercial Lines LLC	575486	5486	Hopper- Owned	[*]
1777	ORLEANIAN	American Commercial Lines LLC	535492	5492	Boat	[*]
1778	VLX 7357	American Commercial Lines LLC	545517	5517	Inactive	[*]
1779	VLX 7358	American Commercial Lines LLC	545518	5518	Inactive in Use	[*]
1780	VLX 7360	American Commercial Lines LLC	545520	5520	Inactive in Use	[*]
1781	CHEM 186	American Commercial Lines LLC	1075531	5531	Jumbo	[*]
1782	ACBL 2762	American Commercial Lines LLC	535532	5532	Inactive in Use	[*]
1783	CHEM 187	American Commercial Lines LLC	1075532	5532	Jumbo	[*]
1784	VLX 7373	American Commercial Lines LLC	545533	5533	Inactive in Use	[*]
1785	ACBL 2764	American Commercial Lines LLC	535534	5534	Inactive in Use	[*]
1786	ACBL 2765	American Commercial Lines LLC	535535	5535	Inactive in Use	[*]
1787	ACBL 2770	American Commercial Lines LLC	535540	5540	Inactive in Use	[*]
1788	VLBX 7381	American Commercial Lines LLC	545541	5541	Inactive in Use	[*]
1789	ACBL 2773	American Commercial Lines LLC	535543	5543	Inactive in Use	[*]
1790	VLBX 7384	American Commercial Lines LLC	545544	5544	Inactive in Use	[*]
1791	VLBX 7385	American Commercial Lines LLC	545545	5545	Hopper- Owned	[*]
1792	VLBX 7387	American Commercial Lines LLC	545547	5547	Hopper- Owned	[*]
1793	VLBX 7388	American Commercial Lines LLC	545548	5548	Hopper- Owned	[*]
1794	VLBX 7389	American Commercial Lines LLC	545549	5549	Hopper- Owned	[*]
1795	VLBX 7391	American Commercial Lines LLC	545551	5551	Inactive in Use	[*]
1796	VLBX 7393	American Commercial Lines LLC	545553	5553	Inactive in Use	[*]
1797	VLBX 7394	American Commercial Lines LLC	545554	5554	Inactive in Use	[*]
1798	VLBX 7396	American Commercial Lines LLC	545556	5556	Hopper- Owned	[*]
1799	RF 501 B	American Commercial Lines LLC	585567	5567	Inactive in Use	[*]
1800	H 128B	American Commercial Lines LLC	585570	5570	Hopper- Owned	[*]
1801	H 131 B	American Commercial Lines LLC	585573	5573	Inactive in Use	[*]
1802	913	American Commercial Lines LLC	515575	5575	Jumbo	[*]
1803	H 134 B	American Commercial Lines LLC	585576	5576	Hopper- Owned	[*]
1804	TENNESSEE MERCHANT	American Commercial Lines LLC	685581	5581	Boat	[*]
1805	CHEM 264	American Commercial Lines LLC	1075610	5610	Jumbo	[*]
1806	CHEM 265	American Commercial Lines LLC	1075611	5611	Jumbo	[*]
1807	CHEM 177	American Commercial Lines LLC	1055619	5619	Jumbo	[*]
1808	HINES 438	American Commercial Lines LLC	675628	5628	Oversized	[*]
1809	ACBL 1310	American Commercial Lines LLC	545680	5680	Hopper- Owned	[*]
1810	ACBL 1313	American Commercial Lines LLC	545683	5683	Inactive in Use	[*]
1811	ACBL 1315	American Commercial Lines LLC	545685	5685	Inactive in Use	[*]
1812	ACBL 1320	American Commercial Lines LLC	545690	5690	Inactive in Use	[*]
1813	ACBL 1323	American Commercial Lines LLC	545693	5693	Inactive in Use	[*]
1814	ACBL 1326	American Commercial Lines LLC	545696	5696	Inactive in Use	[*]
1815	ACBL 1328	American Commercial Lines LLC	545698	5698	Inactive in Use	[*]
1816	ACBL 1330	American Commercial Lines LLC	545700	5700	Inactive in Use	[*]
1817	ACBL 4328	American Commercial Lines LLC	605701	5701	Hopper- Owned	[*]
1818	ACBL 1332	American Commercial Lines LLC	545702	5702	Inactive in Use	[*]
1819	CHEM 40	American Commercial Lines LLC	295716	5716	Inactive in Use	[*]
1820	ACBL 1742	American Commercial Lines LLC	535752	5752	Inactive in Use	[*]
1821	ACBL 1748	American Commercial Lines LLC	535758	5758	Inactive in Use	[*]
1822	ACBL 1753	American Commercial Lines LLC	535763	5763	Inactive in Use	[*]
1823	ACBL 1754	American Commercial Lines LLC	535764	5764	Inactive in Use	[*]
1824	ACBL 4146	American Commercial Lines LLC	605768	5768	Hopper- Owned	[*]
1825	VLB 7050	American Commercial Lines LLC	525770	5770	Inactive in Use	[*]
1826	ACBL 1762	American Commercial Lines LLC	535772	5772	Inactive in Use	[*]
1827	VLB 7052	American Commercial Lines LLC	525772	5772	Inactive in Use	[*]
1828	NMS NO. 1402	American Commercial Lines LLC	545773	5773	Jumbo	[*]
1829	CHARLES M	American Commercial Lines LLC	625777	5777	Boat	[*]
1830	VLB 7061	American Commercial Lines LLC	525781	5781	Inactive in Use	[*]
1831	VLB 7063	American Commercial Lines LLC	525783	5783	Inactive in Use	[*]
1832	VLB 7069	American Commercial Lines LLC	525789	5789	Inactive in Use	[*]
1833	VL 7601	American Commercial Lines LLC	575791	5791	Inactive in Use	[*]
1834	VL 7617	American Commercial Lines LLC	575808	5808	Hopper- Owned	[*]
1835	CHEM 135	American Commercial Lines LLC	615836	5836	Jumbo	[*]
1836	ACBL 4249	American Commercial Lines LLC	585842	5842	Inactive in Use	[*]
1837	CHEM 225	American Commercial Lines LLC	655924	5924	Jumbo	[*]
1838	CHEM 226	American Commercial Lines LLC	655925	5925	Jumbo	[*]
1839	CHEM 227	American Commercial Lines LLC	655926	5926	Jumbo	[*]
1840	CHEM 228	American Commercial Lines LLC	655927	5927	Jumbo	[*]
1841	CHEM 229	American Commercial Lines LLC	655928	5928	Jumbo	[*]
1842	CHEM 230	American Commercial Lines LLC	655929	5929	Jumbo	[*]
1843	CHEM 231	American Commercial Lines LLC	655930	5930	Jumbo	[*]
1844	CHEM 232	American Commercial Lines LLC	655931	5931	Jumbo	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1845	CHEM 233	American Commercial Lines LLC	655932	5932	Jumbo	[*]
1846	CHEM 234	American Commercial Lines LLC	655933	5933	Jumbo	[*]
1847	CHEM 235	American Commercial Lines LLC	655934	5934	Jumbo	[*]
1848	CHEM 236	American Commercial Lines LLC	655935	5935	Jumbo	[*]
1849	CHEM 237	American Commercial Lines LLC	655936	5936	Jumbo	[*]
1850	CHEM 238	American Commercial Lines LLC	655937	5937	Jumbo	[*]
1851	CHEM 239	American Commercial Lines LLC	655938	5938	Jumbo	[*]
1852	FRANK RADER	American Commercial Lines LLC	535940	5940	Boat	[*]
1853	WTT 401B	American Commercial Lines LLC	635959	5959	Hopper- Owned	[*]
1854	WTT 402B	American Commercial Lines LLC	635960	5960	Hopper- Owned	[*]
1855	WTT 403B	American Commercial Lines LLC	635961	5961	Hopper- Owned	[*]
1856	WTT 404B	American Commercial Lines LLC	635962	5962	Hopper- Owned	[*]
1857	WTT 405B	American Commercial Lines LLC	635963	5963	Hopper- Owned	[*]
1858	WTT 406B	American Commercial Lines LLC	635964	5964	Hopper- Owned	[*]
1859	NMS NO. 1450	American Commercial Lines LLC	545965	5965	Jumbo	[*]
1860	WTT 407B	American Commercial Lines LLC	635965	5965	Hopper- Owned	[*]
1861	NMS NO. 1451	American Commercial Lines LLC	545966	5966	Jumbo	[*]
1862	WTT 408B	American Commercial Lines LLC	635966	5966	Hopper- Owned	[*]
1863	N.M.S. No. 1452	American Commercial Lines LLC	545967	5967	Inactive	[*]
1864	WTT 409B	American Commercial Lines LLC	635967	5967	Hopper- Owned	[*]
1865	WTT 410B	American Commercial Lines LLC	635968	5968	Hopper- Owned	[*]
1866	WTT 411B	American Commercial Lines LLC	635969	5969	Hopper- Owned	[*]
1867	WTT 412B	American Commercial Lines LLC	635970	5970	Hopper- Owned	[*]
1868	WTT 413B	American Commercial Lines LLC	635971	5971	Hopper- Owned	[*]
1869	WTT 414B	American Commercial Lines LLC	635972	5972	Hopper- Owned	[*]
1870	WTT 415B	American Commercial Lines LLC	635973	5973	Hopper- Owned	[*]
1871	WTT 416B	American Commercial Lines LLC	635974	5974	Hopper- Owned	[*]
1872	WTT 417B	American Commercial Lines LLC	635975	5975	Hopper- Owned	[*]
1873	CHERYL DOBARD	American Commercial Lines LLC	555976	5976	Boat	[*]
1874	WTT 418B	American Commercial Lines LLC	635976	5976	Hopper- Owned	[*]
1875	WTT 419B	American Commercial Lines LLC	635977	5977	Hopper- Owned	[*]
1876	WTT 420B	American Commercial Lines LLC	635978	5978	Hopper- Owned	[*]
1877	WTT 421B	American Commercial Lines LLC	635979	5979	Hopper- Owned	[*]
1878	WTT 422B	American Commercial Lines LLC	635980	5980	Hopper- Owned	[*]
1879	WTT 423B	American Commercial Lines LLC	635981	5981	Hopper- Owned	[*]
1880	WTT 424B	American Commercial Lines LLC	635982	5982	Hopper- Owned	[*]
1881	WTT 425B	American Commercial Lines LLC	635983	5983	Hopper- Owned	[*]
1882	ACBL 2033	American Commercial Lines LLC	595986	5986	Hopper- Owned	[*]
1883	ACBL 2034	American Commercial Lines LLC	595987	5987	Hopper- Owned	[*]
1884	ACBL 2039	American Commercial Lines LLC	595992	5992	Hopper- Owned	[*]
1885	ACBL 2040	American Commercial Lines LLC	595993	5993	Hopper- Owned	[*]
1886	ACBL 2041	American Commercial Lines LLC	595994	5994	Hopper- Owned	[*]
1887	ACBL 2044	American Commercial Lines LLC	595997	5997	Hopper- Owned	[*]
1888	ACBL 2045	American Commercial Lines LLC	595998	5998	Hopper- Owned	[*]
1889	ACBL 2047	American Commercial Lines LLC	596000	6000	Hopper- Owned	[*]
1890	ACBL 2048	American Commercial Lines LLC	596001	6001	Hopper- Owned	[*]
1891	ACBL 2051	American Commercial Lines LLC	596004	6004	Hopper- Owned	[*]
1892	ACBL 2052	American Commercial Lines LLC	596005	6005	Hopper- Owned	[*]
1893	ACBL 2055	American Commercial Lines LLC	596008	6008	Hopper- Owned	[*]
1894	ACBL 2056	American Commercial Lines LLC	596009	6009	Hopper- Owned	[*]
1895	ACBL 2058	American Commercial Lines LLC	596011	6011	Hopper- Owned	[*]
1896	ACBL 2059	American Commercial Lines LLC	596012	6012	Hopper- Owned	[*]
1897	ACBL 2061	American Commercial Lines LLC	596014	6014	Hopper- Owned	[*]
1898	ACBL 2068	American Commercial Lines LLC	596021	6021	Hopper- Owned	[*]
1899	928	American Commercial Lines LLC	546054	6054	Inactive in Use	[*]
1900	930	American Commercial Lines LLC	546056	6056	Jumbo	[*]
1901	932	American Commercial Lines LLC	546058	6058	Jumbo	[*]
1902	CHEM 60	American Commercial Lines LLC	296070	6070	Inactive in Use	[*]
1903	MAC 238 B	American Commercial Lines LLC	626080	6080	Hopper- Owned	[*]
1904	MAC 240 B	American Commercial Lines LLC	626082	6082	Hopper- Owned	[*]
1905	CHEM 273	American Commercial Lines LLC	1086090	6090	Jumbo	[*]
1906	CHEM 272	American Commercial Lines LLC	1086091	6091	Jumbo	[*]
1907	CHEM 271	American Commercial Lines LLC	1086092	6092	Jumbo	[*]
1908	CHEM 270	American Commercial Lines LLC	1086093	6093	Jumbo	[*]
1909	GENE HERDE	American Commercial Lines LLC	576108	6108	Boat	[*]
1910	CHEM 167	American Commercial Lines LLC	1026139	6139	Jumbo	[*]
1911	CHEM 168	American Commercial Lines LLC	1026140	6140	Jumbo	[*]
1912	CHEM 169	American Commercial Lines LLC	1026141	6141	Jumbo	[*]
1913	CHEM 170	American Commercial Lines LLC	1026142	6142	Jumbo	[*]
1914	CHEM 171	American Commercial Lines LLC	1026143	6143	Jumbo	[*]
1915	CHEM 62	American Commercial Lines LLC	296172	6172	Inactive	[*]
1916	ACBL 1276	American Commercial Lines LLC	536206	6206	Inactive in Use	[*]
1917	ACBL 1277	American Commercial Lines LLC	536207	6207	Inactive in Use	[*]
1918	ACBL 1284	American Commercial Lines LLC	536214	6214	Inactive in Use	[*]
1919	ACBL 1294	American Commercial Lines LLC	536224	6224	Inactive in Use	[*]
1920	ACBL 1298	American Commercial Lines LLC	536228	6228	Inactive in Use	[*]
1921	ACBL 1300	American Commercial Lines LLC	536230	6230	Inactive in Use	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1922	TANYA MCKINNEY	American Commercial Lines LLC	626240	6240	Boat	[*]
1923	HUGH C. BLASKE	American Commercial Lines LLC	296245	6245	Boat	[*]
1924	DM 957	American Commercial Lines LLC	586292	6292	Inactive in Use	[*]
1925	915	American Commercial Lines LLC	516306	6306	Jumbo	[*]
1926	918	American Commercial Lines LLC	516309	6309	Inactive in Use	[*]
1927	919	American Commercial Lines LLC	516310	6310	Inactive in Use	[*]
1928	TTM 1B	American Commercial Lines LLC	996313	6313	Hopper- Owned	[*]
1929	TMR 2B	American Commercial Lines LLC	996314	6314	Hopper- Owned	[*]
1930	STS 3B	American Commercial Lines LLC	996315	6315	Hopper- Owned	[*]
1931	JCS 4B	American Commercial Lines LLC	996316	6316	Hopper- Owned	[*]
1932	WRF 5B	American Commercial Lines LLC	996317	6317	Hopper- Owned	[*]
1933	TCP 6B	American Commercial Lines LLC	996318	6318	Hopper- Owned	[*]
1934	SGN 7B	American Commercial Lines LLC	996319	6319	Hopper- Owned	[*]
1935	TMT 8B	American Commercial Lines LLC	996320	6320	Hopper- Owned	[*]
1936	JPJ 9B	American Commercial Lines LLC	996321	6321	Hopper- Owned	[*]
1937	JPW 10B	American Commercial Lines LLC	996322	6322	Hopper- Owned	[*]
1938	SCNO 1309	American Commercial Lines LLC	506322	6322	Jumbo	[*]
1939	SCNO 1310	American Commercial Lines LLC	506323	6323	Jumbo	[*]
1940	WCRS 11B	American Commercial Lines LLC	996323	6323	Hopper- Owned	[*]
1941	RTS 12B	American Commercial Lines LLC	996324	6324	Hopper- Owned	[*]
1942	SCNO 1311	American Commercial Lines LLC	506324	6324	Jumbo	[*]
1943	PMS 13B	American Commercial Lines LLC	996325	6325	Hopper- Owned	[*]
1944	MMC 14B	American Commercial Lines LLC	996326	6326	Hopper- Owned	[*]
1945	RJC 15B	American Commercial Lines LLC	996327	6327	Hopper- Owned	[*]
1946	DM 976	American Commercial Lines LLC	586335	6335	Jumbo	[*]
1947	H 107 B	American Commercial Lines LLC	576372	6372	Inactive in Use	[*]
1948	ACBL 4077	American Commercial Lines LLC	576377	6377	Hopper- Owned	[*]
1949	CELESTE MCKINNEY	American Commercial Lines LLC	566405	6405	Boat	[*]
1950	ACBL 1252	American Commercial Lines LLC	516410	6410	Inactive in Use	[*]
1951	2602	American Commercial Lines LLC	506419	6419	Jumbo	[*]
1952	2603	American Commercial Lines LLC	506420	6420	Jumbo	[*]
1953	2604	American Commercial Lines LLC	506421	6421	Inactive in Use	[*]
1954	2606	American Commercial Lines LLC	506423	6423	Inactive in Use	[*]
1955	2607	American Commercial Lines LLC	506424	6424	Inactive in Use	[*]
1956	2609	American Commercial Lines LLC	506426	6426	Inactive in Use	[*]
1957	2610	American Commercial Lines LLC	506427	6427	Jumbo	[*]
1958	HINES 405B	American Commercial Lines LLC	606435	6435	Oversized	[*]
1959	ACBL 2887	American Commercial Lines LLC	556479	6479	Inactive in Use	[*]
1960	ACBL 2888	American Commercial Lines LLC	556480	6480	Inactive in Use	[*]
1961	SER 301	American Commercial Lines LLC	556484	6484	Hopper- Owned	[*]
1962	SER 302	American Commercial Lines LLC	556485	6485	Hopper- Owned	[*]
1963	CHEM 136	American Commercial Lines LLC	616490	6490	Jumbo	[*]
1964	CHEM 137	American Commercial Lines LLC	616491	6491	Jumbo	[*]
1965	N.M.S. NO. 1476	American Commercial Lines LLC	596543	6543	Inactive in Use	[*]
1966	BUTCH BARRAS	American Commercial Lines LLC	646544	6544	Boat	[*]
1967	MAC 620	American Commercial Lines LLC	626583	6583	Hopper- Owned	[*]
1968	ACBL 1850	American Commercial Lines LLC	606600	6600	Hopper- Owned	[*]
1969	ACBL 1851	American Commercial Lines LLC	606601	6601	Hopper- Owned	[*]
1970	ACBL 1852	American Commercial Lines LLC	606602	6602	Hopper- Owned	[*]
1971	MSJ 16B	American Commercial Lines LLC	996602	6602	Hopper- Owned	[*]
1972	ACBL 1853	American Commercial Lines LLC	606603	6603	Hopper- Owned	[*]
1973	MSW 17B	American Commercial Lines LLC	996603	6603	Hopper- Owned	[*]
1974	ACBL 1854	American Commercial Lines LLC	606604	6604	Hopper- Owned	[*]
1975	ESN 18B	American Commercial Lines LLC	996604	6604	Hopper- Owned	[*]
1976	ACBL 1855	American Commercial Lines LLC	606605	6605	Hopper- Owned	[*]
1977	GAM 19B	American Commercial Lines LLC	996605	6605	Hopper- Owned	[*]
1978	ACBL 1856	American Commercial Lines LLC	606606	6606	Hopper- Owned	[*]
1979	GML 20B	American Commercial Lines LLC	996606	6606	Hopper- Owned	[*]
1980	ACBL 1857	American Commercial Lines LLC	606607	6607	Hopper- Owned	[*]
1981	REF 21B	American Commercial Lines LLC	996607	6607	Hopper- Owned	[*]
1982	ACBL 1858	American Commercial Lines LLC	606608	6608	Hopper- Owned	[*]
1983	TFM 22B	American Commercial Lines LLC	996608	6608	Hopper- Owned	[*]
1984	ACBL 1859	American Commercial Lines LLC	606609	6609	Hopper- Owned	[*]
1985	GOIU 23B	American Commercial Lines LLC	996609	6609	Hopper- Owned	[*]
1986	ACBL 3225	American Commercial Lines LLC	606610	6610	Hopper- Owned	[*]
1987	MOM 24B	American Commercial Lines LLC	996610	6610	Hopper- Owned	[*]
1988	ACBL 3226	American Commercial Lines LLC	606611	6611	Hopper- Owned	[*]
1989	EJM 25B	American Commercial Lines LLC	996611	6611	Hopper- Owned	[*]
1990	ACBL 3227	American Commercial Lines LLC	606612	6612	Hopper- Owned	[*]
1991	COB 26B	American Commercial Lines LLC	996612	6612	Hopper- Owned	[*]
1992	ACBL 3228	American Commercial Lines LLC	606613	6613	Hopper- Owned	[*]
1993	TJM 27B	American Commercial Lines LLC	996613	6613	Hopper- Owned	[*]
1994	ACBL 3229	American Commercial Lines LLC	606614	6614	Hopper- Owned	[*]
1995	BQS 28B	American Commercial Lines LLC	996614	6614	Hopper- Owned	[*]
1996	KEVIN FLOWERS	American Commercial Lines LLC	546614	6614	Boat	[*]
1997	ACBL 3230	American Commercial Lines LLC	606615	6615	Hopper- Owned	[*]
1998	GTFM 29B	American Commercial Lines LLC	996615	6615	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
1999	ACBL 3231	American Commercial Lines LLC	606616	6616	Hopper- Owned	[*]
2000	ACBL 4239	American Commercial Lines LLC	616616	6616	Inactive in Use	[*]
2001	GTFM 30B	American Commercial Lines LLC	996616	6616	Hopper- Owned	[*]
2002	ACBL 3232	American Commercial Lines LLC	606617	6617	Hopper- Owned	[*]
2003	STFB 31B	American Commercial Lines LLC	996617	6617	Hopper- Owned	[*]
2004	STFB 32B	American Commercial Lines LLC	996618	6618	Hopper- Owned	[*]
2005	VLB 6708	American Commercial Lines LLC	506618	6618	Inactive in Use	[*]
2006	ACBL 3234	American Commercial Lines LLC	606619	6619	Hopper- Owned	[*]
2007	STFB 33B	American Commercial Lines LLC	996619	6619	Hopper- Owned	[*]
2008	STFB 34B	American Commercial Lines LLC	996620	6620	Hopper- Owned	[*]
2009	STFB 35B	American Commercial Lines LLC	996621	6621	Hopper- Owned	[*]
2010	RUSTY BARRILLEAUX	American Commercial Lines LLC	566622	6622	Boat	[*]
2011	STFB 36B	American Commercial Lines LLC	996622	6622	Hopper- Owned	[*]
2012	STFB 37B	American Commercial Lines LLC	996623	6623	Hopper- Owned	[*]
2013	STFB 38B	American Commercial Lines LLC	996624	6624	Hopper- Owned	[*]
2014	STFB 39B	American Commercial Lines LLC	996625	6625	Hopper- Owned	[*]
2015	STFB 40B	American Commercial Lines LLC	996626	6626	Hopper- Owned	[*]
2016	WASHINGTON	American Commercial Lines LLC	516632	6632	Boat	[*]
2017	TOM FRAZIER	American Commercial Lines LLC	606669	6669	Boat	[*]
2018	ACBL 1700	American Commercial Lines LLC	516682	6682	Hopper- Owned	[*]
2019	ACBL 1704	American Commercial Lines LLC	516686	6686	Hopper- Owned	[*]
2020	ACBL 1705	American Commercial Lines LLC	516687	6687	Inactive in Use	[*]
2021	ACBL 1707	American Commercial Lines LLC	516689	6689	Hopper- Owned	[*]
2022	ACBL 1710	American Commercial Lines LLC	516692	6692	Hopper- Owned	[*]
2023	DM 959	American Commercial Lines LLC	586739	6739	Jumbo	[*]
2024	DM 960	American Commercial Lines LLC	586740	6740	Jumbo	[*]
2025	DM 961	American Commercial Lines LLC	586741	6741	Inactive in Use	[*]
2026	DM 962	American Commercial Lines LLC	586742	6742	Jumbo	[*]
2027	DM 963	American Commercial Lines LLC	586743	6743	Jumbo	[*]
2028	SCC 803	American Commercial Lines LLC	526753	6753	Inactive in Use	[*]
2029	HINES 410	American Commercial Lines LLC	1036763	6763	Oversized	[*]
2030	HINES 412	American Commercial Lines LLC	1036764	6764	Oversized	[*]
2031	CHEM 180	American Commercial Lines LLC	1056836	6836	Jumbo	[*]
2032	DON FILE	American Commercial Lines LLC	556838	6838	Boat	[*]
2033	WAYNE P. LAGRANGE	American Commercial Lines LLC	626849	6849	Boat	[*]
2034	MARK G. ARON	American Commercial Lines LLC	646853	6853	Boat	[*]
2035	VL 7405	American Commercial Lines LLC	556882	6882	Inactive in Use	[*]
2036	CHEM 178	American Commercial Lines LLC	1056883	6883	Jumbo	[*]
2037	ACBL 4081	American Commercial Lines LLC	976895	6895	Inactive in Use	[*]
2038	ACBL 4083	American Commercial Lines LLC	976899	6899	Inactive in Use	[*]
2039	ACBL 4244	American Commercial Lines LLC	976901	6901	Inactive in Use	[*]
2040	HINES 401B	American Commercial Lines LLC	986937	6937	Oversized	[*]
2041	SHEILA JOHNSON	American Commercial Lines LLC	566984	6984	Boat	[*]
2042	N.M.S. No. 1406	American Commercial Lines LLC	517008	7008	Inactive in Use	[*]
2043	CHEM 1106 ex N.M.S. No. 1407	American Commercial Lines LLC	517010	7010	Jumbo	[*]
2044	CCT 198	American Commercial Lines LLC	627013	7013	Hopper- Owned	[*]
2045	CCT 199	American Commercial Lines LLC	627014	7014	Hopper- Owned	[*]
2046	CCT 266	American Commercial Lines LLC	627015	7015	Hopper- Owned	[*]
2047	CCT 267	American Commercial Lines LLC	627016	7016	Hopper- Owned	[*]
2048	SCC 804	American Commercial Lines LLC	527016	7016	Inactive in Use	[*]
2049	CCT 269	American Commercial Lines LLC	627018	7018	Inactive in Use	[*]
2050	CCT 270	American Commercial Lines LLC	627019	7019	Hopper- Owned	[*]
2051	CCT 271	American Commercial Lines LLC	627020	7020	Inactive in Use	[*]
2052	CCT 272	American Commercial Lines LLC	627021	7021	Hopper- Owned	[*]
2053	CCT 273	American Commercial Lines LLC	627022	7022	Hopper- Owned	[*]
2054	CCT 275	American Commercial Lines LLC	627024	7024	Hopper- Owned	[*]
2055	CCT 280	American Commercial Lines LLC	627029	7029	Hopper- Owned	[*]
2056	ACBL 1336	American Commercial Lines LLC	547030	7030	Inactive in Use	[*]
2057	ACBL 1337	American Commercial Lines LLC	547031	7031	Hopper- Owned	[*]
2058	ACBL 1339	American Commercial Lines LLC	547033	7033	Inactive in Use	[*]
2059	ACBL 1340	American Commercial Lines LLC	547034	7034	Inactive in Use	[*]
2060	ACBL 1343	American Commercial Lines LLC	547037	7037	Inactive in Use	[*]
2061	ACBL 1347	American Commercial Lines LLC	547041	7041	Inactive in Use	[*]
2062	ACBL 1352	American Commercial Lines LLC	547046	7046	Inactive in Use	[*]
2063	ACBL 1353	American Commercial Lines LLC	547047	7047	Inactive in Use	[*]
2064	ACBL 1355	American Commercial Lines LLC	547049	7049	Inactive in Use	[*]
2065	ACBL 2826	American Commercial Lines LLC	547053	7053	Inactive in Use	[*]
2066	ACBL 2829	American Commercial Lines LLC	547056	7056	Inactive in Use	[*]
2067	ACBL 2833	American Commercial Lines LLC	547060	7060	Inactive in Use	[*]
2068	ACBL 2836	American Commercial Lines LLC	547063	7063	Inactive in Use	[*]
2069	ACBL 2837	American Commercial Lines LLC	547064	7064	Hopper- Owned	[*]
2070	ACBL 2839	American Commercial Lines LLC	547066	7066	Inactive in Use	[*]
2071	ACBL 2840	American Commercial Lines LLC	547067	7067	Inactive in Use	[*]
2072	ACBL 2841	American Commercial Lines LLC	547068	7068	Inactive in Use	[*]
2073	ACBL 2842	American Commercial Lines LLC	547069	7069	Inactive in Use	[*]
2074	ACBL 2843	American Commercial Lines LLC	547070	7070	Inactive in Use	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2075	W. T. TOUTANT	American Commercial Lines LLC	637070	7070	Boat	[*]
2076	SCNO 1328-B	American Commercial Lines LLC	597071	7071	Non-COI	[*]
2077	GCA 202B	American Commercial Lines LLC	577094	7094	Inactive in Use	[*]
2078	SANDRA NODURFT	American Commercial Lines LLC	287108	7108	Boat	[*]
2079	CHEM 1300 ex N.M.S. NO. 1903	American Commercial Lines LLC	567126	7126	Oversized	[*]
2080	CHEM 1301 ex N.M.S. NO. 1904	American Commercial Lines LLC	567127	7127	Oversized	[*]
2081	N.M.S. NO. 1905	American Commercial Lines LLC	567128	7128	Oversized	[*]
2082	N.M.S. NO. 1906	American Commercial Lines LLC	567129	7129	Oversized	[*]
2083	N.M.S. NO. 1951	American Commercial Lines LLC	567131	7131	Inactive in Use	[*]
2084	N.M.S. NO. 1953	American Commercial Lines LLC	567133	7133	Inactive in Use	[*]
2085	TTBL 4101	American Commercial Lines LLC	627179	7179	Hopper- Owned	[*]
2086	TTBL 4102	American Commercial Lines LLC	627180	7180	Hopper- Owned	[*]
2087	TTBL 4103	American Commercial Lines LLC	627181	7181	Hopper- Owned	[*]
2088	TTBL 4104	American Commercial Lines LLC	627182	7182	Hopper- Owned	[*]
2089	TTBL 4105	American Commercial Lines LLC	627183	7183	Hopper- Owned	[*]
2090	TTBL 4106	American Commercial Lines LLC	627184	7184	Hopper- Owned	[*]
2091	HJW 102	American Commercial Lines LLC	627202	7202	Hopper- Owned	[*]
2092	N.M.S. NO. 1477	American Commercial Lines LLC	597208	7208	Jumbo	[*]
2093	ACBL 1908	American Commercial Lines LLC	517228	7228	Inactive in Use	[*]
2094	N.M.S. NO. 1470	American Commercial Lines LLC	597232	7232	Jumbo	[*]
2095	LCD 4903	American Commercial Lines LLC	527233	7233	Oversized	[*]
2096	N.M.S. NO. 1471	American Commercial Lines LLC	597233	7233	Jumbo	[*]
2097	CHEM 1119 ex N.M.S. NO. 1472	American Commercial Lines LLC	597234	7234	Jumbo	[*]
2098	CHEM 1703 ex LCD 4904	American Commercial Lines LLC	527234	7234	Oversized	[*]
2099	N.M.S. NO. 1473	American Commercial Lines LLC	597235	7235	Inactive	[*]
2100	N.M.S. NO. 1474	American Commercial Lines LLC	597236	7236	Jumbo	[*]
2101	N.M.S. NO. 1475	American Commercial Lines LLC	597237	7237	Jumbo	[*]
2102	CHEM 013	American Commercial Lines LLC	297246	7246	Inactive in Use	[*]
2103	S.C. & N.O. 7203 B	American Commercial Lines LLC	537263	7263	Inactive in Use	[*]
2104	WILBUR MILLS	American Commercial Lines LLC	537294	7294	Boat	[*]
2105	ACBL 3240	American Commercial Lines LLC	677305	7305	Hopper- Owned	[*]
2106	ACBL 3241	American Commercial Lines LLC	677306	7306	Hopper- Owned	[*]
2107	ACBL 3242	American Commercial Lines LLC	677307	7307	Hopper- Owned	[*]
2108	ACBL 3243	American Commercial Lines LLC	677308	7308	Hopper- Owned	[*]
2109	ACBL 3244	American Commercial Lines LLC	677309	7309	Hopper- Owned	[*]
2110	ACBL 3245	American Commercial Lines LLC	677310	7310	Hopper- Owned	[*]
2111	ACBL 3246	American Commercial Lines LLC	677311	7311	Hopper- Owned	[*]
2112	ACBL 3248	American Commercial Lines LLC	677313	7313	Hopper- Owned	[*]
2113	ACBL 3249	American Commercial Lines LLC	677314	7314	Hopper- Owned	[*]
2114	ACBL 3250	American Commercial Lines LLC	677315	7315	Hopper- Owned	[*]
2115	ACBL 3253	American Commercial Lines LLC	677318	7318	Hopper- Owned	[*]
2116	ACBL 3254	American Commercial Lines LLC	677319	7319	Hopper- Owned	[*]
2117	CHEM 308	American Commercial Lines LLC	997338	7338	Oversized	[*]
2118	923	American Commercial Lines LLC	537358	7358	Inactive in Use	[*]
2119	924	American Commercial Lines LLC	537359	7359	Inactive in Use	[*]
2120	NL 171	American Commercial Lines LLC	627359	7359	Hopper- Owned	[*]
2121	925	American Commercial Lines LLC	537360	7360	Inactive in Use	[*]
2122	NL 172	American Commercial Lines LLC	627360	7360	Hopper- Owned	[*]
2123	926	American Commercial Lines LLC	537361	7361	Inactive in Use	[*]
2124	NL 173	American Commercial Lines LLC	627361	7361	Hopper- Owned	[*]
2125	SCNO 1327-B	American Commercial Lines LLC	587364	7364	Non-COI	[*]
2126	CHEM 86	American Commercial Lines LLC	507368	7368	Inactive in Use	[*]
2127	CHEM 87	American Commercial Lines LLC	507369	7369	Inactive in Use	[*]
2128	CHEM 88	American Commercial Lines LLC	507370	7370	Inactive in Use	[*]
2129	CHEM 89	American Commercial Lines LLC	507371	7371	Jumbo	[*]
2130	CHEM 209	American Commercial Lines LLC	507372	7372	Jumbo	[*]
2131	CHEM 210	American Commercial Lines LLC	507373	7373	Non-COI	[*]
2132	CHEM 211	American Commercial Lines LLC	507374	7374	Non-COI	[*]
2133	TED W. EWING	American Commercial Lines LLC	637374	7374	Boat	[*]
2134	CHEM 212	American Commercial Lines LLC	507375	7375	Non-COI	[*]
2135	SER 401 B	American Commercial Lines LLC	557382	7382	Hopper- Owned	[*]
2136	SER 402 B	American Commercial Lines LLC	557383	7383	Hopper- Owned	[*]
2137	SER 403 B	American Commercial Lines LLC	557384	7384	Hopper- Owned	[*]
2138	SER 404 B	American Commercial Lines LLC	557385	7385	Hopper- Owned	[*]
2139	SER 406 B	American Commercial Lines LLC	557387	7387	Hopper- Owned	[*]
2140	SER 407 B	American Commercial Lines LLC	557388	7388	Hopper- Owned	[*]
2141	SER 409 B	American Commercial Lines LLC	557390	7390	Hopper- Owned	[*]
2142	SER 410 B	American Commercial Lines LLC	557391	7391	Hopper- Owned	[*]
2143	SER 411 B	American Commercial Lines LLC	557392	7392	Hopper- Owned	[*]
2144	SER 412 B	American Commercial Lines LLC	557393	7393	Hopper- Owned	[*]
2145	SER 413 B	American Commercial Lines LLC	557394	7394	Hopper- Owned	[*]
2146	SER 414 B	American Commercial Lines LLC	557395	7395	Hopper- Owned	[*]
2147	SER 415 B	American Commercial Lines LLC	557396	7396	Hopper- Owned	[*]
2148	ACBL 1996	American Commercial Lines LLC	587398	7398	Hopper- Owned	[*]
2149	ACBL 6000	American Commercial Lines LLC	617398	7398	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2150	ACBL 1997	American Commercial Lines LLC	587399	7399	Hopper- Owned	[*]
2151	ACBL 6001	American Commercial Lines LLC	617399	7399	Hopper- Owned	[*]
2152	ACBL 6002	American Commercial Lines LLC	617400	7400	Hopper- Owned	[*]
2153	ACBL 6003	American Commercial Lines LLC	617401	7401	Hopper- Owned	[*]
2154	ACBL 2000	American Commercial Lines LLC	587402	7402	Hopper- Owned	[*]
2155	ACBL 6005	American Commercial Lines LLC	617403	7403	Hopper- Owned	[*]
2156	ACBL 6006	American Commercial Lines LLC	617404	7404	Hopper- Owned	[*]
2157	ACBL 6007	American Commercial Lines LLC	617405	7405	Hopper- Owned	[*]
2158	ACBL 6008	American Commercial Lines LLC	617406	7406	Hopper- Owned	[*]
2159	ACBL 6009	American Commercial Lines LLC	617407	7407	Hopper- Owned	[*]
2160	N.M.S. NO. 1455	American Commercial Lines LLC	577448	7448	Jumbo	[*]
2161	N.M.S. NO. 1456	American Commercial Lines LLC	577449	7449	Inactive in Use	[*]
2162	N.M.S. NO. 1457	American Commercial Lines LLC	577450	7450	Inactive in Use	[*]
2163	N.M.S. NO. 1458	American Commercial Lines LLC	577451	7451	Jumbo	[*]
2164	N.M.S. NO. 1459	American Commercial Lines LLC	577452	7452	Inactive	[*]
2165	N.M.S. NO. 1461	American Commercial Lines LLC	577454	7454	Jumbo	[*]
2166	N.M.S. NO. 1462	American Commercial Lines LLC	577455	7455	Inactive	[*]
2167	CHEM 1115 ex N.M.S. NO. 1463	American Commercial Lines LLC	577456	7456	Jumbo	[*]
2168	N.M.S. NO. 1464	American Commercial Lines LLC	577457	7457	Jumbo	[*]
2169	N.M.S. NO. 1465	American Commercial Lines LLC	577458	7458	Jumbo	[*]
2170	N.M.S. NO. 1466	American Commercial Lines LLC	577459	7459	Jumbo	[*]
2171	N.M.S. NO. 1467	American Commercial Lines LLC	577460	7460	Jumbo	[*]
2172	N.M.S. NO. 1469	American Commercial Lines LLC	577462	7462	Jumbo	[*]
2173	LENWARD STEPHENS	American Commercial Lines LLC	577475	7475	Boat	[*]
2174	ACBL 3155	American Commercial Lines LLC	637477	7477	Hopper- Owned	[*]
2175	ACBL 3156	American Commercial Lines LLC	637478	7478	Hopper- Owned	[*]
2176	ACBL 3157	American Commercial Lines LLC	637479	7479	Hopper- Owned	[*]
2177	ACBL 3158	American Commercial Lines LLC	637480	7480	Hopper- Owned	[*]
2178	ACBL 3159	American Commercial Lines LLC	637481	7481	Hopper- Owned	[*]
2179	ACBL 3160	American Commercial Lines LLC	637482	7482	Hopper- Owned	[*]
2180	ACBL 3161	American Commercial Lines LLC	637483	7483	Hopper- Owned	[*]
2181	ACBL 3162	American Commercial Lines LLC	637484	7484	Hopper- Owned	[*]
2182	ACBL 3163	American Commercial Lines LLC	637485	7485	Hopper- Owned	[*]
2183	ACBL 3164	American Commercial Lines LLC	637486	7486	Hopper- Owned	[*]
2184	ACBL 3165	American Commercial Lines LLC	637487	7487	Hopper- Owned	[*]
2185	SCC 805	American Commercial Lines LLC	527487	7487	Inactive in Use	[*]
2186	ACBL 3167	American Commercial Lines LLC	637489	7489	Hopper- Owned	[*]
2187	ACBL 3168	American Commercial Lines LLC	637490	7490	Hopper- Owned	[*]
2188	ACBL 3169	American Commercial Lines LLC	637491	7491	Hopper- Owned	[*]
2189	ACBL 4056	American Commercial Lines LLC	607522	7522	Hopper- Owned	[*]
2190	ACBL 4057	American Commercial Lines LLC	607523	7523	Inactive in Use	[*]
2191	S.C. & N.O. 1451	American Commercial Lines LLC	287539	7539	Inactive in Use	[*]
2192	S.C. & N.O. 1458	American Commercial Lines LLC	287546	7546	Inactive in Use	[*]
2193	VLB 9100	American Commercial Lines LLC	967549	7549	Hopper- Owned	[*]
2194	CHEM 1100 ex N.M.S. NO. 1424	American Commercial Lines LLC	627554	7554	Jumbo	[*]
2195	N.M.S. NO. 1425	American Commercial Lines LLC	627555	7555	Inactive in Use	[*]
2196	N.M.S. NO. 1426	American Commercial Lines LLC	627556	7556	Jumbo	[*]
2197	S.C. & N.O. 1413	American Commercial Lines LLC	277556	7556	Inactive in Use	[*]
2198	VLB 9107	American Commercial Lines LLC	967556	7556	Hopper- Owned	[*]
2199	N.M.S. NO. 1427	American Commercial Lines LLC	627557	7557	Jumbo	[*]
2200	VLB 9108	American Commercial Lines LLC	967557	7557	Hopper- Owned	[*]
2201	N.M.S. NO. 1428	American Commercial Lines LLC	627558	7558	Jumbo	[*]
2202	VLB 9109	American Commercial Lines LLC	967558	7558	Hopper- Owned	[*]
2203	N.M.S. NO. 1429	American Commercial Lines LLC	627559	7559	Jumbo	[*]
2204	VLB 9110	American Commercial Lines LLC	967559	7559	Hopper- Owned	[*]
2205	N.M.S. NO. 1430	American Commercial Lines LLC	627560	7560	Jumbo	[*]
2206	CHEM 1108 ex N.M.S. NO. 1431	American Commercial Lines LLC	627561	7561	Jumbo	[*]
2207	N.M.S. NO. 1432	American Commercial Lines LLC	627562	7562	Jumbo	[*]
2208	S.G. 202	American Commercial Lines LLC	587562	7562	Inactive	[*]
2209	N.M.S. NO. 1433	American Commercial Lines LLC	627563	7563	Jumbo	[*]
2210	N.M.S. NO. 1434	American Commercial Lines LLC	627564	7564	Jumbo	[*]
2211	S.G. 204	American Commercial Lines LLC	587564	7564	Hopper- Owned	[*]
2212	VLB 9115	American Commercial Lines LLC	967564	7564	Hopper- Owned	[*]
2213	N.M.S. NO. 1435	American Commercial Lines LLC	627565	7565	Jumbo	[*]
2214	VLB 9116	American Commercial Lines LLC	967565	7565	Hopper- Owned	[*]
2215	N.M.S. NO. 1436	American Commercial Lines LLC	627566	7566	Jumbo	[*]
2216	S.G. 206	American Commercial Lines LLC	587566	7566	Hopper- Owned	[*]
2217	VLB 9117	American Commercial Lines LLC	967566	7566	Hopper- Owned	[*]
2218	N.M.S. NO. 1437	American Commercial Lines LLC	627567	7567	Jumbo	[*]
2219	VLB 9118	American Commercial Lines LLC	967567	7567	Hopper- Owned	[*]
2220	N.M.S. NO. 1438	American Commercial Lines LLC	627568	7568	Jumbo	[*]
2221	CHEM 1112 ex N.M.S. NO. 1439	American Commercial Lines LLC	627569	7569	Jumbo	[*]
2222	VLB 9120	American Commercial Lines LLC	967569	7569	Hopper- Owned	[*]
2223	VLB 9121	American Commercial Lines LLC	967570	7570	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2224	S.G. 211	American Commercial Lines LLC	587571	7571	Inactive in Use	[*]
2225	VLB 9122	American Commercial Lines LLC	967571	7571	Hopper- Owned	[*]
2226	VLB 9123	American Commercial Lines LLC	967572	7572	Hopper- Owned	[*]
2227	VLB 9126	American Commercial Lines LLC	967575	7575	Hopper- Owned	[*]
2228	VLB 9127	American Commercial Lines LLC	967576	7576	Hopper- Owned	[*]
2229	VLB 9129	American Commercial Lines LLC	967578	7578	Hopper- Owned	[*]
2230	VLX 7651	American Commercial Lines LLC	567579	7579	Inactive in Use	[*]
2231	VLB 9131	American Commercial Lines LLC	967580	7580	Hopper- Owned	[*]
2232	VLX 7653	American Commercial Lines LLC	567581	7581	Inactive in Use	[*]
2233	VLB 9133	American Commercial Lines LLC	967582	7582	Hopper- Owned	[*]
2234	VLX 7654	American Commercial Lines LLC	567582	7582	Inactive in Use	[*]
2235	VLB 9134	American Commercial Lines LLC	967583	7583	Hopper- Owned	[*]
2236	VLX 7655	American Commercial Lines LLC	567583	7583	Inactive in Use	[*]
2237	ACBL 4151	American Commercial Lines LLC	597584	7584	Hopper- Owned	[*]
2238	VLB 9135	American Commercial Lines LLC	967584	7584	Hopper- Owned	[*]
2239	VLB 9136	American Commercial Lines LLC	967585	7585	Hopper- Owned	[*]
2240	VLX 7658	American Commercial Lines LLC	567586	7586	Inactive in Use	[*]
2241	VLX 7659	American Commercial Lines LLC	567587	7587	Inactive in Use	[*]
2242	VLB 9139	American Commercial Lines LLC	967588	7588	Hopper- Owned	[*]
2243	VLB 9140	American Commercial Lines LLC	967589	7589	Hopper- Owned	[*]
2244	VLX 7661	American Commercial Lines LLC	567589	7589	Inactive in Use	[*]
2245	VLB 9141	American Commercial Lines LLC	967590	7590	Hopper- Owned	[*]
2246	VLX 7662	American Commercial Lines LLC	567590	7590	Inactive in Use	[*]
2247	VLB 9143	American Commercial Lines LLC	967592	7592	Hopper- Owned	[*]
2248	VLB 9145	American Commercial Lines LLC	967594	7594	Hopper- Owned	[*]
2249	VLB 9147	American Commercial Lines LLC	967596	7596	Hopper- Owned	[*]
2250	VLB 9148	American Commercial Lines LLC	967597	7597	Hopper- Owned	[*]
2251	VLB 9149	American Commercial Lines LLC	967598	7598	Hopper- Owned	[*]
2252	VLX 7670	American Commercial Lines LLC	567598	7598	Inactive in Use	[*]
2253	VLB 9152	American Commercial Lines LLC	967601	7601	Hopper- Owned	[*]
2254	VLB 9153	American Commercial Lines LLC	967602	7602	Hopper- Owned	[*]
2255	VLB 9155	American Commercial Lines LLC	967604	7604	Hopper- Owned	[*]
2256	VLX 7676	American Commercial Lines LLC	567604	7604	Inactive in Use	[*]
2257	VLB 9156	American Commercial Lines LLC	967605	7605	Hopper- Owned	[*]
2258	VLX 7678	American Commercial Lines LLC	567606	7606	Inactive in Use	[*]
2259	VLX 7679	American Commercial Lines LLC	567607	7607	Inactive in Use	[*]
2260	VLX 7681	American Commercial Lines LLC	567609	7609	Inactive in Use	[*]
2261	VLB 9163	American Commercial Lines LLC	967612	7612	Hopper- Owned	[*]
2262	VLB 9164	American Commercial Lines LLC	967613	7613	Hopper- Owned	[*]
2263	VLB 9165	American Commercial Lines LLC	967614	7614	Hopper- Owned	[*]
2264	VLB 9166	American Commercial Lines LLC	967615	7615	Hopper- Owned	[*]
2265	VLX 7687	American Commercial Lines LLC	567615	7615	Inactive in Use	[*]
2266	VLB 9167	American Commercial Lines LLC	967616	7616	Hopper- Owned	[*]
2267	VLX 7688	American Commercial Lines LLC	567616	7616	Hopper- Owned	[*]
2268	VLB 9168	American Commercial Lines LLC	967617	7617	Hopper- Owned	[*]
2269	VLB 9169	American Commercial Lines LLC	967618	7618	Hopper- Owned	[*]
2270	VLX 7690	American Commercial Lines LLC	567618	7618	Inactive in Use	[*]
2271	VLB 9171	American Commercial Lines LLC	967620	7620	Hopper- Owned	[*]
2272	VLB 9172	American Commercial Lines LLC	967621	7621	Hopper- Owned	[*]
2273	VLB 9173	American Commercial Lines LLC	967622	7622	Hopper- Owned	[*]
2274	BRANDY MCKINNEY	American Commercial Lines LLC	607623	7623	Boat	[*]
2275	VLB 9174	American Commercial Lines LLC	967623	7623	Hopper- Owned	[*]
2276	VLX 7695	American Commercial Lines LLC	567623	7623	Inactive in Use	[*]
2277	VLB 9175	American Commercial Lines LLC	967624	7624	Hopper- Owned	[*]
2278	VLB 9176	American Commercial Lines LLC	967625	7625	Hopper- Owned	[*]
2279	VLX 7642	American Commercial Lines LLC	567625	7625	Inactive in Use	[*]
2280	VLB 9177	American Commercial Lines LLC	967626	7626	Hopper- Owned	[*]
2281	VLB 9179	American Commercial Lines LLC	967628	7628	Hopper- Owned	[*]
2282	VLB 9180	American Commercial Lines LLC	967629	7629	Hopper- Owned	[*]
2283	VLB 9182	American Commercial Lines LLC	967631	7631	Hopper- Owned	[*]
2284	VLB 9183	American Commercial Lines LLC	967632	7632	Hopper- Owned	[*]
2285	VLB 9185	American Commercial Lines LLC	967634	7634	Hopper- Owned	[*]
2286	VLB 9186	American Commercial Lines LLC	967635	7635	Hopper- Owned	[*]
2287	VLB 9188	American Commercial Lines LLC	967637	7637	Hopper- Owned	[*]
2288	CHEM 3205	American Commercial Lines LLC	1177638	7638	Tanker Oversize (30k bbl)	[*]
2289	CHEM 3206	American Commercial Lines LLC	1177639	7639	Tanker Oversize (30k bbl)	[*]
2290	VLB 9190	American Commercial Lines LLC	967639	7639	Hopper- Owned	[*]
2291	CHEM 283	American Commercial Lines LLC	1177640	7640	Tanker Box Jumbo (10k bbl)	[*]
2292	CHEM 284	American Commercial Lines LLC	1177641	7641	Tanker Box Jumbo (10k bbl)	[*]
2293	VLB 9192	American Commercial Lines LLC	967641	7641	Hopper- Owned	[*]
2294	CHEM 286	American Commercial Lines LLC	1177642	7642	Tanker Box Jumbo (10k bbl)	[*]
2295	VLB 9193	American Commercial Lines LLC	967642	7642	Hopper- Owned	[*]
2296	CHEM 288	American Commercial Lines LLC	1177643	7643	Tanker Box Jumbo (10k bbl)	[*]
2297	CHEM 290	American Commercial Lines LLC	1177644	7644	Tanker Box Jumbo (10k bbl)	[*]
2298	VLB 9195	American Commercial Lines LLC	967644	7644	Hopper- Owned	[*]
2299	CHEM 292	American Commercial Lines LLC	1177645	7645	Tanker Box Jumbo (10k bbl)	[*]
2300	VLB 9196	American Commercial Lines LLC	967645	7645	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2301	CHEM 294	American Commercial Lines LLC	1177646	7646	Tanker Box Jumbo (10k bbl)	[*]
2302	CHEM 296	American Commercial Lines LLC	1177647	7647	Tanker Box Jumbo (10k bbl)	[*]
2303	VLB 9198	American Commercial Lines LLC	967647	7647	Hopper- Owned	[*]
2304	CHEM 295	American Commercial Lines LLC	1177648	7648	Tanker Box Jumbo (10k bbl)	[*]
2305	ACBL 4137	American Commercial Lines LLC	637649	7649	Hopper- Owned	[*]
2306	CHEM 293	American Commercial Lines LLC	1177649	7649	Tanker Box Jumbo (10k bbl)	[*]
2307	CHEM 291	American Commercial Lines LLC	1177650	7650	Tanker Box Jumbo (10k bbl)	[*]
2308	CHEM 289	American Commercial Lines LLC	1177651	7651	Tanker Box Jumbo (10k bbl)	[*]
2309	CHEM 287	American Commercial Lines LLC	1177652	7652	Tanker Box Jumbo (10k bbl)	[*]
2310	CHEM 285	American Commercial Lines LLC	1177653	7653	Tanker Box Jumbo (10k bbl)	[*]
2311	SER 306	American Commercial Lines LLC	557657	7657	Hopper- Owned	[*]
2312	SER 307	American Commercial Lines LLC	557658	7658	Hopper- Owned	[*]
2313	S.C. & N.O. 1487	American Commercial Lines LLC	297659	7659	Inactive in Use	[*]
2314	SER 308	American Commercial Lines LLC	557659	7659	Hopper- Owned	[*]
2315	SER 309	American Commercial Lines LLC	557660	7660	Hopper- Owned	[*]
2316	ACBL 1987	American Commercial Lines LLC	577661	7661	Inactive in Use	[*]
2317	SER 310	American Commercial Lines LLC	557661	7661	Hopper- Owned	[*]
2318	S.C. & N.O. 1491	American Commercial Lines LLC	297663	7663	Inactive in Use	[*]
2319	SER 312	American Commercial Lines LLC	557663	7663	Hopper- Owned	[*]
2320	SER 314	American Commercial Lines LLC	557665	7665	Hopper- Owned	[*]
2321	SER 315	American Commercial Lines LLC	557666	7666	Hopper- Owned	[*]
2322	SER 416 B	American Commercial Lines LLC	557667	7667	Hopper- Owned	[*]
2323	ACBL 2967	American Commercial Lines LLC	577668	7668	Inactive in Use	[*]
2324	SER 417 B	American Commercial Lines LLC	557668	7668	Inactive in Use	[*]
2325	ACBL 3170	American Commercial Lines LLC	637669	7669	Hopper- Owned	[*]
2326	ACBL 3171	American Commercial Lines LLC	637670	7670	Hopper- Owned	[*]
2327	SER 419 B	American Commercial Lines LLC	557670	7670	Hopper- Owned	[*]
2328	ACBL 3172	American Commercial Lines LLC	637671	7671	Hopper- Owned	[*]
2329	SER 420 B	American Commercial Lines LLC	557671	7671	Hopper- Owned	[*]
2330	ACBL 2971	American Commercial Lines LLC	577672	7672	Hopper- Owned	[*]
2331	ACBL 3173	American Commercial Lines LLC	637672	7672	Hopper- Owned	[*]
2332	SER 421 B	American Commercial Lines LLC	557672	7672	Hopper- Owned	[*]
2333	ACBL 2972	American Commercial Lines LLC	577673	7673	Hopper- Owned	[*]
2334	ACBL 3174	American Commercial Lines LLC	637673	7673	Hopper- Owned	[*]
2335	SER 422 B	American Commercial Lines LLC	557673	7673	Hopper- Owned	[*]
2336	ACBL 3175	American Commercial Lines LLC	637674	7674	Hopper- Owned	[*]
2337	SER 423 B	American Commercial Lines LLC	557674	7674	Hopper- Owned	[*]
2338	ACBL 2974	American Commercial Lines LLC	577675	7675	Hopper- Owned	[*]
2339	ACBL 3176	American Commercial Lines LLC	637675	7675	Hopper- Owned	[*]
2340	SER 424 B	American Commercial Lines LLC	557675	7675	Hopper- Owned	[*]
2341	ACBL 3178	American Commercial Lines LLC	637677	7677	Hopper- Owned	[*]
2342	ACBL 2977	American Commercial Lines LLC	577678	7678	Hopper- Owned	[*]
2343	ACBL 3179	American Commercial Lines LLC	637678	7678	Hopper- Owned	[*]
2344	ACBL 3180	American Commercial Lines LLC	637679	7679	Hopper- Owned	[*]
2345	ACBL 3181	American Commercial Lines LLC	637680	7680	Hopper- Owned	[*]
2346	ACBL 3182	American Commercial Lines LLC	637681	7681	Hopper- Owned	[*]
2347	ACBL 3183	American Commercial Lines LLC	637682	7682	Hopper- Owned	[*]
2348	ACL 01131	American Commercial Lines LLC	1117682	7682	Fiberglass Lift Covers, Rake Hull	[*]
2349	ACBL 3184	American Commercial Lines LLC	637683	7683	Hopper- Owned	[*]
2350	ACL 01132	American Commercial Lines LLC	1117683	7683	Fiberglass Lift Covers, Rake Hull	[*]
2351	ACL 01133	American Commercial Lines LLC	1117684	7684	Fiberglass Lift Covers, Rake Hull	[*]
2352	ACL 01134	American Commercial Lines LLC	1117685	7685	Fiberglass Lift Covers, Rake Hull	[*]
2353	ACL 01135	American Commercial Lines LLC	1117686	7686	Fiberglass Lift Covers, Rake Hull	[*]
2354	ACL 01136	American Commercial Lines LLC	1117687	7687	Fiberglass Lift Covers, Rake Hull	[*]
2355	ACL 01137	American Commercial Lines LLC	1117688	7688	Fiberglass Lift Covers, Rake Hull	[*]
2356	ACL 01138	American Commercial Lines LLC	1117689	7689	Fiberglass Lift Covers, Rake Hull	[*]
2357	N.M.S. NO. 3106	American Commercial Lines LLC	617689	7689	Oversized	[*]
2358	ACL 01139	American Commercial Lines LLC	1117690	7690	Fiberglass Lift Covers, Rake Hull	[*]
2359	ACL 01140	American Commercial Lines LLC	1117691	7691	Fiberglass Lift Covers, Rake Hull	[*]
2360	ACL 01141	American Commercial Lines LLC	1117692	7692	Fiberglass Lift Covers, Rake Hull	[*]
2361	ACL 01142	American Commercial Lines LLC	1117693	7693	Fiberglass Lift Covers, Rake Hull	[*]
2362	ACL 01143	American Commercial Lines LLC	1117694	7694	Fiberglass Lift Covers, Rake Hull	[*]
2363	ACL 01144	American Commercial Lines LLC	1117695	7695	Fiberglass Lift Covers, Rake Hull	[*]
2364	ACL 01145	American Commercial Lines LLC	1117696	7696	Fiberglass Lift Covers, Rake Hull	[*]
2365	ACL 01146	American Commercial Lines LLC	1117697	7697	Fiberglass Lift Covers, Rake Hull	[*]
2366	ACL 01147	American Commercial Lines LLC	1117698	7698	Fiberglass Lift Covers, Rake Hull	[*]
2367	ROBERT A. KNOKE	American Commercial Lines LLC	567698	7698	Boat	[*]
2368	ACL 01148	American Commercial Lines LLC	1117699	7699	Fiberglass Lift Covers, Rake Hull	[*]
2369	ACL 01149	American Commercial Lines LLC	1117700	7700	Fiberglass Lift Covers, Rake Hull	[*]
2370	ACL 01150	American Commercial Lines LLC	1117701	7701	Fiberglass Lift Covers, Rake Hull	[*]
2371	ACL 01151	American Commercial Lines LLC	1117702	7702	Fiberglass Lift Covers, Rake Hull	[*]
2372	ACL 01152	American Commercial Lines LLC	1117703	7703	Fiberglass Lift Covers, Rake Hull	[*]
2373	ACL 01153	American Commercial Lines LLC	1117704	7704	Fiberglass Lift Covers, Rake Hull	[*]
2374	ACL 01154	American Commercial Lines LLC	1117705	7705	Fiberglass Lift Covers, Rake Hull	[*]
2375	ACL 01155	American Commercial Lines LLC	1117706	7706	Fiberglass Lift Covers, Rake Hull	[*]
2376	ACL 01156	American Commercial Lines LLC	1117707	7707	Fiberglass Lift Covers, Rake Hull	[*]
2377	ACL 01157	American Commercial Lines LLC	1117708	7708	Fiberglass Lift Covers, Rake Hull	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2378	ACL 01158	American Commercial Lines LLC	1117709	7709	Fiberglass Lift Covers, Rake Hull	[*]
2379	ACL 01159	American Commercial Lines LLC	1117710	7710	Fiberglass Lift Covers, Rake Hull	[*]
2380	ACL 01160	American Commercial Lines LLC	1117711	7711	Fiberglass Lift Covers, Rake Hull	[*]
2381	ACL 01161	American Commercial Lines LLC	1117712	7712	Fiberglass Lift Covers, Rake Hull	[*]
2382	ACL 01162	American Commercial Lines LLC	1117713	7713	Fiberglass Lift Covers, Rake Hull	[*]
2383	PV 501 FLB	American Commercial Lines LLC	567729	7729	Hopper- Owned	[*]
2384	PV 504 FLB	American Commercial Lines LLC	567732	7732	Hopper- Owned	[*]
2385	PV 506 FLB	American Commercial Lines LLC	567734	7734	Hopper- Owned	[*]
2386	PV 507 FLB	American Commercial Lines LLC	567735	7735	Hopper- Owned	[*]
2387	PV 548 FLB	American Commercial Lines LLC	567736	7736	Hopper- Owned	[*]
2388	PV 549 FLB	American Commercial Lines LLC	567737	7737	Hopper- Owned	[*]
2389	PV 550 FLB	American Commercial Lines LLC	567738	7738	Hopper- Owned	[*]
2390	PV 5901 FL	American Commercial Lines LLC	567739	7739	Hopper- Owned	[*]
2391	PV 5904 FL	American Commercial Lines LLC	567742	7742	Inactive in Use	[*]
2392	PV 5907 FL	American Commercial Lines LLC	567745	7745	Hopper- Owned	[*]
2393	PV 5909 FL	American Commercial Lines LLC	567747	7747	Inactive in Use	[*]
2394	PV 5910 FL	American Commercial Lines LLC	567748	7748	Hopper- Owned	[*]
2395	PV 5911 FL	American Commercial Lines LLC	567749	7749	Hopper- Owned	[*]
2396	PV 5912 FL	American Commercial Lines LLC	567750	7750	Hopper- Owned	[*]
2397	PV 5913 FL	American Commercial Lines LLC	567751	7751	Hopper- Owned	[*]
2398	PV 5975 FL	American Commercial Lines LLC	567754	7754	Hopper- Owned	[*]
2399	PV 5978 FL	American Commercial Lines LLC	567757	7757	Hopper- Owned	[*]
2400	PV 5979 FL	American Commercial Lines LLC	567758	7758	Hopper- Owned	[*]
2401	PV 5980 FL	American Commercial Lines LLC	567759	7759	Hopper- Owned	[*]
2402	PV 5983 FL	American Commercial Lines LLC	567762	7762	Hopper- Owned	[*]
2403	PV 5984 FL	American Commercial Lines LLC	567763	7763	Hopper- Owned	[*]
2404	PV 5985 FL	American Commercial Lines LLC	567764	7764	Inactive	[*]
2405	PV 5987 FL	American Commercial Lines LLC	567766	7766	Hopper- Owned	[*]
2406	PV 5989 FL	American Commercial Lines LLC	567768	7768	Inactive in Use	[*]
2407	PV 5990 FL	American Commercial Lines LLC	567769	7769	Hopper- Owned	[*]
2408	PV 5991 FL	American Commercial Lines LLC	567770	7770	Hopper- Owned	[*]
2409	PV 5993 FL	American Commercial Lines LLC	567772	7772	Hopper- Owned	[*]
2410	PV 5994 FL	American Commercial Lines LLC	567773	7773	Inactive in Use	[*]
2411	PV 5996 FL	American Commercial Lines LLC	567775	7775	Hopper- Owned	[*]
2412	ACBL 6010	American Commercial Lines LLC	617777	7777	Hopper- Owned	[*]
2413	PV 5998 FL	American Commercial Lines LLC	567777	7777	Inactive in Use	[*]
2414	ACBL 6011	American Commercial Lines LLC	617778	7778	Hopper- Owned	[*]
2415	PV 5999 FL	American Commercial Lines LLC	567778	7778	Hopper- Owned	[*]
2416	ACBL 6012	American Commercial Lines LLC	617779	7779	Hopper- Owned	[*]
2417	ACBL 6013	American Commercial Lines LLC	617780	7780	Hopper- Owned	[*]
2418	ACBL 6014	American Commercial Lines LLC	617781	7781	Hopper- Owned	[*]
2419	ACBL 6015	American Commercial Lines LLC	617782	7782	Hopper- Owned	[*]
2420	ACBL 6016	American Commercial Lines LLC	617783	7783	Hopper- Owned	[*]
2421	CHEM 3204	American Commercial Lines LLC	1167802	7802	Tanker Oversize (30k bbl)	[*]
2422	CHEM 3203	American Commercial Lines LLC	1167803	7803	Tanker Oversize (30k bbl)	[*]
2423	ACBL 1712	American Commercial Lines LLC	517813	7813	Inactive in Use	[*]
2424	AL PANNIER	American Commercial Lines LLC	277814	7814	Inactive in Use	[*]
2425	ACBL 1719	American Commercial Lines LLC	517820	7820	Hopper- Owned	[*]
2426	ACBL 1720	American Commercial Lines LLC	517821	7821	Inactive in Use	[*]
2427	ACBL 1721	American Commercial Lines LLC	517822	7822	Hopper- Owned	[*]
2428	ACBL 2126	American Commercial Lines LLC	637823	7823	Inactive in Use	[*]
2429	ACBL 1724	American Commercial Lines LLC	517825	7825	Hopper- Owned	[*]
2430	ACBL 1725	American Commercial Lines LLC	517826	7826	Hopper- Owned	[*]
2431	ACBL 2130	American Commercial Lines LLC	637827	7827	Hopper- Owned	[*]
2432	ACBL 1727	American Commercial Lines LLC	517828	7828	Hopper- Owned	[*]
2433	ACBL 2131	American Commercial Lines LLC	637828	7828	Hopper- Owned	[*]
2434	ACBL 134	American Commercial Lines LLC	637830	7830	Hopper- Owned	[*]
2435	ACBL 135	American Commercial Lines LLC	637831	7831	Hopper- Owned	[*]
2436	ACBL 136	American Commercial Lines LLC	637832	7832	Hopper- Owned	[*]
2437	ACBL 1733	American Commercial Lines LLC	517834	7834	Hopper- Owned	[*]
2438	ACBL 139	American Commercial Lines LLC	637835	7835	Hopper- Owned	[*]
2439	ACBL 1734	American Commercial Lines LLC	517835	7835	Hopper- Owned	[*]
2440	ACBL 142	American Commercial Lines LLC	637838	7838	Hopper- Owned	[*]
2441	ML 512 B	American Commercial Lines LLC	597842	7842	Hopper- Owned	[*]
2442	ML 513 B	American Commercial Lines LLC	597843	7843	Inactive in Use	[*]
2443	ML 514 B	American Commercial Lines LLC	597844	7844	Hopper- Owned	[*]
2444	ML 515 B	American Commercial Lines LLC	597845	7845	Hopper- Owned	[*]
2445	ML 516 B	American Commercial Lines LLC	597846	7846	Hopper- Owned	[*]
2446	ML 521B	American Commercial Lines LLC	597851	7851	Hopper- Owned	[*]
2447	ML 522 B	American Commercial Lines LLC	597852	7852	Inactive in Use	[*]
2448	ML 528 B	American Commercial Lines LLC	597858	7858	Hopper- Owned	[*]
2449	ML 529 B	American Commercial Lines LLC	597859	7859	Hopper- Owned	[*]
2450	ML 530 B	American Commercial Lines LLC	597860	7860	Hopper- Owned	[*]
2451	SCC 806	American Commercial Lines LLC	527867	7867	Inactive in Use	[*]
2452	ML 605	American Commercial Lines LLC	597868	7868	Inactive in Use	[*]
2453	ACBL 4253	American Commercial Lines LLC	597874	7874	Hopper- Owned	[*]
2454	ML 613	American Commercial Lines LLC	597876	7876	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2455	ML 710 B	American Commercial Lines LLC	597890	7890	Hopper- Owned	[*]
2456	ACBL 1455	American Commercial Lines LLC	597891	7891	Hopper- Owned	[*]
2457	ML 712 B	American Commercial Lines LLC	597892	7892	Hopper- Owned	[*]
2458	ML 713 B	American Commercial Lines LLC	597893	7893	Hopper- Owned	[*]
2459	ML 714 B	American Commercial Lines LLC	597894	7894	Hopper- Owned	[*]
2460	ML 715 B	American Commercial Lines LLC	597895	7895	Hopper- Owned	[*]
2461	ML 717B	American Commercial Lines LLC	597897	7897	Hopper- Owned	[*]
2462	ML 802	American Commercial Lines LLC	597900	7900	Hopper- Owned	[*]
2463	ML 805	American Commercial Lines LLC	597903	7903	Hopper- Owned	[*]
2464	ML 806	American Commercial Lines LLC	597904	7904	Hopper- Owned	[*]
2465	ACBL 4332	American Commercial Lines LLC	627957	7957	Hopper- Owned	[*]
2466	CAJUN HUSTLER	American Commercial Lines LLC	527969	7969	Boat	[*]
2467	ACBL 4235	American Commercial Lines LLC	617997	7997	Hopper- Owned	[*]
2468	ACBL 4232	American Commercial Lines LLC	617998	7998	Hopper- Owned	[*]
2469	ACBL 4230	American Commercial Lines LLC	618001	8001	Hopper- Owned	[*]
2470	ACBL 4243	American Commercial Lines LLC	618002	8002	Hopper- Owned	[*]
2471	V 006 B	American Commercial Lines LLC	508021	8021	Inactive in Use	[*]
2472	V 012 B	American Commercial Lines LLC	508027	8027	Inactive in Use	[*]
2473	TTBL 4019	American Commercial Lines LLC	618031	8031	Hopper- Owned	[*]
2474	TTBL 4020	American Commercial Lines LLC	618032	8032	Hopper- Owned	[*]
2475	TTBL 4021	American Commercial Lines LLC	618033	8033	Hopper- Owned	[*]
2476	TTBL 4022	American Commercial Lines LLC	618034	8034	Hopper- Owned	[*]
2477	TTBL 4023	American Commercial Lines LLC	618035	8035	Hopper- Owned	[*]
2478	TTBL 4024	American Commercial Lines LLC	618036	8036	Hopper- Owned	[*]
2479	TTBL 4025	American Commercial Lines LLC	618037	8037	Hopper- Owned	[*]
2480	TTBL 4026	American Commercial Lines LLC	618038	8038	Hopper- Owned	[*]
2481	TTBL 4027	American Commercial Lines LLC	618039	8039	Hopper- Owned	[*]
2482	TTBL 4028	American Commercial Lines LLC	618040	8040	Hopper- Owned	[*]
2483	CAROL P	American Commercial Lines LLC	978046	8046	Boat	[*]
2484	CHEM 172	American Commercial Lines LLC	1038048	8048	Jumbo	[*]
2485	CHEM 240	American Commercial Lines LLC	958058	8058	Jumbo	[*]
2486	CHEM 241	American Commercial Lines LLC	958059	8059	Jumbo	[*]
2487	CHEM 242	American Commercial Lines LLC	958060	8060	Jumbo	[*]
2488	CHEM 243	American Commercial Lines LLC	958061	8061	Jumbo	[*]
2489	CHEM 244	American Commercial Lines LLC	958062	8062	Jumbo	[*]
2490	CHEM 245	American Commercial Lines LLC	958063	8063	Jumbo	[*]
2491	CHEM 246	American Commercial Lines LLC	958064	8064	Jumbo	[*]
2492	CHEM 247	American Commercial Lines LLC	958065	8065	Jumbo	[*]
2493	CHEM 248	American Commercial Lines LLC	958066	8066	Jumbo	[*]
2494	CHEM 249	American Commercial Lines LLC	958067	8067	Jumbo	[*]
2495	ACBL 1934	American Commercial Lines LLC	538094	8094	Inactive in Use	[*]
2496	ACBL 1937	American Commercial Lines LLC	538097	8097	Inactive in Use	[*]
2497	ACBL 4088	American Commercial Lines LLC	608098	8098	Hopper- Owned	[*]
2498	ACBL 4089	American Commercial Lines LLC	608099	8099	Hopper- Owned	[*]
2499	N.M.S. NO. 1400	American Commercial Lines LLC	538116	8116	Inactive in Use	[*]
2500	CHEM 79	American Commercial Lines LLC	298136	8136	Jumbo	[*]
2501	DM 2469	American Commercial Lines LLC	578138	8138	Inactive in Use	[*]
2502	CHEM 139	American Commercial Lines LLC	618139	8139	Jumbo	[*]
2503	J. RUSSELL FLOWERS	American Commercial Lines LLC	568139	8139	Boat	[*]
2504	CHEM 140	American Commercial Lines LLC	618140	8140	Jumbo	[*]
2505	ABC 805B	American Commercial Lines LLC	598149	8149	Hopper- Owned	[*]
2506	ABC 806B	American Commercial Lines LLC	598150	8150	Hopper- Owned	[*]
2507	BOB KOCH	American Commercial Lines LLC	598151	8151	Boat	[*]
2508	VL 81200	American Commercial Lines LLC	628159	8159	Hopper- Owned	[*]
2509	VL 81201	American Commercial Lines LLC	628160	8160	Hopper- Owned	[*]
2510	954	American Commercial Lines LLC	568162	8162	Jumbo	[*]
2511	VL 81203	American Commercial Lines LLC	628162	8162	Hopper- Owned	[*]
2512	955	American Commercial Lines LLC	568163	8163	Jumbo	[*]
2513	DM 2494	American Commercial Lines LLC	578163	8163	Inactive in Use	[*]
2514	VL 81204	American Commercial Lines LLC	628163	8163	Hopper- Owned	[*]
2515	956	American Commercial Lines LLC	568164	8164	Jumbo	[*]
2516	VL 81205	American Commercial Lines LLC	628164	8164	Hopper- Owned	[*]
2517	SCNO 1304	American Commercial Lines LLC	298165	8165	Inactive in Use	[*]
2518	VL 81206	American Commercial Lines LLC	628165	8165	Hopper- Owned	[*]
2519	VL 81207	American Commercial Lines LLC	628166	8166	Hopper- Owned	[*]
2520	VL 81208	American Commercial Lines LLC	628167	8167	Hopper- Owned	[*]
2521	VL 81209	American Commercial Lines LLC	628168	8168	Hopper- Owned	[*]
2522	VL 81210	American Commercial Lines LLC	628169	8169	Hopper- Owned	[*]
2523	VL 81211	American Commercial Lines LLC	628170	8170	Hopper- Owned	[*]
2524	VL 81212	American Commercial Lines LLC	628171	8171	Hopper- Owned	[*]
2525	VL 81213	American Commercial Lines LLC	628172	8172	Hopper- Owned	[*]
2526	VL 81214	American Commercial Lines LLC	628173	8173	Hopper- Owned	[*]
2527	VL 81215	American Commercial Lines LLC	628174	8174	Hopper- Owned	[*]
2528	HINES 422	American Commercial Lines LLC	568175	8175	Oversized	[*]
2529	VL 81216	American Commercial Lines LLC	628175	8175	Hopper- Owned	[*]
2530	HINES 424	American Commercial Lines LLC	568176	8176	Oversized	[*]
2531	VL 81217	American Commercial Lines LLC	628176	8176	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2532	VL 81219	American Commercial Lines LLC	628178	8178	Hopper- Owned	[*]
2533	VL 81220	American Commercial Lines LLC	628179	8179	Hopper- Owned	[*]
2534	VL 81221	American Commercial Lines LLC	628180	8180	Hopper- Owned	[*]
2535	VL 81222	American Commercial Lines LLC	628181	8181	Hopper- Owned	[*]
2536	VL 81223	American Commercial Lines LLC	628182	8182	Hopper- Owned	[*]
2537	VL 81224	American Commercial Lines LLC	628183	8183	Hopper- Owned	[*]
2538	VL 81225	American Commercial Lines LLC	628184	8184	Hopper- Owned	[*]
2539	VL 81226	American Commercial Lines LLC	628185	8185	Hopper- Owned	[*]
2540	VL 81227	American Commercial Lines LLC	628186	8186	Hopper- Owned	[*]
2541	VL 81228	American Commercial Lines LLC	628187	8187	Hopper- Owned	[*]
2542	VL 81229	American Commercial Lines LLC	628188	8188	Hopper- Owned	[*]
2543	VL 81230	American Commercial Lines LLC	628189	8189	Hopper- Owned	[*]
2544	VL 81231	American Commercial Lines LLC	628190	8190	Inactive in Use	[*]
2545	VL 81232	American Commercial Lines LLC	628191	8191	Hopper- Owned	[*]
2546	VL 81233	American Commercial Lines LLC	628192	8192	Hopper- Owned	[*]
2547	VL 81234	American Commercial Lines LLC	628193	8193	Hopper- Owned	[*]
2548	VL 81235	American Commercial Lines LLC	628194	8194	Hopper- Owned	[*]
2549	VL 81236	American Commercial Lines LLC	628195	8195	Hopper- Owned	[*]
2550	ACBL 4402	American Commercial Lines LLC	578196	8196	Inactive in Use	[*]
2551	VL 81237	American Commercial Lines LLC	628196	8196	Hopper- Owned	[*]
2552	VL 81238	American Commercial Lines LLC	628197	8197	Hopper- Owned	[*]
2553	VL 81239	American Commercial Lines LLC	628198	8198	Hopper- Owned	[*]
2554	ACBL 1457	American Commercial Lines LLC	578199	8199	Inactive in Use	[*]
2555	VL 81240	American Commercial Lines LLC	628199	8199	Hopper- Owned	[*]
2556	VL 81241	American Commercial Lines LLC	628200	8200	Inactive in Use	[*]
2557	VL 81243	American Commercial Lines LLC	628202	8202	Hopper- Owned	[*]
2558	VL 81244	American Commercial Lines LLC	628203	8203	Hopper- Owned	[*]
2559	LEXINGTON	American Commercial Lines LLC	508204	8204	Boat	[*]
2560	VL 81245	American Commercial Lines LLC	628204	8204	Hopper- Owned	[*]
2561	VL 81246	American Commercial Lines LLC	628205	8205	Hopper- Owned	[*]
2562	VL 81247	American Commercial Lines LLC	628206	8206	Hopper- Owned	[*]
2563	VL 81248	American Commercial Lines LLC	628207	8207	Hopper- Owned	[*]
2564	VL 81250	American Commercial Lines LLC	628209	8209	Hopper- Owned	[*]
2565	VL 81251	American Commercial Lines LLC	628210	8210	Hopper- Owned	[*]
2566	VL 81252	American Commercial Lines LLC	628211	8211	Hopper- Owned	[*]
2567	VL 81253	American Commercial Lines LLC	628212	8212	Hopper- Owned	[*]
2568	VL 81254	American Commercial Lines LLC	628213	8213	Hopper- Owned	[*]
2569	VL 81255	American Commercial Lines LLC	628214	8214	Hopper- Owned	[*]
2570	VL 81256	American Commercial Lines LLC	628215	8215	Hopper- Owned	[*]
2571	VL 81258	American Commercial Lines LLC	628217	8217	Hopper- Owned	[*]
2572	VL 81259	American Commercial Lines LLC	628218	8218	Hopper- Owned	[*]
2573	VL 81260	American Commercial Lines LLC	628219	8219	Hopper- Owned	[*]
2574	VL 81261	American Commercial Lines LLC	628220	8220	Hopper- Owned	[*]
2575	VL 81262	American Commercial Lines LLC	628221	8221	Hopper- Owned	[*]
2576	VL 81263	American Commercial Lines LLC	628222	8222	Hopper- Owned	[*]
2577	VL 81264	American Commercial Lines LLC	628223	8223	Hopper- Owned	[*]
2578	VL 81265	American Commercial Lines LLC	628224	8224	Hopper- Owned	[*]
2579	VL 81266	American Commercial Lines LLC	628225	8225	Hopper- Owned	[*]
2580	VL 81267	American Commercial Lines LLC	628226	8226	Hopper- Owned	[*]
2581	VL 81268	American Commercial Lines LLC	628227	8227	Hopper- Owned	[*]
2582	VL 81269	American Commercial Lines LLC	628228	8228	Hopper- Owned	[*]
2583	VL 81270	American Commercial Lines LLC	628229	8229	Hopper- Owned	[*]
2584	VL 7534	American Commercial Lines LLC	568230	8230	Inactive in Use	[*]
2585	VL 81271	American Commercial Lines LLC	628230	8230	Hopper- Owned	[*]
2586	VL 81272	American Commercial Lines LLC	628231	8231	Hopper- Owned	[*]
2587	ACBL 2750	American Commercial Lines LLC	528232	8232	Inactive in Use	[*]
2588	VL 81273	American Commercial Lines LLC	628232	8232	Hopper- Owned	[*]
2589	VL 81274	American Commercial Lines LLC	628233	8233	Hopper- Owned	[*]
2590	VL 81275	American Commercial Lines LLC	628234	8234	Hopper- Owned	[*]
2591	VL 81276	American Commercial Lines LLC	628235	8235	Hopper- Owned	[*]
2592	VL 81277	American Commercial Lines LLC	628236	8236	Hopper- Owned	[*]
2593	VL 81278	American Commercial Lines LLC	628237	8237	Hopper- Owned	[*]
2594	VL 81279	American Commercial Lines LLC	628238	8238	Hopper- Owned	[*]
2595	N.M.S. NO. 1401	American Commercial Lines LLC	538258	8258	Jumbo	[*]
2596	BATON ROUGE	American Commercial Lines LLC	578268	8268	Boat	[*]
2597	N.M.S. NO. 1488	American Commercial Lines LLC	618274	8274	Jumbo	[*]
2598	N.M.S. NO. 1489	American Commercial Lines LLC	618275	8275	Non-COI	[*]
2599	N.M.S. NO. 1490	American Commercial Lines LLC	618276	8276	Inactive in Use	[*]
2600	N.M.S. NO. 1491	American Commercial Lines LLC	618277	8277	Jumbo	[*]
2601	N.M.S. NO. 1492	American Commercial Lines LLC	618278	8278	Inactive in Use	[*]
2602	N.M.S. NO. 1493	American Commercial Lines LLC	618279	8279	Jumbo	[*]
2603	N.M.S. NO. 1494	American Commercial Lines LLC	618280	8280	Jumbo	[*]
2604	CHEM 1125	American Commercial Lines LLC	618281	8281	Jumbo	[*]
2605	VLB 7252	American Commercial Lines LLC	538282	8282	Hopper- Owned	[*]
2606	VLB 7259	American Commercial Lines LLC	538289	8289	Hopper- Owned	[*]
2607	CHEM 173	American Commercial Lines LLC	1038301	8301	Jumbo	[*]
2608	HINES 446	American Commercial Lines LLC	1048302	8302	Oversized	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2609	SCNO 1313	American Commercial Lines LLC	508303	8303	Inactive in Use	[*]
2610	SCNO 1314	American Commercial Lines LLC	508304	8304	Jumbo	[*]
2611	VLB 7278	American Commercial Lines LLC	538308	8308	Inactive in Use	[*]
2612	VLB 7279	American Commercial Lines LLC	538309	8309	Inactive in Use	[*]
2613	ACBL 2004	American Commercial Lines LLC	588324	8324	Inactive in Use	[*]
2614	ACBL 2010	American Commercial Lines LLC	588330	8330	Hopper- Owned	[*]
2615	ACBL 2011	American Commercial Lines LLC	588331	8331	Hopper- Owned	[*]
2616	ACBL 2016	American Commercial Lines LLC	588336	8336	Hopper- Owned	[*]
2617	ACBL 2017	American Commercial Lines LLC	588337	8337	Inactive in Use	[*]
2618	ACBL 2018	American Commercial Lines LLC	588338	8338	Hopper- Owned	[*]
2619	ACBL 2019	American Commercial Lines LLC	588339	8339	Hopper- Owned	[*]
2620	ACBL 2020	American Commercial Lines LLC	588340	8340	Hopper- Owned	[*]
2621	ACBL 2021	American Commercial Lines LLC	588341	8341	Inactive in Use	[*]
2622	ACBL 2022	American Commercial Lines LLC	588342	8342	Inactive in Use	[*]
2623	ACBL 2023	American Commercial Lines LLC	588343	8343	Inactive in Use	[*]
2624	ACBL 2027	American Commercial Lines LLC	588347	8347	Inactive in Use	[*]
2625	CLYDE BUTCHER	American Commercial Lines LLC	298357	8357	Boat	[*]
2626	ACBL 4349	American Commercial Lines LLC	628359	8359	Hopper- Owned	[*]
2627	K 312B	American Commercial Lines LLC	588377	8377	Inactive in Use	[*]
2628	K 316B	American Commercial Lines LLC	588381	8381	Hopper- Owned	[*]
2629	K 403	American Commercial Lines LLC	588384	8384	Inactive in Use	[*]
2630	R. W. NAYE	American Commercial Lines LLC	518412	8412	Boat	[*]
2631	JOE BOBZIEN	American Commercial Lines LLC	588466	8466	Boat	[*]
2632	ACBL 4135	American Commercial Lines LLC	648467	8467	Hopper- Owned	[*]
2633	HINES 421B	American Commercial Lines LLC	958493	8493	Oversized	[*]
2634	VL 7516	American Commercial Lines LLC	568507	8507	Hopper- Owned	[*]
2635	VL 7517	American Commercial Lines LLC	568508	8508	Hopper- Owned	[*]
2636	NOMA0248	American Commercial Lines LLC	618589	8589	Hopper- Owned	[*]
2637	D. D. #10	American Commercial Lines LLC	568604	8604	Inactive in Use	[*]
2638	CHEM 1704 ex LCD 4905	American Commercial Lines LLC	528605	8605	Oversized	[*]
2639	LCD 4906	American Commercial Lines LLC	528606	8606	Oversized	[*]
2640	CCT 362	American Commercial Lines LLC	638607	8607	Hopper- Owned	[*]
2641	CCT 364	American Commercial Lines LLC	638609	8609	Hopper- Owned	[*]
2642	CCT 365	American Commercial Lines LLC	638610	8610	Hopper- Owned	[*]
2643	JAMES E. PHILPOTT	American Commercial Lines LLC	568630	8630	Boat	[*]
2644	ACBL 1815	American Commercial Lines LLC	578665	8665	Hopper- Owned	[*]
2645	ACBL 1817	American Commercial Lines LLC	578667	8667	Inactive in Use	[*]
2646	ACBL 1824	American Commercial Lines LLC	578674	8674	Inactive in Use	[*]
2647	HINES 432	American Commercial Lines LLC	628721	8721	Oversized	[*]
2648	WTT 0852	American Commercial Lines LLC	638731	8731	Hopper- Owned	[*]
2649	WTT 0853	American Commercial Lines LLC	638732	8732	Hopper- Owned	[*]
2650	WTT 0854	American Commercial Lines LLC	638733	8733	Hopper- Owned	[*]
2651	WTT 0855	American Commercial Lines LLC	638734	8734	Hopper- Owned	[*]
2652	WTT 0856	American Commercial Lines LLC	638735	8735	Hopper- Owned	[*]
2653	WTT 0857	American Commercial Lines LLC	638736	8736	Hopper- Owned	[*]
2654	WTT 0858	American Commercial Lines LLC	638737	8737	Hopper- Owned	[*]
2655	CHEM 181	American Commercial Lines LLC	1058738	8738	Jumbo	[*]
2656	WTT 0859	American Commercial Lines LLC	638738	8738	Hopper- Owned	[*]
2657	CHARLES E PETERS	American Commercial Lines LLC	528740	8740	Boat	[*]
2658	L. J. SULLIVAN	American Commercial Lines LLC	578740	8740	Boat	[*]
2659	WTT 0861	American Commercial Lines LLC	638740	8740	Hopper- Owned	[*]
2660	WTT 0863	American Commercial Lines LLC	638742	8742	Hopper- Owned	[*]
2661	WTT 0864	American Commercial Lines LLC	638743	8743	Hopper- Owned	[*]
2662	WTT 0865	American Commercial Lines LLC	638744	8744	Hopper- Owned	[*]
2663	WTT 0866	American Commercial Lines LLC	638745	8745	Hopper- Owned	[*]
2664	WTT 0867	American Commercial Lines LLC	638746	8746	Hopper- Owned	[*]
2665	WTT 0868	American Commercial Lines LLC	638747	8747	Hopper- Owned	[*]
2666	WTT 0869	American Commercial Lines LLC	638748	8748	Hopper- Owned	[*]
2667	WTT 0870	American Commercial Lines LLC	638749	8749	Hopper- Owned	[*]
2668	WTT 0871	American Commercial Lines LLC	638750	8750	Hopper- Owned	[*]
2669	WTT 0872	American Commercial Lines LLC	638751	8751	Hopper- Owned	[*]
2670	WTT 0873	American Commercial Lines LLC	638752	8752	Hopper- Owned	[*]
2671	WTT 0874	American Commercial Lines LLC	638753	8753	Hopper- Owned	[*]
2672	WTT 0875	American Commercial Lines LLC	638754	8754	Hopper- Owned	[*]
2673	NAN	American Commercial Lines LLC	628776	8776	Boat	[*]
2674	ACBL 1373	American Commercial Lines LLC	578823	8823	Hopper- Owned	[*]
2675	ACBL 1374	American Commercial Lines LLC	578824	8824	Hopper- Owned	[*]
2676	ACBL 1375	American Commercial Lines LLC	578825	8825	Hopper- Owned	[*]
2677	ACBL 1376	American Commercial Lines LLC	578826	8826	Hopper- Owned	[*]
2678	ACBL 1377	American Commercial Lines LLC	578827	8827	Hopper- Owned	[*]
2679	CHEM 174	American Commercial Lines LLC	1038827	8827	Jumbo	[*]
2680	ACBL 1378	American Commercial Lines LLC	578828	8828	Hopper- Owned	[*]
2681	ACBL 365X	American Commercial Lines LLC	1038828	8828	Hopper- Owned	[*]
2682	ACBL 1379	American Commercial Lines LLC	578829	8829	Hopper- Owned	[*]
2683	ACBL 366X	American Commercial Lines LLC	1038829	8829	Hopper- Owned	[*]
2684	ACBL 1380	American Commercial Lines LLC	578830	8830	Hopper- Owned	[*]
2685	ACBL 367X	American Commercial Lines LLC	1038830	8830	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2686	ACBL 1381	American Commercial Lines LLC	578831	8831	Hopper- Owned	[*]
2687	ACBL 368X	American Commercial Lines LLC	1038831	8831	Hopper- Owned	[*]
2688	ACBL 1382	American Commercial Lines LLC	578832	8832	Hopper- Owned	[*]
2689	ACBL 369X	American Commercial Lines LLC	1038832	8832	Hopper- Owned	[*]
2690	N.M.S. NO. 1496	American Commercial Lines LLC	618892	8892	Jumbo	[*]
2691	N.M.S. NO. 1497	American Commercial Lines LLC	618893	8893	Inactive	[*]
2692	N.M.S. NO. 1498	American Commercial Lines LLC	618894	8894	Inactive in Use	[*]
2693	N.M.S. NO. 1499	American Commercial Lines LLC	618895	8895	Inactive in Use	[*]
2694	N.M.S. NO. 1448	American Commercial Lines LLC	618896	8896	Jumbo	[*]
2695	N.M.S. NO. 1449	American Commercial Lines LLC	618897	8897	Inactive in Use	[*]
2696	N.M.S. NO. 1441	American Commercial Lines LLC	618899	8899	Inactive in Use	[*]
2697	N.M.S. NO. 1442	American Commercial Lines LLC	618900	8900	Jumbo	[*]
2698	N.M.S. NO. 1443	American Commercial Lines LLC	618901	8901	Jumbo	[*]
2699	N.M.S. NO. 1444	American Commercial Lines LLC	618904	8904	Jumbo	[*]
2700	N.M.S. NO. 1445	American Commercial Lines LLC	618905	8905	Inactive in Use	[*]
2701	N.M.S. NO. 1446	American Commercial Lines LLC	618906	8906	Jumbo	[*]
2702	N.M.S. NO. 1447	American Commercial Lines LLC	618907	8907	Inactive in Use	[*]
2703	ACBL 200	American Commercial Lines LLC	628922	8922	Hopper- Owned	[*]
2704	ACBL 201	American Commercial Lines LLC	628923	8923	Hopper- Owned	[*]
2705	ACBL 202	American Commercial Lines LLC	628924	8924	Hopper- Owned	[*]
2706	ACBL 203	American Commercial Lines LLC	628925	8925	Hopper- Owned	[*]
2707	ACBL 204	American Commercial Lines LLC	628926	8926	Hopper- Owned	[*]
2708	ACBL 205	American Commercial Lines LLC	628927	8927	Hopper- Owned	[*]
2709	ACBL 206	American Commercial Lines LLC	628928	8928	Hopper- Owned	[*]
2710	ACBL 207	American Commercial Lines LLC	628929	8929	Hopper- Owned	[*]
2711	ACBL 208	American Commercial Lines LLC	628930	8930	Hopper- Owned	[*]
2712	ACBL 209	American Commercial Lines LLC	628931	8931	Hopper- Owned	[*]
2713	ACBL 210	American Commercial Lines LLC	628932	8932	Hopper- Owned	[*]
2714	ACBL 211	American Commercial Lines LLC	628933	8933	Hopper- Owned	[*]
2715	ACBL 212	American Commercial Lines LLC	628934	8934	Hopper- Owned	[*]
2716	ACBL 213	American Commercial Lines LLC	628935	8935	Hopper- Owned	[*]
2717	ACBL 214	American Commercial Lines LLC	628936	8936	Hopper- Owned	[*]
2718	ACBL 215	American Commercial Lines LLC	628937	8937	Hopper- Owned	[*]
2719	SARAH ELIZABETH	American Commercial Lines LLC	518938	8938	Boat	[*]
2720	ACBL 217	American Commercial Lines LLC	628939	8939	Hopper- Owned	[*]
2721	ACBL 218	American Commercial Lines LLC	628940	8940	Hopper- Owned	[*]
2722	ACBL 219	American Commercial Lines LLC	628941	8941	Hopper- Owned	[*]
2723	ACBL 143	American Commercial Lines LLC	638971	8971	Hopper- Owned	[*]
2724	ACBL 144	American Commercial Lines LLC	638972	8972	Hopper- Owned	[*]
2725	ACBL 146	American Commercial Lines LLC	638974	8974	Hopper- Owned	[*]
2726	ACBL 147	American Commercial Lines LLC	638975	8975	Hopper- Owned	[*]
2727	CINDY CELESTE	American Commercial Lines LLC	979002	9002	Boat	[*]
2728	ACL 96000	American Commercial Lines LLC	1039004	9004	Hopper- Owned	[*]
2729	ACL 96001	American Commercial Lines LLC	1039005	9005	Hopper- Owned	[*]
2730	ACL 96002	American Commercial Lines LLC	1039006	9006	Hopper- Owned	[*]
2731	ACL 96003	American Commercial Lines LLC	1039007	9007	Hopper- Owned	[*]
2732	CHEM 72	American Commercial Lines LLC	299007	9007	Inactive in Use	[*]
2733	ACL 96004	American Commercial Lines LLC	1039008	9008	Hopper- Owned	[*]
2734	ACL 96005	American Commercial Lines LLC	1039009	9009	Hopper- Owned	[*]
2735	SCNO 1329-B	American Commercial Lines LLC	599013	9013	Non-COI	[*]
2736	VLB 7712	American Commercial Lines LLC	579014	9014	Inactive in Use	[*]
2737	VLB 7713	American Commercial Lines LLC	579015	9015	Inactive in Use	[*]
2738	VLB 7715	American Commercial Lines LLC	579017	9017	Inactive in Use	[*]
2739	WARREN MCKINNEY	American Commercial Lines LLC	629017	9017	Boat	[*]
2740	VLB 7716	American Commercial Lines LLC	579018	9018	Inactive in Use	[*]
2741	VLB 7717	American Commercial Lines LLC	579019	9019	Inactive in Use	[*]
2742	VLB 7718	American Commercial Lines LLC	579020	9020	Inactive in Use	[*]
2743	VLB 7719	American Commercial Lines LLC	579021	9021	Inactive in Use	[*]
2744	CHARLES F.DETMAR JR.	American Commercial Lines LLC	539034	9034	Boat	[*]
2745	VLX 7582	American Commercial Lines LLC	569055	9055	Hopper- Owned	[*]
2746	VLX 7584	American Commercial Lines LLC	569057	9057	Inactive in Use	[*]
2747	VLX 7586	American Commercial Lines LLC	569059	9059	Inactive in Use	[*]
2748	VLX 7587	American Commercial Lines LLC	569060	9060	Inactive in Use	[*]
2749	VLX 7590	American Commercial Lines LLC	569063	9063	Inactive in Use	[*]
2750	VLX 7632	American Commercial Lines LLC	569069	9069	Inactive in Use	[*]
2751	VLX 7633	American Commercial Lines LLC	569070	9070	Inactive in Use	[*]
2752	VLX 7635	American Commercial Lines LLC	569072	9072	Inactive in Use	[*]
2753	VLX 7638	American Commercial Lines LLC	569075	9075	Inactive in Use	[*]
2754	VLX 7639	American Commercial Lines LLC	569076	9076	Inactive in Use	[*]
2755	W. A. KERNAN	American Commercial Lines LLC	559099	9099	Boat	[*]
2756	LADY GRACE II	American Commercial Lines LLC	529112	9112	Boat	[*]
2757	PRBL-2	American Commercial Lines LLC	629128	9128	Inactive in Use	[*]
2758	4930	American Commercial Lines LLC	529129	9129	Oversized	[*]
2759	SUE HOLSTON	American Commercial Lines LLC	569175	9175	Boat	[*]
2760	ACBL 4353	American Commercial Lines LLC	599192	9192	Hopper- Owned	[*]
2761	ACBL 4352	American Commercial Lines LLC	599194	9194	Hopper- Owned	[*]
2762	ACBL 4122	American Commercial Lines LLC	639211	9211	Hopper- Owned	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2763	ACBL 4120	American Commercial Lines LLC	639212	9212	Hopper- Owned	[*]
2764	ACBL 4121	American Commercial Lines LLC	639249	9249	Hopper- Owned	[*]
2765	ACBL 5000	American Commercial Lines LLC	619258	9258	Hopper- Owned	[*]
2766	ACBL 5003	American Commercial Lines LLC	619261	9261	Hopper- Owned	[*]
2767	ACBL 5004	American Commercial Lines LLC	619262	9262	Hopper- Owned	[*]
2768	ACBL 5005	American Commercial Lines LLC	619263	9263	Hopper- Owned	[*]
2769	ACBL 5006	American Commercial Lines LLC	619264	9264	Hopper- Owned	[*]
2770	ACBL 5007	American Commercial Lines LLC	619265	9265	Hopper- Owned	[*]
2771	ACBL 5008	American Commercial Lines LLC	619266	9266	Hopper- Owned	[*]
2772	ACBL 5009	American Commercial Lines LLC	619267	9267	Hopper- Owned	[*]
2773	CHEM 156	American Commercial Lines LLC	989281	9281	Jumbo	[*]
2774	CHEM 157	American Commercial Lines LLC	989282	9282	Jumbo	[*]
2775	CHEM 158	American Commercial Lines LLC	989283	9283	Jumbo	[*]
2776	CHEM 159	American Commercial Lines LLC	989284	9284	Jumbo	[*]
2777	CHEM 160	American Commercial Lines LLC	989285	9285	Jumbo	[*]
2778	SCNO 1317	American Commercial Lines LLC	509294	9294	Inactive in Use	[*]
2779	SCNO 1319	American Commercial Lines LLC	509296	9296	Inactive in Use	[*]
2780	SCNO 1322	American Commercial Lines LLC	509299	9299	Inactive in Use	[*]
2781	ACBL 1870	American Commercial Lines LLC	609317	9317	Hopper- Owned	[*]
2782	ACBL 1871	American Commercial Lines LLC	609318	9318	Hopper- Owned	[*]
2783	ACBL 1872	American Commercial Lines LLC	609319	9319	Hopper- Owned	[*]
2784	ACBL 1873	American Commercial Lines LLC	609320	9320	Hopper- Owned	[*]
2785	ACBL 1874	American Commercial Lines LLC	609321	9321	Hopper- Owned	[*]
2786	ACBL 1875	American Commercial Lines LLC	609322	9322	Hopper- Owned	[*]
2787	ACBL 1879	American Commercial Lines LLC	609326	9326	Hopper- Owned	[*]
2788	ACBL 1880	American Commercial Lines LLC	609327	9327	Hopper- Owned	[*]
2789	ACBL 1881	American Commercial Lines LLC	609328	9328	Hopper- Owned	[*]
2790	ACBL 1883	American Commercial Lines LLC	609330	9330	Inactive in Use	[*]
2791	ACBL 1884	American Commercial Lines LLC	609331	9331	Hopper- Owned	[*]
2792	ACBL 1921	American Commercial Lines LLC	519334	9334	Inactive in Use	[*]
2793	ACBL 1922	American Commercial Lines LLC	519335	9335	Inactive in Use	[*]
2794	ACBL 4337	American Commercial Lines LLC	589408	9408	Hopper- Owned	[*]
2795	SER 164	American Commercial Lines LLC	549451	9451	Hopper- Owned	[*]
2796	SER 165	American Commercial Lines LLC	549452	9452	Inactive in Use	[*]
2797	SER 167	American Commercial Lines LLC	549454	9454	Hopper- Owned	[*]
2798	SER 168	American Commercial Lines LLC	549455	9455	Hopper- Owned	[*]
2799	SER 169	American Commercial Lines LLC	549456	9456	Hopper- Owned	[*]
2800	SER 170	American Commercial Lines LLC	549457	9457	Inactive in Use	[*]
2801	SER 171	American Commercial Lines LLC	549458	9458	Hopper- Owned	[*]
2802	SER 173	American Commercial Lines LLC	549460	9460	Hopper- Owned	[*]
2803	SER 175	American Commercial Lines LLC	549462	9462	Hopper- Owned	[*]
2804	ACBL 2845	American Commercial Lines LLC	549463	9463	Hopper- Owned	[*]
2805	ACBL 4242	American Commercial Lines LLC	629465	9465	Hopper- Owned	[*]
2806	ACBL 2848	American Commercial Lines LLC	549466	9466	Hopper- Owned	[*]
2807	S.C. & N.O. 1315	American Commercial Lines LLC	509466	9466	Inactive in Use	[*]
2808	SCNO 1316	American Commercial Lines LLC	509467	9467	Jumbo	[*]
2809	ACBL 2850	American Commercial Lines LLC	549468	9468	Inactive in Use	[*]
2810	ACBL 2851	American Commercial Lines LLC	549469	9469	Hopper- Owned	[*]
2811	ACBL 2852	American Commercial Lines LLC	549470	9470	Inactive in Use	[*]
2812	ACBL 2853	American Commercial Lines LLC	549471	9471	Inactive in Use	[*]
2813	ACBL 2854	American Commercial Lines LLC	549472	9472	Inactive in Use	[*]
2814	ACBL 2856	American Commercial Lines LLC	549474	9474	Inactive in Use	[*]
2815	ACBL 2860	American Commercial Lines LLC	549478	9478	Inactive in Use	[*]
2816	ACBL 2861	American Commercial Lines LLC	549479	9479	Inactive in Use	[*]
2817	ACBL 106	American Commercial Lines LLC	529482	9482	Inactive in Use	[*]
2818	ACBL 1358	American Commercial Lines LLC	579501	9501	Hopper- Owned	[*]
2819	ACBL 1359	American Commercial Lines LLC	579502	9502	Hopper- Owned	[*]
2820	ACBL 1360	American Commercial Lines LLC	579503	9503	Hopper- Owned	[*]
2821	ACBL 1361	American Commercial Lines LLC	579504	9504	Hopper- Owned	[*]
2822	ACBL 1362	American Commercial Lines LLC	579505	9505	Hopper- Owned	[*]
2823	ACBL 1363	American Commercial Lines LLC	579506	9506	Hopper- Owned	[*]
2824	ACBL 1364	American Commercial Lines LLC	579507	9507	Hopper- Owned	[*]
2825	ACBL 1366	American Commercial Lines LLC	579509	9509	Hopper- Owned	[*]
2826	ACBL 1367	American Commercial Lines LLC	579510	9510	Hopper- Owned	[*]
2827	ACBL 1368	American Commercial Lines LLC	579511	9511	Hopper- Owned	[*]
2828	ACBL 1369	American Commercial Lines LLC	579512	9512	Hopper- Owned	[*]
2829	ACBL 1370	American Commercial Lines LLC	579513	9513	Hopper- Owned	[*]
2830	ACBL 1371	American Commercial Lines LLC	579514	9514	Hopper- Owned	[*]
2831	ACBL 1372	American Commercial Lines LLC	579515	9515	Hopper- Owned	[*]
2832	N.M.S. No. 1453	American Commercial Lines LLC	549515	9515	Jumbo	[*]
2833	ACBL 1797	American Commercial Lines LLC	579516	9516	Inactive in Use	[*]
2834	N.M.S. NO. 1454	American Commercial Lines LLC	549516	9516	Jumbo	[*]
2835	ACBL 1803	American Commercial Lines LLC	579522	9522	Hopper- Owned	[*]
2836	ACBL 1805	American Commercial Lines LLC	579524	9524	Hopper- Owned	[*]
2837	CHEM 274	American Commercial Lines LLC	1089532	9532	Jumbo	[*]
2838	CHEM 275	American Commercial Lines LLC	1089533	9533	Jumbo	[*]
2839	NL 116	American Commercial Lines LLC	569533	9533	Inactive in Use	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(1) Towboats Barges and other Vessels — Owned

			Official	Terminal		Appraised Asset
Vessel	Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Value
2840	NL 129	American Commercial Lines LLC	569546	9546	Inactive in Use	[*]
2841	ANDREW CANNAVA	American Commercial Lines LLC	579562	9562	Boat	[*]
2842	WILLIAM C. NORMAN	American Commercial Lines LLC	649605	9605	Boat	[*]
2843	CHEM 175	American Commercial Lines LLC	1039628	9628	Jumbo	[*]
2844	CHRISTIAN BRINKOP	American Commercial Lines LLC	659639	9639	Boat	[*]
2845	ACBL 4231	American Commercial Lines LLC	629686	9686	Hopper- Owned	[*]
2846	ACBL 4236	American Commercial Lines LLC	629687	9687	Hopper- Owned	[*]
2847	HINES 433B	American Commercial Lines LLC	589709	9709	Oversized	[*]
2848	ACBL 4358	American Commercial Lines LLC	629819	9819	Hopper- Owned	[*]
2849	1207	American Commercial Lines LLC	299854	9854	Inactive in Use	[*]
2850	TPC 327	American Commercial Lines LLC	599885	9885	Hopper- Owned	[*]
2851	TPC 329	American Commercial Lines LLC	599887	9887	Hopper- Owned	[*]
2852	TPC 330	American Commercial Lines LLC	599888	9888	Hopper- Owned	[*]
2853	4908	American Commercial Lines LLC	559908	9908	Oversized	[*]
2854	4603	American Commercial Lines LLC	559909	9909	Oversized	[*]
2855	4632	American Commercial Lines LLC	559910	9910	Oversized	[*]
2856	4633	American Commercial Lines LLC	559911	9911	Oversized	[*]
2857	CHEM 1600	American Commercial Lines LLC	559912	9912	Oversized	[*]
2858	VLB 7950	American Commercial Lines LLC	609922	9922	Hopper- Owned	[*]
2859	ACBL 2804	American Commercial Lines LLC	539930	9930	Inactive in Use	[*]
2860	ACBL 2806	American Commercial Lines LLC	539932	9932	Inactive in Use	[*]
2861	ACBL 2812	American Commercial Lines LLC	539938	9938	Inactive in Use	[*]
2862	ACBL 2814	American Commercial Lines LLC	539940	9940	Inactive in Use	[*]
2863	ACBL 2815	American Commercial Lines LLC	539941	9941	Inactive in Use	[*]
2864	VLB 7952	American Commercial Lines LLC	609952	9952	Inactive in Use	[*]
2865	EDDIE TOUCHETTE	American Commercial Lines LLC	549972	9972	Boat	[*]
2866	CARL CANNON	American Commercial Lines LLC	619976	9976	Boat	[*]
2867	ROBERT GREENE	American Commercial Lines LLC	619977	9977	Boat	[*]
2868	N.M.S. NO. 1478	American Commercial Lines LLC	599980	9980	Inactive	[*]
2869	N.M.S. NO. 1479	American Commercial Lines LLC	599981	9981	Jumbo	[*]
2870	CGB 437B	American Commercial Lines LLC	639988	9988	Hopper- Owned	[*]
2871	CGB 438B	American Commercial Lines LLC	639989	9989	Hopper- Owned	[*]
2872	CGB 439B	American Commercial Lines LLC	639990	9990	Hopper- Owned	[*]
2873	CGB 440B	American Commercial Lines LLC	639991	9991	Hopper- Owned	[*]
2874	CGB 441B	American Commercial Lines LLC	639992	9992	Hopper- Owned	[*]
2875	CGB 442B	American Commercial Lines LLC	639993	9993	Hopper- Owned	[*]
2876	VLB 7953	American Commercial Lines LLC	609995	9995	Hopper- Owned	[*]
1	MID STREAM 2	ACL Transportation Services LLC	1090266	266	Boat	[*]
2	RIGGER III	ACL Transportation Services LLC	651336	1336	Boat	[*]
3	SEA STAR	ACL Transportation Services LLC	1021586	1586	Boat	[*]
4	WARREN E BOURGEOIS	ACL Transportation Services LLC	561874	1874	Boat	[*]
5	TROTTER	ACL Transportation Services LLC	631883	1883	Boat	[*]
6	JACKIE LEE	ACL Transportation Services LLC	632286	2286	Boat	[*]
7	CONSTRUCTOR	ACL Transportation Services LLC	292866	2866	Boat	[*]
8	T.E. RAGSDALE	ACL Transportation Services LLC	553040	3040	Boat	[*]
9	CRUSADER	ACL Transportation Services LLC	523245	3245	Boat	[*]
10	STEVE A. MCKINNEY	ACL Transportation Services LLC	563295	3295	Boat	[*]
11	INSPECTOR	ACL Transportation Services LLC	1023528	3528	Boat	[*]
12	COLT	ACL Transportation Services LLC	633747	3747	Boat	[*]
13	PINTO	ACL Transportation Services LLC	563968	3968	Boat	[*]
14	J. MARIE tbr MISS HARRIETT	ACL Transportation Services LLC	624032	4032	Boat	[*]
15	HOWARD EVANS	ACL Transportation Services LLC	644042	4042	Boat	[*]
16	BIG DADDY	ACL Transportation Services LLC	294085	4085	Boat	[*]
17	JACK CROWLEY	ACL Transportation Services LLC	585021	5021	Boat	[*]
18	SURVEYOR	ACL Transportation Services LLC	505710	5710	Boat	[*]
19	C-MC	ACL Transportation Services LLC	656818	6818	Boat	[*]
20	BUD WEBER	ACL Transportation Services LLC	636848	6848	Boat	[*]
21	MIKE BREEN	ACL Transportation Services LLC	629000	9000	Boat	[*]
22	DON STEPHENS	ACL Transportation Services LLC	619667	9667	Boat	[*]

2898	Total Vessels Owned and Mortgaged				Total Asset Value	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)1	Leased Vessels

		Official	Terminal
Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Appraised Asset Value
ABC 0351	American Commercial Lines LLC	622375		FR	N/A
ACL00100	American Commercial Lines LLC	1106529		FR	N/A
ACL00101	American Commercial Lines LLC	1106530		FR	N/A
ACL00102	American Commercial Lines LLC	1106531		FR	N/A
ACL00103	American Commercial Lines LLC	1106532		FR	N/A
ACL00104	American Commercial Lines LLC	1106533		FR	N/A
ACL00105	American Commercial Lines LLC	1106534		FR	N/A
ACL00106	American Commercial Lines LLC	1106535		FR	N/A
ACL00107	American Commercial Lines LLC	1106537		FR	N/A
ACL00108	American Commercial Lines LLC	1106538		FR	N/A
ACL00109	American Commercial Lines LLC	1106540		FR	N/A
ACL00110	American Commercial Lines LLC	1106542		FR	N/A
ACL00111	American Commercial Lines LLC	1106544		FR	N/A
ACL00112	American Commercial Lines LLC	1106550		FR	N/A
ACL00113	American Commercial Lines LLC	1106551		FR	N/A
ACL00114	American Commercial Lines LLC	1106553		FR	N/A
ACL00115	American Commercial Lines LLC	1106555		FR	N/A
ACL00116	American Commercial Lines LLC	1106557		FR	N/A
ACL00117	American Commercial Lines LLC	1106558		FR	N/A
ACL00118	American Commercial Lines LLC	1106560		FR	N/A
ACL00119	American Commercial Lines LLC	1106562		FR	N/A
ACL00200	American Commercial Lines LLC	1093400		FB	N/A
ACL00201	American Commercial Lines LLC	1093401		FB	N/A
ACL00202	American Commercial Lines LLC	1095424		FB	N/A
ACL00203	American Commercial Lines LLC	1095425		FB	N/A
ACL00204	American Commercial Lines LLC	1095426		FB	N/A
ACL00205	American Commercial Lines LLC	1095427		FB	N/A
ACL00206	American Commercial Lines LLC	1095428		FB	N/A
ACL00207	American Commercial Lines LLC	1095429		FB	N/A
ACL00208	American Commercial Lines LLC	1099661		FB	N/A
ACL00209	American Commercial Lines LLC	1099662		FB	N/A
ACL00210	American Commercial Lines LLC	1106129		FB	N/A
ACL00211	American Commercial Lines LLC	1106130		FB	N/A
ACL00212	American Commercial Lines LLC	1106131		FB	N/A
ACL00213	American Commercial Lines LLC	1106132		FB	N/A
ACL00214	American Commercial Lines LLC	1106133		FB	N/A
ACL00215	American Commercial Lines LLC	1106134		FB	N/A
ACL00216	American Commercial Lines LLC	1106135		FB	N/A
ACL00217	American Commercial Lines LLC	1106136		FB	N/A
ACL00218	American Commercial Lines LLC	1106137		FB	N/A
ACL00219	American Commercial Lines LLC	1106138		FB	N/A
ACL00220	American Commercial Lines LLC	1106564		FB	N/A
ACL00221	American Commercial Lines LLC	1106536		FB	N/A
ACL00222	American Commercial Lines LLC	1106539		FB	N/A
ACL00223	American Commercial Lines LLC	1106541		FB	N/A
ACL00224	American Commercial Lines LLC	1106139		FB	N/A
ACL00225	American Commercial Lines LLC	1106140		FB	N/A
ACL00226	American Commercial Lines LLC	1106141		FB	N/A
ACL00227	American Commercial Lines LLC	1106142		FB	N/A
ACL00228	American Commercial Lines LLC	1106143		FB	N/A
ACL00229	American Commercial Lines LLC	1106144		FB	N/A
ACL00230	American Commercial Lines LLC	1106145		FB	N/A
ACL00231	American Commercial Lines LLC	1106146		FB	N/A
ACL00232	American Commercial Lines LLC	1106147		FB	N/A
ACL00233	American Commercial Lines LLC	1106148		FB	N/A
ACL00234	American Commercial Lines LLC	1106149		FB	N/A
ACL00500	American Commercial Lines LLC	1099641		RR	N/A
ACL00501	American Commercial Lines LLC	1099642		RR	N/A
ACL00502	American Commercial Lines LLC	1099643		RR	N/A
ACL00503	American Commercial Lines LLC	1099644		RR	N/A
ACL00504	American Commercial Lines LLC	1099645		RR	N/A
ACL00505	American Commercial Lines LLC	1099646		RR	N/A
ACL00506	American Commercial Lines LLC	1099647		RR	N/A
ACL00507	American Commercial Lines LLC	1099648		RR	N/A
ACL00508	American Commercial Lines LLC	1099649		RR	N/A
ACL00509	American Commercial Lines LLC	1099650		RR	N/A
ACL00510	American Commercial Lines LLC	1099651		RR	N/A
ACL00511	American Commercial Lines LLC	1099652		RR	N/A
ACL00512	American Commercial Lines LLC	1099653		RR	N/A
ACL00513	American Commercial Lines LLC	1099654		RR	N/A
ACL00514	American Commercial Lines LLC	1099655		RR	N/A

Schedule 4.01(h)1	Leased Vessels

		Official	Terminal
Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Appraised Asset Value
ACL00515	American Commercial Lines LLC	1099656		RR	N/A
ACL00516	American Commercial Lines LLC	1099657		RR	N/A
ACL00517	American Commercial Lines LLC	1099658		RR	N/A
ACL00518	American Commercial Lines LLC	1099659		RR	N/A
ACL00519	American Commercial Lines LLC	1099660		RR	N/A
ACL00520	American Commercial Lines LLC	1102948		RR	N/A
ACL00521	American Commercial Lines LLC	1102949		RR	N/A
ACL00522	American Commercial Lines LLC	1102950		RR	N/A
ACL00523	American Commercial Lines LLC	1102951		RR	N/A
ACL00524	American Commercial Lines LLC	1102952		RR	N/A
ACL00525	American Commercial Lines LLC	1102953		RR	N/A
ACL00526	American Commercial Lines LLC	1102954		RR	N/A
ACL00527	American Commercial Lines LLC	1102955		RR	N/A
ACL00528	American Commercial Lines LLC	1102956		RR	N/A
ACL00529	American Commercial Lines LLC	1102957		RR	N/A
ACL00530	American Commercial Lines LLC	1106543		RR	N/A
ACL00531	American Commercial Lines LLC	1106545		RR	N/A
ACL00532	American Commercial Lines LLC	1106546		RR	N/A
ACL00533	American Commercial Lines LLC	1106547		RR	N/A
ACL00534	American Commercial Lines LLC	1106548		RR	N/A
ACL00535	American Commercial Lines LLC	1106549		RR	N/A
ACL00536	American Commercial Lines LLC	1106552		RR	N/A
ACL00537	American Commercial Lines LLC	1106554		RR	N/A
ACL00538	American Commercial Lines LLC	1106556		RR	N/A
ACL00539	American Commercial Lines LLC	1106559		RR	N/A
ACL00540	American Commercial Lines LLC	1106561		RR	N/A
ACL00541	American Commercial Lines LLC	1106563		RR	N/A
ACL00542	American Commercial Lines LLC	1106565		RR	N/A
ACL00543	American Commercial Lines LLC	1106566		RR	N/A
ACL00544	American Commercial Lines LLC	1106567		RR	N/A
ACL00545	American Commercial Lines LLC	1106105		RR	N/A
ACL00546	American Commercial Lines LLC	1106106		RR	N/A
ACL00547	American Commercial Lines LLC	1106107		RR	N/A
ACL00548	American Commercial Lines LLC	1106108		RR	N/A
ACL00549	American Commercial Lines LLC	1106109		RR	N/A
ACL00550	American Commercial Lines LLC	1106568		RR	N/A
ACL00551	American Commercial Lines LLC	1106110		RR	N/A
ACL00552	American Commercial Lines LLC	1106111		RR	N/A
ACL00553	American Commercial Lines LLC	1106112		RR	N/A
ACL00554	American Commercial Lines LLC	1106113		RR	N/A
ACL00555	American Commercial Lines LLC	1106114		RR	N/A
ACL00556	American Commercial Lines LLC	1106115		RR	N/A
ACL00557	American Commercial Lines LLC	1106116		RR	N/A
ACL00558	American Commercial Lines LLC	1106117		RR	N/A
ACL00559	American Commercial Lines LLC	1106118		RR	N/A
ACL00560	American Commercial Lines LLC	1106119		RR	N/A
ACL00561	American Commercial Lines LLC	1106120		RR	N/A
ACL00562	American Commercial Lines LLC	1106121		RR	N/A
ACL00563	American Commercial Lines LLC	1106122		RR	N/A
ACL00564	American Commercial Lines LLC	1106123		RR	N/A
ACL00565	American Commercial Lines LLC	1106124		RR	N/A
ACL00566	American Commercial Lines LLC	1106125		RR	N/A
ACL00568	American Commercial Lines LLC	1106127		RR	N/A
ACL00569	American Commercial Lines LLC	1106128		RR	N/A
ACL00570	American Commercial Lines LLC	1106150		RR	N/A
ACL00571	American Commercial Lines LLC	1106151		RR	N/A
ACL00572	American Commercial Lines LLC	1106152		RR	N/A
ACL00573	American Commercial Lines LLC	1106153		RR	N/A
ACL00574	American Commercial Lines LLC	1106154		RR	N/A
ACL00575	American Commercial Lines LLC	1106155		RR	N/A
ACL00576	American Commercial Lines LLC	1106156		RR	N/A
ACL00577	American Commercial Lines LLC	1106157		RR	N/A
ACL00578	American Commercial Lines LLC	1106158		RR	N/A
ACL00579	American Commercial Lines LLC	1106159		RR	N/A
ACL00580	American Commercial Lines LLC	1106160		RR	N/A
ACL00581	American Commercial Lines LLC	1106161		RR	N/A
ACL00600	American Commercial Lines LLC	1093402		RB	N/A
ACL00601	American Commercial Lines LLC	1093403		RB	N/A
ACL00602	American Commercial Lines LLC	1093404		RB	N/A
ACL00603	American Commercial Lines LLC	1093405		RB	N/A
ACL00604	American Commercial Lines LLC	1093406		RB	N/A

Schedule 4.01(h)1	Leased Vessels

		Official	Terminal
Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Appraised Asset Value
ACL00605	American Commercial Lines LLC	1093407		RB	N/A
ACL00606	American Commercial Lines LLC	1093408		RB	N/A
ACL00607	American Commercial Lines LLC	1093409		RB	N/A
ACL00608	American Commercial Lines LLC	1093410		RB	N/A
ACL00609	American Commercial Lines LLC	1093411		RB	N/A
ACL01167	American Commercial Lines LLC	1120550		FR	N/A
ACL01168	American Commercial Lines LLC	1120551		FR	N/A
ACL01169	American Commercial Lines LLC	1120552		FR	N/A
ACL02100	American Commercial Lines LLC	1136559		FR	N/A
ACL02101	American Commercial Lines LLC	1136561		FR	N/A
ACL02102	American Commercial Lines LLC	1136562		FR	N/A
ACL02103	American Commercial Lines LLC	1136563		FR	N/A
ACL02104	American Commercial Lines LLC	1136564		FR	N/A
ACL02105	American Commercial Lines LLC	1136565		FR	N/A
ACL02106	American Commercial Lines LLC	1136566		FR	N/A
ACL02107	American Commercial Lines LLC	1136567		FR	N/A
ACL02108	American Commercial Lines LLC	1136569		FR	N/A
ACL02109	American Commercial Lines LLC	1136570		FR	N/A
ACL02110	American Commercial Lines LLC	1136572		FR	N/A
ACL02111	American Commercial Lines LLC	1136573		FR	N/A
ACL02112	American Commercial Lines LLC	1136574		FR	N/A
ACL02113	American Commercial Lines LLC	1136576		FR	N/A
ACL02114	American Commercial Lines LLC	1136577		FR	N/A
ACL02115	American Commercial Lines LLC	1136578		FR	N/A
ACL02116	American Commercial Lines LLC	1136579		FR	N/A
ACL02117	American Commercial Lines LLC	1136580		FR	N/A
ACL02118	American Commercial Lines LLC	1136581		FR	N/A
ACL02119	American Commercial Lines LLC	1136582		FR	N/A
ACL02120	American Commercial Lines LLC	1138148		FR	N/A
ACL02121	American Commercial Lines LLC	1138149		FR	N/A
ACL02122	American Commercial Lines LLC	1138150		FR	N/A
ACL02123	American Commercial Lines LLC	1138151		FR	N/A
ACL02124	American Commercial Lines LLC	1138152		FR	N/A
ACL02125	American Commercial Lines LLC	1138153		FR	N/A
ACL02126	American Commercial Lines LLC	1138154		FR	N/A
ACL02127	American Commercial Lines LLC	1138155		FR	N/A
ACL02128	American Commercial Lines LLC	1138156		FR	N/A
ACL02129	American Commercial Lines LLC	1139227		FR	N/A
ACL02130	American Commercial Lines LLC	1139228		FR	N/A
ACL02131	American Commercial Lines LLC	1139229		FR	N/A
ACL02132	American Commercial Lines LLC	1139230		FR	N/A
ACL02133	American Commercial Lines LLC	1139232		FR	N/A
ACL02134	American Commercial Lines LLC	1139233		FR	N/A
ACL02135	American Commercial Lines LLC	1139660		FR	N/A
ACL02136	American Commercial Lines LLC	1139661		FR	N/A
ACL02137	American Commercial Lines LLC	1139659		FR	N/A
ACL02138	American Commercial Lines LLC	1139658		FR	N/A
ACL02139	American Commercial Lines LLC	1139657		FR	N/A
ACL02140	American Commercial Lines LLC	1146528		FR	N/A
ACL02141	American Commercial Lines LLC	1146530		FR	N/A
ACL02142	American Commercial Lines LLC	1146531		FR	N/A
ACL02143	American Commercial Lines LLC	1146532		FR	N/A
ACL02144	American Commercial Lines LLC	1147051		FR	N/A
ACL02145	American Commercial Lines LLC	1147052		FR	N/A
ACL02146	American Commercial Lines LLC	1147053		FR	N/A
ACL02147	American Commercial Lines LLC	1147054		FR	N/A
ACL02148	American Commercial Lines LLC	1147055		FR	N/A
ACL02149	American Commercial Lines LLC	1147642		FR	N/A
ACL02150	American Commercial Lines LLC	1147643		FR	N/A
ACL02151	American Commercial Lines LLC	1147644		FR	N/A
ACL02152	American Commercial Lines LLC	1147645		FR	N/A
ACL02153	American Commercial Lines LLC	1147877		FR	N/A
ACL02154	American Commercial Lines LLC	1147878		FR	N/A
ACL02155	American Commercial Lines LLC	1147879		FR	N/A
ACL02156	American Commercial Lines LLC	1148248		FR	N/A
ACL02157	American Commercial Lines LLC	1148251		FR	N/A
ACL02158	American Commercial Lines LLC	1148252		FR	N/A
ACL02159	American Commercial Lines LLC	1148663		FR	N/A
ACL02160	American Commercial Lines LLC	1148666		FR	N/A
ACL02161	American Commercial Lines LLC	1148667		FR	N/A
ACL02162	American Commercial Lines LLC	1148944		FR	N/A

Schedule 4.01(h)1	Leased Vessels

		Official	Terminal
Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Appraised Asset Value
ACL02163	American Commercial Lines LLC	1148945		FR	N/A
ACL02164	American Commercial Lines LLC	1148946		FR	N/A
ACL02165	American Commercial Lines LLC	1149150		FR	N/A
ACL02166	American Commercial Lines LLC	1149151		FR	N/A
ACL02167	American Commercial Lines LLC	1149152		FR	N/A
ACL02168	American Commercial Lines LLC	1149153		FR	N/A
ACL02169	American Commercial Lines LLC	1149395		FR	N/A
ACL9925B	American Commercial Lines LLC	1080593		FB	N/A
ACL9926B	American Commercial Lines LLC	1080594		FB	N/A
ACL9927B	American Commercial Lines LLC	1080595		FB	N/A
ACL9928B	American Commercial Lines LLC	1080596		FB	N/A
ACL9929B	American Commercial Lines LLC	1080597		FB	N/A
ACL9930B	American Commercial Lines LLC	1084943		RB	N/A
ACL9931B	American Commercial Lines LLC	1084944		RB	N/A
ACL9932B	American Commercial Lines LLC	1084945		RB	N/A
ACL9933B	American Commercial Lines LLC	1084946		RB	N/A
ACL9934B	American Commercial Lines LLC	1084947		RB	N/A
ACL9935B	American Commercial Lines LLC	1084490		RB	N/A
ACL9936B	American Commercial Lines LLC	1084491		RB	N/A
ACL9937B	American Commercial Lines LLC	1084492		RB	N/A
ACL9938B	American Commercial Lines LLC	1084493		RB	N/A
ACL9939B	American Commercial Lines LLC	1084494		RB	N/A
ACL9940B	American Commercial Lines LLC	1084948		RB	N/A
ACL9941B	American Commercial Lines LLC	1084949		RB	N/A
ACL9942B	American Commercial Lines LLC	1084950		RB	N/A
ACL9943B	American Commercial Lines LLC	1084951		RB	N/A
ACL9944B	American Commercial Lines LLC	1084952		RB	N/A
ACL9945B	American Commercial Lines LLC	1084953		FB	N/A
ACL9946B	American Commercial Lines LLC	1084954		FB	N/A
ACL9947B	American Commercial Lines LLC	1084955		FB	N/A
ACL9948B	American Commercial Lines LLC	1084956		FB	N/A
ACL9949B	American Commercial Lines LLC	1084957		FB	N/A
ACL9950B	American Commercial Lines LLC	1089054		FB	N/A
ACL9951B	American Commercial Lines LLC	1089056		FB	N/A
ACL9952B	American Commercial Lines LLC	1089058		FB	N/A
ACL9953B	American Commercial Lines LLC	1089060		FB	N/A
ACL9954B	American Commercial Lines LLC	1089062		FB	N/A
ACL9955B	American Commercial Lines LLC	1089063		FB	N/A
ACL9956B	American Commercial Lines LLC	1089064		FB	N/A
ACL9957B	American Commercial Lines LLC	1090350		FB	N/A
ACL9958B	American Commercial Lines LLC	1090351		FB	N/A
ACL9959B	American Commercial Lines LLC	1090352		FB	N/A
ACL9960B	American Commercial Lines LLC	1090353		FB	N/A
ACL9961B	American Commercial Lines LLC	1090354		FB	N/A
ACL9962B	American Commercial Lines LLC	1090355		FB	N/A
ACL9963B	American Commercial Lines LLC	1090356		FB	N/A
ACL9964B	American Commercial Lines LLC	1090357		FB	N/A
ACL9965B	American Commercial Lines LLC	1090358		FB	N/A
ACL9966B	American Commercial Lines LLC	1090429		FB	N/A
ACL9967B	American Commercial Lines LLC	1090430		FB	N/A
ACL9968B	American Commercial Lines LLC	1090431		FB	N/A
ACL9969B	American Commercial Lines LLC	1090432		FB	N/A
ACL9970B	American Commercial Lines LLC	1090433		FB	N/A
ACL9976B	American Commercial Lines LLC	1091238		FB	N/A
ACL9977B	American Commercial Lines LLC	1091239		FB	N/A
ACL9978B	American Commercial Lines LLC	1091240		FB	N/A
ACL9979B	American Commercial Lines LLC	1091241		FB	N/A
ACL9980B	American Commercial Lines LLC	1091242		FB	N/A
ACL9981B	American Commercial Lines LLC	1091243		FB	N/A
ACL9982B	American Commercial Lines LLC	1091244		FB	N/A
ACL9983B	American Commercial Lines LLC	1091245		FB	N/A
ACL9984B	American Commercial Lines LLC	1091246		FB	N/A
ACL9985B	American Commercial Lines LLC	1091247		FB	N/A
ACL9986B	American Commercial Lines LLC	1091248		FB	N/A
ACL9987B	American Commercial Lines LLC	1091249		FB	N/A
ACL9988B	American Commercial Lines LLC	1091250		FB	N/A
ACL9989B	American Commercial Lines LLC	1091251		FB	N/A
ACL9990B	American Commercial Lines LLC	1091252		FB	N/A
ACL9991B	American Commercial Lines LLC	1091253		FB	N/A
ACL9992B	American Commercial Lines LLC	1091254		FB	N/A
ACO 0150	American Commercial Lines LLC	641758		SR	N/A

Schedule 4.01(h)1	Leased Vessels

		Official	Terminal
Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Appraised Asset Value
CCT 0300	American Commercial Lines LLC	619378		FR	N/A
CCT 0302	American Commercial Lines LLC	619380		FR	N/A
CCT 0303	American Commercial Lines LLC	619381		FR	N/A
CCT 0304	American Commercial Lines LLC	619382		FR	N/A
CCT 0305	American Commercial Lines LLC	619383		FR	N/A
CCT 0307	American Commercial Lines LLC	619385		FR	N/A
CCT 0311	American Commercial Lines LLC	619389		OR	N/A
CCT 0312	American Commercial Lines LLC	619390		FR	N/A
CCT 0314	American Commercial Lines LLC	619392		FR	N/A
CCT 0315	American Commercial Lines LLC	619393		FR	N/A
CCT 0317	American Commercial Lines LLC	624120		FR	N/A
CCT 0318	American Commercial Lines LLC	624121		FR	N/A
CCT 0320	American Commercial Lines LLC	624123		FR	N/A
CCT 0321	American Commercial Lines LLC	624124		FR	N/A
CCT 0322	American Commercial Lines LLC	624125		FR	N/A
CCT 0324	American Commercial Lines LLC	624127		FR	N/A
CCT 0326	American Commercial Lines LLC	624129		OR	N/A
CCT 0327	American Commercial Lines LLC	624130		FR	N/A
CCT 0328	American Commercial Lines LLC	624131		FR	N/A
CCT 0329	American Commercial Lines LLC	624132		FR	N/A
CGB 252B	American Commercial Lines LLC	594241		OB	N/A
CGB 253B	American Commercial Lines LLC	594242		RB	N/A
CHEM0189	American Commercial Lines LLC	1094105		TR	N/A
CHEM0190	American Commercial Lines LLC	1094106		TR	N/A
CHEM0191	American Commercial Lines LLC	1099433		TR	N/A
CHEM0192	American Commercial Lines LLC	1099434		TR	N/A
CHEM0193	American Commercial Lines LLC	1099435		TR	N/A
ED 0001	American Commercial Lines LLC	1030817		RB	N/A
ES 0002	American Commercial Lines LLC	630590		OR	N/A
GPC 0004	American Commercial Lines LLC	621877		TR	N/A
GPC 0005	American Commercial Lines LLC	D1040391		TR	N/A
LF 130B	American Commercial Lines LLC	1022152		FB	N/A
LF 131B	American Commercial Lines LLC	1022153		FB	N/A
LF 132B	American Commercial Lines LLC	1022154		FB	N/A
LF 133B	American Commercial Lines LLC	1022155		FB	N/A
LF 134B	American Commercial Lines LLC	1022156		FB	N/A
LF 135B	American Commercial Lines LLC	1022157		FB	N/A
LF 136B	American Commercial Lines LLC	1022158		FB	N/A
LF 137B	American Commercial Lines LLC	1022159		FB	N/A
LF 138B	American Commercial Lines LLC	1022160		FB	N/A
LF 139B	American Commercial Lines LLC	1022161		FB	N/A
LF 140B	American Commercial Lines LLC	1022162		FB	N/A
LF 141B	American Commercial Lines LLC	1022163		FB	N/A
LF 142B	American Commercial Lines LLC	1022164		FB	N/A
LF 143B	American Commercial Lines LLC	1022165		FB	N/A
LF 144B	American Commercial Lines LLC	1022166		FB	N/A
LF 145B	American Commercial Lines LLC	1022167		FB	N/A
LF 146B	American Commercial Lines LLC	1022168		FB	N/A
LF 147B	American Commercial Lines LLC	1022169		FB	N/A
LF 148B	American Commercial Lines LLC	1022170		FB	N/A
LF 149B	American Commercial Lines LLC	1022171		FB	N/A
LF 150B	American Commercial Lines LLC	1022172		FB	N/A
MEM 204B	American Commercial Lines LLC	593422		FB	N/A
MEM 205B	American Commercial Lines LLC	593423		FB	N/A
MGT 0001	American Commercial Lines LLC	1030279		FR	N/A
MGT 0002	American Commercial Lines LLC	1030280		FR	N/A
MGT 0003	American Commercial Lines LLC	1030281		FR	N/A
MGT 0004	American Commercial Lines LLC	1030282		FR	N/A
MGT 0005	American Commercial Lines LLC	1030283		FR	N/A
MGT 0006	American Commercial Lines LLC	1030284		FR	N/A
MGT 0007	American Commercial Lines LLC	1030285		FR	N/A
MGT 0008	American Commercial Lines LLC	1030286		FR	N/A
MGT 0009	American Commercial Lines LLC	1030287		FR	N/A
MGT 0010	American Commercial Lines LLC	1030288		FR	N/A
MNC 977B	American Commercial Lines LLC	596348		FB	N/A
NBI2001B	American Commercial Lines LLC	1090729		FB	N/A
NBI2002B	American Commercial Lines LLC	1090730		FB	N/A
NBI2003B	American Commercial Lines LLC	1090731		FB	N/A
NBI2004B	American Commercial Lines LLC	1090732		FB	N/A
NBI2005B	American Commercial Lines LLC	1090733		FB	N/A
NBI2006B	American Commercial Lines LLC	1090734		FB	N/A

Schedule 4.01(h)1	Leased Vessels

		Official	Terminal
Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Appraised Asset Value
NBI9601B	American Commercial Lines LLC	1039761		RB	N/A
NBI9602B	American Commercial Lines LLC	1039762		RB	N/A
NBI9603B	American Commercial Lines LLC	1039763		RB	N/A
NBI9604B	American Commercial Lines LLC	1039764		RB	N/A
NBI9605B	American Commercial Lines LLC	1039765		RB	N/A
NBI9606B	American Commercial Lines LLC	1039766		RB	N/A
NBI9607B	American Commercial Lines LLC	1039767		RB	N/A
NBI9608B	American Commercial Lines LLC	1039768		RB	N/A
NBI9609B	American Commercial Lines LLC	1039769		RB	N/A
NBI9610B	American Commercial Lines LLC	1039770		RB	N/A
NBI9611B	American Commercial Lines LLC	1039771		RB	N/A
NBI9612B	American Commercial Lines LLC	1039772		RB	N/A
NBI9613B	American Commercial Lines LLC	1039774		RB	N/A
NBI9614B	American Commercial Lines LLC	1039775		RB	N/A
NBI9615B	American Commercial Lines LLC	1039776		RB	N/A
NBI9616B	American Commercial Lines LLC	1039618		RB	N/A
NBI9617B	American Commercial Lines LLC	1039619		RB	N/A
NBI9618B	American Commercial Lines LLC	1039620		RB	N/A
NBI9619B	American Commercial Lines LLC	1039621		RB	N/A
NBI9620B	American Commercial Lines LLC	1039622		RB	N/A
NBI9701B	American Commercial Lines LLC	1050408		FB	N/A
NBI9702B	American Commercial Lines LLC	1050409		FB	N/A
NBI9703B	American Commercial Lines LLC	1050410		FB	N/A
NBI9704B	American Commercial Lines LLC	1050411		FB	N/A
NBI9705B	American Commercial Lines LLC	1050412		FB	N/A
NBI9706B	American Commercial Lines LLC	1050413		FB	N/A
NBI9707B	American Commercial Lines LLC	1050414		FB	N/A
NBI9708B	American Commercial Lines LLC	1050415		FB	N/A
NBI9709B	American Commercial Lines LLC	1050416		FB	N/A
NBI9710B	American Commercial Lines LLC	1050417		FB	N/A
NBI9711B	American Commercial Lines LLC	1050418		FB	N/A
NBI9712B	American Commercial Lines LLC	1050419		FB	N/A
NBI9713B	American Commercial Lines LLC	1050420		FB	N/A
NM 1022	American Commercial Lines LLC	981671		TR	N/A
NM 1023	American Commercial Lines LLC	D 981672		TR	N/A
NM 1024	American Commercial Lines LLC	D 981673		TR	N/A
NM 1026	American Commercial Lines LLC	D 981675		TR	N/A
NM 1027	American Commercial Lines LLC	D 981676		TR	N/A
NM 1028	American Commercial Lines LLC	D 981677		TR	N/A
NM 1029	American Commercial Lines LLC	D 981678		TR	N/A
NM 1030	American Commercial Lines LLC	D 981679		TR	N/A
NM 1031	American Commercial Lines LLC	D 981680		TR	N/A
NM 1032	American Commercial Lines LLC	D 981681		TR	N/A
NM 1033	American Commercial Lines LLC	D 981682		TR	N/A
NM 1034	American Commercial Lines LLC	D 981683		TR	N/A
NM 1035	American Commercial Lines LLC	D 981684		TR	N/A
OHT 0009	American Commercial Lines LLC	638511		SR	N/A
OR 1125	American Commercial Lines LLC	618521		OR	N/A
PC 0105	American Commercial Lines LLC	604686		FR	N/A
PC 0110	American Commercial Lines LLC	605512		FR	N/A
PN 0131	American Commercial Lines LLC	613540		FR	N/A
RR 208B	American Commercial Lines LLC	598259		RB	N/A
RR 219B	American Commercial Lines LLC	600363		RB	N/A
SE 0001	American Commercial Lines LLC	1030815		RB	N/A
WBD 0101	American Commercial Lines LLC	618029		FR	N/A
CHEM3200	American Commercial Lines LLC	1099732		LR	N/A
CHEM3201	American Commercial Lines LLC	1099436		LR	N/A
CHEM3202	American Commercial Lines LLC	1099437		LR	N/A
CHEM3700	American Commercial Lines LLC	1103728		LB	N/A
CHEM3701	American Commercial Lines LLC	CG059268		LB	N/A
K 0001	American Commercial Lines LLC	CG003915		WR	N/A
K 0002	American Commercial Lines LLC	0004258		WR	N/A
K 0003	American Commercial Lines LLC	CG040436		WR	N/A
MEM 234B	American Commercial Lines LLC	615411		SB	N/A
ITEL0101	American Commercial Lines LLC	603119		SR	N/A
ITEL0116	American Commercial Lines LLC	605792		OR	N/A
ITEL0121	American Commercial Lines LLC	604707		OR	N/A
JAR 0003	American Commercial Lines LLC	552407		TR	N/A
JAR 0004	American Commercial Lines LLC	555048		TR	N/A
JAR 0005	American Commercial Lines LLC	555049		TR	N/A
ACL97000	American Commercial Lines LLC	1051131		RR	N/A

Schedule 4.01(h)1	Leased Vessels

		Official	Terminal
Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Appraised Asset Value
ACL97001	American Commercial Lines LLC	1051132		RR	N/A
ACL97002	American Commercial Lines LLC	1051133		RR	N/A
ACL97003	American Commercial Lines LLC	1051134		RR	N/A
ACL98000	American Commercial Lines LLC	1065217		RR	N/A
ACL98001	American Commercial Lines LLC	1065218		RR	N/A
ACL98002	American Commercial Lines LLC	1065219		RR	N/A
ACL98003	American Commercial Lines LLC	1065220		RR	N/A
ACL98004	American Commercial Lines LLC	1065221		RR	N/A
ACL98005	American Commercial Lines LLC	1065222		FR	N/A
ACL98006	American Commercial Lines LLC	1065223		FR	N/A
ACL98007	American Commercial Lines LLC	1065224		FR	N/A
ACL98008	American Commercial Lines LLC	1065225		FR	N/A
ACL98009	American Commercial Lines LLC	1065226		FR	N/A
ACL9800B	American Commercial Lines LLC	1065237		FB	N/A
ACL98010	American Commercial Lines LLC	1065227		FR	N/A
ACL98011	American Commercial Lines LLC	1065228		FR	N/A
ACL98012	American Commercial Lines LLC	1065229		FR	N/A
ACL98014	American Commercial Lines LLC	1065231		FR	N/A
ACL98015	American Commercial Lines LLC	1065232		FR	N/A
ACL98016	American Commercial Lines LLC	1065233		FR	N/A
ACL98017	American Commercial Lines LLC	1065234		FR	N/A
ACL98018	American Commercial Lines LLC	1065235		FR	N/A
ACL98019	American Commercial Lines LLC	1065236		FR	N/A
ACL9801B	American Commercial Lines LLC	1065238		FB	N/A
ACL9802B	American Commercial Lines LLC	1065239		FB	N/A
ACL9803B	American Commercial Lines LLC	1065240		FB	N/A
ACL9804B	American Commercial Lines LLC	1065241		FB	N/A
ACL9805B	American Commercial Lines LLC	1065242		FB	N/A
LF 0501	American Commercial Lines LLC	1023497		FR	N/A
LF 0502	American Commercial Lines LLC	1023498		FR	N/A
LF 0503	American Commercial Lines LLC	1023499		FR	N/A
LF 0504	American Commercial Lines LLC	1023500		FR	N/A
LF 0505	American Commercial Lines LLC	1023501		FR	N/A
LF 0506	American Commercial Lines LLC	1023502		FR	N/A
LF 0507	American Commercial Lines LLC	1023503		FR	N/A
LF 0508	American Commercial Lines LLC	1023504		FR	N/A
LF 0509	American Commercial Lines LLC	1023505		FR	N/A
LF 0510	American Commercial Lines LLC	1023506		FR	N/A
LF 0511	American Commercial Lines LLC	1023507		FR	N/A
LF 0512	American Commercial Lines LLC	1023508		FR	N/A
LF 0513	American Commercial Lines LLC	1023509		FR	N/A
LF 0514	American Commercial Lines LLC	1023510		FR	N/A
LF 0515	American Commercial Lines LLC	1023511		FR	N/A
LF 0516	American Commercial Lines LLC	1023512		FR	N/A
LF 0517	American Commercial Lines LLC	1023513		FR	N/A
LF 0518	American Commercial Lines LLC	1023514		FR	N/A
LF 0519	American Commercial Lines LLC	1023515		FR	N/A
LF 0520	American Commercial Lines LLC	1023516		FR	N/A
LF 0521	American Commercial Lines LLC	1023517		FR	N/A
LF 0522	American Commercial Lines LLC	1023518		FR	N/A
LF 0523	American Commercial Lines LLC	1023519		FR	N/A
LF 0524	American Commercial Lines LLC	1023520		FR	N/A
LF 0525	American Commercial Lines LLC	1023521		FR	N/A
LF 101B	American Commercial Lines LLC	1021488		FB	N/A
LF 102B	American Commercial Lines LLC	1021489		FB	N/A
LF 103B	American Commercial Lines LLC	1021490		FB	N/A
LF 104B	American Commercial Lines LLC	1021491		FB	N/A
LF 105B	American Commercial Lines LLC	1021492		FB	N/A
LF 106B	American Commercial Lines LLC	1021493		FB	N/A
LF 107B	American Commercial Lines LLC	1021494		FB	N/A
LF 108B	American Commercial Lines LLC	1021495		FB	N/A
LF 109B	American Commercial Lines LLC	1021496		FB	N/A
LF 110B	American Commercial Lines LLC	1021497		FB	N/A
LF 111B	American Commercial Lines LLC	1021498		FB	N/A
LF 112B	American Commercial Lines LLC	1021499		FB	N/A
LF 113B	American Commercial Lines LLC	1021500		FB	N/A
LF 114B	American Commercial Lines LLC	1021501		FB	N/A
LF 115B	American Commercial Lines LLC	1021502		FB	N/A
LF 116B	American Commercial Lines LLC	1021503		FB	N/A
LF 117B	American Commercial Lines LLC	1021504		FB	N/A
LF 118B	American Commercial Lines LLC	1021506		FB	N/A

Schedule 4.01(h)1	Leased Vessels

		Official	Terminal
Vessel Name	ACL Business Unit	Number	Number	Vessel Type	Appraised Asset Value
LF 119B	American Commercial Lines LLC	1021508		FB	N/A
LF 120B	American Commercial Lines LLC	1021509		FB	N/A
LF 121B	American Commercial Lines LLC	1021510		FB	N/A
LF 122B	American Commercial Lines LLC	1021511		FB	N/A
LF 123B	American Commercial Lines LLC	1021513		FB	N/A
LF 124B	American Commercial Lines LLC	1021514		FB	N/A
LF 125B	American Commercial Lines LLC	1021515		FB	N/A
LF 126B	American Commercial Lines LLC	1022148		FB	N/A
LF 127B	American Commercial Lines LLC	1022149		FB	N/A
LF 128B	American Commercial Lines LLC	1022150		FB	N/A
LF 129B	American Commercial Lines LLC	1022151		FB	N/A
CT 0101	American Commercial Lines LLC	629205		LR	N/A
CT 0102	American Commercial Lines LLC	629206		LR	N/A
CCT 0091	American Commercial Lines LLC	619369		FR	N/A
CCT 0092	American Commercial Lines LLC	619370		FR	N/A
CCT 0093	American Commercial Lines LLC	619371		FR	N/A
CCT 0094	American Commercial Lines LLC	619372		FR	N/A
CCT 0095	American Commercial Lines LLC	619373		FR	N/A
CCT 0096	American Commercial Lines LLC	619374		FR	N/A
CCT 0097	American Commercial Lines LLC	619375		FR	N/A
CCT 0098	American Commercial Lines LLC	619376		FR	N/A
CCT 0099	American Commercial Lines LLC	619377		FR	N/A
CCT 0161	American Commercial Lines LLC	619394		FB	N/A
CCT 0162	American Commercial Lines LLC	619395		FB	N/A
CCT 0163	American Commercial Lines LLC	619396		FB	N/A
CCT 0164	American Commercial Lines LLC	619397		FB	N/A
CCT 0165	American Commercial Lines LLC	619398		FB	N/A
CCT 0166	American Commercial Lines LLC	619399		FB	N/A
CCT 0167	American Commercial Lines LLC	619400		FB	N/A
CCT 0168	American Commercial Lines LLC	619401		FB	N/A
CCT 0170	American Commercial Lines LLC	619403		FB	N/A
CCT 0171	American Commercial Lines LLC	619404		FB	N/A
CCT 0172	American Commercial Lines LLC	619405		FB	N/A
CCT 0173	American Commercial Lines LLC	619406		OB	N/A
CCT 0174	American Commercial Lines LLC	619407		FB	N/A
CCT 0175	American Commercial Lines LLC	619408		FB	N/A
CCT 0176	American Commercial Lines LLC	624109		FB	N/A
CCT 0177	American Commercial Lines LLC	624110		FB	N/A
CCT 0178	American Commercial Lines LLC	624111		FB	N/A
CCT 0179	American Commercial Lines LLC	624112		FB	N/A
CCT 0180	American Commercial Lines LLC	624113		FB	N/A
CCT 0181	American Commercial Lines LLC	624114		FB	N/A
CCT 0182	American Commercial Lines LLC	624115		FB	N/A
CCT 0183	American Commercial Lines LLC	624116		FB	N/A
CCT 0185	American Commercial Lines LLC	624118		FB	N/A
PL 145B	American Commercial Lines LLC	614428		SB	N/A
PL 151B	American Commercial Lines LLC	596347		FB	N/A
PL 152B	American Commercial Lines LLC	612889		FB	N/A
Mary Ann	American Commercial Lines LLC	614212		Boat	N/A

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.
Schedule 4.01(h)(2)      Vessels Not Documented Under U.S. Law and Drydocks

	Official			Appraised Asset
Vessel Name	No.	ACL Business Unit	Vessel Type	Value
DD 10	N/A	Jeffboat LLC	DryDock	[*]
DD 1A	N/A	ACL Transportation Services LLC	DryDock	[*]
DD 3	N/A	Jeffboat LLC	DryDock	[*]
DD 4	N/A	ACL Transportation Services LLC	DryDock	[*]
DD 7 or DD 7A	N/A	ACL Transportation Services LLC	DryDock	[*]
DD 8	N/A	ACL Transportation Services LLC	DryDock	[*]
DD E1002 or DD0007	N/A	ACL Transportation Services LLC	DryDock	[*]
DD MV2 or DD2	N/A	ACL Transportation Services LLC	DryDock	[*]
DD PV or NBI 18B	N/A	ACL Transportation Services LLC	DryDock	[*]

ACBL 4333 (former O.N. 614730)		American Commercial Lines LLC	Hopper- Owned	[*]

* ACL9900B - ACL9924B		American Commercial Lines LLC		[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(2)      Vessels Not Documented Under U.S. Law and Drydocks

	Official			Appraised Asset
Vessel Name	No.	ACL Business Unit	Vessel Type	Value
** M/V Nancy Allen, M/V Bill Joiner, M/V Clydesdale, M/V Belgian, Spar Barges M 12, EMT 15, PL 55, CGB 256B, PV 323B, PV 324B, PV 326B, PV 334B, PV 338B, PV 343B.		ACL Transportation Services LLC		[*]

		Total Undocumented Vessels		[*]

*	These Vessels are in the process of being documented with the U. S. Coast Guard as vessels owned by American Commercial Lines LLC.

**	The M/V Nancy Allen, M/V Bill Joiner, M/V Clydesdale, M/V Belgian are in the process of bing documented with the U. S. Coast Guard as Vessels owned by ACL Transportation Services LLC. The 10 Spar Barges mentioned will not be documented.

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(3)
Draft Document Dated:
Owned Real Properties	04/02/2007

REAL PROPERTIES

						Last Known Chicago	Tax
				Parish / County /		Title Insurance Source	Parcel
Property	Owner Company	Facility Name / Use	Street Address	State	Description	Order No.	Numbers
1	American Commercial Lines LLC (f/k/a American Commercial Barge Line LLC)	Corporate Office Buildings and Land	1701 East Market Street, Jeffersonville, Indiana 47130	State of Indiana, County of Clark	22 +/- Acres	CSU 122404199

2	Jeffboat LLC	Shipyard	1030 East Market Street, Jeffersonville, Indiana 47130	State of Indiana, County of Clark	86 +/- Acres	CSU 122424200

3	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	Cairo Fleet	14614 Ohio River Levee Road, Cairo, Illinois 62914	State of Illinois, County of Alexander	37 +/- Acres	CSU 122404198

4	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	Harahan Fleet	5800 River Road, Harahan, Louisiana 70123	State of Louisiana, Parish of Jefferson	80 +/- Acres	CSU 122404202

5	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	Marrero Fleet	7000 River Road, Marrero, Louisiana 70072	State of Louisiana, Parish of West Baton Rouge	? +/- Acres (2,556 Feet River Frontage)	CSU 122404197

6	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	Armant Fleet	3232 Louisiana Hwy 18, P. O. Box 910, Vacherie, Louisiana 70090	State of Louisiana, Parish of St. James	? +/- Acres (10, 726 Feet River Frontage)	CSU 12404203

7	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	Louisville Fleet / Shop Barge	2031 River Road, Louisville, Kentucky 40206	State of Kentucky, County of Jefferson	Martin Marietta and other 5.98 +/- acres	CSU 122404201

8	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	St. Louis Shipyard / Fleet	750 East Davis Street, St. Louis, Missouri 63111	State of Missouri, County of	? +/- Acres	CSU 122404204

9	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	Permanent Mooring Easement	Confluence of Missouri and Missippi Rivers	State of Missouri, County of St. Charles		First American Title Insurance Company Policy No. OP 123748

Schedule 4.01(h)(3)
Draft Document Dated:
Owned Real Properties	04/02/2007

REAL PROPERTIES

						Last Known Chicago	Tax
				Parish / County /		Title Insurance Source	Parcel
Property	Owner Company	Facility Name / Use	Street Address	State	Description	Order No.	Numbers
10	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	Merrimac Island - Unimproved Land (Island in middle of river)	Lot a, Section 11, Township 27, Range 22, Minneapolis, Minnesota	State of Minnesota, County of Dakota	Island. Often 1/2 or more under water. No value. No use. We acquired this property during a previous acquisition.	Unused Land, Cannot be developed. Never added to any mortgage. Not Surveyed, No Title Commitment ever done.

11	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	South Point Fleet	Second Street Extension, South Point, Ohio 45680	State of Ohio, County of Lawrence	9 +/- Acres	N/A Not Done for BofA Mortgage

12	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	Arkansas Fleet (Non-Operating)	West Memphis, Arkansas 72301	State of Arkansas, County of Crittenden	6.29 +/- Acres and Land Easement, 1.9 +/- Acres	CSU 122404314

13	ACL Transportation Services LLC (f/k/a American Commercial Terminals LLC)	Western Terminal	5500 Hall Street, P. O. Box 22708, St. Louis, Missouri 63147	State of Missouri, County of		CSU 122404205

14	ACL Transportation Services LLC (f/k/a American Commercial Terminals LLC and American Commercial Terminals-Memphis LLC)	Memphis Terminal	427 West Illinois Avenue, Memphis, Tennessee 37106	State of Tennessee, County of Shelby		Fidelity National Title Insurance Company of NY, Commitment No. 20040302

15	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC and Houston Fleet LLC)	Houston Fleet	16526 Dezavala Road, Channelview, Texas 77530	State of Texas, County of Harris	32 +/- Acres	CSU 122404316

16	ACL Transportation Services LLC (f/k/a Louisiana Dock Company LLC)	New Orleans Condominium	1750 St. Charles Avenue, Unit 418, New Orleans, LA 70130	State of Louisiana, Parish of Orleans	Condominium Unit # 418, together with its undivided ..4319% appurtenant common element interests & parking Space No. 734.	N/A - Purchased 12/30/2005

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.
Schedule 4.01(h)(3) Real Property — Leased
LEASED REAL PROPERTIES

Approximate
	Company	Lessor	Location Name	Term		Lineal Feet	Description / Use	[*]	[*]
3001	ACLTS (f/k/a ACT)	[*]	St. Louis, MO	[*]	[*]	N/A	Industrial Track Usage Agreement at ACT Western	[*]	[*]

3002	ACLTS (f/k/a ACT)	[*]	St. Louis, MO	[*]	[*]	N/A	Roadway access agreement.	[*]	[*]

3003	ACLTS (f/k/a ACT)	[*]	St. Louis, MO	[*]	[*]	+/- 2400 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near St. Louis, Missouri.	[*]	[*]

3004	ACLTS (f/k/a Houston Fleet LLC)	[*]	Channelview, TX	[*]	[*]	+/- 13 acres	Fleet /Access Agreement	[*]	[*]

3005	ACLTS (f/k/a LDC)	[*]	Baton Rouge, LA	[*]	[*]	+/- 13700 lin. Ft.	Fleet lease for mooring / riparian rights on the Missippi River at or near Baton Rouge, Louisiana.	[*]

3006	ACLTS (f/k/a LDC)	[*]	Cairo, IL	[*]	[*]	+/- 2700 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near Cairo, Illinois.	[*]	[*]

3007	ACLTS (f/k/a LDC)	[*]	Cairo, IL	[*]	[*]	+/- 4000 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near Cairo, Illinois.	[*]

3008	ACLTS (f/k/a LDC)	[*]	Cairo, IL	[*]	[*]	+/- 3453 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near Cairo, Illinois.	[*]

3009	ACLTS (f/k/a LDC)	[*]	Cairo, IL	[*]	[*]	+/- 2000 lin Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near Cairo, Illinois.	[*]	[*]

3010	ACLTS (f/k/a LDC)	[*]	Cairo, IL	[*]	[*]	+/- 2500 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near Cairo, Illinois.	[*]

3011	ACLTS (f/k/a LDC)	[*]	Cairo, IL	[*]	[*]	+/- 5700 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near Cairo, Illinois.	[*]

3012	ACLTS (f/k/a LDC)	[*]	Cairo, IL	[*]	[*]	+/- 1000 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near Cairo, Illinois.		[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(3) Real Property — Leased
LEASED REAL PROPERTIES

Approximate
	Company	Lessor	Location Name	Term		Lineal Feet	Description / Use	[*]	[*]
3013	ACLTS (f/k/a LDC)	[*]	Cairo, IL	[*]	[*]	+/- 2000 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near Cairo, Illinois.	[*]

3014	ACLTS (f/k/a LDC)	[*]	Davant Fleet	[*]	[*]	+/- 2897 lin. Ft.	Fleet lease for mooring /riparian rights on the Mississippi River at or near Davant, Louisiana.	[*]	[*]

3015	ACLTS (f/k/a LDC)	[*]	Harahan, LA	[*]	[*]		Fleet lease for mooring / riparian rights on the Mississippi River at or near Harahan, Louisiana.	[*]	[*]

3016	ACLTS (f/k/a LDC)	[*]	Harahan, LA	[*]	[*]	+/- 1490 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Harahan, Louisiana.	[*]

3017	ACLTS (f/k/a LDC)	[*]	Harahan, LA	[*]	[*]	+/- 2680 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Harahan, Louisiana.	[*]

3018	ACLTS (f/k/a LDC)	[*]	Henderson, KY	[*]	[*]	+/- 2200 lin Ft.	Fleet lease for property on the Green River in Henderson Co. Kentucky.	[*]	[*]

3019	ACLTS (f/k/a LDC)	[*]	Lemont, IL	[*]	[*]		Fleet lease for mooring / riparian rights on the Illinois River at or near Lemont, Illinois	[*]

3020	ACLTS (f/k/a LDC)	[*]	Lemont, IL	[*]	[*]		Fleet lease for mooring / riparian rights on the Illinois River at or near Lemont, Illinois	[*]	[*]

3021	ACLTS (f/k/a LDC)	[*]

3022	ACLTS (f/k/a LDC)	[*]

3023	ACLTS (f/k/a LDC)	[*]	Lemont, IL	[*]	[*]		Fleet lease for mooring / riparian rights on the Illinois River at or near Lemont, Illinois	[*]	[*]

3024	ACLTS (f/k/a LDC)	[*]	Louisville, KY	[*]	[*]	+/- 2400 lin. Ft.	Fleet lease for property on the Ohio River at or near Louisville, Kentucky.	[*]	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(3) Real Property — Leased
LEASED REAL PROPERTIES

Approximate
	Company	Lessor	Location Name	Term		Lineal Feet	Description / Use	[*]	[*]
3025	ACLTS (f/k/a LDC)	[*]	Louisville, KY	[*]	[*]	+/- 2400 lin. Ft.	Fleet lease for property on the Ohio River at or near Louisville, Kentucky.	[*]	[*]

3026	ACLTS (f/k/a LDC)	[*]	Louisville, KY	[*]	[*]	10,200 Sq. Ft.	Lease of Building No. 6 of River Green Business Park.	[*]	[*]

3027	ACLTS (f/k/a LDC)	[*]	Louisville, KY	[*]	[*]	+/- 400 lin. Ft.	Fleet lease for property on the Ohio River at or near Louisville, Kentucky.	[*]	[*]

3028	ACLTS (f/k/a LDC)	[*]	South Point, OH	[*]	[*]	+/- 205 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near South Point, Ohio.	[*]	[*]

3029	ACLTS (f/k/a LDC)	[*]	South Point, OH	[*]	[*]	+/- 100 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near South Point, Ohio.	[*]	[*]

3030	ACLTS (f/k/a LDC)	[*]	South Point, OH	[*]	[*]	+/- 2820 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near South Point, Ohio.	[*]	[*]

3031	ACLTS (f/k/a LDC)	[*]	South Point, OH	[*]	[*]	+/- 8 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near South Point, Ohio.	[*]	[*]

3032	ACLTS (f/k/a LDC)	[*]	South Point, OH	[*]	[*]	+/- 748 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near South Point, Ohio.	[*]	[*]

3033	ACLTS (f/k/a LDC)	[*]	South Point, OH	[*]	[*]	+/- 130 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near South Point, Ohio.	[*]	[*]

3034	ACLTS (f/k/a LDC)	[*]	South Point, OH	[*]	[*]	+/- 525 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near South Point, Ohio.	[*]	[*]

3035	ACLTS (f/k/a LDC)	[*]	South Point, OH	[*]	[*]	+/- 200 lin. Ft.	Fleet lease for mooring / riparian rights on the Ohio River at or near South Point, Ohio.	[*]	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(3) Real Property — Leased
LEASED REAL PROPERTIES

Approximate
	Company	Lessor	Location Name	Term		Lineal Feet	Description / Use	[*]	[*]
3036	ACLTS (f/k/a LDC)	[*]	St. Louis, MO	[*]	[*]	+/- 1392 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near St. Louis, Missouri.	[*]	[*]

3037	ACLTS (f/k/a LDC)	[*]	St. Louis, MO	[*]	[*]	+/- 1586 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near St. Louis, Missouri.	[*]	[*]

3038	ACLTS (f/k/a LDC)	[*]	St. Louis, MO	[*]	[*]	+/- 1622 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near St. Louis, Missouri.	[*]

3039	ACLTS (f/k/a LDC)	[*]	St. Louis, MO	[*]	[*]	+/- 1000 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near St. Louis, Missouri.	[*]	[*]

3040	ACLTS (f/k/a LDC)	[*]	St. Louis, MO	[*]	[*]	Mooring Cells Lease	Fleet lease for mooring / riparian rights on the Mississippi River at or near St. Louis, Missouri.	[*]	[*]

3041	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 440 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3042	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 96 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3043	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 96 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3044	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 250 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3045	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 192 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(3) Real Property — Leased
LEASED REAL PROPERTIES

Approximate
	Company	Lessor	Location Name	Term		Lineal Feet	Description / Use	[*]	[*]
3046	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 224.7 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3047	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 96 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3048	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	Part of Lease # 4	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3049	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 96 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3050	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 351 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3051	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 192 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3052	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 387.5 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3053	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	Part of Lease # 4	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3054	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 336 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near	[*]	[*]

3055	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 1712 lin. Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(h)(3) Real Property — Leased
LEASED REAL PROPERTIES

Approximate
	Company	Lessor	Location Name	Term		Lineal Feet	Description / Use	[*]	[*]
3056	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 110 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3057	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 96 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3058	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 96 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3059	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 307 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3060	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 96 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3061	ACLTS (f/k/a LDC)	[*]	Welcome, LA	[*]	[*]	+/- 96 lin Ft.	Fleet lease for mooring / riparian rights on the Mississippi River at or near Welcome, Lousiana.	[*]	[*]

3062	Jeffboat	[*]	Jeffersonville, IN	[*]	[*]	+/- 3.722 Acres	Property lease adjacent to Jeffboat.	[*]	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(k) Multiemployer Plans
1.	UMWA Health and Retirements Fund Plan.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Schedule 4.01(o) Subsidiaries
     Subsidiaries of American Commercial Lines Inc. (Parent)

Number of Equity Securities
Owned
		Equity	Number of Shares	by Parent/ Percentage/
Subsidiary	Jurisdiction	Classes	Issued/Outstanding	Direct/Indirect
American Barge Line Company (“ABLC”)	Delaware	Common Stock	10/1000	10/100%/Directly

Commercial Barge Line Company (“CBLC”)	Delaware		10/1000	10/100%/Indirect (100% owned by ABLC)

Jeffboat LLC	Delaware	Membership Interests	100/100	100/100%/Indirect (100% owned by CBLC)

American Commercial Lines LLC (“ACL”)	Delaware	Membership Interests	100/100	100/100%/Indirect (100% owned by CBLC)

ACL Transportation Services LLC	Delaware	Membership Interests	100/100	100/100%/Indirect (100% owned by CBLC)

American Commercial Barge Line LLC	Delaware	Membership Interests	100/100	100/100%/Indirect (100% owned by ACL)

ACL Finance Corp.	Delaware	Membership Interests	100/100	100/100%/Indirect (100% owned by ACL)

American Commercial Lines International LLC	Delaware	Membership Interests	100/100	100/100%Indirect (100% owned by ACL)
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.
CERTIFICATE NO: ACL-WELLS 06/07
Wells Fargo Bank

Schedule 4.01(u) Insurance

Coverage	Limit of Liability	Term	Carrier	Policy No.
Hull & Machinery	[*]	11/01/06 – 4/01/08	[*]	HNY00006-2006

Protection & Indemnity	[*]	11/01/06 – 4/01/08	[*]	HNY00006-2006

Primary Marine Liabilities	[*]	11/01/06 – 4/01/08	[*]	HNY00006-2006

Commercial Automobile	[*]	06/30/06 – 06/30/07	[*]	P-810-330D108A-TIL-05 PO-CAP-330D1110-05

Property – Primary	[*]	6/30/06 6/30/07	[*]	7179932

Excess Property	[*]	06/30/06 – 06/30/07	[*]	WB0600725 1180928

Pollution Legal Liability	[*]	01/24/08 – 01/24/10	[*]	PLS2190171

Workers’ Compensation and Employer’s Liability USL & H	[*]	10/01/06 – 10/01/07	[*]	35200

Workers’ Compensation and Employer’s Liability State	[*]	10/01/06 – 10/01/07	[*]	D274W00057

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Coverage	Limit of Liability	Term	Carrier	Policy No.
Pollution (Vessel)	[*]	7/30/06 – 7/30/07	[*]	3927083

Bumbershoot (1st Layer)	[*]	7/30/06 – 7/30/07	[*]	PAO602076

Bumbershoot (2nd Layer)	[*]	7/30/06 – 7/30/07	[*]	NO1248716 NY473362001 LNY000032006

Bumbershoot (3rd Layer)	[*]	7/30/06 – 7/30/07	[*]	NO1748126 NY473374001 LNY000042006 N5JH11210 7322002

Bumbershoot (4th Layer)	[*]	7/30/06 – 7/30/07	[*]	PAO602076

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 4.01(v) Agreements With Affiliates, Etc.
None.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Schedule 4.01(x) Environmental Matters
Please refer to American Commercial Lines Inc. Form 10-K, Annual Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1933, For the fiscal year ended December 31, 2006.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Schedule 5.02(a) Existing Indebtedness
None.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Schedule 5.02(b) Existing Liens
1. Liens granted to NRG pursuant to the NRG Agreements (as defined in the Credit Agreement).
2. Liens evidenced by the following UCC filings in the Delaware Department of State:

		Date of	File	Type of
Debtor	Secured Party	Filing	Number	Filing
American Commercial Lines LLC	Edwards Enterprises, L.L.C. DBA Paducah Rigging	1/23/2003	#3019578 7	UCC-1

Jeffboat LLC	Supplypro, Inc.	10/4/2002	#2256216 7	UCC-1

Jeffboat LLC	Edwards Enterprises, L.L.C. DBA Paducah Rigging	1/23/2003	#3019578 7	UCC-1

Jeffboat LLC	Suffolk Barge Line Inc.	2/20/2003	#3042273 6	UCC-1

		2/14/2005	#5049234 9	UCC-Amendment

American Commercial Barge Lines LLC	LaSalle National Leasing Corporation	7/24/2000	#0047414	UCC-1

		3/31/2005	#5088387 7	UCC-Continuation

		7/11/2005	#5222485 6	UCC-Assignment

American Commercial Barge Lines LLC	TA Marine V, Inc.	9/29/2000	#0065360	UCC-1

		6/3/2002	#2163158 3	UCC-Amendment

		7/1/2005	#5203975 9	UCC-Amendment

		7/1/2005	#5203996 5	UCC-Continuation

American Commercial Barge Lines LLC	TA Marine V, Inc.	12/20/2000	#0088654	UCC-1

		6/3/2002	#2163173 2	UCC-Amendment

		12/20/2005	#5395421 2	UCC-Continuation

		1/24/2006	#6027891 1	UCC-Amendment

		Date of	File	Type of
Debtor	Secured Party	Filing	Number	Filing
		1/24/2006	#6027892 9	UCC-Amendment

American Commercial Barge Lines LLC	TA Marine V, Inc.	12/20/2000	#0088655	UCC-1

		6/3/2002	#2163153 4	UCC-Amendment

		12/20/2005	#5395424 6	UCC-Continuation

		1/24/2006	#6027894 5	UCC-Amendment

		1/24/2006	#6027896 0	UCC-Amendment

American Commercial Barge Lines LLC	TA Marine V, Inc.	12/20/2000	#0088656	UCC-1

		6/3/2002	#2163171 6	UCC-Amendment

		12/20/2005	#5395426 1	UCC-Continuation

		1/24/2006	#6027887 9	UCC-Amendment

		1/24/2006	#6027889 5	UCC-Amendment

American Commercial Barge Lines LLC	State Street Bank Trust Company of Connecticut, N.A., as Owner Trustee under a Trust Agreement	11/5/2001	#1158947 7	UCC-1

		10/14/2005	#5318223 6	UCC-Amendment

		6/15/2006	#6204738 9	UCC-Continuation

American Commercial Barge Lines LLC	State Street Bank Trust Company of Connecticut, N.A., as Owner Trustee under a Trust Agreement	11/5/2001	#1158960 0	UCC-1

		10/14/2005	#5318221 0	UCC-Amendment

		6/15/2006	#6204728 0	UCC-Continuation

American Commercial Barge Lines LLC	TA Marine V, Inc.	5/30/2002	#2159955 8	UCC-1

		1/23/2006	#6026375 6	UCC-Amendment

		2/5/2007	#7046079 9	UCC-Continuation

American Commercial Barge Lines LLC	TA Marine V, Inc.	5/30/2002	#2159956 6	UCC-1

		Date of	File	Type of
Debtor	Secured Party	Filing	Number	Filing
		2/5/2007	#7046372 8	UCC-Amendment

		2/5/2007	#7046373 6	UCC-Continuation

American Commercial Barge Lines LLC	TA Marine V, Inc.	5/30/2002	#2159958 2	UCC-1

		1/23/2006	#6026315 2	UCC-Amendment

		2/5/2007	#7046078 1	UCC-Continuation

American Commercial Barge Lines LLC	TA Marine V, Inc.	5/30/2002	#2159959 0	UCC-1

		1/23/2006	#6026313 7	UCC-Amendment

		2/5/2007	#7046082 3	UCC-Continuation

American Commercial Barge Lines LLC	Cypress Equipment Fund VIII, LLC	12/13/2002	#2312395 1	UCC-1

American Commercial Barge Lines LLC	Banc of America Leasing & Capital, LLC	12/23/2002	#2320538 6	UCC-1

American Commercial Barge Lines LLC	Cypress Barge Leasing II, LLC	1/2/2003	#3000385 8	UCC-1

American Commercial Barge Lines LLC	Edwards Enterprises, L.L.C. DBA Paducah Rigging	1/23/2003	#3019578 7	UCC-1

American Commercial Barge Lines LLC	Senstar Finance Company	2/10/2003	#3059955 8	UCC-1

American Commercial Barge Lines LLC	Banc One Leasing Corporation	1/22/2004	#4017583 8	UCC-1

American Commercial Barge Lines LLC	LaSalle National Leasing Corporation	3/31/2004	#4103149 3	UCC-1

		7/11/2005	#5222488 0	Assignment

American Commercial Barge Lines LLC	State Street Bank and Trust Company of Connecticut, N.A., as Owner Trustee	4/23/2004	#4114739 8	UCC-1

		11/2/2005	#5341753 3	UCC-Amendment

American Commercial Barge Lines LLC	State Street Bank and Trust Company of Connecticut, N.A., as Owner Trustee	4/23/04	#4114742 2	UCC-1

		Date of	File	Type of
Debtor	Secured Party	Filing	Number	Filing
		11/2/2005	#5341755 8	UCC-Amendment

American Commercial Barge Lines LLC	U.S. Bank National Association	5/6/2004	#4127391 3	UCC-1

		10/14/2005	#5318217 8	UCC-Amendment

		11/14/2005	#5352667 1	UCC-Amendment

American Commercial Barge Lines LLC	U.S. Bank National Association	5/13/2004	#4134183 5	UCC-1

American Commercial Barge Lines LLC	U.S. Bank National Association, as Trustee	7/1/2004	#4184723 7	UCC-1

		11/8/2005	#5347367 6	UCC-Amendment

American Commercial Barge Lines LLC	TA Marine V, Inc.	7/5/2005	#5206113 4	UCC-1

		2/14/2005	#5049186 1	UCC-Amendment

Louisiana Dock Company	Edwards Enterprises, L.L.C. DBA Paducah Rigging	1/23/2003	#3019578 7	UCC-1

Schedule 5.02(e) Existing Investments
1. BargeLink LLC – 50%
2. Bolivar Terminal Company – 50%
3. T. T. Barge Services Mile 237 LLC – 35%
4. SSIC Remediation – 30.29%
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT A
NOTICE OF LOAN BORROWING
[Date]
Wells Fargo Bank, National Association
MAC C7300-035
3rd Floor
1700 Lincoln St.
Denver, Colorado 80203-4500
Attention: Gina Chicaferro
Tel. No. (303) 863-6613
Fax No. (303) 863-5533
     1. Reference is made to that certain Credit Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Commercial Lines LLC, a Delaware limited liability company (“ACL”), Jeffboat LLC, a Delaware limited liability company (“Jeffboat”), and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.
     2. Pursuant to Section 2.01(c) of the Credit Agreement, the Borrowers hereby irrevocably request a Revolving Loan Borrowing upon the following terms:
          (a) The principal amount of the requested Borrowing is to be $                    ;
          (b) The requested Revolving Loan Borrowing is to consist of Revolving [“Base Rate” or “LIBOR”] Loans;
          (c) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be                      month[s]; and
          (d) The date of the requested Borrowing is to be                     , ___.
     3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Loan Borrowing and after giving effect to the requested Borrowing:
          (a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects as of such date);

          (b) No Default or Event of Default has occurred and is continuing, or will result from such Credit Event; and
          (c) No material adverse change in the operations, business or condition (financial or otherwise) of any Borrower or the Loan Parties (taken as a whole) has occurred since December 31, 2006.
     4. Please disburse the proceeds of the requested Borrowing to:

     IN WITNESS WHEREOF, the Borrowers have executed this Notice of Loan Borrowing on the date set forth above.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

EXHIBIT B
NOTICE OF CONVERSION
[Date]
Wells Fargo Bank, National Association
MAC C7300-035
3rd Floor
1700 Lincoln St.
Denver, Colorado 80203-4500
Attention: Gina Chicaferro
Tel. No. (303) 863-6613
Fax No. (303) 863-5533
     1. Reference is made to that certain Credit Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Commercial Lines LLC, a Delaware limited liability company (“ACL”). Jeffboat LLC, a Delaware limited liability company (“Jeffboat”), and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.
     2. Pursuant to Section 2.01(e) of the Credit Agreement, the Borrowers hereby irrevocably request to convert a Revolving Loan Borrowing as follows:
          (a) The Revolving Loan Borrowing to be converted consists of [“Base Rate” or “LIBOR”] Loans in the aggregate principal amount of $_________ which were initially advanced to the Borrowers on _________, ___;
          (b) Such Borrowing is to be converted into a Borrowing consisting of the following type(s), amount(s) and, for each LIBOR Loan or Portion, Interest Period:

Type	Amount	Interest Period

          The Loans or Portions in the Borrowing are to be converted into [“Base Rate” or “LIBOR”] Loans or Portions, as applicable;

          (c) If such Loans or Portions are to be converted into LIBOR Loans or Portions, the initial Interest Period for such Loans or Portions commencing upon conversion will be _________ months; and
          (d) The date of the requested conversion is to be _________, ___.
     3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Conversion, and after giving effect to the requested conversion:
          (a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects as of such date);
          (b) No Default or Event of Default has occurred and is continuing or will result from such Credit Event; and
          (c) No material adverse change in the operations, business or condition (financial or otherwise) of any Borrower or the Loan Parties (taken as a whole) has occurred since December 31, 2006.

     IN WITNESS WHEREOF, the Borrowers have executed this Notice of Conversion on the date set forth above.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC).
By:
Name:
Title:

EXHIBIT C
NOTICE OF INTEREST PERIOD SELECTION
[Date]
Wells Fargo Bank, National Association
MAC C7300-035
3rd Floor
1700 Lincoln St.
Denver, Colorado 80203-4500
Attention: Gina Chicaferro
Tel. No. (303) 863-6613
Fax No. (303) 863-5533
     1. Reference is made to that certain Credit Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Commercial Lines LLC, a Delaware limited liability company (“ACL”), Jeffboat LLC, a Delaware limited liability company (“Jeffboat”), and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.
     2. Pursuant to Section 2.01(f) of the Credit Agreement, the Borrowers hereby irrevocably select a new Interest Period for a Revolving Loan Borrowing as follows:
          (a) The Revolving Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Loans in the aggregate principal amount of $_________ which were initially [advanced to] [converted by] the Borrowers on _________, ___;
          (b) The last day of the current Interest Period for such Loans or Portion(s) is _________, ___; and
          (c) The next Interest Period for such Loans or Portion(s) commencing upon the last day of the current Interest Period is to be _________ month[s].
     3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Interest Period Selection, and after giving effect to the requested selection:
          (a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects as of such date);

          (b) No Default or Event of Default has occurred and is continuing or will result from such Credit Event; and
          (c) No material adverse change in the operations, business or condition (financial or otherwise) of any Borrower or the Loan Parties (taken as a whole) has occurred since December 31, 2006.

     IN WITNESS WHEREOF, the Borrowers have executed this Notice of Interest Period Selection on the date set forth above.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

EXHIBIT D
NOTICE OF SWING LINE BORROWING
[Date]
Wells Fargo Bank, National Association
MAC C7300-035
3rd Floor
1700 Lincoln St.
Denver, Colorado 80203-4500
Attention: Gina Chicaferro
Tel. No. (303) 863-6613
Fax No. (303) 863-5533
     1. Reference is made to that certain Credit Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Commercial Lines LLC, a Delaware limited liability company (“ACL”), Jeffboat LLC, a Delaware limited liability company (“Jeffboat”), and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.
     2. Pursuant to Section 2.03(b) of the Credit Agreement, the Borrowers hereby irrevocably request the Swing Line Borrowing upon the following terms:
          (a) The principal amount of the Swing Line Borrowing is to be $_________; and
          (b) The date of the Swing Line Borrowing is to be _________, ___.
     3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Swing Line Borrowing and after giving effect to the Swing Line Borrowing:
          (a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects as of such date);
          (b) No Default or Event of Default has occurred and is continuing or will result from such Credit Event; and

D-1

          (c) No material adverse change in the operations, business or condition (financial or otherwise) of any Borrower or the Loan Parties (taken as a whole) has occurred since December 31, 2006.
     4. Please disburse the proceeds of the Swing Line Borrowing to:
     IN WITNESS WHEREOF, the Borrowers have executed this Notice of Swing Line Borrowing on the date set forth above.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

D-2

EXHIBIT E
REVOLVING LOAN NOTE

$	,
     FOR VALUE RECEIVED, AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (“ACL”), JEFFBOAT LLC, a Delaware limited liability company (“Jeffboat”), and ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”) hereby promise to pay to                                          (the “Lender”), the principal sum of                                          DOLLARS AND 00/100 ($                    .00) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by the Lender to the Borrowers pursuant to that certain Credit Agreement, dated as of April 27, 2007, among the Borrowers, the financial institutions listed in Schedule I thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Revolving Loan Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.
     The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.
     The Borrowers hereby authorize the Lender to record on the schedule(s) annexed to this Note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrowers and agree that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Borrowers’ obligations hereunder.
     This Note is one of the Revolving Loan Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.
     The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.
     To the extent set forth in the Credit Agreement, the Borrowers shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrowers’ obligations hereunder not performed when due. The Borrowers hereby waive notice of presentment, demand, protest or notice of any other kind.

     This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Interest Period
			Amount of	Unpaid
	Type of	Amount of	Principal Paid or	Principal	Notation
Date	Loan	Loan	Prepaid	Balance	Made By

EXHIBIT F
VESSEL MORTGAGE
(see attached)

F-1

[FORM OF]
FIRST PREFERRED FLEET MORTGAGE
from
[NAME OF OWNER],
as Owner
to
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Security Trustee,
as Mortgagee
Dated as of [          ], 2007

SYNOPSIS OF FIRST PREFERRED FLEET MORTGAGE

Number of Vessels:	[ ]

Type of Instrument:	First Preferred Fleet Mortgage

Date of Instrument:	[ ], 2007

Name of Owner:	[ ]

Percentage of Vessels Owned:	100%

Address of Owner:	[ ]

Name of Mortgagee:	Wells Fargo Bank, National Association, as Administrative Agent and Security Trustee

Address of Mortgagee:	Wells Fargo Bank, National Association MAC N9305-053 Sixth & Marquette Minneapolis, MN 55479

Total Amount of Mortgage:	Six Hundred Million United States Dollars (US $600,000,000) (exclusive of interest, expenses and fees)

FIRST PREFERRED FLEET MORTGAGE
          THIS FIRST PREFERRED FLEET MORTGAGE is made and given this ___ day of                     , 2007 by [NAME OF OWNER], a Delaware limited liability company, with offices at [                    ] (the “Owner”) in favor of Wells Fargo Bank, National Association, a national banking association, with offices at MAC N9305-053, Sixth & Marquette, Minneapolis, MN 55479, for itself and as administrative agent and security trustee for the Lenders (as such term is defined in Recital B below) and for any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement referred to below) or providing Lender Bank Products (as defined in the Credit Agreement referred to below) (the “Mortgagee”).
          WHEREAS:
          A. The Owner is the sole owner of the whole of the Vessels and the Vessels are registered and documented in the name of the Owner under the laws and flag of the United States of America at the National Vessel Documentation Center.
          B. By a Credit Agreement dated as of April                     , 2007 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”, a conformed copy of the form of which without schedules or exhibits is annexed hereto as Exhibit 2), made by and among (i) the Owner, as a borrower, (ii) [list Names of other Borrowers under the Credit Agreement] (together with the Owner, the “Borrowers”), (iii) each of the financial institutions party thereto from time to time (each a “Lender” and collectively, the “Lenders”), and (iv) Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as security trustee for the Lenders (in such capacity, the “Security Trustee”), the Lenders have agreed to provide to the Borrowers a senior secured revolving credit facility in the maximum principal amount of SIX HUNDRED MILLION UNITED STATES DOLLARS (US $600,000,000) (exclusive of interest, expenses and fees) (the “Facility”). The obligation of the Owner to repay the Facility under the Credit Agreement is evidenced by one or more promissory notes executed from time to time from the Borrowers to the Lenders (as amended, restated, supplemented or modified from time to time, collectively, the “Note”), a copy of the form of the Note being attached hereto as Exhibit 3. The Facility, and interest, fees and commissions thereon are to be repaid or paid, as the case may be, as provided in the Credit Agreement.
          C. The Owner, in order to secure the payment of the Obligations, as that term is defined in subsection l(A)(v) hereof, and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Credit Agreement, in this Mortgage and the other Credit Documents, as that term is defined in subsection l(A)(ii) hereof, contained to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this Mortgage under and pursuant to Chapter 313 of Title 46 of the United States Code (the “Ship Mortgage Act”).

          NOW, THEREFORE, THIS MORTGAGE WITNESSETH:
          1. Definitions: In this Mortgage, unless the context otherwise requires:
(A)

(i)	“Credit Documents” when used herein shall have the same meaning as in the Credit Agreement;

(ii)	“Earnings” includes all freight, hire and passage moneys, compensation payable in the event of requisition of a Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever payable and belonging to the Owner due or to become due in respect of any Vessel or Vessels at any time during the Security Period;

(iii)	“Insurances” includes all policies and contracts of insurance and all entries of a Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of any Vessel or Vessels and their Earnings or otherwise howsoever in connection with any Vessel or Vessels;

(iv)	“Obligations” means the Obligations (as defined in the Credit Agreement) and all other obligations of the Owner under or in connection with the Credit Agreement, the Note, this Mortgage, any other Credit Document and any Lender Rate Contract or in connection with any Lender Bank Products, including but not limited to the obligations to repay the Facility when due;

(v)	“Person” means an individual, corporation, limited liability company, limited partnership, general partnership, syndicate, joint venture, association, trust, unincorporated organization, trustee or other legal representative;

(vi)	“Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of any Vessel or Vessels or otherwise than by requisition for hire;

(vii)	“Security Period” means the period commencing on the date hereof and terminating upon payment in full of the Obligations and the termination of all commitments under the Credit Agreement;

(viii)	“Total Loss” means in regards to each individual Vessel:

(a)	actual, constructive or compromised or arranged total loss of such Vessel;

(b)	requisition for title or other compulsory acquisition of such Vessel (otherwise than by requisition for hire) which shall continue for thirty (30) days; or

(c)	capture, seizure, arrest, detention or confiscation of such Vessel by any government or by Persons acting or purporting to act on behalf of any government unless such Vessel be released and restored to the Owner from such capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof; and
(ix)	“Vessel” means the whole of each vessel identified in Exhibit 1 attached hereto and by this reference made a part hereof, and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessel, do not become the property of the Owner. “Vessels” means more than one or all the Vessels listed on Exhibit 1, attached hereto, and as may be hereinafter amended.

(B)	In Section 5(B) hereof:

(i)	“excess risks” means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(ii)	“protection and indemnity risks” means the usual risks covered by a United States or an English or another protection and indemnity association or club acceptable to the Mortgagee including the proportion not recoverable in case of collision under the ordinary running-down clause; and

(iii)	“war risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion Clause.
          (C) Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

          (D) This Mortgage shall be read together with the Credit Agreement but in case of any conflict between the two, the provisions of this Mortgage shall prevail.
          2. Grant of Mortgage; Representations and Warranties.
          2.1 In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the Note, this Mortgage and the other Credit Documents contained to be performed, observed and complied with by and on the part of the Owner, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessels TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note and the other Credit Documents contained to be performed, observed and complied with by and on the part of the Owner;
          PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid the Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Credit Agreement, the Note and the other Credit Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note and the other Credit Documents contained to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof and the termination of all commitments under the Credit Agreement, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under the laws of the United States of America; otherwise to be and remain in full force and effect.
          2.2 The Owner hereby represents and warrants to the Mortgagee that on the date hereof:
          (A) the Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware qualified to own and document the Vessels under the United States flag and to operate the Vessels in the coastwise trade of the United States of America;
          (B) the Owner lawfully owns the whole of each of the Vessels free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5(N) hereof; and

          (C) each of the Vessels are tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy.
          3. Payment of Obligations. The Owner hereby further covenants and agrees to pay the Obligations when due in accordance with the terms of this Mortgage, the Credit Agreement, the Note and the other Credit Documents.
          4. Covenants Regarding Security Granted Hereunder. It is declared and agreed that:
          (A) The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.
          (B) Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee, the Lenders or any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products, related to or which reduces the obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.
          (C) The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:
(i)	any time or waiver granted to, or composition with, the Owner or any other Person; or

(ii)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or

(iii)	any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Owner or any other Person; or

(iv)	any amendment or supplement to the Credit Agreement, the Note or any of the Credit Documents; or

(v)	the unenforceability, invalidity or frustration of any Obligations of the Owner or any other Person under the Credit Agreement, the Note or any of the Credit Documents.

          (D) Until the Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee and the commitments under the Credit Agreement have been terminated, the Owner shall not by virtue of any payment made under the Credit Agreement, the Note, the Credit Documents or this Mortgage on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:
(i)	be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or

(ii)	exercise any right of set-off or counterclaim against any such co-surety; or

(iii)	receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

(iv)	unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.
          The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.
          (E) The Owner hereby irrevocably subordinates all of its rights of subrogation (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any Person and all contractual, statutory or common law rights of contribution, reimbursement, indemnification and similar rights and claims against any Person which arise in connection with, or as a result of, the Credit Agreement or this Mortgage until full and final payment of all of the Obligations.
          5. Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:
          (A) to comply with and satisfy all the requisites and formalities established by the laws of the State of Delaware in respect of its legal existence and good standing and to maintain its status as a citizen of the United States, within the meaning of Chapter 505 of Title 46 of the United States Code, eligible to own and operate the Vessels in the coastwise trade of the United States, and, upon the reasonable request of the Mortgagee, to give evidence in respect of the foregoing to the Mortgagee;
(B)	(i)	to insure and keep each of the Vessels insured or cause or procure each of the Vessels to be insured and to be kept insured at no expense to the Mortgagee in regard to:
(a)	all risks hull and machinery (including excess risks);

(b)	war risks (including war protection and indemnity liability) covering, inter alia, the perils of confiscation, expropriation, nationalization, seizure and blocking; and

(c)	protection and indemnity risks (including pollution risks)
(ii)	with respect to each of the Vessels, to effect the Insurances aforesaid or to cause or procure the same to be effected:
(a)	in the cases of the Insurances referred to in subsections (i) (a) and (b) above, (x) in such amounts as shall be at least equivalent to Three Hundred Million Dollars (US $300,000,000) in the aggregate for all Vessels, and all such insurance shall be payable in lawful money of the United States of America, and (y) upon such terms (including provisions as to named insureds and loss payees and prior notice of cancellation) and with such deductibles as shall from time to time be approved by the Mortgagee;

(b)	in the case of the protection and indemnity Insurances referred to in subsection (i)(c) above payable in lawful money of the United States of America, to the full extent commercially available and to include provisions as to loss payees and prior notice of cancellation in form and substance satisfactory to the Mortgagee; and

(c)	with first class insurance companies, underwriters and protection and indemnity associations or clubs as shall from time to time be approved by the Mortgagee (hereinafter called “the Insurers”);
(iii)	to renew all such Insurances or cause or procure the same to be renewed before the relevant policies or contracts expire and to procure that the Insurers or the firm of insurance brokers referred to herein below shall promptly confirm in writing to the Mortgagee as and when each such renewal is effected;

(iv)	to procure concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report from a firm of independent marine insurance brokers, appointed by the Owner and acceptable to the Mortgagee, with respect to the Insurances together with their opinion to the Mortgagee that the Insurances comply with the provisions of this Section 5(B), such report and opinion to be addressed and delivered promptly to the Mortgagee and the costs of such report and opinion to be for the account of the Owner;

(v)	to cause the said independent marine insurance brokers or the Insurers to agree to use reasonable efforts to advise the Mortgagee promptly of any failure to renew any of the Insurances and of any default in payment of any premium and of any other act or omission on the part of the Owner of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any Insurances on any of the Vessels;

(vi)	to cause the said independent marine insurance brokers to agree to mark their records and to use their best efforts to advise the Mortgagee, at least fourteen (14) days prior to the expiration date of any of the Insurances, that such Insurances have been renewed or replaced with new insurance which complies with the provisions of this Section 5(B);

(vii)	duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Mortgagee and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;

(viii)	to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;

(ix)	to procure that all policies, binders, cover notes or other instruments of the Insurances referred to in subsections (i)(a) and (b) above shall be taken out in the name of the Owner, with the Mortgagee as an additional assured (without liability for premiums), as its or their respective interests may appear, and shall incorporate a loss payable clause naming the Mortgagee as loss payee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and all policies, binders, cover notes or other instruments referred to in subsection (i) shall provide (a) for prior notice of at least fourteen (14) days (seven (7) days with respect to war risks) to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee; provided, however, that unless otherwise required by the Mortgagee by notice to the underwriters, although all losses under such Insurances are payable to the Mortgagee, in case of any such losses involving any damage to any Vessel or Vessels the underwriters may pay direct for the repair, salvage and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges may pay the Owner as reimbursement therefor, provided, further, however, that if such damage involves a loss in excess of US $2,500,000, or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee and (b) in the event that a Vessel or Vessels shall be insured under any form of fleet cover, undertakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to such Vessel or Vessels against premiums, calls or contributions in respect of any other vessel or other insurance and that the insurance cover of such Vessel or Vessels will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance;

(x)	to procure that all entries, policies, binders, cover notes or other instruments of the Insurances referred to in subsection (i)(c) above incorporate a loss payable clause naming the Mortgagee as loss payee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and shall provide for prior notice of at least fourteen (14) days to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums, backcalls and assessments as to the Mortgagee, it being agreed that although such insurance is payable to the Mortgagee so long as no Event of Default has occurred and is continuing under this Mortgage, any loss payments under any such insurance on the Vessels may be paid directly to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred;

(xi)	to procure that originals or photocopies of all such instruments of Insurances as are referred to in subsections (ix) and above shall be from time to time deposited with the Mortgagee after receipt by the Owner thereof and that the Insurers shall, if so requested by the Mortgagee, furnish the Mortgagee with a letter or letters of undertaking in such form as may be reasonably required by the Mortgagee in respect of such Insurances;

(xii)	not to change any terms of any Insurances or suffer them to be changed, or change underwriters of any Insurances or suffer them to be changed in a manner that would be inconsistent with the provisions of this Mortgage, without the Mortgagee’s prior written approval;

(xiii)	not to employ the Vessels or suffer the Vessels to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Mortgagee and/or the Insurers may prescribe; and

(xiv)	to do all things necessary and proper, and execute and deliver all documents and instruments to enable the Mortgagee to collect or recover any moneys to become due the Mortgagee in respect of the Insurances.
          (C) To keep and to cause each Vessel to be kept in a good and efficient state of repair so as to enable such Vessel to navigate the routes navigated by such Vessel in compliance with all laws, regulations and other requirements (statutory or otherwise) from time to time applicable to such Vessel and to a similar vessel of such Vessel’s age, type and trade documented under the flag of the United States of America, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of each respective Vessel;
          (D) To submit or to cause each Vessel to be submitted on a timely basis to such periodic or other surveys as may be required to permit such Vessel to continue to be operated in its existing trade in compliance with all laws, regulations and other requirements (statutory of otherwise) and, if requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports issued in respect thereof;
          (E) To permit the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board any Vessel at a reasonable time during each calendar year or, during the continuance of a Default or Event of Default, at all reasonable times during each calendar year for the purpose of inspecting such Vessel’s condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to such Vessel, all at the Owner’s expense; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Owner shall not be responsible for the cost and expense of more than one such inspection per Vessel per fiscal year;
          (F) (i) To pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessels except to the extent permitted by Section 5(N) hereof, and (ii) in event of arrest of any Vessel or Vessels pursuant to legal process or in event of a detention in exercise or purported exercise of any such lien as aforesaid to procure the release of any Vessel or Vessels from such arrest or detention within fifteen (15) days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

          (G) Not to knowingly employ any Vessel or suffer any Vessel’s respective employment in any trade or business which is forbidden by the laws of the United States of America or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render any Vessel liable to condemnation in a Prize Court or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to knowingly employ any Vessel or suffer each Vessel’s respective employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by such Vessel’s War Risks Insurers unless the required extra war risk insurance cover has been obtained for such Vessel;
          (H) Upon the occurrence and during the continuation of an Event of Default, promptly to furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may from time to time reasonably request regarding each of the Vessels, such Vessel’s or Vessels’ employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for such employment or otherwise howsoever pertaining to such Vessel or Vessels;
          (I) Promptly after learning of the same to notify or cause to be notified the Mortgagee forthwith in writing of:
(i)	any accident to any Vessel or Vessels involving repairs the cost whereof will or is likely to exceed US $2,500,000 in the aggregate (or the equivalent in any other currency);

(ii)	any occurrence in consequence whereof any Vessel has become or is likely to become a Total Loss that will or is likely to exceed US $2,500,000;

(iii)	any material requirement or recommendation made by any Insurer or by any competent authority which is not complied with in accordance with reasonable commercial practices;

(iv)	any arrest of any Vessel or the exercise or purported exercise of any lien on any Vessel or her Earnings, in each case which Vessel or Earnings have a fair market value in excess of US $2,500,000; and

(v)	any occurrence of circumstances forming the basis of Environmental Damages which, if adversely determined, would likely have a Material Adverse Effect.
          (J) To keep or to cause to be kept proper books of account of the Owner in respect of each Vessel and her Earnings and, if requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee at a reasonable time and on reasonable notice during each calendar year, or during the continuance of an Event of Default, at any time during each calendar year, and to furnish or cause to be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew’s wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;
          (K) To assign and provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of any Vessel or Vessels;
          (L) Not, without the previous consent in writing of the Mortgagee, to put any Vessel or Vessels or suffer any Vessel or Vessels to be put into the possession of any Person for the purpose of work being done upon her or them other than routine drydockings and ordinary maintenance in an amount exceeding or likely to exceed US $2,500,000 (or the equivalent in any other currency) in the aggregate unless such work is fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or unless such Person shall first have given to the Mortgagee and on terms satisfactory to it a written undertaking not to exercise any lien on such Vessel or Vessels or her or their Earnings for the cost of such work or otherwise;
          (M) To keep the Vessels documented under the flag of the United States of America qualified to operate in the coastwise trade of the United States of America and to do or suffer to be done nothing whereby such documentation may be forfeited or imperiled;
          (N) To keep and to cause each Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee, and except for charters entered into in the ordinary course of business and crew’s wages remaining unpaid in accordance with reasonable commercial practices, wages of stevedores when employed directly by any Vessel or for collision or salvage or general average, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than sixty (60) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside such Vessel’s books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject such Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of any Vessel or Vessels from arrest, and not, except in favor of the Mortgagee, to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Mortgagee) any Vessel’s or Vessels’ Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee;
          (O) To comply with Section 2.06(c) of the Credit Agreement with respect to any sale of the Vessels or Total Loss of the Vessels.
          (P) To pay promptly to the Mortgagee all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the Default Rate from the date whereon such expense or liability was incurred by the Mortgagee;
          (Q) To comply with all declaration and reporting requirements imposed by the protection and indemnity club or insurers and to pay all premiums required to maintain in force the necessary U.S. Oil Pollution Cover;
          (R) To comply with and satisfy all the requisites and formalities established by the laws of the United States of America to perfect this Mortgage as a legal, valid and enforceable first preferred ship mortgage upon the Vessels and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5(R);
          (S) Not without the previous consent of the Mortgagee in writing, which consent shall not be unreasonably withheld, to enter into any demise, bareboat or time charter with any entity unless (i) the charter is subject to and subordinate to the rights of the Mortgagee under this Mortgage, (ii) the terms and conditions of such charter are on an arm’s length basis; (iii) in the case of charters having a duration in excess of one (1) year, such charters contain the following provision:
“This Charter is subject and subordinate to a First Preferred Fleet Mortgage in favor of Wells Fargo Bank, National Association, as Mortgagee, and to each of the rights and remedies of said Mortgagee under said Mortgage and shall be terminable at the option of said Mortgagee in the event of the foreclosure of said Mortgage by said Mortgagee, which option shall be exercisable by the Mortgagee within thirty (30) days of such foreclosure; provided that the Mortgagee has actual knowledge of such Charter.”
and (iv) the Owner shall, within ten (10) calendar days of entering into any such charter having a duration in excess of one (1) year, transmit a copy of the charter to the Mortgagee;
          (T) To place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board each self-propelled Vessel and with each Vessel’s papers and cause this Mortgage to be exhibited to any and all Persons having business with any Vessel which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master’s cabin of each self-propelled Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:
“NOTICE OF MORTGAGE”
This Vessel is owned by [Name of Owner] and is subject to a first preferred fleet mortgage (the “First Mortgage”) in favor of Wells Fargo Bank, National Association, as administrative agent and security trustee, under the authority of Chapter 313 of Title 46 of the United States Code.

Under the terms of the said First Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other Person has any power, right or authority whatsoever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except for crew’s wages, salvage, general average and for wages of stevedores when employed directly by this Vessel.
          6. Mortgagee’s Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:
(i)	in the event that the provisions of Section 5(B) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessels as it in its sole discretion may deem advisable;

(ii)	in the event that the provisions of Section 5(C) and/or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

(iii)	in the event that the provisions of Section 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of such Vessels;
     Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing subsections (i), (ii), and (iii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in Section 5(P) hereof from the date when such expenses were incurred by the Mortgagee.
          7. Events of Default and Remedies.
          (A) In case any one or more of the following events herein termed an “Event of Default” shall occur and shall not have been received:
(i)	an Event of Default stipulated in Section 6.01 of the Credit Agreement shall occur and be continuing;

(ii)	a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (B) (other than subclauses (iv), (vi) and (xi) thereof), (F), (G), (K), (M), (N), (O), (Q), (R), (S), or (T) of Section 5 of this Mortgage; or

(iii)	a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (A), (C), (D), (E), (H), (I), (J), (L) or (P) or subclauses (iv), (vi) or (xi) of subsection (B) of Section 5 of this Mortgage and such default continues unremedied for a period of thirty (30) days.
          (B) If any Event of Default shall occur, the Mortgagee shall be entitled:
(i)	to demand payment by written notice of the Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Note, this Mortgage or any of the other Credit Documents to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage, any of the other Credit Documents or applicable law, provided, however, that if, before any sale of any Vessel or Vessels, all defaults shall have been remedied in a manner satisfactory to the Mortgagee, the Mortgagee may waive such defaults by written notice to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;

(ii)	at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the Default Rate from the date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(iii)	to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Ship Mortgage Act;

(iv)	to take possession of any Vessel or Vessels, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the

Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;

(v)	to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(vi)	to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(vii)	to discharge, compound, release or compromise claims against the Owner in respect of the Vessels which have given or may give rise to any charge or lien thereon or which are or may be enforceable by proceedings there against;

(viii)	to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee’s rights hereunder or otherwise; recover judgment for any amount due in respect of the Credit Agreement, the Note, this Mortgage or any of the other Credit Documents and collect the same out of any property of the Owner;

(ix)	to sell any Vessel or Vessels at public auction, free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:
(a)	by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;

(b)	if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(c)	by sending a similar notice by telecopy confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.
Such sale of any Vessel or Vessels may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing any Vessel or Vessels to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale.

(x)	pending sale of any Vessel or Vessels (either directly or indirectly) to manage, charter, lease, insure, maintain and repair such Vessel or Vessels and to employ or lay up such Vessel or Vessels upon such terms, in such manner and for such period as the Mortgagee in its absolute discretion deems expedient, and which is permitted by applicable law, and for the purpose aforesaid the Mortgagee shall be entitled to do all lawful acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting such Vessel or Vessels, their insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of such Vessel or Vessels and without being responsible for any loss thereby incurred;

(xi)	to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7(B)(x) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee; and

(xii)	to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it;
PROVIDED, ALWAYS, that any sale of a Vessel or Vessels or any interest therein by the Mortgagee pursuant to Section 7(B)(ix) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to such Vessel or Vessels so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee’s power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.
          In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.
          (C) Notwithstanding the foregoing, it is understood that a Total Loss of any Vessel or Vessels shall not be deemed to be a default under this Mortgage, the Credit Agreement, the Note, the other Credit Documents, or any of them.
          8. Application of Proceeds. The proceeds of any sale of any Vessel or Vessels made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of such Vessel or Vessels by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of such Vessel or Vessels or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied as follows:
     First, to the Mortgagee in an amount sufficient to pay in full the costs and expenses of the Mortgagee in connection with any sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Mortgagee in connection therewith, including, without limitation, attorneys’ fees and costs, whether by reason of any sale, retaking, management or operation of any Vessel or Vessels and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;
     Second, to the Lenders in an amount equal to accrued interest then due and payable under this Mortgage and the other Credit Documents (except for Lender Rate Contracts and Lender Bank Products);
     Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations) and (ii) to the Lender(s) and Affiliates thereof to whom obligations are owed in connection with any Lender Rate Contract the terms of which comply with the Credit Agreement to the extent of the associated Termination Value of such Lender Rate Contract, and such proceeds will not be applied to the extent of any excess over such Termination Value in connection with any Lender Rate Contact, until the Obligations (other than obligations under this clause (ii)) have been paid in full and the Revolving Loan Commitments have been terminated;
     Fourth, to the Lenders in an amount equal to any other Obligations, which are then unpaid (other than any Obligations related to Lender Rate Contracts and Lender Bank Products);
     Fifth, to the Lenders and Affiliates thereof in an amount equal to any other Obligations related to Lender Rate Contracts the terms of which comply with the Credit Agreement, which are then unpaid;
     Sixth, to the Lenders and Affiliates thereof in an amount equal to any Obligations related to Lender Bank Products which are then unpaid; and
     Finally, upon payment in full of all of the Obligations, to the person legally entitled thereto.
In the event that the proceeds are insufficient to pay the amounts specified in paragraphs “First,” “Second,” “Third,” “Fourth,” “Fifth” or “Sixth” above, the Mortgagee shall be entitled to collect the balance from the Owner or any other Person liable therefor.
          9. No Waiver. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Credit Agreement, the Note, this Mortgage, the other Credit Documents or any of them shall impair such right or power or be construed as a waiver thereof or as acquiescence in any default by the Owner hereunder, nor shall the acceptance by the Mortgagee of any payments in connection with this Mortgage from any source be deemed a waiver hereunder. However, if at any time after an Event of Default and prior to the actual sale of any Vessel by the Mortgagee or prior to any foreclosure proceedings the Owner cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the Default Rate from the date when such expenses, advances and damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.
          10. Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 12 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may deem advisable.
          11. Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Credit Documents, the Owner hereby agrees and undertakes to indemnify the Mortgagee against all obligations and liabilities whatsoever and whomsoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessels or any Vessel or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee’s rights hereunder or under any of the other Credit Documents to which the Owner is a party; provided, however, that no such indemnity obligation shall be effective if any such obligation or liability is the result of the gross negligence or willful misconduct of the Mortgagee.
          12. Power of Attorney.
          (A) The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessels, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessels, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessels, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessels, to execute and deliver charters and a bill of sale with respect to the Vessels, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and be continuing and shall not be exercisable after all defaults have been cured.
          (B) The exercise of the power granted in this Section 12 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.
          13. Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessels and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.
          14. Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against any Vessel at whatever place such Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of proceedings against any Vessel any writ, notice, judgment or other legal process or documents may be served upon the Master of the applicable Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

          15. Partial Invalidity. In the event that any provision or provisions of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under the Credit Agreement, the Note, this Mortgage, the other Credit Documents or any of them, execute and deliver such other and further instruments and do such things as in the opinion of the Mortgagee or its counsel will be reasonably necessary or advisable to carry out the true intent and spirit of this Mortgage. In any event, any such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole.
          16. Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein or in the Credit Agreement, the Note or the other Credit Documents specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically in this Mortgage or in the Credit Agreement, the Note or the other Credit Documents given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under the Credit Agreement, the Note, this Mortgage or any other Credit Documents.
          17. Recordation of Mortgage. For the purpose of recording this First Preferred Fleet Mortgage the total amount is Six Hundred Million United States Dollars (US $600,000,000) (exclusive of interest, expenses and fees) and interest and performance of mortgage covenants. The discharge amount is the same as the total amount and there is no separate discharge amount for the Vessels.
          18. No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the Ship Mortgage Act or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.
          19. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
          20. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.
          21. Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessels and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of any Vessels that are no longer useful, necessary, profitable or advantageous in the operation of such Vessels, first or simultaneously replacing the same with boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal or greater value, which shall forthwith become subject to the lien of this Mortgage.
          22. Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Mortgage, no approval or consent thereunder, and no consent to any departure by the Owner therefrom, may in any event be effective unless in writing signed by the Mortgagee, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon the Mortgagee and the Owner. The Owner and the Mortgagee hereby agree to amend this Mortgage from time to time in order to add to the Vessels covered by this Mortgage any vessel or vessels acquired by the Owner after the date hereof and during the Security Period, any such amendment to be in form and substance acceptable to the Mortgagee.
          23. Successors and Assigns. This Mortgage and all obligations of the Owner hereunder shall be binding upon the successors and assigns of the Owner, and shall, together with the rights and remedies of the Mortgagee hereunder, inure to the benefit of the Mortgagee and its successors and assigns; except that the Owner may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Mortgagee. Any assignment or transfer in violation of the foregoing shall be null and void.
          24. Applicable Law. To the extent not governed by the laws of the United States of America, this Mortgage shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
          25. Headings. In this Mortgage, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.
          26. Reinstatement. This Mortgage shall remain in full force and effect and continue to be effective should any petition be filed by or against the Owner for liquidation or reorganization, should the Owner become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Owner’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          27. No Waiver; Cumulative Remedies.

          (A) The Mortgagee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Credit Agreement or the other Credit Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Credit Documents.
          (B) The rights and remedies hereunder provided or provided under the Credit Agreement or the other Credit Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Credit Documents.
          (C) None of the terms or provisions of this Mortgage may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Owner and the Mortgagee, Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
          28. Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Mortgage.
          29. Further Indemnification. The Owner agrees to pay, and to save the Mortgagee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Mortgage.
          30. ENTIRE AGREEMENT. THIS MORTGAGE, THE CREDIT AGREEMENT, THE NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE COMPLETE AND FINAL AGREEMENT AMONG THE OWNER AND THE MORTGAGEE AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE OWNER, THE MORTGAGEE AND THE LENDERS.
          31. Payments Free of Taxes, Etc. All payments made by the Owner under this Mortgage shall be made by the Owner free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, the Owner shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, filing, recordation, performance and enforcement of this Mortgage. Upon request by the Mortgagee, the Owner shall furnish evidence satisfactory to the Mortgagee that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

          32. The Owner’s Continuing Liability. Notwithstanding any provision of this Mortgage or any other Credit Document or any exercise by the Mortgagee of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) the Owner shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) the Mortgagee shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of the Owner’s rights in connection with the Collateral.
          33. WAIVER OF JURY TRIAL. EACH OF THE OWNER, AND BY ITS ACCEPTANCE HEREOF, THE MORTGAGEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MORTGAGE.
[This Space Intentionally Left Blank]

          IN WITNESS WHEREOF, the Owner has executed this First Preferred Fleet Mortgage for the Vessels by its duly authorized representative on the day and year first above written.

[NAME OF OWNER], as Owner
By:
Name:
Title:

ACKNOWLEDGMENT
STATE OF [                             ])
) : ss:
COUNTY OF [                         ])
          On this ___day of                     , 2007, before me, a Notary Public in and for the [                          ], [                           ], personally appeared [                           ], [                         ] of [                         ], a Delaware limited liability company, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature(s) on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.
          WITNESS my hand and official seal.

Notary Public
My commission expires:

EXHIBIT 1
to
First Preferred Fleet Mortgage
DESCRIPTION OF VESSELS

Name	Official Number

EXHIBIT 2
to
First Preferred Fleet Mortgage
CREDIT AGREEMENT
[To come]

EXHIBIT 3
to
First Preferred Fleet Mortgage
PROMISSORY NOTE
[attach form of revolving loan note and swing line note]

EXHIBIT G
[INTENTIONALLY OMITTED]

G-1

EXHIBIT H
SWING LINE NOTE

$10,000,000	, 20___
     FOR VALUE RECEIVED, AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (“ACL”), JEFFBOAT LLC, a Delaware limited liability company (“Jeffboat”), and ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”) hereby promise to pay to                                           (the “Lender”), the principal sum of TEN MILLION DOLLARS ($10,000,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Swing Line Loans made by the Lender to the Borrowers pursuant to that certain Credit Agreement, dated as of April 27, 2007 among the Borrowers, the financial institutions listed in Schedule I thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Revolving Loan Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.
     The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.
     The Borrowers hereby authorize the Lender to record on the schedule(s) annexed to this Note the date and amount of each Swing Line Loan and of each payment or prepayment of principal made by the Borrowers and agree that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Borrowers’ obligations hereunder.
     This Note is the Swing Line Note referred to in that certain Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.
     The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.
     To the extent set forth in the Credit Agreement, the Borrowers shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrowers’ obligations hereunder not performed when due. The Borrowers hereby waive notice of presentment, demand, protest or notice of any other kind.

H-1

     This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

H-2

EXHIBIT I
ASSIGNMENT AGREEMENT
     THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:
     (1) The financial institution designated under item A of Attachment 1 hereto as the Assignor Lender (“Assignor Lender”); and
     (2) The financial institution designated under item B of Attachment 1 hereto as the Assignee Lender (“Assignee Lender”).
RECITALS
     A. Assignor Lender is one of the Lenders which is a party to the Credit Agreement, dated as of April 27, 2007 (as amended, supplemented or otherwise modified in accordance with its terms from time to time, the “Credit Agreement”), by and among American Commercial Lines LLC, a Delaware limited liability company (“ACL”), Jeffboat LLC, a Delaware limited liability company (“Jeffboat”), and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender.
     B. Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender’s rights under the Credit Agreement pursuant to Section 8.05(c) of the Credit Agreement.
AGREEMENT
     Now, therefore, the parties hereto hereby agree as follows:
     1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.
     2. Sale and Assignment. On the terms and subject to the conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to Assignee Lender and Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents having a Revolving Loan Commitment and corresponding Revolving Proportionate Shares as set forth under Column 1 opposite Assignee Lender’s name on Attachment 1 hereto. Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the “Assignment Effective Date”), which date shall be, unless the Administrative Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to the Administrative Agent in accordance with Section 3 hereof.
     3. Assignment Effective Notice. Upon (a) receipt by the Administrative Agent of counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and Assignee Lender (and, to the extent required by Section 8.05(c) of the Credit Agreement, by the Borrowers and the Administrative Agent) and (b) payment to the Administrative Agent of the registration and processing fee specified in Section 8.05(e) of the Credit Agreement by Assignor Lender, the Administrative Agent will transmit to the Borrowers, Assignor Lender and Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an “Assignment Effective Notice”).
     4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and Assignee Lender (the “Purchase Price”), for the Revolving Loan Commitment (and related Loans and participations in L/C Obligations) and corresponding Revolving Proportionate Shares purchased by Assignee Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by Assignee Lender, the sale, assignment and delegation to Assignee Lender of such Revolving Loan Commitment (and related Loans and participations in L/C Obligations) and corresponding Revolving Proportionate Shares as described in Section 2 hereof shall become effective.
     5. Payments After the Assignment Effective Date. Assignor Lender and Assignee Lender hereby agree that the Administrative Agent shall, and hereby authorize and direct the Administrative Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:
          (a) All principal payments made after the Assignment Effective Date with respect to each Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.
          (b) All interest, fees and other amounts accrued after the Assignment . Effective Date with respect to the Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.
          Assignor Lender and Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender, and neither the Administrative Agent nor the Borrowers shall have any responsibility to effect or carry out such separate arrangements.

     6. Delivery of Notes. On or prior to the Assignment Effective Date, Assignor Lender will deliver to the Administrative Agent the Notes (if any) payable to Assignor Lender. On or prior to the Assignment Effective Date, if requested, the Borrowers will deliver to the Administrative Agent new Notes for Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Revolving Loan Commitments (as adjusted pursuant to this Assignment Agreement). As provided in Section 8.05(c) of the Credit Agreement, each such new Note shall be dated the Closing Date. Promptly after the Assignment Effective Date, if new Notes are requested the Administrative Agent will send to each of Assignor Lender and Assignee Lender, as applicable, its new Notes and, if applicable, will send to the Borrowers the superseded Notes payable to Assignor Lender, marked “Replaced.”
     7. Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.
     8. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
     9. Further Representations, Warranties and Covenants. Assignor Lender and Assignee Lender further represent and warrant to and covenant with each other, the Administrative Agent, the Security Trustee, and the Lenders as follows:
          (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished or the Collateral or any security interest therein.
          (b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of its obligations under the Credit Agreement or any other Credit Documents.
          (c) Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.
          (d) Assignee Lender will, independently and without reliance upon the Administrative Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

          (e) Assignee Lender appoints and authorizes the Administrative Agent to take such action as the Administrative Agent and the Security Trustee on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as the Administrative Agent and the Security Trustee is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement.
          (f) Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.
          (g) Attachment 1 hereto sets forth administrative information with respect to Assignee Lender.
     10. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) Assignee Lender shall be a Lender with a Revolving Loan Commitment and corresponding Revolving Proportionate Shares equal to that set forth under Column 2 opposite Assignee Lender’s name on Attachment 1 hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with a Revolving Loan Commitment and corresponding Revolving Proportionate Shares equal to that set forth under Column 2 opposite Assignor Lender’s name on Attachment 1 hereto, and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents or, if the Revolving Loan Commitment of Assignor Lender has been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.
     11. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. Section headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

__________________________________________, as Assignor Lender
By:
Name:
Title:

__________________________________________, as an Assignee Lender
By:
Name:
Title:

CONSENTED TO AND ACKNOWLEDGED BY: AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

CONSENTED TO, ACKNOWLEDGED BY, AND ACCEPTED FOR RECORDATION IN REGISTER: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent
By:
Name:
Title:

ATTACHMENT 1
TO ASSIGNMENT AGREEMENT
NAMES, ADDRESSES, REVOLVING LOAN COMMITMENTS AND
PROPORTIONATE SHARES OF ASSIGNOR LENDER AND ASSIGNEE LENDER
AND ASSIGNMENT EFFECTIVE DATE
________________, 20__

		Column 1	Column 2
		Revolving Loan	Revolving Loan
		Commitment,	Commitment,
		Principal and	Principal and
		Revolving	Revolving
		Proportionate	Proportionate
		Shares	Shares After
		Transferred[1,2]	Assignment[1]
A.	ASSIGNOR LENDER

		$	$

		%	%

Applicable Lending Office:

Address for Notices:

Telephone No.: ___________________________________
Telecopier No.: ___________________________________

Wiring Instructions:

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.

[2]	Proportionate Share of Total Revolving Loan Commitment to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

		Column 1	Column 2
		Revolving Loan	Revolving Loan
		Commitment,	Commitment,
		Principal and	Principal and
		Revolving	Revolving
		Proportionate	Proportionate
		Shares	Shares After
		Transferred[1,2]	Assignment[1]
B.	ASSIGNEE LENDER

		$	$

		%	%

Applicable Lending Office:

Address for Notices:

Telephone No.: ___________________________________
Telecopier No.: ___________________________________

Wiring Instructions:

C.	ASSIGNMENT EFFECTIVE DATE:.
________________________, 20___

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.

[2]	Proportionate Share of Total Revolving Loan Commitment to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

ATTACHMENT 2
TO ASSIGNMENT AGREEMENT
FORM OF
ASSIGNMENT EFFECTIVE NOTICE
     Reference is made to that certain Credit Agreement, dated as of April 27, 2007 (as amended, supplemented or otherwise modified in accordance with its terms from time to time, the “Credit Agreement”), by and among American Commercial Lines LLC, a Delaware limited liability company (“ACL”), Jeffboat LLC, a Delaware limited liability company (“Jeffboat”), and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender. The Administrative Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. Terms defined in such Assignment Agreement are used herein as therein defined.
     1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be ____________.
     2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to the Administrative Agent on or before the Assignment Effective Date the Note, if any, payable to Assignor Lender.
     3. Pursuant to such Assignment Agreement and the Credit Agreement, the Borrowers are required to deliver to the Administrative Agent on or before the Assignment Effective Date the following Notes, each dated _______________ [Insert appropriate date]:
[Describe each new Note for Assignor Lender and Assignee Lender as to principal amount, to the extent that each such Note is requested by Assignor Lender and/or Assignee Lender.]
     4. Pursuant to such Assignment Agreement, Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date in immediately available funds.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent
By:
Name:
Title:

EXHIBIT J
COMPLIANCE CERTIFICATE
(See Attached)

EXHIBIT J
COMPLIANCE CERTIFICATE
                                         , 20___
Wells Fargo Bank, National Association,
     as Administrative Agent
300 N. Meridian St., Suite 1600
Indianapolis, IN 46204
Attention: James M. Stehlik, Vice President
Tel. No. (317) 977-1115
Fax No. (317) 977-1118
          This Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) of that certain Credit Agreement, dated as of April ___, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (1) American Commercial Lines LLC, a Delaware limited liability company (“ACL”), Jeffboat LLC, a Delaware limited liability company (“Jeffboat”), and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender.
          Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Compliance Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.
          This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by an undersigned Responsible Officer of each Borrower, in each undersigned’s capacities as such and not his or her individual capacity, on behalf of such Borrower. This Compliance Certificate is delivered for the fiscal quarter (the “Test Period”) ended                     , ___ (the “Test Date”). Computations indicating compliance with respect to the covenants in Sections 5.01(i), 5.02(a), 5.02(d), 5.02(e) and 5.03 of the Credit Agreement are set forth below:
1. Section 5.01(i) — Updated Schedules for new Subsidiaries.
          During the fiscal quarter ended on the Test Date, no Loan Party has reorganized, recapitalized or consolidated with or merged into any other Person or permitted any other Person to merge into it, acquired any Person as a new Subsidiary or

1

acquired all or substantially all of the assets of any other Person, except as described below:

     During the Test Period, if any Loan Party established or acquired any new Domestic Subsidiary, any new Foreign Subsidiary or any new Equity Securities of any existing Subsidiary, please attach a written supplement to Schedule 4.01(o). Applicable during the Test Period? Yes ☐     No ☐
2. Section 5.02(a) — Indebtedness.
     (a) Section 5.02(a)(vii). The principal amount of purchase money Indebtedness and Capital Lease obligations of the Loan Parties is $                    . The principal amount of such Indebtedness shall not exceed and since the Closing Date has never exceeded $50,000,000.
     (b) Section 5.02(a)(ix). The principal amount of Maritime Administration Financing Indebtedness and other additional Indebtedness (as described in Section 5.02(a)(ix) of the Credit Agreement) of the Loan Parties is $                    . The principal amount of such Indebtedness shall not exceed and since the Closing Date has never exceeded $25,000,000.
3. Section 5.02(d) — Mergers, Acquisitions, etc.
               As of the Test Date, all acquisitions by the Loan Parties were consummated in accordance with Section 5.02(d) of the Credit Agreement and the Borrowers have delivered to the Administrative Agent all information required to be delivered pursuant to Section 5.02(d) of the Credit Agreement.
4. Section 5.02(e) — Investments.
     (a) As of the Test Date, Investments (including any loans or advances) by Loan Parties made directly or indirectly in the aggregate for all Foreign Subsidiaries are $                    . Such Investments may not exceed, and have never exceeded since the Closing Date $30,000,000 in the aggregate at any one time for all Foreign Subsidiaries.
     (b) As of the Test Date, Investments by the Borrowers and their Domestic Subsidiaries in Joint Ventures which are organized under the laws of the United States of America or any state thereof in an aggregate amount (valued at cost) are as follows as to each such Joint Venture: [name of JV]: $                     [add

2

more references as needed]. Such Investments are not to exceed, and since the Closing Date have never exceeded (i) $50,000,000 as to any single Joint Venture which is organized under the laws of the United States of America or any state thereof or (ii) $100,000,000 as to all such Joint Ventures since the date of the Credit Agreement.
     (c) As of the Test Date, loans and advances to employees in the ordinary course of business and in accordance with past practices were $                     in the aggregate. Such Investments may not exceed, and have never exceeded since the Closing Date $5,000,000 in the aggregate at any one time.
     (d) As of the Test Date, additional Investments (as contemplated by Section 5.02(e) of the Credit Agreement) were $                     in the aggregate. Such Investments may not exceed, and have never exceeded since the Closing Date $5,000,000 in the aggregate at any one time.
5. Section 5.03(a) — Total Leverage Ratio. As of the Test Date, the Total Leverage Ratio was                     :1.00. The maximum permitted Leverage Ratio is [3.00:1.00][3.50:1.00].1
The Total Leverage Ratio as of the Test Date was computed as follows:

(a) Total Debt on a consolidated basis on the Test Date

          (i) All obligations of the Loan Parties evidenced by notes, bonds, debentures or other similar instruments and all other obligations of the Loan Parties for borrowed money (including obligations to repurchase receivables and other assets sold with recourse) (other than Revolving Loans and L/C Obligations)
$

          (ii) All obligations of the Loan Parties for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for accounts payable arising in the ordinary course of business that are payable on terms customary in the trade
$

[1]	Notwithstanding the maximum permitted Leverage Ratio above, if (i) any Permitted Acquisition is consummated after the Closing Date and (ii) as of the closing date of any such Permitted Acquisition the Total Leverage is actually greater than 2.50 to 1.00 or is greater than 2.50 to 1.00 on a pro forma basis after giving effect to such Permitted Acquisition, the maximum Permitted Leverage ratio shall be 3.50 to 1.00 for twelve consecutive months beginning on the date of such Permitted Acquisition is consummated (and the maximum ratio shall revert to 3.00 to 1.00 after the end of such twelve month period)]

3

          (iii) All obligations of the Loan Parties under conditional sale or other title retention agreements with respect to property acquired by the Loan Parties (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement are limited solely to repossession or sale of such property)
$

(iv) All obligations of the Loan Parties as lessee under or with respect to Capital Leases and synthetic leases	$

(v) All obligations of the Loan Parties, contingent or otherwise, under or with respect to Surety Instruments	$

(vi) All net obligations of the Loan Parties, contingent or otherwise, under or with respect to Rate Contracts on a marked to market basis;	$

(vii) All Unfunded Pension Liabilities of the Loan Parties	$

(viii) All obligations of the Loan Parties with respect to letters of credit, whether drawn or undrawn, contingent or otherwise	$

          (ix) All Guaranty Obligations of the Loan Parties with respect to the obligations of other Persons of the types described in clauses (i) - (vii) above and all other Contingent Obligations of the Loan Parties
$

          (x) All obligations of other Persons of the types described in clauses (i) - (ix) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of the Loan Parties, even though the Loan Parties have not assumed or become liable for the payment of such obligations.
$

4

     provided that Indebtedness of a Joint Venture that is not a wholly-owned Subsidiary shall be included at the amount of the Indebtedness of such Joint Venture times the Loan Parties’ percentage ownership interest of any such Joint Venture (the “Equity Adjusted Amount”) unless there is recourse to one or more Loan Parties in respect of such Indebtedness, in which case such Indebtedness shall be included at an amount equal to the greater of (A) the Equity Adjusted Amount and (B) the maximum amount of such recourse (which shall be 100% of such Indebtedness if no maximum amount of recourse is stated)).
See Attached Schedule A for calculation of adjustments required by this proviso

a) — Total Debt — equals

[Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)]	$

Divided by:

(b) Adjusted EBITDA of the Loan Parties for the four consecutive fiscal quarter period ending on the Test Date (the “Annual Period”)

(i) Net Income for the Annual Period	$

(ii) Interest Expense for the Annual Period	$

(iii) Expense for income taxes for the Annual Period	$

(iv) Depreciation and amortization for the Annual Period	$

(v) Non-recurring costs or expenses incurred during the Annual Period with respect to a permitted financing or refinancing, Permitted Acquisition or other acquisition approved by the Required Lenders	$

(vi) An amount equal to the non-cash, share-based compensation deducted in accordance with SFAS 123 for the Annual Period	$

          (vii) Extraordinary non-cash losses or charges for the Annual Period (including non-cash transaction expenses, the amortization of debt discounts, losses from impairment of tangible or intangible assets, translation gains or losses)
$

(viii) Additional add backs as may be agreed to in writing by the Administrative Agent (in its sole discretion without the consent of the Required Lenders	$

5

for any such additional add backs up to $5,000,000 in the aggregate, and otherwise with the consent of the Required Lenders in their reasonable discretion))

(ix) Extraordinary gains realized during the Annual Period	$

(x) Any non-cash income or non-cash gains during the Annual Period,

all calculated for the Loan Parties on a consolidated basis, in accordance with GAAP	$

     provided that Adjusted EBITDA of a Joint Venture that is not a wholly-owned Subsidiary shall be included at the amount of the Adjusted EBITDA of such Joint Venture times the Loan Parties’ percentage ownership interest of any such Joint Venture
See Attached Schedule B for calculation of adjustments required by this proviso

Items (ii) through (viii) are included to the extent deducted in determining such Net Income for the Annual Period (without duplication).

Items (ix) and (x) are included to the extent added in determining such Net Income for the Annual Period (without duplication).

equals (b) — Adjusted EBITDA	$
[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)-(ix)-(x)]

Total Leverage Ratio — [(a) ÷ (b)]	: 1.00
6. Section 5.03(b) — Fixed Charge Coverage Ratio. As of the Test Date, the Fixed Charge Coverage Ratio was ___:1.00. The minimum permitted Fixed Charge Coverage Ratio is 1.50:1.00 as of the Test Date.
The Fixed Charge Coverage Ratio as of the Test Date was computed as follows:

(a) Adjusted EBITDA of the Loan Parties for the four consecutive fiscal quarter period ending on the Test Date (the “Annual Period”) as calculated in Section 5(b) above	$

(b) Operating lease expenses of the Borrowers and their Subsidiaries paid during the Annual Period	$

6

(c) The aggregate amount of all Maintenance Capital Expenditures made during the Annual Period	$

(d) Cash taxes required to be paid by a Loan Party during the Annual Period	$

(e) The aggregate amount of all Distributions made during the Annual Period	$

(f) Numerator for Fixed Charge Coverage Ratio [(a)+(b)-(c)-(d)-(e)]	$

Divided by

(g) Fixed Charges for the Annual Period:

(i) Cash Interest Expense for the Annual Period	$

(ii) Payments of principal on Indebtedness scheduled or required to be paid during the Annual Period	$

          (iii) The portion of payments, other than optional payments, made under Capital Leases that should be treated as payment of principal in accordance with GAAP required to be paid during the Annual Period
$

(iv) Operating lease expenses of the Borrowers and their Subsidiaries paid during the Annual Period	$

equals (g) — Fixed Charges [(i)+(ii)+(iii)+(iv)]	$

Fixed Charge Coverage Ratio equals [((f)÷(g)]	:1.00
     7. Section 5.03 (c) — Minimum Net Worth. As of the Test Date, Net Worth is $                         . As of the Test Date, the minimum required amount of Net Worth is $                             .
The minimum required amount of Net Worth as of the Test Date was computed as follows:

(a) $304,854,704.35	$304,854,704.35

     (b) Fifty percent (50%) of the cumulative sum of the Loan Parties’ annual consolidated Net Income for each fiscal quarter of the Borrowers ending after December 31, 2006 through and including the fiscal year ending immediately prior to the Test Date
$

7

(excluding any quarter in which net income is negative)

     (c) One-hundred percent (100%) of the Net Proceeds from the issuance of Equity Securities by Parent or any other Loan Party the proceeds of which are received from a Person that is not a Loan Party from and after December 31, 2006
$

(d) Minimum required Net Worth [(a)+(b)+(c)]	$
8. No Default. During the fiscal quarter ending on the Test Date, no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrowers have taken (or caused to be taken) or proposes to take (or cause to be taken) the following actions (if none, so state).
[This Space Intentionally Left Blank]

8

Each of the undersigned, Responsible Officers of the Borrowers, in their capacity as such and not in their individual capacities, on behalf of the Borrowers certifies that the calculations made and the information contained herein are derived from the books and records of the Borrowers and that each and every matter contained herein correctly reflects those books and records.

Dated: , 20___ BORROWERS: AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

9

EXHIBIT K
PERFECTION CERTIFICATES
(see attached)

PLEASE COMPLETE AND RETURN
AS SOON AS POSSIBLE TO:
Ramon P. Galvan, Esq.
Orrick, Herrington & Sutcliffe, LLP
777 S. Figueroa Street, Suite 3200
Los Angeles, CA 90017
Tele: 213-612-2383
Fax: 213-612-2499
rgalvan@orrick.com
PERFECTION CERTIFICATE
          The undersigned,                                              (the “COMPANY”), hereby represents and warrants to Wells Fargo Bank, National Association, as administrative agent and a lender (“AGENT”) that the following information is true, accurate and complete:
     1. NAMES OF THE COMPANY.
          a. The exact legal name of the COMPANY as it appears in its Articles or Certificate of Incorporation, including any amendments thereto, is as follows:

          b. The federal employer identification number of the COMPANY is as follows:

          c. The COMPANY was formed on                     ,                     , under the laws of                                      and is in good standing under those laws.
          d. The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations) used by the COMPANY or any of its divisions or other unincorporated business units during the past five (5) years:

          e. The following are the names of all entities which have been merged into the COMPANY during the past five (5) years:

________________________________________________________________________________________________________________ .
          f. The following are the names and addresses of all entities from whom the COMPANY has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Street and
	Name	Mailing Address	Date of Acquisition	Type of Property

(i)					.

(ii)					.

(iii)					.

(iv)					.
     2. NAMES OF SUBSIDIARIES OF THE COMPANY. Complete this section for any subsidiary of the COMPANY now existing.
          a. The exact legal name of each subsidiary of the COMPANY as it appears in its Articles or Certificate of Incorporation, including any amendments thereto, is as follows:

(i)	.

(ii)	.

(iii)	.

(iv)	.

          b. The federal employer identification number of each subsidiary of the COMPANY is as follows:

	Name	Number

(i)			.

(ii)			.

(iii)			.

(iv)			.
          c. The following is a list of the jurisdiction and date of incorporation of each subsidiary of the COMPANY:

Date of
	Name	Jurisdiction	Incorporation

(i)				.

(ii)				.

(iii)				.

(iv)				.
          d. The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations) used by each subsidiary of the COMPANY during the past five (5) years:

	Name	Subsidiary

(i)			.

(ii)			.

(iii)			.

(iv)			.

          e. The following are the names of all entities which have been merged into a subsidiary of the COMPANY during the past five (5) years:

	Name	Subsidiary

(i)			.

(ii)			.

(iii)			.

(iv)			.
          f. The following are the names and addresses of all entities from whom each subsidiary of the COMPANY has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

		Mailing	Date of	Type of
	Name	Address	Acquisition	Property	Subsidiary

(i)						.

(ii)						.

(iii)						.

(iv)						.
     3. LOCATIONS OF COMPANY AND ITS SUBSIDIARIES.
          a. The chief executive offices of the COMPANY and its subsidiaries are located at the following addresses:

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary

(i)			.

(ii)			.

(iii)			.

(iv)			.

          b. During the past five (5) years, the COMPANY’s chief executive office and the chief executive offices of its subsidiaries have been located at the following additional addresses:

	Complete Street and Mailing Address,	Dates	COMPANY/
	including County and Zip Code	Used	Subsidiary

(i)				.

(ii)				.

(iii)				.

(iv)				.
          c. The following are all the locations in the United States of America where the COMPANY and its subsidiaries maintain any books or records relating to any of their accounts receivable (attach legal descriptions for all locations noted below):

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary

(i)			.

(ii)			.

(iii)			.

(iv)			.
          d. The following are all of the locations in the United States of America where the COMPANY and its subsidiaries maintain any equipment, fixtures or inventory (attach legal descriptions for all locations noted below):

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary

(i)			.

(ii)			.

(iii)			.

(iv)			.

Record Owners of above:

(i)			.

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary

(ii)			.

(iii)	.		.

(iv)	.		.

          e. The following are all the locations in the United States of America where the COMPANY and its subsidiaries own, lease, or occupy any real property (attach legal descriptions for all locations noted below):

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary

(i)	.		.

(ii)	.		.

(iii)	.		.

(iv)	.		.

Record Owners of above:

(v)	.		.

(vi)	.		.

(vii)	.		.

(viii)	.		.

(ix)	.
          f. The following are all the locations outside of the United States of America where the COMPANY and its subsidiaries own, lease, or occupy any real property:

	Complete Street and Mailing Address,	COMPANY/
	including Country and Zip Code	Subsidiary

(i)	.		.

(ii)	.		.

(iii)	.		.

(iv)	.		.

Record Owners of above:

(v)		.

(vi)		.

(vii)		.
          g. The following are the names and addresses of all consignees of the COMPANY and its subsidiaries:

		Street and Mailing Address,	COMPANY/
	Names	including County and Zip Code	Subsidiary

(i)				.

(ii)				.

(iii)				.

(iv)				.
          h. The following are the names and addresses of all warehousemen or bailees who have possession of any of the COMPANY’S inventory and the inventory of its subsidiaries:

		Street and Mailing Address,	COMPANY/
	Names	including County and Zip Code	Subsidiary

(i)				.

(ii)				.

(iii)				.

(iv)				.

Are Documents of Title Issued? If So, Are They Negotiable?

(v)				.

(vi)				.

(vii)				.

(viii)				.

          i. The following are any locations in the United States of America at which the COMPANY and its subsidiaries do business in addition to locations listed above:

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary

(i)			.

(ii)			.

(iii)			.

(iv)			.
          j. The following are any locations outside of the United States of America at which the COMPANY and its subsidiaries do business in addition to locations listed above:

	Complete Street and Mailing Address,	COMPANY/
	including Country and Zip Code	Subsidiary

(i)			.

(ii)			.

(iii)			.
          k. The following are the States of the United States of America in which the COMPANY and its subsidiaries transact business:

COMPANY/
	State	Subsidiary

(i)			.

(ii)			.

(iii)			.

(iv)			.

          1. The following are the States of the United States of America in which the COMPANY and its subsidiaries are duly qualified and in good standing to transact business as a foreign corporation:

COMPANY/
	State	Subsidiary

(i)	.		.

(ii)	.		.

(iii)	.		.

(iv)	.		.
          m. The following are countries or territories outside of the United States of America in which the COMPANY and its subsidiaries are duly qualified and in good standing to transact business as a foreign corporation:

COMPANY/
	Country/Territory	Subsidiary

(i)	.		.

(ii)	.		.

(iii)	.		.
     4.  ARTICLES OF INCORPORATION
          a. The COMPANY’S Articles or Certificate of Incorporation, By-Laws and COMPANY minutes are available and complete at the following address:

          b. There is no provision in the Articles or Certificates of Incorporation or By Laws of the COMPANY, or in the laws of the state of its organization, requiring any vote or consent of shareholders to borrow money, obtain financial accommodations or mortgage, pledge, or create a security interest in any asset of the COMPANY or any subsidiary. Such power is vested exclusively in its officers and directors:

YES	NO

     5. SPECIAL TYPES OF COLLATERAL.
          a. The following are all of the trademarks or trademark applications of the COMPANY and its subsidiaries (including any service marks, collective marks and certification marks), together with the trademark numbers and dates of registration with the U.S. Patent and Trademark Office, if applicable:

If Foreign
				Trademark,	COMPANY/
	Trademark	Number	Date	What Country?	Subsidiary

(i)	.					.

(ii)	.					.

(iii)	.					.

(iv)	.					.
          b. The following are all of the patents or patent applications of the COMPANY and its subsidiaries, together with the patent numbers, names of inventors and dates of registration with the U.S. Patent and Trademark Office, if applicable:

If Foreign
	Patent				Patent,	COMPANY/
	Name	Number	Date	Inventor	What Country?	Subsidiary

(i)	.						.

(ii)	.						.

(iii)	.						.

(iv)	.						.
          c. The following are all of the copyrights or copyright applications of the COMPANY and its subsidiaries, together with the copyright numbers and dates of registration with the U.S. Copyright Office, if applicable:

If Foreign
				Copyright,	COMPANY/
	Copyright	Number	Date	What Country?	Subsidiary

(i)	.					.

(ii)	.					.

(iii)	.					.

(iv)	.	.
          d. The following are all licenses or similar agreements to use trademarks (including any service marks, collective marks and certification marks), patents, and copyrights of others of the COMPANY and its subsidiaries:

COMPANY/
	Description of License Agreement	Subsidiary

(i)	.		.

(ii)	.		.

(iii)	.		.

(iv)	.		.
          e. The following are all governmental permits and/or licenses held by the COMPANY and/or its subsidiaries:

COMPANY/
	Description of License	Subsidiary

(i)	.		.

(ii)	.		.

(iii)	.		.

(iv)	.		.
          f. Attached hereto as Schedule F is list of all deposit accounts, brokerage accounts and similar accounts including account numbers, where the accounts are maintained and how title in such accounts is held. [Company to provide Schedule F].
          g. The COMPANY and its subsidiaries own the following kinds of assets, and attached hereto is a schedule describing each such asset owned by the COMPANY or its subsidiaries and identifying by which party such asset is owned:

Franchises, marketing agreements or similar agreements:	Yes__	No__
Stocks, Bonds or other securities:	Yes__	No__
Promissory notes, or other instruments or evidence of indebtedness in favor of such person:	Yes__	No__

Leases of equipment, security agreements naming such person as secured party, or other chattel paper:	Yes __	No __
Aircraft:	Yes __	No __
Vessels, Boats or Ships (Please see attached schedule of Vessels, Boats or Ships):	Yes __	No __
Railroad Rolling Stock:	Yes __	No __
     6. OFFICERS AND/OR DIRECTORS OF THE COMPANY AND ITS SUBSIDIARIES.
          a. The following are the respective titles and signatures of the officers and directors of the COMPANY and its Subsidiaries (indicate if also a director):

		Name of			% of Ownership
	Office	Officer or	COMPANY/		Interest
	Title	Director	Subsidiary	Signature	Held

(i)						.

(ii)						.

(iii)						.

(iv)						.
          b. Each of the officers and directors set forth in Paragraph 6.a. above have signatory powers as to all of AGENT’s transactions individually unless the COMPANY limits the signatory powers to the following officers or directors:

	Name	Title	Signature

(i)				.

(ii)				.

(iii)				.

(iv)				.
          c. In addition to the above named officers directors, the following individuals or entities own 10% or more of the voting stock of the COMPANY:

	NAME/ADDRESS	% of Ownership Interest Held

(i)			.

(ii)			.

(iii)			.

(iv)			.
          d. With respect to the officers and directors noted above, such officers and directors are affiliated with, or have ownership in the following closely held entities:

% OF
	TYPE OF	OWNERSHIP
NAME/ADDRESS	OPERATION	INTEREST HELD	RELATIONSHIP

          e. The following are the shareholders of the COMPANY:

	Name	Title	Address

(i)				.

(ii)				.

(iii)				.

(iv)				.
     7. OTHER
          a. The COMPANY has never been involved in a bankruptcy, reorganization or Assignment for the Benefit of Creditors except (explain):

          b. At the present time, there are not delinquent taxes owed by the COMPANY (including, but not limited to, all payroll taxes, real estate or income taxes) except as follows:

          c. There are no tax liens, judgments or lawsuits pending against the COMPANY, its subsidiaries and/or affiliates or any of its officers or directors except as follows:

          d. None of the officers or directors referenced in this document has ever been convicted of a felony except (explain):

          e.
(i)	The COMPANY participates in, maintains or provides a deferred compensation plan for the benefit of the COMPANY’s employees or a multi-employer plan as described in Section 4001(2)3 of the Employee Retirement Income Security Act (“ERISA”) of 1974 as amended. Yes No

(ii)	A determination as to qualifications of this plan has been issued.

(iii)	Funding is current and in compliance with established requirements.
          f. The Insurance Broker/Agent for the COMPANY is as follows:

Name of the Firm:
Address:
Broker/Agent Relationship:
          The undersigned undertakes to advise the AGENT of any change or modification whatsoever with respect to any of the foregoing matters. Until such notice is received by the AGENT, the AGENT shall be entitled to rely upon all of the foregoing and presume they are correct and accurate in all respects.
          DATED:                           , 2007.

Company:
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT L
SECURITY AGREEMENT
(see attached)

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT, dated as of April 27, 2007, is entered into by and among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (“ACL”), JEFFBOAT LLC, a Delaware limited liability company (“Jeffboat”), ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”, and together with ACL and Jeffboat, collectively the “Borrowers”). AMERICAN COMMERCIAL LINES INC., a Delaware corporation (“Parent”), COMMERCIAL BARGE LINE COMPANY, a Delaware corporation (“Commercial Barge Line Company”), AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware limited liability company (“ACBL”), each of the other entities which becomes a party hereto pursuant to Section 10.15 hereof (each of the foregoing, including ACL, Jeffboat, ACLTS, Parent, Commercial Barge Line Company and ACBL, a “Grantor” and collectively, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Security Trustee (as defined below) and the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the “Lenders”) and as collateral agent for any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement referred to below) or providing Lender Bank Products (as defined in the Credit Agreement referred to below).
RECITALS
     A Pursuant to that certain Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders and Wells Fargo Bank, National Association, as Administrative Agent and as security trustee (in such capacity, the “Security Trustee”), the Lenders have agreed to extend loans and other financial accommodations to the Borrowers upon the terms and subject to the conditions set forth therein.
     B. The Lenders’ obligations to extend loans and other financial accommodations to the Borrowers under the Credit Agreement are subject, among other conditions, to receipt by the Administrative Agent of this Security Agreement duly executed by the Grantors.
     C. Each Grantor (other than the Borrowers) is or shall become a party to that certain
Guaranty Agreement dated as of even date herewith in connection with the Credit Agreement. Each Grantor (other than the Borrowers) has obtained and will continue to obtain working capital and loans needed for its operations from the Borrowers, and the Borrowers will obtain funds to provide and lend to the Grantors (other than the Borrowers) from the Lenders under the Credit Agreement. In addition, Grantors (other than the Borrowers) expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrowers and as the result of financial or business support which will be provided to the Grantors (other than the Borrowers) by the Borrowers.
AGREEMENT
     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the

Grantors hereby agrees with the Administrative Agent, for itself and for the ratable benefit of the Administrative Agent, the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products, as follows:
     SECTION 1. Definitions and Interpretation. When used in this Security Agreement, the following terms shall have the following respective meanings:
     “Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of any Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of such Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
     “Account Debtor” means any “account debtor,” as such term is defined in Section 9-102(a)(3) of the UCC (or any other then applicable provision of the UCC).
     “Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC (or any other then applicable provision of the UCC), including, without limitation, electronic chattel paper and tangible chattel paper.
     “Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.
     “Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC (or any other then applicable provision of the UCC).
     “Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
     “Deposit Account” means any “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC (or any other then applicable provision of the UCC), and should include,

2

without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of any Grantor, or in which any Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including the Administrative Agent) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.
     “Documents” means any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC (or any other then applicable provision of the UCC).
     “Electronic Chattel Paper” means any “electronic chattel paper” as such term is defined in Section 9-102(a)(31) of the UCC (or any other then applicable provision of the UCC).
     “Equipment” means any “equipment,” as such term is defined in Section 9-102(a)(33) of the UCC (or any other then applicable provision of the UCC), now or hereafter owned or acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, fixtures, furniture, furnishings, trade fixtures, vehicles, trucks, all manufacturing, distribution and selling equipment, , appliances, tools, tooling, molds, dies, aircraft, vessels, boilers, engines, masts, spars, rigging, boats, pumps, anchors, cables, chains, tackle, apparel, fittings, mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
     “General Intangible” means any “general intangible,” as such term is defined in Section 9-102(a)(42) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all right, title and interest which any Grantor may now or hereafter have in or under any Contract, all customer lists, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill, claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, uncertificated securities, cash and other forms of money or currency, rights to receive tax refunds and other payments and rights of indemnification.
     “Instruments” means any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC (or any other then applicable provision of the UCC) including, without limitation, all notes, certificated securities and all other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
     “Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Grantor’s business, or

3

the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to the Administrative Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of any Grantor or is held by any Grantor or by others for any Grantor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of any Grantor which may be located on the premises of any Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.
     “Investment Property” means any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC (or any other then applicable provision of the UCC) and shall include, without limitation, all certificated securities (including, without limitation, those listed on Schedule I), uncertificated securities, security entitlements, Securities Accounts, commodity contracts and commodity accounts as each such term is defined in the UCC.
     “Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC (or any other then applicable provision of the UCC).
     “Payment Intangible” means “payment intangible,” as such term is defined in Section 9-102(a)(61) of the UCC (or any other then applicable provision of the UCC).
     “Pledged Collateral” means, collectively, the notes, the stock, partnership interests, limited liability company interests, and all other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all security entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
     “Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC (or any other then applicable provision of the UCC), and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to any Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Secured Obligations” shall mean and include (a) in the case of the Borrowers, the Obligations (as defined in the Credit Agreement) and (b) in the case of each other Grantor, all liabilities and obligations, howsoever arising, owed by such Grantor to the Administrative Agent, the Security Trustee, any Lender or any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or

4

contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Guaranty or any of the other Credit Documents to which such Grantor is a party, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against such Grantor, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Grantor hereunder and thereunder.
     “Securities Account” means “securities account,” as such term is defined in Section 8501(a) of the UCC (or any other then applicable provision of the UCC).
     “Security Agreement” means this Security Agreement and all exhibits and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.
     “Software” means “software,” as such term is defined in Section 9-102(a)(75) of the UCC (or any other then applicable provision of the UCC).
     “Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9-102(a)(77) of the UCC (or any other then applicable provision of the UCC).
     “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.
Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of interpretation set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.
     SECTION 2. Grant of Security Interest. Each Grantor hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Administrative Agent for itself, the Security Trustee and for the pro rata benefit of the Lenders and any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all of the Secured Obligations of such Grantor, and in order to induce the Administrative Agent, the Security Trustee and the Lenders to enter into the Credit Agreement and the other Credit Documents and to make loans and other financial accommodations available to and for the benefit of the Borrowers upon the terms and subject to the conditions thereof, a security interest in and to all of such Grantor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired by such Grantor or

5

in which such Grantor now holds or hereafter acquires any interest (all of which being hereinafter collectively called the “Collateral”):
               (a) All Accounts;
               (b) All Chattel Paper;
               (c) All Commercial Tort Claims;
               (d) All Contracts;
               (e) All Deposit Accounts;
               (f) All Documents;
               (g) All Equipment;
               (h) All General Intangibles;
               (i) All Instruments;
               (j) All Inventory;
               (k) All Investment Property;
               (1) All Pledged Collateral;
               (m) All Letter-of-Credit Rights;
               (n) All Supporting Obligations;
               (o) All property of such Grantor held by the Administrative Agent, the Security Trustee or any Lender, or any other party for whom the Administrative Agent, the Security Trustee or any Lender is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Administrative Agent, the Security Trustee, any Lender or such other party, for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;
               (p) All other goods and personal property of such Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Grantor and wherever located; and
               (q) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;
provided, however, that:

6

     (i) with respect to the personal property located on the real property underlying the Hall Street Terminal (as defined in the Credit Agreement) (the “Hall Street Personal Property”), the security interest in the Hall Street Personal Property granted hereunder shall not be effective until the earlier of (A) the date that Louisiana Generating LLC and NRG New Roads Holdings LLC consent to such security interest and (B) the date that is 90 days after the Closing Date;
     (ii) the Collateral shall not include any vessel constructed (or in the process of being constructed) by a Grantor for a third party purchaser of such vessel to the extent the underlying building/purchase agreement expressly prohibits such Grantor from granting a security interest in any such vessel in favor of the Administrative Agent hereunder (provided that, for the avoidance of doubt, the Collateral shall include any Accounts and all other items of Collateral related to such building/purchase arrangement (other than the vessel itself));
     (iii) the Collateral shall not include any Equity Securities in any Foreign Subsidiary or other foreign corporation owned or otherwise held thereby which, when aggregated with all of the other Equity Securities in such Foreign Subsidiary or other foreign corporation pledged by the Grantors, would result in more than 65% of the Equity Securities in such Foreign Subsidiary or other foreign corporation entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) (the “Voting Equity Interests”) (on a fully diluted basis) being pledged to the Administrative Agent, on behalf of itself and the Lenders and any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products, under this Security Agreement and the other Credit Documents (although all of the Equity Securities in such Foreign Subsidiary or other foreign corporation not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) (the “Non-Voting Equity Interests”) shall be Collateral hereunder); provided, further, that, if, as a result of any change in the tax laws of the United States of America after the date of this Security Agreement, the pledge by the Grantors of any additional Equity Securities in any such Foreign Subsidiary or other foreign corporation to the Administrative Agent, on behalf of itself and the Lenders, under this Security Agreement or any of the other Credit Documents would not result in an increase in the aggregate net consolidated tax liabilities of the Grantors, then, promptly after the change in such laws, all such additional Equity Securities shall be so pledged under this Security Agreement or such other Credit Document, as applicable.
     SECTION 3. Rights of the Administrative Agent; Collection of Accounts.
               (a) Notwithstanding anything contained in this Security Agreement to the contrary, each Grantor expressly agrees that such Grantor shall not default under any of its Contracts, it shall observe and perform in all material respects all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract; provided, however, that such Grantor may suspend performance of its obligations under any such Contract in the event of a material breach of such Contract by a third party. The Administrative Agent shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent of any payment relating to any Contract pursuant hereto, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any

7

Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
               (b) The Administrative Agent authorizes each Grantor to collect the respective Accounts of such Grantor, provided, that the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default upon notice to each Grantor, limit or terminate said authority at any time. If required by the Administrative Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by a Grantor, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Administrative Agent subject to withdrawal by the Administrative Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Administrative Agent’s property, and shall not be commingled with such Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 7(g), below, and any part of such funds which the Administrative Agent elects not to so apply and deems not required to be held by the Administrative Agent as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to the Grantors. If an Event of Default has occurred and is continuing, at the request of the Administrative Agent, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and each Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.
               (c) The Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, without notice to or consent from any Grantor, notify Account Debtors of any Grantor, parties to the Contracts of any Grantor, obligors in respect of Instruments of any Grantor and obligors in respect of Chattel Paper of any Grantor that the Accounts and the right, title and interest of any Grantor in and under such Contracts, Instruments, and Chattel Paper have been assigned to the Administrative Agent, and that payments shall be made directly to the Administrative Agent. Upon the request of the Administrative Agent, each Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Administrative Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

8

     SECTION 4. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, the Security Trustee and the Lenders that:
               (a) Such Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of any and all Liens, except for the Permitted Liens.
               (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of the Administrative Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.
               (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which such Grantor now has rights, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. This Security Agreement will create a legal and valid security interest in the Collateral in which such Grantor later acquires rights, when such Grantor acquires those rights, subject only to the Permitted Liens.
               (d) Each Grantor’s exact legal name is set forth on Schedule V attached hereto. Each Grantor was formed under the laws of jurisdiction of its formation as set forth on Schedule V attached hereto. Each Grantor’s chief executive office, principal place of business, and the place where each Grantor maintains records concerning the Collateral are set forth on Schedule V attached hereto. The Collateral, other than Deposit Accounts and Investment Property held in Securities Accounts, is presently located at the location(s) set forth on Schedule V attached hereto. No Grantor shall change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of such Grantor’s business, the Collateral or the records concerning the Collateral from those premises without prior written notice to the Administrative Agent.
               (e) All Collateral with respect to which a security interest may be perfected by the secured party’s taking possession thereof, including, without limitation, all Chattel Paper, Instruments and certificated securities, is set forth on Schedule I. All action necessary to protect and perfect such security interest in each item set forth on Schedule I including, without limitation, the delivery of all originals thereof to the Administrative Agent has been duly taken, or shall have been taken as of the Closing Date. All Letter-of-Credit Rights and Commercial Torts Claims of each Grantor are set forth on Schedule II. The security interest of the Administrative Agent in the Collateral is prior in right and interest to all other liens, other than Permitted Liens, and is enforceable as such against creditors of and purchasers from such Grantor. Each Grantor shall supplement Schedule I and Schedule II from time to time within twenty (20) Business Days after obtaining any additional Commercial Tort Claims, Chattel Paper, Instruments, certificated securities or Letter-of-Credit Rights, as applicable.
               (f) The amount represented by each Grantor to the Administrative Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect

9

of the Accounts of such Grantor shall at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.
               (g) The names and addresses of all financial institutions at which each Grantor maintains its Deposit Accounts and the account numbers and account names of such Deposit Accounts are listed on Schedule III. Each Grantor shall supplement Schedule III from time to time within thirty (30) Business Days after opening any additional Deposit Account or closing or changing the account number or account name on any existing Deposit Account.
               (h) The names and addresses of all institutions at which each Grantor maintains its Securities Accounts and the account numbers and account names of such Securities Accounts are listed on Schedule IV. Each Grantor shall supplement Schedule IV from time to time within thirty (30) Business Days after opening any additional Securities Account or closing or changing the account number or account name on any existing Securities Account.
               (i) Such Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to the Administrative Agent by such Grantor under Section 2 of this Security Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC (or any other then applicable provision of the UCC), except for the lien created in favor of the Administrative Agent by this Security Agreement and the other Credit Documents.
               (j) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other Person is required for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, except in connection with a disposition of the Investment Property as may be required by governmental rules affecting the offering and sale of securities generally.
               (k) Each Grantor has delivered to Administrative Agent, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all stock certificates, instruments, notes, other certificated securities, other Collateral and all certificates, instruments and other writings evidencing the same.
               (l) All shares of the pledged Investment Property constituting equity interests in each Grantor’s Subsidiaries set forth on Schedule I are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each issuer. Set forth in Schedule I hereto is a true, complete and accurate list of all shares of stock issued by each Grantor’s Subsidiaries and all other securities owned by such Grantor.
     SECTION 5. Covenants. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and until the Secured Obligations have been completely and finally paid in full:
          5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Grantors, each Grantor shall within a reasonable time period execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may

10

deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its best efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Administrative Agent in any Contract or License held by any Grantor or in which any Grantor has any rights not heretofore assigned, (b) filing any financing statements, amendments or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with the Administrative Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect the Administrative Agent’s interest in the Collateral, (d) transferring Collateral to the Administrative Agent’s possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession), (e) filing financing statements as consignor pursuant to Section 9-505 of the UCC (or any other then applicable provision of the UCC) in such jurisdictions as any Grantor maintains Inventory on consignment, (f) using its best efforts to obtain waivers of liens from landlords and mortgagees as required pursuant to the Credit Agreement, (g) obtaining written acknowledgements from consignees, warehouse and other bailees of the prior lien of the Administrative Agent in and to the Collateral and that such third party is holding possession of the Collateral for the benefit of the Administrative Agent, and (h) assisting the Administrative Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. Each Grantor also hereby authorizes the Administrative Agent, to the extent not prohibited by applicable law, to file any such financing statement, amendment or continuation statement (including consignment filings). If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of any Grantor’s business, shall be duly endorsed in a manner satisfactory to the Administrative Agent and delivered to the Administrative Agent promptly upon any Grantor’s receipt thereof.
          5.2 Maintenance of Records. Each Grantor shall keep and maintain at such Grantor’s own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by the Administrative Agent, all Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Bank, National Association, as Administrative Agent, created by that certain Security Agreement, dated as of April 27, 2007, in favor of Wells Fargo Bank, National Association, as Administrative Agent, as the same may thereafter from time to time be amended, modified, supplemented or restated.”
          5.3 Indemnification. In any suit, proceeding or action brought by or against the Administrative Agent, the Security Trustee or any Lender relating to any Collateral, including, without limitation, any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, each Grantor shall jointly and severally save, indemnify and keep the Administrative Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness

11

or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Administrative Agent, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Administrative Agent.
          5.4 Compliance With Terms of Accounts, Etc. In all material respects, the each Grantor shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents, Instruments and Licenses and all other agreements to which it is a party or by which it is bound; provided, however, that such Grantor may suspend its performance thereunder in the event of a material breach of any such obligations by third parties.
          5.5 Limitation on Liens on Collateral. No Grantor shall create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral, except the Permitted Liens. Each Grantor shall, jointly and severally, further defend the right, title and interest of the Administrative Agent in and to any of any Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.
          5.6 Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, no Grantor shall, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of such Grantor’s business.
          5.7 Maintenance of Insurance. Each Grantor shall maintain, with financially sound and reputable companies, the insurance policies with coverage provisions as set forth in Section 5.01(d) of the Credit Agreement.
          5.8 Limitations on Disposition. Each Grantor shall use reasonable efforts keep the Collateral separate and identifiable from other property located on the same premises as the Collateral and no Grantor shall sell, lease, license outside the ordinary course of its business, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by Section 5.02(c) of the Credit Agreement.
          5.9 Further Identification of Collateral. Each Grantor shall, if so requested by the Administrative Agent, furnish to the Administrative Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail; provided however, Administrative Agent shall have no right to request such statements or schedules more often than semi-annually.

12

          5.10 Notices. Each Grantor shall advise the Administrative Agent promptly, in reasonable detail, of (a) any material lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and (c) the occurrence of any other event which might have or result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder.
          5.11 Right of Inspection and Audit. Each Grantor shall permit the Administrative Agent such rights of inspection and audit as provided in the Credit Agreement.
          5.12 Maintenance of Facilities. Each Grantor shall maintain and protect its properties, assets and facilities, including, without limitation, its Equipment in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all needful and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.
          5.13 Continuous Perfection. No Grantor shall change its name, identity or corporate structure in any manner unless such Grantor shall have given the Administrative Agent at least simultaneous written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Administrative Agent to amend such financing statement or continuation statement so that it is not seriously misleading.
          5.14 Authorizations with Respect to Financing Statements, etc. Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
          5.15 No Reincorporation. No Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date such Grantor became a party to this Security Agreement.
          5.16 Terminations and Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the

13

prior written consent of the Administrative Agent and agrees that it will not do so without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
          5.17 Pledged Collateral.
               (a) Each Grantor shall deliver to the Administrative Agent, all certificates or Instruments representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion and after an Event of Default without prior notice to any Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.
               (b) Except as provided in Section 7, each Grantor shall be entitled to receive all cash dividends and cash distributions paid in respect of the Pledged Collateral to the extent permitted to be paid by the Credit Agreement (other than liquidating or distributing dividends or distributions) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations of such Grantor. If any sums of money or property so paid or distributed pursuant to the immediately preceding sentence in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations of such Grantor.
               (c) Except as provided in Section 7, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Security Agreement, any other Credit Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.
               (d) No Grantor shall grant control over any Investment Property to any Person other than the Administrative Agent.

14

               (e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a partnership, such Grantor hereby consents to the extent required by the applicable partnership agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged partnership interests in such partnership and to the transfer of such pledged partnership interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of a limited liability company, such Grantor hereby consents to the extent required by the applicable limited liability company agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged limited liability company interests in such limited liability company and to the transfer of such pledged limited liability company interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the limited liability company with all the rights, powers and duties of a member of the limited liability company in question.
               (f) No Grantor shall agree to any provision in, or amendment of, a limited liability company agreement or partnership agreement that adversely affects the perfection of the security interest of the Administrative Agent in any pledged partnership interests or pledged limited liability company interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.
     SECTION 6. The Administrative Agent’s Appointment as Attorney-in-Fact.
               (a) Subject to Section 6(b) below, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following after the occurrence and during the continuance of an Event of Default:
                    (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of such Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

15

                    (ii) to pay or discharge any liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of the Administrative Agent and not any Grantor; and
                    (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Grantors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against any Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Grantors’ expense, at any time, or from time to time, all acts and things which the Administrative Agent may deem necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantors might do.
               (b) The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 6. Each Grantor hereby ratifies, to the extent not prohibited by applicable law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.
               (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall have no duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of the Administrative Agent to comply with

16

any such request at any time shall not in itself be deemed a failure to exercise reasonable care. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Grantors for any act or failure to act, except for its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.
               (d) Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of any Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7, below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
               (e) If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses, including attorneys’ fees and costs, of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the per annum rate of interest charged on the Loans, shall be payable by the Grantors to the Administrative Agent within ten (10) Business Days of demand and shall constitute Secured Obligations secured hereby.
     SECTION 7. Rights and Remedies Upon Default.
               (a) If any Event of Default shall occur and be continuing, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Credit Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under applicable law, including, without limitation, the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantors or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent not prohibited by the UCC and other applicable law), shall have the right to collect the Proceeds from all Collateral (including, without limitation, dividends or distributions on Pledged Collateral) and may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any trademark, trade name, trade style, copyright, or process used or owned by any Grantor; (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Administrative Agent’s offices or elsewhere at such prices as it

17

may deem best, for cash or on credit or for future delivery without assumption of any credit risk and (iii) exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of securities pledged hereunder, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Grantor authorizes the Administrative Agent, on the terms set forth in this Section 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of the Administrative Agent, appears to be prior or superior to its security interest. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent not prohibited by applicable law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at any Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(g), below, and Grantors shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-608(a)(l)(C) of the UCC (or any other then applicable provision of the UCC), need the Administrative Agent account for the surplus, if any, to the Grantors. To the maximum extent not prohibited by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral except such as are determined by a final, non-appealable judgment of a court of competent jurisdiction to arise out of the gross negligence or willful misconduct of the Administrative Agent. Each Grantor agrees that the Administrative Agent need not give more than ten (10) days’ prior written notice (which notification shall be deemed given in accordance with the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient, to pay all amounts to which the Administrative Agent, the Security Trustee and the Lenders are entitled, and Grantors shall also be liable for the attorneys’ fees or costs of any attorneys employed by the Administrative Agent to collect such deficiency.

18

               (b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Administrative Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), the Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Administrative Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Administrative Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Administrative Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall terminate upon the earlier of the payment in full of the Secured Obligations or the cure of the Event of Default. Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless

19

otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.
               (c) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to any Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
               (d) Each Grantor also agrees to pay all fees, costs and expenses of the Administrative Agent, including, without limitation, attorneys’ fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.
               (e) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent not prohibited by applicable law) of any kind in connection with this Security Agreement or any Collateral.
               (f) Each Grantor agrees that a breach of any covenants contained in this Section 7 will cause irreparable injury to the Administrative Agent, that in such event the Administrative Agent and would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 7 shall be specifically enforceable against the Grantors, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.
               (g) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Administrative Agent in the following order of priorities:
     First, to the Administrative Agent and the Security Trustee in an amount sufficient to pay in full the costs and expenses of the Administrative Agent and the Security Trustee in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent or the Security Trustee in connection therewith, including, without limitation, attorneys’ fees and costs;

20

     Second, to the Lenders in an amount equal to accrued interest then due and payable under this Security Agreement and the other Credit Documents (except for Lender Rate Contracts and Lender Bank Products);
     Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Secured Obligations in an amount equal to the then Effective Amount of all L/C Obligations) and (ii) to the Lender(s) and Affiliates thereof to whom obligations are owed in connection with any Lender Rate Contract the terms of which comply with the Credit Agreement to the extent of the associated Termination Value of such Lender Rate Contract, and such proceeds will not be applied to the extent of any excess over such Termination Value in connection with any Lender Rate Contact, until the Secured Obligations (other than obligations under this clause (ii)) have been paid in full and the Revolving Loan Commitments have been terminated;
     Fourth, to the Lenders in an amount equal to any other Secured Obligations, which are then unpaid (other than any Secured Obligations related to Lender Rate Contracts and Lender Bank Products);
     Fifth, to the Lenders and Affiliates thereof in an amount equal to any other Secured Obligations related to Lender Rate Contracts the terms of which comply with the Credit Agreement, which are then unpaid;
     Sixth, to the Lenders and Affiliates thereof in an amount equal to any Secured Obligations related to Lender Bank Products which are then unpaid; and
     Finally, upon payment in full of all of the Secured Obligations, to the persons legally entitled thereto.
     SECTION 8. Limitation on the Administrative Agent’s Duty in Respect of Collateral. The Administrative Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC (or any other then applicable provision of the UCC).
     SECTION 9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part

21

of any Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     SECTION 10. Miscellaneous.
          10.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon the Grantors (care of the Borrowers) or the Administrative Agent under this Security Agreement shall be given as provided in Section 8.01 of the Credit Agreement.
          10.2 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
          10.3 Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.
          10.4 No Waiver; Cumulative Remedies.
               (a) The Administrative Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Credit Agreement or the other Credit Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Credit Documents.
               (b) The rights and remedies hereunder provided or provided under the Credit Agreement or the other Credit Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Credit Documents.
               (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each Grantor and the Administrative Agent. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
          10.5 Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.

22

          10.6 Termination of this Security Agreement. Subject to Section 9, above, this Security Agreement shall terminate upon the full, complete and final payment of the Secured Obligations and the termination of the Revolving Loan Commitments under the Credit Agreement.
          10.7 Successors and Assigns. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors, and shall, together with the rights and remedies of the Administrative Agent hereunder, inure to the benefit of the Administrative Agent, the Security Trustee, the Lenders, each Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products and their respective successors and assigns; except that no Grantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender. Any assignment or transfer in violation of the foregoing shall be null and void. The Lenders and the Administrative Agent may disclose this Security Agreement as provided in the Credit Agreement.
          10.8 Further Indemnification. Each Grantor, jointly and severally, agrees to pay, and to save the Administrative Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.
          10.9 Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Security Agreement, no approval or consent thereunder, and no consent to any departure by any Grantor therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval of the Required Lenders, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon the Administrative Agent, each holder of Secured Obligations and the Grantors; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective as to the matters set forth in the Credit Agreement, including, without limitation, the release of any Grantor.
          10.10 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GRANTORS AND THE ADMINISTRATIVE AGENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GRANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS.
          10.11 Governing Law. This Security Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. Each Grantor hereby

23

consents to the application of New York civil law to the construction, interpretation and enforcement of this Security Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.
          10.12 Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
          10.13 Payments Free of Taxes, Etc. All payments made by the Grantors under this Security Agreement shall be made by the Grantors free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, the Grantors shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by the Administrative Agent, the Grantors shall furnish evidence satisfactory to the Administrative Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.
          10.14 The Grantors’ Continuing Liability. Notwithstanding any provision of this Security Agreement or any other Credit Document or any exercise by the Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) each Grantor shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) neither the Administrative Agent nor any Lender shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of the Grantors’ rights in connection with the Collateral.
          10.15 Additional Grantors. If, pursuant to the terms and conditions of the Credit Agreement, the Borrowers shall be required to cause any Domestic Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of Annex I and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date and shall be deemed to have assigned, conveyed, mortgaged, pledged, granted, hypothecated and transferred to the Administrative Agent for itself and for the pro rata benefit of the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products the security interest described in such Joinder Agreement and Section 2 hereof.
          10.16 Additional Provisions. Each Grantor that is a Borrower hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 8.09 and 8.12 of the Credit Agreement apply to this Security Agreement as to the Borrowers and are incorporated herein as though set forth in full. Each Grantor that is a Guarantor hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and

24

other provisions in Sections 21 and 22 of the Guaranty apply to this Security Agreement as to the Guarantors and are incorporated herein as though set forth in full.
[This Space Intentionally Left Blank]

25

     IN WITNESS WHEREOF, the Grantors and the Administrative Agent have caused this Security Agreement to be executed as of the day and year first above written.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

AMERICAN COMMERCIAL LINES INC., a Delaware corporation
By:
Name:
Title:

26

COMMERCIAL BARGE LINE COMPANY, a Delaware corporation

By:
Name:
Title:

AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware limited liability company

By:
Name:
Title:

27

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

28

SCHEDULE I
COLLATERAL FOR PERFECTION BY POSSESSION
1.	[Intercompany Notes]

2.	[Note(s) evidencing any other loan(s)]

3.	[Pledged Stock]
SCHEDULE I

SCHEDULE II
LETTER-OF-CREDIT RIGHTS AND COMMERCIAL TORT CLAIMS
LETTER-OF-CREDIT RIGHTS
[Borrowers to provide]
COMMERCIAL TORT CLAIMS
[Borrowers to provide]
SCHEDULE II

SCHEDULE III
DEPOSIT ACCOUNTS

Depository	Type of Account	Account Number	Bank Address
Bank

SCHEDULE III

SCHEDULE IV
SECURITIES ACCOUNTS
[Borrowers to provide]
SCHEDULE IV

SCHEDULE V
LEGAL NAME; JURISDICTION OF FORMATION; BOOKS AND RECORDS;
LOCATION OF COLLATERAL
[Borrowers to provide]
SCHEDULE V

ANNEX I
JOINDER AGREEMENT
          This Joinder Agreement, dated as of                     , ___, is delivered pursuant to Section 10,15 of the Security Agreement dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among American Commercial Lines LLC, a Delaware limited liability company, Jeffboat LLC, a Delaware limited liability company, ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC), American Commercial Lines Inc., a Delaware corporation (“Parent”), Commercial Barge Line Company, a Delaware corporation, American Commercial Barge Line LLC, a Delaware limited liability company and certain other Domestic Subsidiaries of Parent from time to time party thereto as Grantors in favor of Wells Fargo Bank, National Association, as Administrative Agent for the Security Trustee, the Lenders and any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products referred to therein. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Security Agreement.
          By executing and delivering this Joinder Agreement, the undersigned hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all the Secured Obligations of the undersigned, the undersigned hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Administrative Agent for itself, the Security Trustee and for the pro rata benefit of the Lenders and any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products a security interest in and to all of the undersigned’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired by the undersigned or in which the undersigned now holds or hereafter acquires any interest and expressly assumes all obligations and liabilities of a Grantor thereunder. From and after the date hereof, the undersigned shall all purposes be a party to the Security Agreement and shall have the same rights, benefits and obligations as a Grantor party thereto on the Closing Date.
          The information set forth in Annex I-A is hereby added to the information set forth in Schedules I through V to the Security Agreement.
          The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
[This Space Intentionally Left Blank]
ANNEX I-1

         In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date of this Joinder Agreement
first above written.

Wells Fargo Bank, National Association, as Administrative Agent
By:
Name:
Title:

ANNEX I-2

ANNEX I-A
[New Grantor to complete as appropriate]
ANNEX I-3

EXHIBIT M
INTELLECTUAL PROPERTY SECURITY AGREEMENT
(see attached)

INTELLECTUAL PROPERTY
SECURITY AGREEMENT
     THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of April 27, 2007, is entered into by and among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (“ACL”), JEFFBOAT LLC, a Delaware limited liability company (“Jeffboat”), ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”, and together with ACL and Jeffboat, collectively the “Borrowers”), AMERICAN COMMERCIAL LINES INC., a Delaware corporation (“Parent”), COMMERCIAL BARGE LINE COMPANY, a Delaware corporation (“Commercial Barge Line Company”), AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware limited liability company (“ACBL”), each of the other entities which becomes a party hereto pursuant to Section 9 hereof (each of the foregoing, including ACL, Jeffboat, ACLTS, Parent, Commercial Barge Line Company and ACBL, a “Grantor” and collectively, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION,, as administrative agent (in such capacity, the “Administrative Agent”) for the Security Trustee (as defined below) and the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the “Lenders”) and as collateral agent for any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement referred to below) or providing Lender Bank Products (as defined in the Credit Agreement referred to below).
RECITALS
     A Pursuant to that certain Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders and Wells Fargo Bank, National Association, as Administrative Agent and as security trustee (in such capacity, the “Security Trustee”), the Lenders have agreed to extend loans and other financial accommodations to the Borrowers upon the terms and subject to the conditions set forth therein.
     B. The Lenders’ obligations to extend loans and other financial accommodations to the Borrowers under the Credit Agreement are subject, among other conditions, to receipt by the Administrative Agent of this Security Agreement duly executed by the Grantors.
     C. Each Grantor (other than the Borrowers) is or shall become a party to that certain Guaranty Agreement dated as of even date herewith in connection with the Credit Agreement. Each Grantor (other than the Borrowers) has obtained and will continue to obtain working capital and loans needed for its operations from the Borrowers, and the Borrowers will obtain funds to provide and lend to the Grantors (other than the Borrowers) from the Lenders under the Credit Agreement. In addition, Grantors (other than the Borrowers) expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrowers and as the result of financial or business support which will be provided to the Grantors (other than the Borrowers) by the Borrowers.
AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Administrative Agent, the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products, as follows:
     1. Definitions and Interpretation. When used in this Security Agreement, the following terms shall have the following respective meanings:
     “Administrative Agent” shall have the meaning given to that term in the introductory paragraph hereof.
     “Collateral” shall have the meaning given to that term in Section 2 hereof.
     “Copyright Office” shall mean the United States Copyright Office or any successor office or agency thereto.
     “Copyrights” shall have the meaning given to that term in Attachment 1 hereto.
     “Credit Agreement” shall have the meaning given to that term in Recital A hereof.
     “Grantor(s)” shall have the meaning given to that term in the introductory paragraph hereof.
     “Lenders” shall have the meaning given to that term in the introductory paragraph hereof.
     “Mask Works” shall have the meaning given to that term in Attachment 1 hereto.
     “Patent and Trademark Office” shall mean the United States Patent and Trademark Office or any successor office or agency thereto.
     “Patent Applications” shall mean all applications made by, or on behalf of, a Grantor to the Patent and Trademark Office or to any similar office or agency of any foreign country or political subdivision thereof for the registration of Patents.
     “Patent Registrations” shall mean all Patents registered with the Patent and Trademark Office or with any similar office or agency of any foreign country or political subdivision thereof and all Patent Applications.
     “Patents” shall have the meaning given to that term in Attachment 1 hereto.
     “Secured Obligations” shall mean and include (a) in the case of the Borrowers, the Obligations (as defined in the Credit Agreement) and (b) in the case of each other Grantor, all liabilities and obligations, howsoever arising, owed by such Grantor to the Administrative Agent, the Security Trustee, any Lender or any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products of every kind and description (whether or not evidenced by any note or instrument and whether or not for

2

the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Guaranty or any of the other Credit Documents to which such Grantor is a party, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against such Grantor, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Grantor hereunder and thereunder.
     “Security Agreement” means this Intellectual Property Security Agreement and all exhibits and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.
     “Trade Secrets” shall have the meaning given to that term in Attachment 1 hereto.
     “Trademarks” shall have the meaning given to that term in Attachment 1 hereto.
     “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.
Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.
     2. Grant of Security Interest. Each Grantor hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Administrative Agent for itself, the Security Trustee and for the pro rata benefit of the Lenders and any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all of the Secured Obligations of such Grantor, and in order to induce the Administrative Agent, the Security Trustee and the Lenders to enter into the Credit Agreement and the other Credit Documents and to make loans and other financial accommodations available to and for the benefit of the Borrowers upon the terms and subject to the conditions thereof, a security interest in and to all of such Grantor’s right, title and interest in, to and under the property described in Attachment 1 hereto, whether now owned or hereafter acquired (collectively and severally, the “Collateral”), which Attachment 1 is incorporated herein by this reference.

3

     3. Representations and Warranties. Each Grantor represents and warrants to the Lenders, the Security Trustee and the Administrative Agent as follows:
     (a) Each Grantor has good and valid rights in, and title to or leasehold interests in each item of the Collateral pledged by such Grantor hereunder (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such after-acquired Collateral pledged by such Grantor hereunder). Except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purpose, no other Person has (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than Permitted Liens.
     (b) The Administrative Agent has (or in the case of after-acquired Collateral, at the time each Grantor acquires rights therein, will have) a first priority perfected security interest in the Collateral, subject to Permitted Liens; provided, however, that the Administrative Agent must make the filings with the Patent and Trademark Office or Copyright Office contemplated by this Security Agreement to perfect its security interest in any Grantor’s Patents, Trademarks, Copyrights or Mask Works registered with such offices.
     (c) Each Grantor has full corporate power and authority to make the conditional assignment and to grant the security interest herein granted;
     (d) Each Grantor has the sole, full and unencumbered right, title and interest in and to (i) each of the Trademarks described in Schedule A to Attachment 1 hereto for the goods and services covered by the registrations thereof, (ii) each of the Patents described in Schedule B to Attachment 1 hereto, (iii) each of the Copyrights described in Schedule C to Attachment 1 hereto and (iv) each of the Mask Works described in Schedule D to Attachment 1 hereto in each case subject to Permitted Liens. The registrations for such Trademarks and Patents are valid and enforceable and in full force and effect and none of the Patents has been abandoned or dedicated. According to the records of the Copyright Office, such Copyrights and Mask Works are valid and enforceable and in full force and effect.
     (e) No Grantor owns any Patents, Trademarks, Copyrights or Mask Works registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office, other than those described in Schedules A, B, C and D to Attachment 1 hereto.
     (f) No claim has been made by any third party and remains unresolved that any of the Patents, Trademarks, Copyrights or Mask Works is invalid and unenforceable or violates or may violate the rights of any Person, except as disclosed in Schedule 4.01(g) to the Credit Agreement.

4

     (g) Set forth in Schedule E to Attachment 1 hereto is a complete list of all licenses of Patents, Trademarks, Copyrights, Mask Works and Trade Secrets which each Grantor has granted to any Person.
     (h) Set forth in Schedule F to Attachment 1 hereto is a complete list of all licenses of Patents, Trademarks, Copyrights, Mask Works and Trade Secrets which any Person has granted to each Grantor.
     (i) Each Grantor has obtained from each employee who may be considered the inventor of patentable inventions (invented within the scope of such employee’s employment with such Grantor) an assignment to such Grantor of all rights to such inventions, including Patents.
     (j) Each Grantor has taken all commercially reasonable steps to protect the secrecy and the validity under applicable law of all material Trade Secrets.
     4. Covenants of the Grantors. Each Grantor hereby agrees as follows:
     (a) Each Grantor, at the Grantors’ expense, shall promptly procure, execute and deliver to the Administrative Agent all documents, instruments and agreements and perform all acts which are necessary, or which the Administrative Agent may request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to the Administrative Agent therein and the first priority of such Lien (subject to Permitted Liens) or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, each Grantor shall (i) execute all notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, as applicable, substantially in the forms of Attachments 2 and 3 hereto or other forms acceptable to the Administrative Agent and (ii) take all commercially reasonable steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the Patents, Trademarks, Copyrights and Mask Works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that the failure to prosecute or maintain or the dedication, abandonment or invalidation thereof is permitted hereunder or could not have a Material Adverse Effect).
     (b) Each Grantor shall not use any Collateral or permit any Collateral to be used in violation of (i) any provision of the Credit Agreement, this Security Agreement or any other Credit Document, (ii) any applicable Governmental Rule or Contractual Obligation where such use could have a Material Adverse Effect, or (iii) any policy of insurance covering the Collateral where such use could have a Material Adverse Effect.
     (c) Each Grantor shall pay promptly when due all taxes and other governmental charges, all Liens and all other charges (except to the extent constituting Permitted Liens) now or hereafter imposed upon, relating to or affecting any Collateral.

5

     (d) Each Grantor shall appear in and defend any action or proceeding which may affect its title to or the Administrative Agent’s security interest in the Collateral if an adverse decision could have a Material Adverse Effect.
     (e) Each Grantor shall keep accurate and complete records of the Collateral and shall permit, upon reasonable notice and during normal business hours so long as no Default or Event of Default shall have occurred and be continuing and otherwise at any time as the Administrative Agent and any Lender may determine with or without prior notice to the Grantors, the Administrative Agent to examine and make copies of such records and provide such reports and information relating to the Collateral as the Administrative Agent may request from time to time.
     (f) Each Grantor shall not sell, encumber, lease, rent, option, license or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted in the Credit Agreement, and each Grantor shall keep the Collateral free of all Liens except Permitted Liens.
     (g) Each Grantor (either directly or through licensees) will continue to use the Trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain the Trademarks in full force and effect free from any claim of abandonment for nonuse, and such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated. Each Grantor will not do any act, or omit to do any act, whereby the Patents or Patent Registrations may become abandoned or dedicated or the remedies available against potential infringers weakened if such action or omission could have a Material Adverse Effect and shall notify the Administrative Agent immediately if it knows of any reason or has reason to know that any such Patent Registration may become abandoned or dedicated. Each Grantor will not do any act or omit to do any act, whereby the Copyrights or Mask Works may become abandoned or dedicated or the remedies available against potential infringers weakened if such action or omission could have a Material Adverse Effect, and shall notify the Administrative Agent immediately if it knows of any reason or has reason to know that any such Copyright or Mask Work may become abandoned or dedicated.
     (h) Each Grantor will, within a reasonable time of filing and in any event no later than the date the next Compliance Certificate is delivered after filing, notify the Administrative Agent, either by such Grantor or through any agent, employee, licensee or designee, of (i) an application for the registration of any Patent, Trademark, Copyright or Mask Work with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any Patent or Trademark, which such Grantor may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any Copyright or Mask Work, which such Grantor may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof.

6

     (i) Each Grantor shall (i) make application to the Patent and Trademark Office to register any unpatented but patentable inventions developed by such Grantor or its employees (within the scope of their employment), unless such Grantor, in the exercise of its reasonable business judgment, deems any such Patent not to have any significant commercial value or determines that its rights thereunder are better preserved as a Trade Secret, (ii) make application to the Patent and Trademark Office to register any registerable but unregistered Trademarks used by such Grantor in connection with its products or services unless such Grantor in the exercise of its reasonable business judgment, deems any such Trademark not to have any significant commercial value, and (iii) make application to the Copyright Office to register any unregistered Copyright or Mask Work to which such Grantor has rights unless such Grantor in the exercise of its reasonable business judgment, deems any such Copyright or Mask Work not to have any significant commercial value or determines that its rights thereunder are better protected as a Trade Secret.
     (j) Each Grantor shall (i) use proper statutory notice in connection with its use of the Patents, Trademarks, Copyrights and Mask Works, (ii) maintain consistent standards of quality in its manufacture of products sold under the Trademarks or provision of services in connection with the Trademarks, and (iii) take all steps necessary to protect the secrecy and the validity under applicable law of all material Trade Secrets unless such Grantor in the exercise of its reasonable business judgment deems any such Patents, Trademarks, Copyrights or Mask Works not to have significant commercial value.
     (k) If any Responsible Officer of any Grantor learns of any use by any Person of any term or design likely to cause confusion with any Trademark, such Grantor shall promptly notify the Administrative Agent of such use and of all steps taken and to be taken to remedy any infringement of such Trademark unless such Grantor in the exercise of its reasonable business judgment deems any such Patents, Trademarks, Copyrights or Mask Works not to have significant commercial value.
     (1) Each Grantor shall maintain with each employee who may have access to the Trade Secrets of the Grantors an agreement by which such employee agrees not to disclose such Trade Secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee’s employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including, patents and patent applications, to such Grantor and further requiring such employee to cooperate fully with such Grantor, its successors in interest, including the Administrative Agent, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee’s employment with such Grantor or after the termination of such employment.
     5. Authorized Action by the Administrative Agent. Each Grantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact and agrees that the Administrative Agent may perform (but the Administrative Agent shall not be obligated to and shall incur no liability to any Grantor or any third party for failure so to do) any act which such

7

Grantor is obligated by this Security Agreement to perform, and to exercise such rights and powers as such Grantor might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all royalties, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) insure, process, preserve and enforce the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) pay any indebtedness of such Grantor relating to the Collateral; and (e) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that the Administrative Agent shall exercise such powers only after the occurrence and during the continuance of an Event of Default. In furtherance of the powers granted in this Section 5, each Grantor shall execute and deliver to the Administrative Agent a Special Power of Attorney in the form of Attachment 4 hereto. The Grantors agree to reimburse the Administrative Agent upon demand for all costs and expenses, including attorneys’ fees, the Administrative Agent may incur while acting as any Grantor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Secured Obligations. Each Grantor agrees that such care as the Administrative Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Administrative Agent’s possession; provided, however, that the Administrative Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Secured Obligations or with respect to the Collateral.
     6. Default and Remedies. Each Grantor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement. In addition to all other rights and remedies granted to the Administrative Agent by this Security Agreement, the Credit Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, the Administrative Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce the Administrative Agent’s security interests in any or all Collateral in any manner not prohibited by applicable Governmental Rules or in this Security Agreement; (b) notify any or all licensees of Collateral to make payments thereon directly to the Administrative Agent; (c) sell, license or otherwise dispose of any or all Collateral at one or more public or private dispositions, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such commercially reasonable terms and in such commercially reasonable manner as the Administrative Agent may determine; (d) upon five (5) Business Days’ prior notice to the Grantors (care of the Borrowers) given after the Obligations are due and payable (at maturity, upon acceleration or otherwise) and demand therefore has been made (except if an Event of Default under Section 6.01(f) or 6.01(g) of the Credit Agreement exists, no demand shall be required), direct the Grantors not to make any further use of the Patents, the Trademarks (or any mark similar thereto), the Copyrights (or any work deriving therefrom), or the Mask Works for any purpose; (e) upon five (5) Business Days’ prior notice to the Grantors (care of the Borrowers) given after the Obligations are due and payable (at maturity, upon acceleration or otherwise) and demand therefore has been made (except if an Event of Default under Section 6.01(f) or 6.01(g) of the Credit Agreement exists, no demand shall be required), license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents, Trademarks, Copyrights or Mask Works,

8

throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; (f) enforce (and upon notice to the Grantors (care of the Borrowers) have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral (without assuming any obligations or liability thereunder), and take or refrain from taking any action under any thereof; and (g) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral, pursuant to the authority granted in Section 5 hereof, execute and deliver on behalf of the Grantors, upon ten (10) calendar days’ prior notice to the Grantor (care of the Borrowers), one or more instruments of assignment of the Patents, Trademarks, Copyrights or Mask Works (or any application or registration thereof), in form suitable for filing, recording or registration in any country.
     7. Application of Proceeds. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Administrative Agent in the following order of priorities:
     First, to the Administrative Agent and the Security Trustee in an amount sufficient to pay in full the costs and expenses of the Administrative Agent and the Security Trustee in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent or the Security Trustee in connection therewith, including, without limitation, attorneys’ fees and costs;
     Second, to the Lenders in an amount equal to accrued interest then due and payable under this Security Agreement and the other Credit Documents (except for Lender Rate Contracts and Lender Bank Products);
     Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Secured Obligations in an amount equal to the then Effective Amount of all L/C Obligations) and (ii) to the Lender(s) and Affiliates thereof to whom obligations are owed in connection with any Lender Rate Contract the terms of which comply with the Credit Agreement to the extent of the associated Termination Value of such Lender Rate Contract, and such proceeds will not be applied to the extent of any excess over such Termination Value in connection with any Lender Rate Contact, until the Secured Obligations (other than obligations under this clause (ii)) have been paid in full and the Revolving Loan Commitments have been terminated;

9

     Fourth, to the Lenders in an amount equal to any other Secured Obligations, which are then unpaid (other than any Secured Obligations related to Lender Rate Contracts and Lender Bank Products);
     Fifth, to the Lenders and Affiliates thereof in an amount equal to any other Secured Obligations related to Lender Rate Contracts the terms of which comply with the Credit Agreement, which are then unpaid;
     Sixth, to the Lenders and Affiliates thereof in an amount equal to any Secured Obligations related to Lender Bank Products which are then unpaid; and
     Finally, upon payment in full of all of the Secured Obligations, to the persons legally entitled thereto.
     8. Indemnification and Release.
     (a) Each Grantor assumes all responsibility and liability arising from the use of the Patents, Trademarks, Copyrights and Mask Works, and each Grantor hereby jointly and severally indemnifies and holds the Administrative Agent, the Security Trustee, each Lender and their respective directors, officers, employees, agents and any of their respective Affiliates (“Indemnitees”) harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees and expenses) arising out of or in connection with any alleged infringement of any patent, trademark, service mark, trade name, trade secret, copyright or mask work of a third party or alleged defect in any product manufactured, promoted or sold by Grantors (or any Affiliate of the Grantors) in connection with any Patent, Trademark, Copyright or Mask Work or out of the manufacture, promotion, labeling, sale or advertisement of any product or service by the Grantors (or any Affiliate of the Grantors). Each Grantor agrees that the Administrative Agent, the Security Trustee and the Lenders do not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by the Grantors, and each Grantor hereby jointly and severally agrees to indemnify and hold each Indemnitee harmless with respect to any and all claims by any Person relating thereto.
     (b) Each Grantor jointly and severally agrees to indemnify and hold the Indemnitees harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees and expenses) arising out of or in connection with any action taken or omitted to be taken by the Administrative Agent hereunder with respect to any license agreement of the Grantors.
     (c) Each Grantor jointly and severally agrees to indemnify and hold the Indemnitees harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees and expenses) arising out of or in connection with any claim, suit or proceeding instituted by any Grantor or in which any Grantor participates.
     (d) Each Grantor hereby releases the Indemnitees from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken

10

by the Administrative Agent under the powers of attorney granted in Section 5 hereof, other than actions or omissions determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen through the gross negligence or willful misconduct of such Indemnitees.
     (e) Each Grantor agrees to cause the Administrative Agent to be named as an additional insured with respect to any policy of insurance held by the Grantors from time to time covering product liability or intellectual property infringement risk.
     (f) Nothing contained in this Section 8 shall, however, be deemed to require the Grantors to indemnify or hold harmless any Indemnitee from or against any losses, costs, suits, expenses, claims or damages to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from such Indemnitee’s gross negligence or willful misconduct.
     9. Additional Grantors. If, pursuant to the terms and conditions of the Credit Agreement, the Borrowers shall be required to cause any Domestic Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of Attachment 5 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date and shall be deemed to have assigned, conveyed, mortgaged, pledged, granted, hypothecated and transferred to the Administrative Agent for itself and for the pro rata benefit of the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products the security interest described in such Joinder Agreement and Section 2 hereof.
     10. Miscellaneous.
     (a) Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon the Grantor (which shall be sent care of the Borrowers) or the Administrative Agent under this Security Agreement shall be given as provided in Section 8.01 of the Credit Agreement.
     (b) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
     (c) Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.
     (d) No Waiver; Cumulative Remedies.
          i. The Administrative Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Credit Agreement or the other Credit Documents, nor shall any single or partial exercise of any right or

11

remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Credit Documents.
          ii. The rights and remedies hereunder provided or provided under the Credit Agreement or the other Credit Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Credit Documents.
          iii. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Grantors and the Administrative Agent. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
     (e) Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.
     (f) Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     (g) Termination of this Security Agreement. Subject to Section 10(f), this Security Agreement shall terminate upon the full, complete and final payment of the Secured Obligations and the termination of the Revolving Loan Commitments under the Credit Agreement.
     (h) Successors and Assigns. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors, and shall, together with the rights and remedies of the Administrative Agent hereunder, inure to the benefit of the Administrative Agent, the Security Trustee, the Lenders, each Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products and their respective successors and assigns; except that no Grantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender. Any assignment or transfer in violation of the foregoing shall be null and void. The Lenders and the Administrative Agent may disclose this Security Agreement as provided in the Credit Agreement.
     (i) Further Indemnification. Each Grantor jointly and severally agrees to pay, and to save the Administrative Agent harmless from, any and all liabilities with respect to, or resulting

12

from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.
     (j) Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Security Agreement, no approval or consent thereunder, and no consent to any departure by any Grantor therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval of the Requisite Lenders, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon the Administrative Agent, each holder of Secured Obligations and the Grantors; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective as to the matters set forth in the Credit Agreement, including, without limitation, the release of any Grantor.
     (k) ENTIRE AGREEMENT. THIS SECURITY AGREEMENT REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GRANTORS AND THE ADMINISTRATIVE AGENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GRANTORS, THE ADMINISTRATIVE AGENT, THE SECURITY TRUSTEE AND THE LENDERS.
     (1) Governing Law. This Security Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. Each Grantor hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Security Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.
     (m) Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
     (n) Payments Free of Taxes, Etc. All payments made by the Grantors under this Security Agreement shall be made by the Grantors free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, the Grantors shall pay, within ten (10) days of demand by Administrative Agent, any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by the Administrative Agent, the Grantors shall furnish

13

evidence satisfactory to the Administrative Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.
     (o) The Grantors’ Continuing Liability. Notwithstanding any provision of this Security Agreement or any other Credit Document or any exercise by the Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) each Grantor shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) none of the Administrative Agent, the Security Trustee or any Lender shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of the Grantors’ rights in connection with the Collateral
     (p) Additional Provisions. Each Grantor that is a Borrower hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 8.09 and 8.12 of the Credit Agreement apply to this Security Agreement as to the Borrowers and are incorporated herein as though set forth in full. Each Grantor that is a Guarantor hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 21 and 22 of the Guaranty apply to this Security Agreement as to the Guarantors and are incorporated herein as though set forth in full.
(The Signature Pages Follow)

14

     IN WITNESS WHEREOF, the Grantor(s) and the Administrative Agent have caused this Security Agreement to be executed as of the day and year first above written.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company
By:
Name:
Title:

JEFFBOAT LLC, a Delaware limited liability company
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)
By:
Name:
Title:

AMERICAN COMMERCIAL LINES INC., a Delaware corporation
By:
Name:
Title:

COMMERCIAL BARGE LINE COMPANY, a Delaware corporation
By:
Name:
Title:

AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware limited liability company
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

ATTACHMENT 1
TO SECURITY AGREEMENT
     All right, title and interest of the Grantors, whether now owned or hereafter acquired, in and to the following property:
     (a) All trademarks, trade names, trade styles and service marks, and all prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, all registrations and recordings thereof, including, (i) all applications, registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by any Grantor, including those described in Schedule A to this Attachment 1, which Schedule A is incorporated herein by this reference, and (ii) all reissues, extensions or renewals thereof and all licenses thereof (collectively, the “Trademarks”);
     (b) All patentable inventions, patent rights, shop rights, letters patent of the United States or any foreign country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including (i) all Patent Registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any foreign country or political subdivision thereof, all whether now owned or hereafter acquired by any Grantor, including those described in Schedule B to this Attachment 1, which Schedule B is incorporated herein by this reference, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (collectively, the “Patents”);
     (c) All copyrights including, without limitation, (i) all original works of authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by any Grantor, including those described on Schedule C to this Attachment 1, which Schedule C is incorporated herein by this reference, and (ii) all extensions or renewals thereof and all licenses thereof (collectively, the “Copyrights”);
     (d) All mask works including all series of related images, however fixed or encoded, in final or intermediate form, having or representing the predetermined, three dimensional pattern of metallic, insulating, or semiconductor material present or removed from the layers of a semiconductor chip product, in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the semiconductor chip product, and all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by any Grantor, including those described on Schedule D to this Attachment 1, which Schedule D is incorporated herein by this reference,

Attachment 1-1

and (ii) all extensions or renewals thereof and all licenses thereof (collectively, the “Mask Works”);
     (e) All goodwill of the Grantors’ business symbolized by the Trademarks and all customer lists and other records of the Grantors relating to the distribution of products or provision of services bearing or covered by the Trademarks;
     (f) All proprietary information, including customer lists, databases, data collections, software code (in any form, including source code and executable object code), formulas, patterns, compilations, programs, devices, methods, techniques or processes, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, all whether now owned or hereafter acquired by any Grantor (collectively, the “Trade Secrets”);
     (g) All licenses of Patents, Trademarks, Copyrights and Trade Secrets granted by any Grantor to any Person, or all exclusive licenses of Patents, Trademarks, Copyrights, and Trade Secrets granted by any Person to any Grantor, including, without limitation, those licenses described on Schedules E and F to this Attachment 1, which Schedules E and F are incorporated herein by this reference, except (i) if the creation, attachment or perfection of a security interest in any of the foregoing licenses contractually gives rise to a default, breach, right of recoupment, claim, defense, termination, right of termination, or remedy under such license and (ii) Section 9-408(a) of the UCC or any other applicable law is not effective to render such contractual provision giving rise to such default, breach, right of recoupment, claim, defense, termination, right of termination, or remedy ineffective, then the creation, attachment or perfection in such license shall not be effective to the extent necessary to avoid such default, breach, right of recoupment, claim, defense, termination, right of termination, or remedy;
     (h) All claims by any Grantor against any Person for past, present or future infringement of the Patents, Trademarks, Copyrights, Mask Works or Trade Secrets;
     (i) Except to the extent already identified above, all algorithms, customer lists, databases, data collections, diagrams, formulae, graphs, inventions (whether or not patentable), know-how, methods, manufacturing and production or business processes, proprietary information, specifications, trade secrets, discoveries, concepts, ideas, research and development, compositions, designs, drawings, specifications software, software code (in any form, including source code and executable or object code), URLs, Web Sites, and business and marketing plans and proposals, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries), all whether now owned or hereafter acquired by any Grantor. The term “Web Site”, as used above, includes the look and feel, including, but not limited to, overall design, appearance, graphics, artwork, color scheme, layout, navigation, functionality, features and organization for the presentation of and interaction with information or media with or without the use of html or xml software; and
     (j) All proceeds of the foregoing (including whatever is receivable or received when Collateral or proceeds is (are) sold, collected, exchanged, licensed or otherwise disposed of,

Attachment 1-2

whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

Attachment 1-3

SCHEDULE A
TO ATTACHMENT 1
TO SECURITY AGREEMENT
TRADEMARKS AND TRADEMARK APPLICATIONS

NAME	COUNTRY	STATUS	REG. NO.	REG. DATE

Attachment 1-4

SCHEDULE B
TO ATTACHMENT 1
TO SECURITY AGREEMENT
PATENTS AND PATENT APPLICATIONS

Attachment 1-5

SCHEDULE C
TO ATTACHMENT 1
TO SECURITY AGREEMENT
COPYRIGHTS

Registration No.	Jurisdiction	Date

Attachment 1-7

SCHEDULE D
TO ATTACHMENT 1
TO SECURITY AGREEMENT
MASK WORKS

Registration No.	Jurisdiction	Date

Attachment 1-8

SCHEDULE E
TO ATTACHMENT 1
TO SECURITY AGREEMENT
LICENSES GRANTED BY THE GRANTORS TO THIRD PARTIES

Attachment 1-9

SCHEDULE F
TO ATTACHMENT 1
TO SECURITY AGREEMENT
LICENSES GRANTED BY THIRD PARTIES TO THE GRANTORS

Attachment 1-10

ATTACHMENT 2
TO SECURITY AGREEMENT
[SEPARATE INSTRUMENT FOR
EACH FORM OF COLLATERAL]
GRANT OF SECURITY INTEREST
[TRADEMARKS][COPYRIGHTS][MASK WORKS]
     THIS GRANT OF SECURITY INTEREST, dated as of _______________, is executed by _______________, a ____________ (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, the “Administrative Agent”) for the Security Trustee and the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the “Lenders”).
     A. Pursuant to that certain Credit Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Commercial Lines LLC, Jeffboat LLC, ACL Transportation Services LLC (formerly known as Louisiana Dock Company LLC), the Lenders and Administrative Agent, the Lenders have agreed to extend loans and other financial accommodations to the Grantor upon the terms and subject to the conditions set forth therein.
     [B. The Grantor has adopted, used and is using the trademarks, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the “Trademarks”).]
     [B. The Grantor owns the copyrights registered in the United States Copyright Office, more particularly described on Schedule 1-A annexed hereto and made a part hereof (collectively, the “Copyrights”).]
     [B. The Grantor owns the mask works registered in the United States Copyright Office, more particularly described on Schedule 1-A annexed hereto and made a part hereof (collectively, the “Mask Works”).]
     C. The Grantor and other entities party thereto from time to time have entered into an Intellectual Property Security Agreement dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent (for the ratable benefit of the Administrative Agent, the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement) or providing Lender Bank Products (as defined in the Credit Agreement)).
     [D. Pursuant to the Security Agreement, the Grantor has granted to the Administrative Agent (for the ratable benefit of the Administrative Agent, the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement) or providing Lender Bank Products (as defined in the Credit Agreement)) a security interest in all

Attachment 2-1

right, title and interest of the Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations, as defined in the Security Agreement.]
     [D. Pursuant to the Security Agreement, the Grantor has granted to the Administrative Agent (for the ratable benefit of the Administrative Agent, the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement) or providing Lender Bank Products (as defined in the Credit Agreement)) a security interest in all right, title and interest of the Grantor in and to the Copyrights and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the Security Agreement.]
     [D. Pursuant to the Security Agreement, the Grantor has granted to the Administrative Agent (for the ratable benefit of the Administrative Agent, the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement) or providing Lender Bank Products (as defined in the Credit Agreement)) a security interest in all right, title and interest of the Grantor in and to the Mask Works and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Mask Works (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the Security Agreement.]
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further grant to the Administrative Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
     The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
The Administrative Agent’s address is:
Wells Fargo Bank, National Association
300 N. Meridian St., Suite 1600
Indianapolis, IN 46204
Attention: James M. Stehlik, Vice President
Tel. No. (317)977-1115
Fax No. (317)977-1118

Attachment 2-2

     IN WITNESS WHEREOF, the Grantor has caused this Grant of Security Interest to be executed as of the day and year first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

[Replace signature block and update dates and recitals for any future grantorsl

Attachment 2-3

ALL-PURPOSE ACKNOWLEDGMENT

STATE OF ________________________	)
	)	ss.
COUNTY OF ________________________	)

On	________________________,	before me,	_________________________________________________________________________,

	Date		Name and Title of Officer (e.g. “Jane Doe, Notary Public”)

personally appeared	_____________________________________________________________________________________________,
Name of Signer(s)

☐ personally known to me — OR — ☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public
OPTIONAL
Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

	CAPACITY(IES) CLAIMED BY SIGNER(S)	DESCRIPTION OF ATTACHED DOCUMENT

☐	Individual
☐	Corporate Officer

	Title(s)	Title or Type of Document

☐	Partner(s) ☐ Limited ☐ General

☐	Attorney-in-Fact	Number of Pages
☐	Trustee(s)
☐	Guardian/Conservator
☐	Other: ______________________________
Date of Document

Signer is Representing: Name of Person(s) or Entity(ies)

Signer(s) Other Than Named Above

Attachment 2-4

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
TRADEMARKS
SCHEDULE 1-B TO GRANT OF SECURITY INTEREST
TRADEMARK APPLICATIONS

Mark	Application Date	Application No.

Attachment 2-5

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
COPYRIGHTS

Description	Registration Date	Registration No.

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
MASK WORKS

Description	Registration Date	Registration No.

Attachment 2-6

ATTACHMENT 3
TO SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
(PATENTS)
     THIS GRANT OF SECURITY INTEREST, dated as of                                , is executed by                                         , a                                 (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, the “Administrative Agent”) for the Security Trustee and the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the “Lenders”).
     A. Pursuant to that certain Credit Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Commercial Lines LLC, Jeffboat LLC, ACL Transportation Services LLC (formerly known as Louisiana Dock Company LLC), the Lenders and Administrative Agent, the Lenders have agreed to extend loans and other financial accommodations to the Grantor upon the terms and subject to the conditions set forth therein.
     B. The Grantor owns the letters patent, and/or applications for letters patent, of the United States and certain foreign countries, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof (collectively, the “Patents”).
     C. The Grantor and other entities party thereto from time to time have entered into a Intellectual Property Security Agreement dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent (for the ratable benefit of the Administrative Agent, the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement) or providing Lender Bank Products (as defined in the Credit Agreement)).
     D. Pursuant to the Security Agreement, the Grantor has assigned and granted to the Administrative Agent (for the ratable benefit of the Administrative Agent, the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement) or providing Lender Bank Products (as defined in the Credit Agreement)) a security interest in all right, title and interest of the Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the Security Agreement;
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further assign, transfer and convey unto the Administrative Agent and grant to the Administrative Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Attachment 3-1

     The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
     The Administrative Agent’s address is:
Wells Fargo Bank, National Association
300 N. Meridian St., Suite 1600
Indianapolis, IN 46204
Attention: James M. Stehlik, Vice President
Tel. No. (317) 977-1115
Fax No. (317) 977-1118

Attachment 3-2

     IN WITNESS WHEREOF, the Grantor has caused this Grant of Security Interest to be executed as of the day and year first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

[Replace signature block and update dates for any future grantors]

Attachment 3-3

ALL-PURPOSE ACKNOWLEDGMENT

STATE OF ________________________	)
	)	ss.
COUNTY OF ________________________	)

On	________________________,	before me,	_________________________________________________________________________,

	Date		Name and Title of Officer (e.g., “Jane Doe, Notary Public”)

personally appeared	_____________________________________________________________________________________________,
Name of Signer(s)

☐ personally known to me — OR — ☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public
OPTIONAL
Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

	CAPACITY(IES) CLAIMED BY SIGNER(S)	DESCRIPTION OF ATTACHED DOCUMENT

☐	Individual
☐	Corporate Officer

	Title(s)	Title or Type of Document

☐	Partner(s) ☐ Limited ☐ General

☐	Attorney-in-Fact	Number of Pages
☐	Trustee(s)
☐	Guardian/Conservator
☐	Other: ______________________________
Date of Document

Signer is Representing: Name of Person(s) or Entity(ies)

Signer(s) Other Than Named Above

Attachment 3-4

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
PATENTS
SCHEDULE 1-B TO GRANT OF SECURITY INTEREST
PATENT APPLICATIONS

Title	Jurisdiction	Application Date	Application No.

Attachment 3-5

ATTACHMENT 4
TO SECURITY AGREEMENT
SPECIAL POWER OF ATTORNEY
Dated as of                      , 20___

STATE OF ________________________	)
)
COUNTY OF ________________________	)
     KNOW ALL PERSONS BY THESE PRESENTS,                     , a                      (the “Grantor”), pursuant to a Intellectual Property Security Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantor, other entities party thereto from time to time and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (collectively, the “Lenders”) which are from time to time parties to that certain Credit Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Commercial Lines LLC, Jeffboat LLC, ACL Transportation Services LLC (formerly known as Louisiana Dock Company LLC), the Lenders and Wells Fargo Bank, National Association, as Administrative Agent, the Security Trustee, L/C Issuer and Swing Line Lender, hereby appoints and constitutes the Administrative Agent its true and lawful attorney in fact, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Grantor:
     1. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to any letters patent of the United States or any other country or political subdivision thereof, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;
     2. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to any trademarks, trade names, trade styles and service marks and all related goodwill, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;
     3. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to any copyrights, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with

Attachment 4-1

respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;
     4. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to any mask works, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;
     5. For the purpose of evidencing and perfecting the Administrative Agent’s interest in any patent, trademark, copyright or mask work not previously assigned to the Administrative Agent as security, or in any patent, trademark, copyright or mask work, which the Grantor may acquire from a third party, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.
     6. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Administrative Agent may in its sole discretion determine.
[This Space Intentionally Left Blank]

Attachment 4-2

     This power of attorney is made pursuant to the Security Agreement and takes effect solely for the purposes thereof and is subject to the terms and conditions thereof and may not be revoked until termination of the Security Agreement as provided therein.
Dated as of the date written above.

[NAME OF GRANTOR]
By:
Name:
Title:

Attachment 4-3

ALL-PURPOSE ACKNOWLEDGMENT

STATE OF ________________________	)
	)	ss.
COUNTY OF ________________________	)

On	________________________,	before me,	_________________________________________________________________________,

	Date		Name and Title of Officer (e.g. “Jane Doe, Notary Public”)

personally appeared	_____________________________________________________________________________________________,
Name of Signer(s)

☐ personally known to me — OR — ☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public
OPTIONAL
Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

	CAPACITY(IES) CLAIMED BY SIGNER(S)	DESCRIPTION OF ATTACHED DOCUMENT

☐	Individual
☐	Corporate Officer

	Title(s)	Title or Type of Document

☐	Partner(s) ☐ Limited ☐ General

☐	Attorney-In-Fact	Number of Pages
☐	Trustee(s)
☐	Guardian/Conservator
☐	Other: ______________________________
Date of Document

Signer is Representing: Name of Person(s) or Entity(ies)

Signer(s) Other Than Named Above

Attachment 4-4

ATTACHMENT 5
TO SECURITY AGREEMENT
JOINDER AGREEMENT
     This Joinder Agreement, dated as of _______, _______, is delivered pursuant to Section 9 of the Intellectual Property Security Agreement dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among
     American Commercial Lines LLC, a Delaware limited liability company, Jeffboat LLC, a Delaware limited liability company, ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC), American Commercial Lines Inc., a Delaware corporation (“Parent”), Commercial Barge Line Company, a Delaware corporation, American Commercial Barge Line LLC, a Delaware limited liability company, and certain other Domestic Subsidiaries of Parent from time to time party thereto as Grantors in favor of Wells Fargo Bank, National Association, as Administrative Agent for the Security Trustee, the Lenders, any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products referred to therein. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Security Agreement.
     By executing and delivering this Joinder Agreement, the undersigned hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, (a) as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all the Secured Obligations of the undersigned, the undersigned hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Administrative Agent for itself, the Security Trustee and for the pro rata benefit of the Lenders and any Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products a security interest in and to all of the undersigned’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired by the undersigned or in which the undersigned now holds or hereafter acquires any interest and expressly assumes all obligations and liabilities of a Grantor thereunder and (b) the undersigned agrees to provide the Administrative Agent with such short forms security agreements substantially in the forms of Attachments 2 and 3 to the Security Agreement and a Special Power of Attorney substantially in the form of Attachment 4. From and after the date hereof, the undersigned shall all purposes be a party to the Security Agreement and shall have the same rights, benefits and obligations as a Grantor party thereto on the Closing Date.
     The information set forth in Annex 1-A is hereby added to the information set forth in Schedules A through F to Attachment 1 to the Security Agreement.
     The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
[This Space Intentionally Left Blank]
Attachment 5-1

     In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[Additional Grantor]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date of this Joinder Agreement first above written. Wells Fargo Bank, National Association, as Administrative Agent
By:
Name:
Title:
Attachment 5-2

Annex 1-A
[New Grantor to complete as appropriate]
Attachment 5-3

EXHIBIT N
CONTROL AGREEMENT
(see attached)

[Form of Deposit Account Control Agreement]
                     ___, 200___
[Depositary Bank]

Re:	Deposit Account Control Agreement
Ladies and Gentlemen:
                                              (“Company”) has entered into secured financing arrangements with various lenders and Wells Fargo Bank, National Association, as administrative agent for the lenders (“Administrative Agent”) pursuant to that certain Credit Agreement dated as of April        , 2007, as amended, restated, supplemented or modified from time to time. In connection with those arrangements Company, together with the Administrative Agent, ask you to enter into this agreement with us regarding the control of account number(s)                                         , which Company maintains with you and all other deposit accounts, now existing or hereafter arising (collectively, the “Deposit Account”).
     As part of Company’s financial arrangements with the Administrative Agent and the lenders, it has agreed to grant to the Administrative Agent (for itself and on behalf of the lenders) a security interest in: (a) the Deposit Account; (b) any cash balances from time to time credited to the Deposit Account, and (c) any and all proceeds of either of the foregoing, whether now or hereafter existing or arising (collectively, the “Deposit Account Collateral”).
     In order to give the Administrative Agent control over the Deposit Account, Company hereby agrees that the Administrative Agent shall be entitled at any time after the occurrence and during the continuance of an Event of Default under the Credit Agreement to give you instructions as to the withdrawal or disposition of any funds from time to time credited to the Deposit Account, or as to any other matters relating to the Deposit Account or any of the Deposit Account Collateral.
     After notice from the Administrative Agent of an Event of Default under the Credit Agreement (“Default Notice”), you hereby agree to comply with any such instructions without any further consent from Company, and without regard to any other agreement that may exist between the Administrative Agent and Company.
     Company acknowledges that your agreement to comply with the Administrative Agent’s instructions includes compliance with any and all instructions which the Administrative Agent may deliver to you. In particular, we understand that such instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment, and may include instructions to transfer funds to or for the Administrative Agent’s benefit.
     After receipt of a Default Notice, you shall be fully entitled to rely upon such instructions from the Administrative Agent even if such instructions are contrary to any instructions or demands that Company may give to you and, even if the result of such instructions is your dishonor of items which may be presented for payment. In the event of any dishonor due to the Administrative Agent’s instructions, Company confirms that you shall have no liability to Company for wrongful dishonor.
     Other than requiring delivery of a Default Notice, you shall have no duty to inquire or determine whether the Administrative Agent is entitled, under any separate agreement between Company and the Administrative Agent, to give any such instructions. By this agreement, we acknowledge and realize that you may be instructed to transfer funds from the Deposit Account at times when Company may believe that the Administrative Agent is not entitled to give such instructions, and Company accepts that risk and requests that you honor the Administrative Agent’s instructions notwithstanding anything Company may say to the contrary. Company further agrees to be responsible for your customary charges and to indemnify you from and to hold you harmless against any loss, cost or expense that you may sustain or incur in acting upon instructions which you believe in good faith to be instructions from the Administrative Agent.
     Unless you have obtained the Administrative Agent’s prior written consent, you agree not to exercise any right of recoupment or set-off, or to assert any security interest or other lien that you may at any time have against or in any of the Deposit Account Collateral on account of any credit or other obligation owed to you by Company. You may, however, from time to time debit the Deposit Account for any of your customary charges in maintaining the Deposit Account or for reimbursement for the reversal of any provisional credits granted by you to the Deposit Account, to the extent, in each case, that Company has not separately paid or reimbursed you therefor.
     You represent and warrant to the Administrative Agent that you have not entered, and you covenant with the Administrative Agent that you will not enter, into any agreement with any other person by which you are obligated to comply with instructions from such other person as to the disposition of funds from the Deposit Account or other dealings with any of the Deposit Account Collateral.
     Until you have received instructions from the Administrative Agent to the contrary, Company shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Account.
     After receipt of a Default Note, kindly furnish to the Administrative Agent, at its address indicated below, copies of all customary deposit account statements and other information relating to the Deposit Account that you send to us. Company agrees to pay for any excess cost this may entail.

     This agreement shall control over any conflicting agreement between you and us. This agreement shall be governed by the law of the State of New York without reference to conflicts of law rules.
     This Agreement may be amended or modified only in writing signed by all parties hereto, and no waiver of any right under this Agreement will be binding unless it is in writing and signed by the party to be charged.
     To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.
     The provisions of this Agreement shall be binding upon and inure to the benefit of you, the Administrative Agent and Company and your and their respective heirs, executors, administrators, legal representatives, successors and assigns.
     This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.
     In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees, costs and expenses, incurred by the prevailing party. For purposes of the UCC, the undersigned bank’s jurisdiction is New York and the Deposit Account is governed by the laws of the State of New York.
     YOU, COMPANY AND ADMINISTRATIVE AGENT HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GRANTORS AND ADMINISTRATIVE AGENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.
[This Space Intentionally Left Blank]

     If you agree to and accept the foregoing, please so indicate by executing and returning to us the enclosed duplicate of this letter.

Very truly yours,

By:
Name:
Title:

Address for notices:

Agreed: WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

Address for notices:
Wells Fargo Bank, National Association
300 N. Meridian St., Suite 1600
Indianapolis, IN 46204
Attention: James M. Stehlik, Vice President
Tel. No. (317) 977-1115
Fax No. (317) 977-1118
Depositary Bank:

By:
Name:
Title:

EXHIBIT O
GUARANTY
(see attached)

GUARANTY AGREEMENT
Dated as of April 27, 2007
by
EACH GUARANTOR PARTY HERETO
in favor of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent

GUARANTY AGREEMENT
     This GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of April 27, 2007, AMERICAN COMMERCIAL LINES INC., a Delaware corporation (“Parent”), COMMERCIAL BARGE LINE COMPANY, a Delaware corporation (“Commercial Barge Line Company”), AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware limited liability company (“ACBL”), and each of the other entities which becomes a party hereto pursuant to Section 23 hereof (each of the Parent, Commercial Barge Line Company, ACBL and such other entities, together with their successors, a “Guarantor” and collectively, the “Guarantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Security Trustee (as defined below) and the Lenders referred to below and as collateral agent for any Affiliate of a Lender party to a Lender Rate Contract (as defined in the Credit Agreement referred to below) or providing Lender Bank Products (as defined in the Credit Agreement referred to below).
WITNESSETH:
     WHEREAS, each of the Guarantors is in the same corporate family as American Commercial Lines LLC, a Delaware limited liability company, Jeffboat LLC, a Delaware limited liability company, and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC), (each a “Borrower”, collectively the “Borrowers”), and each Borrower and each Guarantor (other than Parent) is a Subsidiary of Parent;
     WHEREAS, the Borrowers are entering into that certain Credit Agreement, dated as of April 27, 2007 (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Credit Agreement”), by and among the Borrowers, the financial institutions party thereto from time to time (collectively, the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent and as security trustee (in such capacity, the “Security Trustee”), pursuant to which the Lenders have agreed to extend loans and other financial accommodations to the Borrowers for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement;
     WHEREAS, in order to induce the Lenders, the Security Trustee and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders to make the Loans and Letters of Credit available to the Borrowers, the Guarantors are willing to guarantee the Obligations of the Borrowers under the Credit Agreement and the other Credit Documents;
     WHEREAS, the Lenders are willing to make and maintain loans and other financial accommodations to the Borrowers on and after the date of the Credit Agreement, but only upon the condition, among others, that the Guarantors shall have executed and delivered this Guaranty Agreement to the Administrative Agent;
     WHEREAS, each Guarantor has obtained and will continue to obtain working capital and loans needed for its operations from the Borrowers, and the Borrowers will obtain funds to

1

provide and lend to such Guarantors from the Lenders under the Credit Agreement. In addition, all Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrowers, as the result of financial or business support which will be provided to the Guarantors by the Borrowers; and
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used in this Guaranty Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Guaranty Agreement, apply to this Guaranty Agreement and are hereby incorporated by reference.
     SECTION 2. The Guarantee.
          (a) Each Guarantor hereby unconditionally guarantees (i) the full and punctual payment of the Obligations (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party thereunder whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other amounts payable by the Borrowers from time to time to any of the Lenders, the Security Trustee or the Administrative Agent under the Credit Agreement and the other Credit Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any of the Lenders, the Security Trustee and the Administrative Agent that are required to be paid by the Borrowers pursuant to the terms of the Credit Agreement or any other Credit Document) and (iii) performance of the Obligations of the Borrowers in each case strictly in accordance with their terms. Upon failure by the Borrowers to pay punctually any such amount, each Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement or the relevant other Credit Document, as the case may be. This guaranty is absolute, irrevocable and unconditional in nature and is made with respect to any and all Obligations of the Borrowers now existing or in the future arising. Each Guarantor’s liability under this Guaranty Agreement shall continue until full satisfaction of all Obligations of the Borrowers and the termination or expiration of the Revolving Loan Commitments pursuant to the Credit Agreement. This guaranty is a guarantee of due and punctual payment and performance and not of collectibility.
          (b) As to any Guarantor other than Parent or Commercial Barge Line Company, if under any applicable law (including without limitation state and Federal fraudulent transfer laws) the obligations of such Guarantor under Section 2(a) would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Lenders in respect of such obligations would be subordinated to the claims of any other creditors on account of such

2

Guarantor’s liability under Section 2(a), then, notwithstanding any other provision of this Guaranty Agreement to the contrary, the amount of the liability of such Guarantor shall, without any further action by the Guarantors, any Lender, the Administrative Agent, the Security Trustee or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Guarantor agrees that it has obtained and will continue to obtain working capital and loans needed for its operations from the Borrowers, and the Borrowers will obtain funds to provide and lend to such Guarantors from the Lenders under the Credit Agreement and Guarantor agrees and acknowledges that it is receiving reasonably equivalent value in the form of (i) the substantial advances being made to such Guarantor through the Borrowers under the Credit Agreement for its ongoing operations and (ii) the direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrowers, as the result of financial or business support which will be provided to the Guarantors by the Borrowers.
     SECTION 3. Guarantee Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrowers under the Credit Agreement or any other Credit Document or any obligation of any Guarantor hereunder or under any Security Document, by operation of law or otherwise;
     (b) any modification or amendment of or supplement to the Credit Agreement or any other Credit Document;
     (c) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrowers under the Credit Agreement or any other Credit Document or any obligation of the Guarantor hereunder or under any Security Document;
     (d) any change in the corporate existence, structure or ownership of the Borrowers, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrowers or its assets or any resulting release or discharge of any obligation of the Borrowers contained in the Credit Agreement or any other Credit Document;
     (e) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Borrowers, the Administrative Agent, the Security Trustee, any Lender or any other Person, whether in connection herewith or any unrelated transactions;
     (f) any invalidity or unenforceability relating to or against the Borrowers for any reason of the Credit Agreement or any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrowers of the principal of or interest on any Loan or any other amount payable by the Borrowers under the Credit Agreement or any other Credit Document; or

3

     (g) any other act or omission to act or delay of any kind by the Borrowers, any Guarantor, the Administrative Agent, the Security Trustee, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of each Guarantor’s obligations hereunder.
     SECTION 4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until the principal of and interest on the Loans, the termination, cancellation or expiration of all Letters of Credit and all other amounts payable by the Borrowers under the Credit Agreement and any other Credit Documents shall have been paid in full and the Revolving Loan Commitments under the Credit Agreement shall have terminated. The obligations of each Guarantor under this Guaranty Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower, any other guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Obligations guaranteed hereunder) in respect of all or any part of the Obligations guaranteed hereunder is rescinded or must be otherwise restored by any holder of such Obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and each Guarantor agrees that it will indemnify the Administrative Agent, the Security Trustee and each Lender on demand for all costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent, the Security Trustee or such Lender in connection with such rescission or restoration.
     SECTION 5. Waiver by Guarantor. Each Guarantor hereby waives (i) any right of redemption with respect to the Collateral after the sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations of any Borrower or the obligations of any Guarantor under the Credit Documents and (ii) any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, the Security Trustee or any Lender to (A) proceed against any Borrower, any other Guarantor or any other Person, (B) proceed against or exhaust any other collateral or security for any of the Obligations of any Borrower or the obligations of any Guarantor under the Credit Documents or (C) pursue any remedy in the Administrative Agent’s, the Security Trustee’s or any Lender’s power whatsoever. Each Guarantor hereby waives any defense based on or arising out of any defense of a Borrower, any other Guarantor or any other Person other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of a Borrower, any other Guarantor or any other Person, or the enforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of a Borrower or any other Guarantor other than payment in full of the Obligations. The Administrative Agent and the Security Trustee may, at their respective election, foreclose on any security held by the Administrative Agent or the Security Trustee by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or the Security Trustee may have against a Borrower, any other Guarantor or any other Person, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full. Each Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent or the Security Trustee, even though that election of remedies, such as

4

nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the Borrowers.
     SECTION 6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowers under the Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement nonetheless shall be payable by any Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lender’s.
     SECTION 7. Right to Offset Balances. Each Guarantor agrees that, in addition to (and without any limitation of) any right of set-off, banker’s lien or counterclaim any Lender may otherwise have, each Lender shall be entitled, at its option but only with the prior written consent of the Administrative Agent, to offset balances held by it for the account of such Guarantor at any of its offices, in Dollars or in any other currency, against any Obligations of any Borrower to such Lender from and after the occurrence of an Event of Default (regardless of whether such balances are then due to such Guarantor). Any Lender so entitled shall promptly notify the applicable Guarantor and the Administrative Agent of any offset effected by it; provided that such Lender’s failure to give such notice shall not affect the validity of such offset or the obligations of any Guarantor hereunder or under any other Credit Document.
     SECTION 8. Representations, Warranties and Covenants of the Guarantors.
          (a) As of the date hereof, the date any Guarantor becomes a party hereto and as of the date of each extension of credit by the Lenders, each Guarantor represents to the Administrative Agent, the Security Trustee and the Lenders that each of the representations and warranties applicable to it under the Credit Agreement are true and correct as if made by such Guarantor. Each Guarantor agrees to comply with and be bound by each of the covenants, agreements and conditions in the Credit Agreement applicable to it as if such Guarantor were a party to the Credit Agreement.
          (b) In addition, Parent agrees that it shall not own any assets, conduct any business or have any liabilities other than owning American Barge Line Company and Commercial Barge Line Company, and Commercial Barge Line Company agrees that it shall not own any assets, conduct any business or have any liabilities other than owning the Borrowers.
     SECTION 9. Subordination.
     (a) Each Guarantor agrees that the payment by a Borrower or any other Guarantor of any indebtedness in favor of such Guarantor (the “Subordinated Lender”) shall be subordinated and subject to the prior payment in full of all amounts payable by the Borrowers or such other Guarantor under the Credit Agreement or this Guaranty Agreement, as the case may be, and any other Credit Document to which the Borrowers or such Guarantor is a party (“Senior Debt”) upon the terms of this Section.
     (b) Upon any distribution of assets of a Borrower or a Guarantor to creditors upon a liquidation or dissolution of a Borrower or such Guarantor or in a bankruptcy, reorganization,

5

insolvency, receivership or similar proceeding relating to a Borrower or such Guarantor or its property, (i) the Administrative Agent, the Security Trustee and the Lenders shall be entitled to receive payment in full of all Senior Debt before the Subordinated Lender shall be entitled to receive any payment of principal of or interest on or any other amounts in respect of Indebtedness of the Borrowers or such Guarantor in favor of the Subordinated Lender (the “Subordinated Debt”); and (ii) until payment in full of the Senior Debt and the Commitments under the Credit Agreement shall have terminated, any distribution of assets of any kind or character to which the Subordinated Lender would otherwise be entitled shall be paid by the Borrowers or such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other person making such payment or distribution to, or if received by a Borrower or such Guarantor, shall be held for the benefit of and shall be forthwith paid or delivered to, the Administrative Agent for distribution to the Administrative Agent, the Security Trustee and the Lenders, as applicable.
     (c) If the Subordinated Lender does not file proper claims or proofs of claim in the form required in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to a Borrower or such Guarantor or its property prior to 45 days before the expiration of the time to file such claims, then (a) upon the request of the Administrative Agent, the Subordinated Lender shall file such claims and proofs of claim in respect of this instrument and execute and deliver such powers of attorney, assignments and other instruments as are required to enable the Administrative Agent, the Security Trustee and the Lenders to enforce any and all claims upon or in respect of the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of Subordinated Debt, and (b) whether or not the Subordinated Lender shall take the action described in the preceding clause (a) the Administrative Agent, the Security Trustee and the Lenders shall nevertheless be deemed to have such powers of attorney as may be necessary for them to file appropriate claims and proofs of claim and otherwise exercise the powers described above.
     (d) No right of the Administrative Agent, the Security Trustee or any Lender to enforce the terms of this Section shall be impaired by any act or failure to act by a Borrower or any Guarantor. Neither the terms of this Section nor the rights of the Administrative Agent, the Security Trustee and the Lenders hereunder shall be affected by any extension, renewal or modification of the terms of, or the granting of any security in respect of, any Senior Debt or any exercise or nonexercise of any right, power or remedy with respect thereto.
     (e) Until the Senior Debt is paid in full and the Revolving Loan Commitments under the Credit Agreement shall have terminated, the Subordinated Lender shall not exercise any right of subrogation that it may have now or hereafter as a result of its performance of this Guaranty Agreement.
     (f) Nothing in this Section shall (i) impair, as between the Borrowers or any Guarantor and the Subordinated Lender, the obligation of the Borrowers or such Guarantor, which is absolute and unconditional, to pay the principal of and interest on Subordinated Debt in accordance with its terms; (ii) affect the relative rights of the Subordinated Lender and creditors of the Borrowers or such Guarantor other than the Administrative Agent, the Security Trustee and the Lenders; or (iii) prevent the Subordinated Lender from exercising its available remedies

6

upon an event of default under the Subordinated Debt, subject to the rights of the Administrative Agent, the Security Trustee and the Lenders to receive cash, property or other assets otherwise payable to the Subordinated Lender to the extent set forth in this Section.
     SECTION 10. Notices. All notices and other communications hereunder to any party hereto shall be given or made in the manner provided in the Credit Agreement to such party at its address set forth therein, or in the case of any Guarantor, in care of the Borrowers at its address set forth therein, or in the case of any party hereto, to such other address as such party may have provided by notice to the other parties hereto.
     SECTION 11. No Waivers. No failure or delay by the Administrative Agent, the Security Trustee or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty Agreement, the Credit Agreement and the Security Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
     SECTION 12. Successors and Assigns. This Guaranty Agreement is in favor of the Administrative Agent for the benefit of itself, the Security Trustee, the Lenders and each Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products and their respective successors and assigns and, in the event of an assignment of the Loans, Commitments or other amounts payable under the Credit Agreement or the other Credit Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement shall be binding upon each Guarantor and its successors and assigns. No Guarantor may assign or transfer its rights or obligations under this Guaranty Agreement without the prior written consent of the Administrative Agent (with the approval of the Required Lenders). Any attempted assignment or transfer in violation of this Section shall be null and void.
     SECTION 13. Expenses, Etc. Each Guarantor agrees to pay or to reimburse the Administrative Agent, the Security Trustee and the Lenders for all costs and expenses (including fees and expenses of counsel) that may be incurred by the Administrative Agent, the Security Trustee or the Lenders in any effort to enforce any of the obligations of the Guarantors under this Guaranty Agreement, whether or not any lawsuit is filed, including all such costs and expenses (and attorneys’ fees and expenses) incurred by the Administrative Agent, the Security Trustee and the Lenders in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guaranty Agreement (including under Section 2(a)) and not paid when due shall bear interest until paid at a, per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans plus two percent (2.00%).
     SECTION 14. Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Guaranty Agreement, no approval or consent thereunder, and no consent to any departure by any Guarantor therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval or upon the instructions of the Required Lenders, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon the Administrative Agent, each holder of the

7

Obligations guaranteed hereunder and the Guarantors; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective as to the matters set forth in the Credit Agreement, including, without limitation, except as expressly provided in the Credit Agreement, the release of any Guarantor and no amendment, modification, or supplement of any provision of this Guaranty Agreement may in any event be effective unless in writing signed by each Guarantor who is a party to the Guaranty Agreement at the time any such amendment, modification, or supplement is made. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or applicable to any Guarantor or in connection with the Obligations guaranteed hereunder, but each and every term and condition hereof shall be in addition thereto.
     SECTION 15. Survival. All representations and warranties made in this Guaranty Agreement or in any certificate or other document delivered pursuant to or in connection with this Guaranty Agreement shall survive the execution and delivery of this Guaranty Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.
     SECTION 16. ENTIRE AGREEMENT. THIS GUARANTY AGREEMENT REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GUARANTORS AND THE ADMINISTRATIVE AGENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT, THE SECURITY TRUSTEE AND THE LENDERS.
     SECTION 17. Partial Invalidity. If at any time any one or more of the provisions contained in this Guaranty Agreement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Guaranty Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 18. Captions. The table of contents, captions and section headings appearing in this Guaranty Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty Agreement.
     SECTION 19. Counterparts. This Guaranty Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Guaranty Agreement may execute this Guaranty Agreement by signing any such counterpart. Transmission by telecopier of an executed counterpart of this Guaranty Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

8

     SECTION 20. GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
     SECTION 21. SUBMISSION TO JURISDICTION. Each of the parties to this Guaranty Agreement (which shall include the Administrative Agent, the Security Trustee and the Lenders) irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Guaranty Agreement or any of the other Credit Documents (including, without limitation, any Security Documents) may be brought against such party in any such courts. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Guarantors agree that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the parties to this Guaranty Agreement irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Guaranty Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Guaranty Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.
     SECTION 22. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY SECURITY DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENTS.
     SECTION 23. Additional Guarantors. If, pursuant to the terms and conditions of the Credit Agreement, a Borrower shall be required to cause any Domestic Subsidiary that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Supplement to this Guaranty Agreement in the form of Annex I and shall

9

thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto.
(Signatures Follow on Next Page)

10

     IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed by its authorized officer as of the day and year first above written.

GUARANTORS: AMERICAN COMMERCIAL LINES INC., a Delaware corporation
By:
Name:
Title:

COMMERCIAL BARGE LINE COMPANY, a Delaware corporation
By:
Name:
Title:

AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware corporation
By:
Name:
Title:

ANNEX I
TO
GUARANTY AGREEMENT
          This SUPPLEMENT NO. ___, dated as of [___] (this “Supplement”), to the Guaranty Agreement (as defined below), by [___], a [___] (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the benefit of the Security Trustee and the Lenders (as defined below) and each Affiliate of a Lender party to a Lender Rate Contract or providing Lender Bank Products.
          WHEREAS, American Commercial Lines LLC, a Delaware limited liability company, Jeffboat LLC, a Delaware limited liability company, and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC), (each a “Borrower” and collectively, the “Borrowers”), have entered into that certain Credit Agreement, dated of April 27, 2007 (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Credit Agreement”), by and among the Borrowers, the financial institutions party thereto from time to time (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and Security Trustee, pursuant to which the Lenders have agreed to extend loans and other financial accommodations to the Borrowers for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement;
          WHEREAS, American Commercial Lines Inc., a Delaware corporation (together with its successors, the “Parent”), Commercial Barge Line Company, a Delaware corporation (“Commercial Barge Line Company”) and certain other parties have entered into the Guaranty Agreement, dated as of April 27, 2007 (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Guaranty Agreement”), in favor of the Administrative Agent for the benefit of the Security Trustee and the Lenders in order to induce the Lenders to make Loans and Letters of Credit available to the Borrowers pursuant to the Credit Agreement (terms used but not otherwise defined herein have the meaning set forth in the Guaranty Agreement directly or by reference to the Credit Agreement);
          WHEREAS, the New Guarantor is executing this Supplement in accordance with the requirements of one or more Credit Documents or is otherwise agreeing to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make loans or provide extensions of credit and as consideration for loans or extensions of credit previously made or provided; and
          Accordingly, the New Guarantor agrees as follows:
     1. The New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Guaranty
Annex I-1

Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference. This Supplement is a Credit Document.
     2. The New Guarantor represents and warrants to the Administrative Agent, the Security Trustee and the Lenders that representations and warranties contained in Section 8 of the Guaranty Agreement (made directly or by incorporation) are true and correct as of the date hereof with respect to such New Guarantor.
     3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective as to any New Guarantor when the Administrative Agent shall have received a counterpart of this Supplement executed by such New Guarantor.
     4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.
     5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
     6. If at any time any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Annex I-2

          IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement as of the day and year first above written.

[NEW GUARANTOR]
By:
Name:
Title:
[Address and telecopier number for notices]

ACCEPTED: WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Administrative Agent
By:
Name:
Title:

Annex I-3